SCHEDULE 14A
                                 (Rule 14a-101)
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                (Amendment No. 3)



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission  Only
                                                    (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12



                            LAWYERS TITLE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)    Title of each class of securities to which transaction applies:
                Common Stock, $2.00 par value, of Commonwealth Land Title
                  Insurance Company.... ........................................
                Common Stock, $1.00 par value, of Transnation Title Insurance
                  Company.......................................................

     (2)    Aggregate number of securities to which transaction applies:
                824,653 shares of Common Stock of Commonwealth Land Title
                  Insurance Company.............................................
                10,000,000 shares of Common Stock of Transnation Title Insurance
                  Company.......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                $267,372,000, representing the combined book value of the Common
                Stock of the companies being acquired as of June 30, 1997.......

     (4)    Proposed maximum aggregate value of transaction:
                $267,372,000....................................................

     (5)    Total fee paid:
                $53,474.40......................................................

[X]  Fee paid previously with preliminary materials.
            $53,474.40..........................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

            ....................................................................

     (2)    Form, Schedule or Registration Statement no.:

            ....................................................................

     (3)    Filing Party:

            ....................................................................

     (4)    Date Filed:

            ....................................................................

                     [LAWYERS TITLE CORPORATION LETTERHEAD]
                                  ------------


                         SPECIAL MEETING OF SHAREHOLDERS
                                  ------------


                                                                January 29, 1998


Dear Shareholder:


         You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Lawyers Title Corporation (the "Company"), which is to be held in the Crestar Bank Auditorium located at 919 East Main Street, 4th Floor, Richmond, Virginia, on February 27, 1998, at 9:00 a.m., eastern time.


         At the Special Meeting, you will be asked to consider and vote to approve the Stock Purchase Agreement by and among the Company, Lawyers Title Insurance Corporation ("LTIC"), Reliance Insurance Company ("RIC"), and Reliance Group Holdings, Inc., dated as of August 20, 1997, as amended and restated by an Amended and Restated Stock Purchase Agreement by and among such parties, dated as of December 11, 1997 (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, the Company will acquire from RIC all of the issued and outstanding shares of the capital stock of Commonwealth Land Title Insurance Company ("Commonwealth") and Transnation Title Insurance Company ("Transnation"), resulting in Commonwealth and Transnation each becoming wholly owned subsidiaries of the Company (the "Acquisition"). In voting to approve the Stock Purchase Agreement, shareholders will be deemed to be voting to approve the issuance of 4,039,473 shares of Common Stock and 2,200,000 shares of 7% Series B Cumulative Convertible Preferred Stock to RIC, and to approve an increase in the size of the Company's Board of Directors from ten (10) to fourteen (14) directors as required by the Stock Purchase Agreement. The consummation of the Acquisition is conditioned upon, among other things, certain regulatory approvals being obtained and approval by the Company's shareholders of the Stock Purchase Agreement and the transactions contemplated thereby.

         In addition, you will be asked to consider and vote to approve an amendment to the Company's Articles of Incorporation to change the name of the Company to "LandAmerica Financial Group, Inc." The name change will be made only if the Acquisition is approved. The consummation of the Acquisition, however, is not conditioned upon shareholder approval of the proposed name change. The Acquisition and the proposal to change the Company's name is summarized in the enclosed Proxy Statement, which you should read carefully.

         The Board of Directors of the Company has determined that the Acquisition and the change in corporate name to "LandAmerica Financial Group, Inc." are in the best interests of the shareholders of the Company and recommends that all shareholders of the Company vote for the approval of the proposals. Management of the Company believes that the combination of the Company with Commonwealth and Transnation will result in a stronger, more effective organization. Through LTIC, Commonwealth and Transnation, LandAmerica Financial Group, Inc. will have over 500 office locations across the country and, based on 1996 data, will have combined revenues of over $1.3 billion. Based on 1996 revenues from title operations, LandAmerica Financial Group, Inc. will represent the largest family of title insurance companies in the United States.

         We have engaged Corporate Investor Communications, Inc. ("CIC") to assist us with the proxy solicitation effort. You may receive a phone call from one of their representatives reminding you to send in your proxy. In addition, if you have any questions, you may call CIC toll-free at 1-888-203-7299.

         Whether or not you plan to attend the Special Meeting in person, it is important that your shares be represented and voted at the Special Meeting. You are requested to complete, sign, date and mail your Proxy promptly in the enclosed postage-paid envelope.

         We appreciate your support and look forward to seeing you at the Special Meeting.

                                            Sincerely,


                                            Charles H. Foster, Jr.
                                            Chairman and Chief Executive Officer

                            LAWYERS TITLE CORPORATION
                             6630 West Broad Street
                            Richmond, Virginia 23230

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Lawyers Title Corporation:


         Notice is hereby given that a special meeting of the shareholders (the "Special Meeting") of Lawyers Title Corporation (the "Company") will be held in the Crestar Bank Auditorium located at 919 East Main Street, 4th Floor, Richmond, Virginia, on February 27, 1998, at 9:00 a.m., eastern time, for the following purposes:


         1. To consider and vote to approve the Stock Purchase Agreement by and among the Company, Lawyers Title Insurance Corporation, Reliance Insurance Company, a Pennsylvania corporation ("RIC"), and Reliance Group Holdings, Inc., a Delaware corporation, dated as of August 20, 1997, as amended and restated by an Amended and Restated Stock Purchase Agreement by and among such parties, dated as of December 11, 1997 (the "Stock Purchase Agreement"), pursuant to which the Company will acquire from RIC all of the issued and outstanding shares of the capital stock of Commonwealth Land Title Insurance Company, a Pennsylvania corporation, and of Transnation Title Insurance Company, an Arizona corporation. In voting to approve the Stock Purchase Agreement, shareholders will be deemed to be voting to approve the issuance of 4,039,473 shares of Common Stock and 2,200,000 shares of 7% Series B Cumulative Convertible Preferred Stock to RIC, and to approve an increase in the size of the Company's Board of Directors from ten (10) to fourteen (14) directors as required by the Stock Purchase Agreement. The Stock Purchase Agreement is summarized in the enclosed Proxy Statement and is set forth in its entirety as Appendix A.

         2. To consider and vote to approve an amendment to the Company's Articles of Incorporation to change the name of the Company to "LandAmerica Financial Group, Inc."

         3.   To  transact  such other  business  as may  properly  come
              before  the  Special   Meeting  or  any   adjournment   or
              postponement thereof.

         Only holders of shares of Common Stock of record at the close of business on January 20, 1998 shall be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

         Please sign and promptly mail the enclosed Proxy to ensure the presence of a quorum at the Special Meeting.


                                             By Order of the Board of Directors,

                                                          Russell W. Jordan, III

                                                                       Secretary


January 29, 1998


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                            LAWYERS TITLE CORPORATION

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS

                                February 27, 1998


         This Proxy Statement is being furnished to the shareholders of Lawyers Title Corporation, a Virginia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at a Special Meeting of the Company's shareholders to be held in the Crestar Bank Auditorium located at 919 East Main Street, 4th Floor, Richmond, Virginia, on February 27, 1998, at 9:00 a.m., eastern time, and at any adjournment or postponement thereof (the "Special Meeting").

         At the Special Meeting, the holders of the Company's common stock, no par value ("Common Stock"), will be asked to consider and vote to approve the Stock Purchase Agreement by and among the Company, Lawyers Title Insurance Corporation, a Virginia corporation and wholly owned subsidiary of the Company ("LTIC"), Reliance Insurance Company, a Pennsylvania corporation ("RIC"), and Reliance Group Holdings, Inc., a Delaware corporation ("Reliance"), dated as of August 20, 1997, as amended and restated by an Amended and Restated Stock Purchase Agreement by and among such parties, dated as of December 11, 1997 (the "Stock Purchase Agreement"). The Stock Purchase Agreement provides for the Company's acquisition from RIC of all of the issued and outstanding shares of the capital stock of Commonwealth Land Title Insurance Company, a Pennsylvania corporation ("Commonwealth"), and Transnation Title Insurance Company, an Arizona corporation ("Transnation" and, collectively with Commonwealth, "Commonwealth/Transnation"), resulting in Commonwealth and Transnation each becoming wholly owned subsidiaries of the Company (the "Acquisition"). In voting to approve the Stock Purchase Agreement, shareholders will be deemed to be voting to approve the issuance of 4,039,473 shares of Common Stock (the "Company Common Shares") and 2,200,000 shares of 7% Series B Cumulative Convertible
Preferred Stock (the "Series B Preferred Stock") to RIC, and to approve an increase in the size of the Company's Board of Directors from ten (10) to fourteen (14) directors as required by the Stock Purchase Agreement.

         The purchase price payable by the Company to RIC upon consummation of the Acquisition consists of (i) $207.5 million in cash financed through a senior credit facility (subject to reduction pursuant to the Stock Purchase Agreement),
(ii) the Company Common Shares, (iii) the Series B Preferred Stock and (iv) the net cash proceeds from a public or private offering of 1,750,000 shares of Common Stock, subject to a minimum amount of not less than $31,587,500. The Company presently anticipates that it will complete a public offering of 1,750,000 shares of Common Stock on February 27, 1998 concurrently with the closing of the Acquisition. Such offering will be made only pursuant to a prospectus which may be obtained at the appropriate time from the underwriters for such offering. This Proxy Statement does not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock in such offering. See "The Acquisition -Description of the Acquisition" and "The Stock Purchase Agreement - Acquisition and Purchase Price."

         A copy of the Stock Purchase Agreement, including certain agreements related to the Acquisition that are exhibits thereto, is attached to this Proxy Statement as Appendix A. The summaries of the Stock Purchase Agreement and such related agreements set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Stock Purchase Agreement and such related agreements.

         In addition, the shareholders will be asked to consider and vote to approve an amendment to the Company's Articles of Incorporation (the "Company's Charter") to change the name of the Company from "Lawyers Title Corporation" to "LandAmerica Financial Group, Inc." The consummation of the Acquisition is not conditioned upon shareholder approval of the proposed name change.

         The Company's Board of Directors, after careful consideration, has approved the Stock Purchase Agreement and the change in corporate name to "LandAmerica Financial Group, Inc.," and has determined that the Acquisition and the name change are in the best interests of the Company and its shareholders and recommends that the shareholders vote "FOR" approval of these proposals at the Special Meeting.

         This Proxy Statement is being mailed to registered holders of Common Stock on or about January 29, 1998.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C.
20549-1004, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE"), and such reports, proxy statements and other information relating to the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. The delivery of this Proxy Statement shall not, under any circumstances, create an implication that there has been no change in the affairs of the Company, Commonwealth or Transnation or the information set forth herein since the date of this Proxy Statement.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following reports and other documents previously filed by the Company with the Commission under the Exchange Act are incorporated by reference into this Proxy Statement:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Form 10-K"), as amended by Form 10-K/A (Amendment No. 1), filed January 21, 1998;

         (b) the portions of the Company's Proxy Statement for the Annual Meeting of Shareholders held on May 20, 1997 that have been incorporated by reference into the Form 10-K;

         (c) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

         (d) the Company's Current Reports on Form 8-K filed September 2, 1997, November 20, 1997 and December 23, 1997; and

         (e) the description of the Common Stock and associated preferred share purchase rights contained in the registration statement on Form 8-A dated September 29, 1995 and filed October 2, 1995, as amended by Amendment No. 1 and Amendment No. 2
                  thereto,   dated  August  29,  1997  and  December  23,  1997,
                  respectively, and filed September 2, 1997 and December 23, 1997, respectively.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such reports and other documents.

         Any statement contained herein or in a report or document incorporated or deemed to be incorporated by reference into this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference into this Proxy Statement) modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         THIS PROXY STATEMENT INCORPORATES REPORTS AND OTHER DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE REPORTS AND OTHER DOCUMENTS (OTHER THAN EXHIBITS TO SUCH REPORTS AND OTHER DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH REPORTS AND OTHER DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT HAS BEEN DELIVERED FROM THE SECRETARY OF THE COMPANY, WHOSE ADDRESS IS 6630 WEST BROAD STREET, RICHMOND, VIRGINIA 23230, TELEPHONE NUMBER (804) 281-6700. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY FEBRUARY 20, 1998.


                    FORWARD-LOOKING AND CAUTIONARY STATEMENTS

         Certain information that is included or incorporated by reference into this Proxy Statement includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Among other things, these statements relate to the financial conditions, results of operations and businesses of the Company and Commonwealth/Transnation and, assuming the consummation of the Acquisition, the combined operations of the Company and Commonwealth/Transnation, including statements relating to: (i) the cost savings and accretion to reported earnings that will be realized from the Acquisition; and (ii) the potential impact on financial ratios, margins, revenues and profitability as a result of the Acquisition. These forward-looking statements are generally identified by phrases such as "the Company expects," "the Company believes" or words of similar import. These forward-looking statements involve certain risks and uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Further, any such statement is specifically qualified in its entirety by the following cautionary statements.

         In connection with the Acquisition, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the following: (i) expected costs savings from the Acquisition cannot be fully realized or realized within the expected time frame;
(ii) costs or difficulties related to the integration of the businesses of the Company and Commonwealth/Transnation are greater than expected; (iii) revenues following the Acquisition are lower than expected; (iv) competitive pressure in the title insurance industry increases significantly; (v) general economic conditions, either nationally or in one or more of the states in which the combined company will conduct business, are less favorable than expected; or
(vi) legislation or regulatory changes adversely affect the businesses conducted by the combined company.

         In connection with the title insurance industry in general, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the following: (i) the costs of producing title evidence are relatively high, whereas premium revenues are subject to regulatory and competitive restraints; (ii) the amount of title insurance business available is influenced by housing starts, housing resales and commercial real estate transactions; (iii) real estate activity levels have historically been cyclical and are influenced by such factors as interest rates and the condition of the overall economy; (iv) the value of the Company's investment portfolio is subject to fluctuation based on similar factors; (v) the title insurance industry may be exposed to substantial claims by large classes of claimants; and (vi) the industry is regulated by state laws that require the maintenance of minimum levels of capital and surplus and that restrict the amount of dividends that may be paid by the Company's insurance subsidiaries without prior regulatory approval.

         The Company cautions that the foregoing lists of important factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the Company.

                                TABLE OF CONTENTS

                                                                            Page

Available Information..........................................................2
Incorporation of Certain Documents by Reference................................2
Forward-Looking and Cautionary Statements......................................3
Summary........................................................................7
   The Companies...............................................................7
   The Special Meeting.........................................................8
   The Acquisition.............................................................9
   The Stock Purchase Agreement...............................................14
   Certain Related Agreements.................................................16
   Management and Ownership of the Company Following the Acquisition..........17
   Comparative Per Share Data.................................................19
   Summary Historical and Pro Forma Combined Financial Data...................20
The Special Meeting...........................................................24
   Date, Time and Place.......................................................24
   Purpose of the Special Meeting.............................................24
   Voting Rights..............................................................24
   Vote Required..............................................................25
   Recommendation of the Board of Directors...................................26
   Rights of Dissenting Shareholders..........................................26
The Acquisition...............................................................27
   Background.................................................................27
   Reasons for the Acquisition................................................31
   Description of the Acquisition.............................................35
   Certain Effects of the Transaction.........................................37
   Dilution...................................................................38
   Bank Financing.............................................................39
   Opinion of the Company's Financial Advisor.................................41
   Interests of Certain Persons in the Acquisition............................45
   Amendment to Articles of Incorporation of the Company......................45
   Stock Exchange Listing.....................................................46
   Regulatory Approvals.......................................................46
   Certain Federal Income Tax Consequences....................................47
   Accounting Treatment.......................................................47
   Resales of the Acquisition Shares..........................................48
   Market for Common Stock and Dividend Policy................................48
The Stock Purchase Agreement..................................................51
   Acquisition and Purchase Price.............................................51
   Closing Date...............................................................51
   Representations and Warranties.............................................52
   Certain Covenants of the Parties...........................................52
   Conditions to Closing......................................................55
   Amendment, Waiver and Termination..........................................56
   Indemnification............................................................57
   Post-Acquisition Employee Benefits.........................................58
Certain Related Agreements....................................................59
   Voting and Standstill Agreement............................................59
   Covenants Regarding Non-Performance Remedies...............................65
   Amended and Restated Rights Agreement......................................67

   Registration Rights Agreement..............................................67

   Administrative Services Agreement..........................................68

Commonwealth Land Title Insurance Company and
 Transnation Title Insurance Company..........................................69
   Business...................................................................69
   Management's Discussion and Analysis of Financial Condition and
     Results of Operations....................................................71
Management and Ownership of the Company Following the Acquisition.............76
   Board of Directors.........................................................76
   Continuing Board Representation of RIC.....................................77
   Nominating Committee.......................................................77
   Committee Representation of RIC............................................77
   Executive Officers.........................................................78
   Headquarters...............................................................78
   Security Ownership of Management...........................................79
   Security Ownership of Certain Beneficial Owners............................80
Pro Forma Condensed Combined Financial Statements (Unaudited).................82
   Pro Forma Condensed Combined Balance Sheet.................................83
   Pro Forma Condensed Combined Statements of Operations......................84
   Notes to Pro Forma Financial Statements....................................86
Description of Capital Stock..................................................89
   Authorized and Outstanding Capital Stock...................................89
   Common Stock...............................................................89
   Preferred Stock............................................................89
   Preemptive Rights..........................................................90
   Series B Preferred Stock...................................................90
   Preferred Share Purchase Rights............................................93
   Certain Provisions of the Company's Charter and Bylaws.....................93
   Liability and Indemnification of Directors and Officers....................94
   Affiliated Transactions....................................................95
   Control Share Acquisitions.................................................96
Comparison of Shareholders' Rights............................................96
   General....................................................................96
   Name Change................................................................96
   Authorized and Outstanding Capital.........................................96
   Board of Directors.........................................................97
   Covenants Regarding Non-Performance Remedies...............................97
   Rights Plan Amendments.....................................................97
Legal Matters.................................................................98
Independent Auditors..........................................................98
Other Matters.................................................................98
Shareholder Proposals.........................................................98
Index to Financial Statements................................................F-1

APPENDICES
     A.  Stock Purchase Agreement (with exhibits)
     B.  Articles of  Amendment to Articles of  Incorporation  of the Company
     C.  Opinions of Wheat, First Securities, Inc.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be a complete description of the matters covered in this Proxy Statement and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including the Appendices hereto, and in the documents incorporated by reference in this Proxy Statement. A copy of the Stock Purchase Agreement is set forth as Appendix A to this Proxy Statement, and reference is made thereto for a complete description of the Acquisition. Shareholders are urged to read carefully the entire Proxy Statement, including the Appendices. As used in this Proxy Statement, the terms "the Company," "LTIC," "Reliance," "RIC," "Commonwealth," and "Transnation" refer to such corporations, respectively, and where the context requires, such corporations and their respective subsidiaries.

The Companies

         Lawyers Title Corporation. The Company is a publicly held Virginia corporation organized in 1991 to serve as a holding company for LTIC, which is one of the largest companies in the United States engaged in the business of issuing title insurance policies and performing other title-related services for both residential and commercial real estate transactions through its network of branches, service offices, subsidiaries and agencies. LTIC's business is conducted in 49 states and in the District of Columbia, the territories of Puerto Rico and the U.S. Virgin Islands, the Bahamas and a number of Canadian provinces. Geographical coverage is provided by LTIC's nationwide network of 14 National Division offices and approximately 260 branch and closing/escrow offices. In addition, LTIC has approximately 3,800 independent agents and 36,000 approved attorneys.

         The Company's principal executive offices are located at 6630 West Broad Street, Richmond, Virginia 23230, and its telephone number is (804) 281-6700. For additional information regarding the Company and its business, see "Available Information," "Incorporation of Certain Documents by Reference," and "- Summary Historical and Pro Forma Combined Financial Data."

         Commonwealth Land Title Insurance Company and Transnation Title Insurance Company. Commonwealth, a Pennsylvania corporation, and Transnation, an Arizona corporation, are wholly owned subsidiaries of RIC. RIC is a wholly owned subsidiary of Reliance Financial Services Corporation, a Delaware corporation, which is a wholly owned subsidiary of Reliance. Reliance is a publicly held Delaware corporation whose principal business is the ownership of property and casualty and title insurance companies and an information technology consulting company.

         Commonwealth and Transnation, and their respective subsidiaries and divisions, provide a complete range of title and closing services through an extensive network of more than 4,000 policy-issuing locations nationwide, including branch offices, independent agents and approved attorneys. Commonwealth/Transnation operates as a single organization under a unified management team and comprises the third largest title insurance operation in the United States, in terms of total premiums and fees in 1996. Commonwealth/Transnation is organized into five regions with approximately 340 offices in 49 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

         The principal executive offices of Commonwealth and Transnation are located at 1700 Market Street, Philadelphia, Pennsylvania 19103, and the telephone number is (215) 241-6000. See "Commonwealth Land Title Insurance Company and Transnation Title Insurance Company."

The Special Meeting

         Date, Time and Place. The Special Meeting will be held on February 27, 1998 in the Crestar Bank Auditorium located at 919 East Main Street, 4th Floor, Richmond, Virginia, commencing at 9:00 a.m., eastern time.

         Purpose of the Special Meeting. The purpose of the Special Meeting is to consider and vote to approve the Stock Purchase Agreement and the transactions contemplated thereby, pursuant to which, among other things, the Company will acquire from RIC all of the issued and outstanding shares of the capital stock of Commonwealth and Transnation. In voting to approve the Stock Purchase Agreement, shareholders will be deemed to be voting to approve the issuance of the Company Common Shares and the Series B Preferred Stock to RIC, and to approve an increase in the size of the Company's Board of Directors from ten (10) to fourteen (14) directors as required by the Stock Purchase Agreement. In addition, shareholders also will be asked to approve an amendment to the Company's Charter to change the name of the Company from "Lawyers Title Corporation" to "LandAmerica Financial Group, Inc." The proposed change in the name of the Company, even if approved by the shareholders of the Company, will not become effective unless the shareholders approve the Stock Purchase Agreement and the transactions contemplated thereby. The consummation of the Acquisition, however, is not conditioned upon shareholder approval of the proposed name change. See "The Special Meeting - Purpose of the Special Meeting."

         Voting Rights. The Board of Directors has fixed the close of business on January 20, 1998 as the record date (the "Record Date") for the determination of the Company's shareholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, the Company had 8,983,020 shares of Common Stock outstanding, which were held by 2,515 holders of record. Holders of Common Stock are entitled to one vote on each matter to be considered and voted on at the Special Meeting for each share of Common Stock held of record on the Record Date. See "The Special Meeting - Voting Rights."

         Vote Required. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve the Stock Purchase Agreement and the transactions contemplated thereby. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote thereon at the Special Meeting is required to approve the amendment to the Company's Charter to change the name of the Company from "Lawyers Title
Corporation" to "LandAmerica Financial Group, Inc." As of the Record Date, directors and executive officers of the Company and their affiliates as a group held 104,581 shares representing approximately 1.2% of the outstanding shares of Common Stock entitled to vote at the Special Meeting.

         Recommendation of the Board of Directors. The Board of Directors of the Company has approved the Acquisition by the unanimous vote of those directors present at the meetings of the Board of Directors held on August 20, 1997 and December 5, 1997 (in each case with nine (9) directors present and one (1) director absent), and believes that the Stock Purchase Agreement and the transactions contemplated thereby (including the issuance of the Company Common Shares and the Series B Preferred Stock to RIC and the increase in the size of the Board of Directors from ten (10) to fourteen (14) directors) and the change in the name of the Company are in the best interests of the Company and its shareholders. The determination by the Board of Directors that the Acquisition and the change in the Company's name were in the best interests of the Company and its shareholders was based on a number of factors, including but not limited to an evaluation of the business and prospects of the Company and Commonwealth/Transnation, an assessment that the combined company could enhance the Company's strategic goal of developing a diversified real estate services company, the prospect of achieving greater profitability and increased financial capabilities, and the determination by the Board of Directors that the Acquisition was the best of the strategic alternatives available to enhance shareholder value. For a complete description of the factors considered by the Board of Directors in connection with the Acquisition, see "The Acquisition - Reasons for the Acquisition."

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE STOCK PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "LANDAMERICA FINANCIAL GROUP, INC."

         Rights of Dissenting Shareholders. Shareholders of the Company will not be entitled to exercise dissenters' rights in connection with the Acquisition.

The Acquisition

         General. The Stock Purchase Agreement provides that the Company will acquire from RIC all of the issued and outstanding shares of capital stock of Commonwealth and Transnation, both of which will become wholly owned subsidiaries of the Company. The purchase price for Commonwealth and Transnation will consist of a combination of cash from bank financing, shares of Common Stock, shares of Series B Preferred Stock, and the proceeds from a public or private offering of Common Stock. In addition, the Company, Reliance and RIC have agreed to enter into a Voting and Standstill Agreement to be executed at closing that provides for, among other things, the designation by RIC of three directors to the Board of Directors of the Company and certain prohibitions and requirements on Reliance and RIC and their affiliates with respect to (i) acquiring additional shares of Common Stock or Series B Preferred Stock, (ii) voting their shares of Common Stock, (iii) selling or transferring shares of Common Stock, shares of Series B Preferred Stock and shares of Common Stock issuable upon conversion of the Series B Preferred Stock, and (iv) converting shares of Series B Preferred Stock. See "The Acquisition," "The Stock Purchase Agreement" and "Certain Related Agreements - Voting and Standstill Agreement."

         Purchase Price. The purchase price to be paid by the Company for the acquisition of Commonwealth and Transnation consists of (i) $207.5 million in cash (subject to reduction pursuant to the Stock Purchase Agreement) financed through a senior credit facility, (ii) the issuance to RIC of the Company Common Shares, (iii) the Series B Preferred Stock, which as of the closing date will be initially convertible into 4,824,561 shares of Common Stock, and (iv) a cash sum in an amount that is the greater of (a) $31,587,500 or (b) the net proceeds from the public or private offering of 1,750,000 shares of Common Stock after payment of applicable underwriting discounts and commissions or placement agents' commissions and the fees and expenses of the offering. The Company presently anticipates that it will complete a public offering of 1,750,000 shares of Common Stock on February 27, 1998 concurrently with the closing of the Acquisition. Such offering will be made only pursuant to a prospectus which may be obtained at the appropriate time from the underwriters for such offering. This Proxy Statement does not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock in such offering. See "The Acquisition - Description of the Acquisition."

         The numbers of shares of Common Stock and Series B Preferred Stock to be delivered by the Company to RIC upon consummation of the Acquisition have been fixed at 4,039,473 shares and 2,200,000 shares, respectively. However, the value of these equity securities will fluctuate based upon the per share price of the Common Stock on the NYSE and, with respect to the Series B Preferred Stock, on other factors such as the value of the right to convert the Series B Preferred Stock to Common Stock and the attractiveness of the dividend on the Series B Preferred Stock in relation to other investments. As a result, the actual value of the equity securities to be delivered to RIC in payment of the purchase price cannot be determined until the closing date of the Acquisition. Similarly, the public offering price and the net cash proceeds from the expected public offering of 1,750,000 shares of Common Stock prior to closing will depend upon the per share price of the Common Stock on the NYSE and will be determined at a later time at or following the effective date of the registration statement filed with the Commission with respect to such shares. The following table sets forth (i) the variable components of the purchase price to be delivered by the Company to RIC upon consummation of the Acquisition and the value thereof based upon certain assumed prices for the Common Stock, (ii) the $207.5 million cash portion of the purchase price available from bank financing (assuming no reduction pursuant to the adjustment provisions of the Stock Purchase Agreement) and (iii) the resulting range of potential aggregate purchase prices in terms of economic value being delivered to RIC given the assumed share prices for the Common Stock. The table is for illustrative purposes only and is not intended to connote either a minimum or maximum purchase price payable to RIC.


                                                                   Value of Consideration at Varying
               Type of Consideration                               Per Share Common Stock Prices (1)
               ---------------------                               ---------------------------------
                                                                     $30.00      $34.00     $38.00
                                                                     ------      ------     ------
                                                                         (Dollars in thousands)
4,039,473 shares of Common Stock................................    $121,184    $137,342   $153,500
2,200,000 shares of Series B Preferred Stock (2)................    $165,303    $183,250   $201,197
Net cash proceeds from the public offering of 1,750,000
  shares of Common Stock (3)....................................    $ 49,875    $ 56,525   $ 63,175
Cash from bank financing (4)....................................    $207,500    $207,500   $207,500
                                                                    --------    --------   --------
     Aggregate purchase price (5)...............................    $543,862    $584,617   $625,372
                                                                    ========    ========   ========

--------------

(1) The range of prices for the Common Stock was determined based upon a review of actual trading ranges for the Common Stock from the date of announcement of the Acquisition on August 21, 1997 through January 15, 1998.

(2) The values shown in the table reflect the value of the underlying Common Stock (into which the Series B Preferred Stock is convertible) at the prices indicated above, plus an amount which represents the present value of the dividends on the Series B Preferred Stock for a period of five years from the date of issuance until the first available call date thereon, discounted by 5.36%, the interest rate on five year treasury securities at January 15, 1998, less a 7% discount for illiquidity and the inability to hedge the Series B Preferred Stock using the underlying Common Stock of the Company.

(3) Assumes public offering prices of $30.00, $34.00 and $38.00 per share, respectively, less approximately 5% for underwriting discounts and commissions and the fees and expenses of the offering. The minimum net proceeds payable to RIC from the offering is $31,587,500 irrespective of the public offering price. Such minimum amount was determined based upon a public offering price of $19.00 per share for the entire offering of 1,750,000 shares of Common Stock, less 5% for underwriting discounts and commissions and the fees and expenses of the offering. If the per share price of the Common Stock is $19.00 upon consummation of the Acquisition and the minimum net proceeds are delivered to RIC, the aggregate purchase price shown in the table would be $431,785,000.

(4) The $207.5 million cash portion of the purchase price is subject to potential reduction at closing under certain circumstances. However, as of the date hereof, the Company has no reason to believe that there will be a material reduction in the $207.5 million cash portion of the purchase price. See "The Acquisition - Description of the Acquisition."

(5) As of January 15, 1998, the closing sales price of the Common Stock on the NYSE was $34.125 per share. If the closing of the Acquisition had occurred on such date, the aggregate purchase price would have been $585,891,000.

         The foregoing table provides information only with respect to the economic value of the variable components of the purchase price and the aggregate purchase price to be delivered to RIC in connection with the Acquisition. For information on the value of the variable components of the purchase price and the aggregate purchase price recorded by the Company for accounting purposes, see "Pro Forma Financial Statements."

         Certain Effects of the Transaction. Upon consummation of the Acquisition and the issuance by the Company of 1,750,000 shares of Common Stock on a public or private basis, RIC will hold 4,039,473 shares of Common Stock representing approximately 27.3% of the issued and outstanding shares of Common Stock. See "Management and Ownership of the Company Following the Acquisition - Security Ownership of Certain Beneficial Owners." As a result, RIC will be a substantial shareholder and, subject to the limitations of the Voting and Standstill Agreement, will have significant influence on the outcome of certain matters requiring a shareholder vote. To the extent that the Company's Charter requires the affirmative vote of the holders of at least 80% of the Common Stock to approve certain business combination transactions, RIC and its affiliates will be able to prevent approval of such transactions so long as it holds at least 20% of the issued and outstanding shares of Common Stock of the Company. See "Description Of Capital Stock - Certain Provisions of the Company's Charter and Bylaws."

         In addition, RIC will acquire the Series B Preferred Stock, which is initially convertible into 4,824,561 shares of Common Stock, upon consummation of the Acquisition. Under the terms of the Voting and Standstill Agreement, unless the Company (i) calls the Series B Preferred Stock for redemption, (ii) declares a regular quarterly dividend on the Common Stock of $.40 or more during any calendar year, (iii) declares one or more non-regular dividends on the Common Stock in an aggregate amount of $1.50 or more during any calendar year, or (iv) declares dividends on the Common Stock, whether regular or non-regular, in an aggregate amount of $1.60 or more during any calendar year, RIC and its affiliates are prohibited from converting the Series B Preferred Stock into Common Stock until RIC and its affiliates dispose completely of the 4,039,473 shares of Common Stock acquired by RIC on the closing date. See "Certain Related Agreements - Voting and Standstill Agreement" and "Designation of Capital Stock
- Series B Preferred Stock." However, if any of the specified events were to occur, then RIC and its affiliates would be able to convert some or all of the Series B Preferred Stock into Common Stock. If all of the shares of Series B Preferred Stock were converted into 4,824,561 shares of Common Stock following the Acquisition and RIC and its affiliates had not disposed of any shares of Common Stock, RIC and its affiliates would hold 8,864,034 shares of Common Stock or approximately 45.2% of the issued and outstanding shares of Common Stock following consummation of all of the transactions contemplated by the Stock Purchase Agreement. As a result, RIC and its affiliates, subject to the limitations of the Voting and Standstill Agreement, would have significant influence on the outcome of matters requiring a shareholder vote. See "The Acquisition - Certain Effects of the Transaction."

         The Voting and Standstill Agreement provides that RIC and its affiliates will vote the shares of Common Stock held by them (i) in accordance with the recommendation of the Company's Board of Directors with respect to nominees to the Board of Directors (other than the three (3) directors designated by RIC), (ii) with respect to any contest for the election of directors in connection with any tender offer, in the same proportion as the total votes cast by or on behalf of all shareholders of the Company, (iii) with respect to any matters related to share issuance, mergers, acquisitions and divestitures, in accordance with the independent judgment of RIC and its affiliates, and (iv) with respect to all other matters not otherwise provided, in accordance with the recommendation of the Company's Board of Directors. See "Certain Related Agreements - Voting and Standstill Agreement." These voting requirements terminate if certain events occur. See "Certain Related Agreements Covenants Regarding Non-Performance Remedies."

         Dilution. At September 30, 1997, the Company had a consolidated net tangible book value attributable to common shareholders of approximately $222.5 million, or $24.92 per share of Common

Stock. Net tangible book value per share attributable to common shareholders represents the total amount of tangible assets of the Company reduced by the amount of its total liabilities, divided by the number of shares of Common Stock outstanding.

         The Stock Purchase Agreement contemplates a public or private offering by the Company in connection with the Acquisition of 1,750,000 shares of Common Stock. Assuming a public offering price of $34.13 per share of Common Stock (the closing sales price of the Common Stock on the NYSE on January 15, 1998) and the receipt by the Company of approximately $56.7 million in net proceeds from such offering after deducting underwriting discounts and offering expenses estimated at $3.0 million, and after giving effect to the Acquisition and payment of estimated expenses of $5.0 million in connection therewith, the Company's pro forma net tangible book value attributable to common shareholders at September 30, 1997 would have been $168.8 million, or $11.47 per share of Common Stock, assuming no conversion of the Series B Preferred Stock. The $168.8 million book value is calculated as the sum of common shareholders' equity of $103.1 million and $65.7 million, which represents the amount by which the recorded value of preferred stock exceeds its stated and liquidating value of $110.0 million. This represents an immediate decrease in net tangible book value attributable to common shareholders of $13.45 per share to existing shareholders. Assuming conversion of the Series B Preferred Stock into 4,824,561 shares of Common Stock, and after giving effect to the Acquisition and such public offering, the pro forma net tangible book value attributable to common shareholders at September 30, 1997 would have been $278.8 million, or $14.26 per share of Common Stock. This represents an immediate decrease in net tangible book value attributable to common shareholders of $10.66 per share to existing shareholders.

         Despite the dilution described above arising from the Acquisition, the Company believes that the acquisition of Commonwealth/Transnation will be beneficial to existing shareholders as a result of enhanced future earnings resulting from cost savings and other synergies, although there can be no assurance that such enhanced earnings, savings and synergies will be realized. See "The Acquisition - Reasons for the Acquisition" and " Opinion of the Company's Financial Advisor."

         Bank Financing. The Company has entered into a Revolving Credit Agreement, dated as of November 7, 1997, with Bank of America National Trust and Savings Association, individually and as Administrative Agent for a syndicate of eleven (11) other banks, pursuant to which a senior credit facility in an aggregate principal amount of up to $237.5 million (the "Credit Facility") is available to (i) finance the $207.5 million payment to RIC in connection with the Acquisition, and (ii) provide up to $30.0 million for general corporate purposes. Extensions of credit in excess of $30.0 million under the Credit
Facility are subject to certain conditions set forth in the Revolving Credit Agreement, including consummation of the Acquisition and other customary conditions. The $207.5 million extension of credit under the Credit Facility is expected to occur contemporaneously with the closing of the Acquisition, but such extension of credit is not a condition to the consummation of the Acquisition. See "The Acquisition - Bank Financing."

         Opinion of the Company's Financial Adviser. Wheat, First Securities, Inc. ("Wheat First") has served as financial advisor to the Company in connection with the Acquisition. Wheat First has also rendered its written opinions to the Company's Board of Directors that, as of August 20, 1997, the consideration to be paid by the Company to RIC was fair, from a financial point of view, to the holders of the Common Stock. See "The Acquisition - Opinion of the Company's Financial Advisor" and the opinions of Wheat First attached as Appendix C to this Proxy Statement.

         Interests of Certain Persons in the Acquisition. Upon consummation of the Acquisition, Herbert Wender, Chairman and Chief Executive Officer of Commonwealth/Transnation, will become Vice-Chairman of the Board of Directors and Chief Operating Officer of the Company, and Jeffrey A. Tischler, Executive Vice President and Chief Financial and Administrative Officer of Commonwealth/Transnation, will become Executive Vice President and Chief Financial Officer of the Company. See "Management and Ownership of the Company Following the Acquisition." The Company intends after consummation of the Acquisition to grant options to purchase shares of Common Stock to key employees in accordance with its regular business practices. Following the Closing Date, it is anticipated that Messrs. Wender and Tischler would be eligible to receive option grants. As of the date hereof, neither Mr. Wender nor Mr. Tischler has an employment or severance agreement with the Company or with Commonwealth/Transnation. However, the Company expects that Messrs. Wender and Tischler and other executive officers of the Company will enter into employment agreements with the Company on or after the Closing Date. See "The Acquisition - Interests of Certain Persons in the Acquisition."

         Marshall B. Wishnack, a director of the Company, is President and Chief Executive Officer of Wheat First, which has provided financial advisory services to the Company and delivered a fairness opinion in connection with the Acquisition. As compensation for those services, the Company has agreed to pay Wheat First certain fees and expenses. See "The Acquisition - Opinion of the Company's Financial Advisor."

         Amendment to Articles of Incorporation of the Company. Upon the consummation of the Acquisition, the Company's Charter will be amended to (i) establish a series of the Preferred Stock to be designated as "7% Series B Cumulative Convertible Preferred Stock (Without Par Value)," (ii) change the name of the Company from "Lawyers Title Corporation" to "LandAmerica Financial Group, Inc." and (iii) increase the number of authorized shares of Series A Junior Participating Preferred Stock to 200,000 in order to reserve a sufficient number of shares for issuance in connection with the Rights under the Amended and Restated Rights Agreement (as defined below). See "The Acquisition - Amendment to Articles of Incorporation of the Company" and the Articles of Amendment attached as Appendix B to this Proxy Statement.

         Stock Exchange Listing. The Common Stock is listed and trades on the NYSE under the symbol "LTI." It is a condition to the consummation of the Acquisition that the shares of the Common Stock to be issued to RIC on the closing date and the shares of the Common Stock issuable upon conversion of the Series B Preferred Stock shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         The Company has reserved the symbol "LFG" on the NYSE for use upon consummation of the Acquisition and shareholder approval of the proposed change in the name of the Company to "LandAmerica Financial Group, Inc." This symbol is expected to be effective on and after the closing date.

         Regulatory Approvals. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), provide that certain acquisition transactions may not be consummated until certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and certain waiting period requirements have been satisfied. The Acquisition is also subject to the receipt of necessary approvals from various state insurance departments. The Company and Reliance filed the requisite notification and report forms under the HSR Act on September 5, 1997 and received a request for additional information from the Federal Trade Commission on October 3, 1997. Responses to the request for additional information were filed by the Company and Reliance on October 31, 1997 and November 25, 1997, and as of the date hereof, the required waiting period has not expired or been voluntarily terminated by the Federal Trade Commission. The Company and Reliance completed all necessary filings with state insurance departments in October 1997. Approvals in various states are pending. There can be no assurance that all of the requisite approvals will be obtained or as to the timing or conditions of such approvals. See "The Acquisition - Regulatory Approvals."

         Certain Federal Income Tax Consequences. The consummation of the Acquisition will not be a taxable event for federal income tax purposes for the Company or the shareholders of the Company. See "The Acquisition - Certain Federal Income Tax Consequences."

         Accounting Treatment. The Acquisition will be accounted for by the Company under the "purchase" method of accounting in accordance with Accounting Principles Board Opinion No. 16. See "The Acquisition - Accounting Treatment."

         Resales of the Company's Securities. The shares of Common Stock and the shares of Series B Preferred Stock to be issued to RIC pursuant to the Stock Purchase Agreement and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock (collectively the "Acquisition Shares") will be registered for resale under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the terms of a Registration Rights Agreement to be executed by the Company and RIC at the closing. See "Certain Related Agreements - Registration Rights Agreement." As a result, the Acquisition Shares may be sold pursuant to an effective registration statement as provided by the Registration Rights Agreement or pursuant to Rule 144 or any other applicable exemption from registration under the Securities Act. See "The Acquisition - Resales of the Company's Securities."

The Stock Purchase Agreement

         Closing Date. Subject to the conditions set forth in the Stock Purchase Agreement, the closing of the Acquisition (the "Closing") will take place on such date as is mutually agreed by the parties, provided that all conditions to Closing have been satisfied or waived and the closing date is no earlier than the date of delivery to the Company of Commonwealth/Transnation's financial statements for the quarter ended September 30, 1997 nor later than March 31, 1998 (the "Closing Date"). The financial statements of Commonwealth/Transnation for the quarter ended September 30, 1997 were delivered to the Company in November 1997. The Company currently expects the Closing to occur on February 27, 1998 immediately following the Special Meeting to be held on that date.

         Representations and Warranties and Certain Covenants of the Parties. The Stock Purchase Agreement contains customary representations and warranties by each of the Company, LTIC and RIC. In addition, RIC has agreed that, prior to the Closing Date, RIC will cause Commonwealth and Transnation to carry on their respective businesses only in the ordinary course of business, consistent with regular custom and practice, and RIC will use its best efforts to maintain the value of the Commonwealth and Transnation businesses as going concerns and the relationships of Commonwealth and Transnation with customers, suppliers, vendors, employees, agents, referral sources and governmental authorities. The Stock Purchase Agreement contains covenants that (i) restrict the actions of the parties regarding the solicitation of takeover proposals and the solicitation of employment by RIC, (ii) prohibit RIC and its affiliates from competing with the Company in the title insurance business for the period from the Closing Date until the later of the third anniversary of the Closing Date or the date upon which RIC and its affiliates no longer hold any Common Stock or Series B Preferred Stock acquired in the Acquisition, or any shares of Common Stock received upon conversion of the Series B Preferred Stock, (iii) provide for the public or private sale of 1,750,000 shares of Common Stock by the Company, and
(iv) are customary to transactions similar to the Acquisition. See "The Stock Purchase Agreement - Representations and Warranties" and "- Certain Covenants of the Parties."

         Closing Conditions. The obligation of the Company and RIC to close the Acquisition is subject to various conditions, including approval of the Stock Purchase Agreement and the transactions contemplated thereby by the Company's shareholders; the receipt of all requisite approvals by the appropriate regulatory agencies; the absence of any Action (as defined in the Stock Purchase Agreement) to delay or enjoin the consummation of the Acquisition; the absence of any law prohibiting the Acquisition; the accuracy of certain of each party's representations and warranties as of the Closing Date and the material performance by each party of all material obligations required to be performed by it under the Stock Purchase Agreement at or prior to the Closing Date; the execution by the parties of each of the closing agreements to which they are a party and the receipt of opinions of counsel with respect to certain legal matters; and the delivery by each party of a written update of its disclosure letter delivered upon execution of the Stock Purchase Agreement. In addition to the foregoing, the Company's obligation to close is conditioned upon the absence of any "affiliate debt" (as defined in the Stock Purchase Agreement) or other debt or advances owed to Commonwealth, Transnation or any of their subsidiaries by RIC or its affiliates or by any present or former employee, officer, shareholder or director of RIC. The obligation of RIC to close is also subject to additional conditions, including the delivery by the Company of the purchase price for the Acquisition; the listing on the NYSE of the Company Common Shares and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock; the continued effectiveness of the Company's Amended and Restated Rights Agreement; and the election of the directors designated by RIC to the Company's Board of Directors as required by the Voting and Standstill Agreement. Any of the foregoing conditions to Closing may be waived by the parties under the Stock Purchase Agreement. In the event that the Company determines to waive a condition to Closing in a manner that would constitute a material change in the transaction approved by the Company's shareholders, the Company would resolicit the votes of the shareholders with respect to such transaction and would provide shareholders with updated proxy materials in connection with such vote. Under applicable law, conditions relating to approval by the Company's shareholders and the receipt of all necessary regulatory approvals may not be waived. See "The Stock Purchase Agreement - Conditions to Closing."

         No assurances can be provided as to when or if all of the conditions precedent to the Acquisition can or will be satisfied or waived by the appropriate party. As of the date of this Proxy Statement, the Company has no reason to believe that any of the conditions set forth in the Stock Purchase Agreement will not be satisfied.

         Amendment, Waiver and Termination. The Company and RIC may amend any provision of the Stock Purchase Agreement by written agreement at any time before or after approval by the shareholders of the Company. In the event that an amendment to the Stock Purchase Agreement is made before or after shareholder approval that would result in a material change in the amount or kind of consideration to be delivered to RIC or would otherwise result in a material alteration or change in the terms and conditions of the Stock Purchase Agreement and the transactions contemplated thereby, the Company would resolicit the votes of its shareholders to approve the Stock Purchase Agreement, as so amended, and the transactions contemplated thereby, and would provide shareholders with updated proxy materials in connection with such vote. However, the Company does not intend to enter into any amendment to the Stock Purchase Agreement, whether before or after shareholder approval, that would materially change the amount or kind of consideration to be delivered by the Company to RIC. The Stock Purchase Agreement also permits a party to waive compliance by another party with any of the provisions thereof. The Stock Purchase Agreement may be terminated at any time prior to the Closing Date (i) by mutual written consent of the Company and RIC and (ii) by written notice by either the Company or RIC in the event of certain breaches or failures to satisfy the conditions to Closing. If either the Company or RIC terminates the Stock Purchase Agreement pursuant to the exercise of its fiduciary duties, then the terminating party is required to pay the non-terminating party the sum of $14.0 million in cash in immediately available funds contemporaneously with the delivery of its written notice of termination. In addition, the Company is obligated to pay RIC the sum of $14.0 million in cash if the Company's shareholders fail to approve the transaction following certain public announcements. See "The Stock Purchase Agreement - Amendment, Waiver and Termination."

         Indemnification.   The  Stock  Purchase   Agreement  provides  for  the
indemnification of the Company, LTIC and their affiliates by RIC, and the indemnification of RIC and its affiliates by the Company and

LTIC, for certain breaches of representations and warranties and violations of covenants and agreements made by the indemnifying party. See "The Stock Purchase Agreement - Indemnification."

         Post-Acquisition Employee Benefits. The Stock Purchase Agreement provides generally that the Company and LTIC will provide, to the employees of Commonwealth/Transnation and their subsidiaries who continue employment after the Closing, employee benefits that are substantially equal to the benefits provided to similarly-situated employees of the Company, LTIC and their subsidiaries. See "The Stock Purchase Agreement - Post-Acquisition Employee Benefits."

Certain Related Agreements

         Voting and Standstill Agreement. The Company, Reliance and RIC have agreed to enter into a Voting and Standstill Agreement to be executed at Closing that provides for, among other things, the designation by RIC of three directors to be nominated and recommended for election to the Board of Directors of the Company (the "RIC Directors") and certain prohibitions and requirements on Reliance and RIC and their affiliates with respect to (i) acquiring additional shares of Common Stock or Series B Preferred Stock, (ii) voting their shares of Common Stock, (iii) selling or transferring shares of Common Stock, shares of Series B Preferred Stock and shares of Common Stock issuable upon conversion of the Series B Preferred Stock, and (iv) converting shares of Series B Preferred Stock. See "Certain Related Agreements - Voting and Standstill Agreement" and the Voting and Standstill Agreement attached as Exhibit B to the Stock Purchase Agreement.

         Covenants Regarding Non-Performance Remedies. The provisions of the Series B Preferred Stock contain covenants that will entitle RIC to certain rights in specific default situations. Upon the occurrence of certain events, RIC will be entitled to additional seats on the Company's Board of Directors, and Reliance, RIC and their affiliates will no longer be subject to certain restrictions under the Voting and Standstill Agreement. See "Certain Related Agreements - Voting and Standstill Agreement." Such events include (i) the Company's combined ratio exceeds the weighted average of the combined ratios of certain comparable title insurance companies by more than five percentage points for any twelve month period and the Company's claims-paying ability rating is downgraded by two ratings agencies to or below a rating of "BBB -"; (ii) the failure of the Company to pay a dividend on the Series B Preferred Stock on one occasion, on two occasions, whether or not consecutive, and on three occasions, whether or not consecutive, and (iii) the Company's default on any of its material debt obligations in excess of $15.0 million (individually or at any one time in the aggregate). See "Certain Related Agreements - Covenants Regarding Non-Performance Remedies."

         Amended  and  Restated  Rights   Agreement.   Pursuant  to  the  Rights
Agreement, dated as of October 1, 1991, between the Company and Sovran Bank, N.A., as Rights Agent, each share of Common Stock then outstanding was issued one preferred share purchase right (a "Right"). The Rights Agreement was amended on June 22, 1992 to appoint Wachovia Bank of North Carolina, N.A., as the successor to the Rights Agent. In connection with the execution of the original Stock Purchase Agreement on August 20, 1997 and the Amended and Restated Stock Purchase Agreement on December 11, 1997, the Company executed an Amended and
Restated Rights Agreement, dated August 20, 1997, and a First Amendment to Amended and Restated Rights Agreement, dated December 11, 1997, with Wachovia Bank, N.A., as Rights Agent (collectively, the "Amended and Restated Rights Agreement").

         The Amended and Restated Rights Agreement provides, among other things, that (i) the approval, execution, delivery and performance of the original Stock Purchase Agreement, the Amended and Restated Stock Purchase Agreement or the Voting and Standstill Agreement, and any acquisition of the Acquisition Shares by RIC or its affiliates as contemplated by the original Stock Purchase Agreement, the Amended and Restated Stock Purchase Agreement or the Voting and Standstill Agreement, will not cause the Rights to become exercisable, (ii) the exercise price of the Rights shall be $85 per Right, an increase from $65 per Right to reflect current conditions, and (iii) the Rights shall not be exercisable after August 20, 2007, thereby extending the termination date of the Rights from October 1, 2001. See "Certain Related Agreements - Amended and Restated Rights Agreement" and "Description of Capital Stock - Preferred Share Purchase Rights."

         Registration Rights Agreement. On the Closing Date, the Company and RIC will enter into the Registration Rights Agreement attached to the Stock Purchase Agreement as Exhibit A. In accordance with the procedures set forth in the Registration Rights Agreement, the Company will file one or more Registration Statements with the Commission to register the resale of the Acquisition Shares under the Securities Act and, after such Registration Statement(s) become effective, use its best efforts to maintain the effectiveness of any such Registration Statement(s) for specified time periods. See "Certain Related Agreements - Registration Rights Agreement."

         Administrative Services Agreement. The Stock Purchase Agreement provides that, prior to the Closing Date, the parties will use their best efforts to reach agreement on the administrative services that will continue to be provided by RIC or its affiliates to Commonwealth/Transnation after the Closing Date. The services that the parties expect to include in a definitive Administrative Services Agreement include data processing, investment management services and investment accounting services. See "Certain Related Agreements - Administrative Services Agreement."

Management and Ownership of the Company
Following the Acquisition

         Board of Directors. Upon the consummation of the Acquisition, the Company will increase the size of its Board of Directors from ten (10) to fourteen (14) directors. At that time, the Company will appoint Herbert Wender, the Chief Executive Officer of Commonwealth and Transnation, and Robert M. Steinberg, George E. Bello and Lowell C. Freiberg to fill the newly created vacancies on the Board of Directors. The ten (10) current directors of the Company will continue as directors following the Acquisition.

         Executive Officers. Upon consummation of the Acquisition, the following individuals are expected to serve initially as the principal executive officers of the Company:

         Name                               Expected Position

         Charles H. Foster, Jr.             Chairman and Chief Executive Officer
         Herbert Wender                     Vice-Chairman and Chief Operating Officer
         Janet A. Alpert                    President
         Jeffrey A. Tischler                Executive Vice President and Chief Financial Officer
         G. William Evans                   Executive Vice President - Information Technology

         Ownership of Common Stock by RIC. The Company Common Shares acquired by RIC on the Closing Date will represent approximately 27.3% of the 14,772,493 shares of Common Stock assumed to be issued and outstanding following the consummation of all the transactions contemplated by the Stock Purchase Agreement. As a result, RIC will be a substantial shareholder and, subject to the limitations of the Voting and Standstill Agreement, will have significant influence on the outcome of certain matters requiring shareholder approval. In addition, if the Company (i) calls the Series B Preferred Stock for redemption,
(ii) declares a regular quarterly dividend on the Common Stock of $.40 or more during any calendar year, (iii) declares one or more non-regular dividends on the Common Stock in an aggregate amount of $1.50 or more during any calendar year, or (iv) declares dividends on the Common Stock, whether regular or non-
regular, in an aggregate amount of $1.60 or more during any calendar year, then RIC and its affiliates would be able to convert some or all of the Series B Preferred Stock into Common Stock. If all of the shares of Series B Preferred Stock were converted into 4,824,561 shares of Common Stock following the Acquisition and RIC and its affiliates had not disposed of any shares of Common Stock, RIC and its affiliates would hold 8,864,034 shares of Common Stock or approximately 45.2% of the issued and outstanding shares of Common Stock following consummation of all of the transactions contemplated by the Stock Purchase Agreement. As a result, RIC and its affiliates, subject to the limitations of the Voting and Standstill Agreement, would have significant influence on the outcome of matters requiring a shareholder vote. See "Management and Ownership of the Company Following the Acquisition - Security Ownership of Certain Beneficial Owners" and "The Acquisition - Certain Effects of the Transaction."

                           COMPARATIVE PER SHARE DATA

         The following table sets forth income, cash dividends and book value per common share attributable to common shareholders for the Company on a historical basis and on a pro forma basis. The historical and pro forma equivalent per share data for Commonwealth and Transnation are not meaningful because all of the outstanding shares of those companies are held by one shareholder, RIC; therefore, the historical and pro forma equivalent per share data of Commonwealth and Transnation have not been provided. Pro forma information gives effect to the Acquisition under the purchase method of accounting and reflects certain assumptions described in the notes to the unaudited Pro Forma Condensed Combined Financial Statements. The data set forth below should be read in conjunction with the audited and unaudited consolidated historical financial statements of the Company, including the notes thereto incorporated by reference into this Proxy Statement, and the audited and unaudited combined historical financial statements of Commonwealth and Transnation, including the notes thereto, and the unaudited Pro Forma Condensed Combined Financial Statements, including the notes thereto, appearing elsewhere in this Proxy Statement. See "Index to Financial Statements" and "Pro Forma Condensed Combined Financial Statements (Unaudited)."



                                                              Nine Months Ended                  Year Ended
                                                              September 30, 1997             December 31, 1996
                                                              ------------------             -----------------
                                                                             (Per Common Share)
The Company
Income:
   Historical per common share and common share
     equivalent....................................                $  1.87                        $  4.01
   Historical per common share assuming full
     dilution......................................                   1.85                           4.01
   Pro forma per common share and common share
     equivalent (1)................................                   2.07                           2.77
   Pro forma assuming full dilution (1)............                   1.84                           2.48
Dividends:
   Historical......................................                   0.15                           0.20
   Pro forma (1)...................................                   0.15                           0.20
Book value attributable to
 common shareholders (at end of period):
   Historical......................................                  31.51                          29.49
   Pro forma (1)...................................                  36.32                          35.11



                                                              Nine Months Ended                 Year Ended
                                                              September 30, 1997             December 31, 1996
                                                              ------------------             -----------------
                                                                             (Per Common Share)
Commonwealth and Transnation
Income:
   Historical per common share and common share
     equivalent....................................                   n/a                            n/a
   Historical per common share assuming full
     dilution......................................                   n/a                            n/a
   Pro forma per common share and common share
     equivalent....................................                   n/a                            n/a
   Pro forma assuming full dilution................                   n/a                            n/a
Dividends:
   Historical......................................                   n/a                            n/a
   Pro forma equivalent............................                   n/a                            n/a
Book value (at end of period):
   Historical......................................                   n/a                            n/a
   Pro forma equivalent............................                   n/a                            n/a
------------

(1)      See "Pro Forma Condensed Combined Financial Statements (Unaudited)."

                             SUMMARY HISTORICAL AND
                        PRO FORMA COMBINED FINANCIAL DATA

         The following tables set forth (i) certain selected historical financial information for the Company and certain unaudited combined pro forma financial information giving effect to the Acquisition as if it had occurred on the dates and for the periods indicated herein, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma combined financial statements appearing elsewhere in this Proxy Statement, and (ii) certain selected historical financial information for Commonwealth and Transnation on a combined basis. The pro forma financial information is not necessarily indicative of the results that actually would have occurred had the Acquisition been consummated on the dates indicated or that may be obtained in the future. See "Pro Forma Condensed Combined Financial Statements (Unaudited)."

         The historical operating results data, per share data and balance sheet data for the Company are derived from the consolidated audited financial statements of the Company for the five year period ended December 31, 1996. The historical operating results data, per share data and balance sheet data set forth below for the nine months ended September 30, 1996 and 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals only, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of results that may be expected for the entire year ending December 31, 1997.

         The historical operating results data and balance sheet data for Commonwealth and Transnation on a combined basis are derived from the audited combined financial statements of Commonwealth and Transnation for the five year period ended December 31, 1996. The historical operating results data and balance sheet data set forth below for the nine months ended September 30, 1996 and 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals only, which Commonwealth and Transnation consider necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of results that may be expected for the entire year ending December 31, 1997.

         All historical operating results data, per share data and balance sheet data set forth below should be read in conjunction with the consolidated financial statements, related notes and other financial information of the Company included or incorporated by reference into this Proxy Statement.

         The unaudited pro forma financial data presented do not reflect any future events that may occur after the Acquisition has been consummated. The Company believes that operating expense synergies of the combined operations of the Company and Commonwealth/Transnation will be realized after the Company has completed the Acquisition. However, for the purposes of the unaudited pro forma financial data presented herein, these synergies have not been reflected because their realization cannot be assured.

                            Lawyers Title Corporation
            Summary Historical and Pro Forma Combined Financial Data




                                                                                   Years Ended December 31,
                                                          -------------------------------------------------------------------------
                                                                                                                          Pro Forma
                                                       1992           1993         1994         1995          1996          1996(1)
                                                       ----           ----         ----         ----          ----          ----

                                                                       (Dollars in thousands, except per share and other data)
Operating Results Data:
  Revenues:
    Title insurance premiums ....................  $  389,279    $  405,080    $  413,857    $  385,871    $  456,377    $1,125,184
    Title search, escrow and other fees .........      59,274        78,965        73,200        81,490       101,381       212,731
                                                   ----------    ----------    ----------    ----------    ----------    ----------
    Operating revenues ..........................     448,553       484,045       487,057       467,361       557,758     1,337,915
    Net investment income .......................      12,444        11,850        12,478        12,501        13,053        43,508
    Net realized investment gains ...............      10,164         7,986         1,665         2,970        23,371        23,717
                                                   ----------    ----------    ----------    ----------    ----------    ----------
        Total revenues ..........................     471,161       503,881       501,200       482,832       594,182     1,405,140
  Expenses:
    Salaries and employee benefits ..............     118,672       137,328       143,817       155,920       184,274       390,357
    Agents' commissions .........................     199,636       192,454       205,147       167,031       192,590       548,424
    Provision for policy and
      contract claims (2)........................      59,594        54,139        46,775        24,297        29,211        90,327
    General, administrative and other ...........      81,395        90,995        96,492       111,724       132,567       301,527
                                                   ----------    ----------    ----------    ----------    ----------    ----------
        Total expenses ..........................     459,297       474,916       492,231       458,972       538,642     1,330,635

  Income before income taxes ....................      11,864        28,965         8,969        23,860        55,540        74,466
  Provision for income taxes ....................        --            --           2,155         6,809        19,021        25,489
                                                   ----------    ----------    ----------    ----------    ----------    ----------
  Net income ....................................  $   11,864    $   28,965    $    6,814    $   17,051    $   36,519        48,977
                                                   ==========    ==========    ==========    ==========    ==========
  Preferred stock dividends .....................                                                                             7,700
                                                                                                                         ----------
  Net income available to common shareholders....                                                                        $   41,277
                                                                                                                         ==========

Per Share Data:
  Earnings per common and dilutive common
    equivalent share (3).........................  $     1.88    $    4.31     $     0.80    $    1.92     $     4.11    $     2.77
  Earnings per common share assuming
    full dilution (3)............................        1.84         4.21           0.79         1.87           4.01          2.48
  Weighted average number of common
    and dilutive common equivalent shares
    outstanding (000s)...........................       6,309        6,726          8,494        8,885          8,888        14,891
  Weighted average number of shares
    assuming full dilution (000s)................       6,437        6,876          8,607        9,099          9,118        19,732
  Dividends declared per common share ...........         --     $    0.06     $     0.12    $    0.18     $     0.20    $     0.20

Other Data:
Title policies issued ...........................     812,770      923,065        866,621      670,447        790,829     2,025,484
Title insurance operating revenues:
  Percentage direct operations ..................        43.0%        47.6%          44.1%        51.7%          53.5%         46.4%
  Percentage agency operations ..................        57.0%        52.4%          55.9%        48.3%          46.5%         53.6%
Employees at period end .........................       2,800        3,429          3,453        3,523          3,757         7,691

Loss ratio (4) ..................................        13.3%        11.2%           9.6%         5.2%           5.2%          6.8%
Expense ratio (5) ...............................        88.9%        86.7%          91.2%        92.5%          91.0%         91.0%
                                                     --------    ---------      ---------    ---------      ---------    ----------
Combined ratio (6) ..............................       102.2%        97.9%         100.8%        97.7%          96.2%         97.8%
                                                     ========    =========      =========    =========      =========    ==========






                                                                Nine Months Ended
                                                                  September 30,
                                                     ---------------------------------------
                                                                                   Pro Forma
                                                        1996           1997          1997(1)
                                                        ----           ----          ----


Operating Results Data:
  Revenues:
    Title insurance premiums .....................   $  328,438    $  353,775    $  871,697
    Title search, escrow and other fees ..........       74,503        85,769       180,744
                                                     ----------    ----------    ----------
    Operating revenues ...........................      402,941       439,544     1,052,441
    Net investment income ........................       10,057        12,299        35,535
    Net realized investment gains ................        5,381           120         1,307
                                                     ----------    ----------    ----------
        Total revenues ...........................      418,379       451,963     1,089,283
  Expenses:
    Salaries and employee benefits ...............      137,127       148,596       322,443
    Agents' commissions ..........................      134,116       149,944       418,904
    Provision for policy and
      contract claims (2).........................       21,075        23,910        53,380
    General, administrative and other ............       96,396       102,994       238,577
                                                     ----------    ----------    ----------
        Total expenses ...........................      388,714       425,444     1,033,304

  Income before income taxes .....................       29,665        26,519        55,949
  Provision for income taxes .....................       10,046         9,220        19,253
                                                     ----------    ----------    ----------
  Net income .....................................   $   19,619    $   17,299        36,697
                                                     ==========    ==========
  Preferred stock dividends ......................                                    5,775
                                                                                 ----------
  Net income available to common shareholders.....                               $   30,921
                                                                                 ==========

Per Share Data:
  Earnings per common and common
    equivalent share (3)..........................  $      2.21    $    1.87     $     2.07
  Earnings per common share assuming
    full dilution (3).............................         2.14         1.85           1.84
  Weighted average number of common
    and dilutive common equivalent shares
    outstanding (000s)............................        8,888        9,231         14,973
  Weighted average number of shares
    assuming full dilution (000s).................        9,158        9,332         19,946
  Dividends declared per common share ............  $      0.15    $    0.15     $     0.15

Other Data:
Title policies issued ............................      572,141      594,837      1,524,527
Title insurance operating revenues:
  Percentage direct operations ...................         54.9%        54.4%          48.3%
  Percentage agency operations ...................         45.1%        45.6%          51.7%
Employees at period end ..........................        3,785        3,932          8,075

Loss ratio (4) ...................................          5.2%         5.4%           5.1%
Expense ratio (5) ................................         90.9%        91.0%          91.5%
                                                      ---------    ---------    -----------
Combined ratio (6) ...............................         96.1%        96.4%          96.6%
                                                      =========    =========    ===========




                                                                           At December 31,
                                                     ---------------------------------------------------------------

                                                         1992         1993          1994          1995          1996
                                                         ----         ----          ----          ----          ----
Balance Sheet Data:
  Cash and investments............................   $  233,146  $  269,370     $  252,011    $  285,472   $  316,052
  Total assets....................................      363,673     438,140        453,259       475,843      520,968
  Total debt......................................        1,218       1,165          8,872         4,146        4,200
  Reserve for policy and contract
    claims (2)....................................      179,022     187,619        198,906       193,791      196,285
  Shareholders' equity............................      143,978     201,161        203,323       238,385      262,168
  Book value per share attributable to
    common shareholders...........................        22.26       23.90          22.89         26.83        29.49


                                                           At September 30,
                                                     ---------------------------
                                                                    Pro Forma
                                                          1997        1997
                                                          ----        ----
Balance Sheet Data:
  Cash and investments............................   $  317,715  $  781,675

  Total assets....................................      540,944   1,474,021
  Total debt......................................        8,216     215,716
  Reserve for policy and contract
    claims (2)....................................      199,865     465,458

  Shareholders' equity............................      281,330     644,491

  Book value per share attributable to
    common shareholders...........................        31.51       36.32

--------------

(1) The Company expects to achieve approximately $40.0 million of recurring annual pre-tax expense savings through reductions in staff, consolidation of data processing and elimination of certain duplicate or excess facilities. It is expected to take four quarters to fully realize these expense savings. No adjustment has been included in the unaudited pro forma condensed financial statements for the anticipated expense savings. There can be no assurance that anticipated expense savings will be achieved in the amounts or at the times anticipated. See Note 4 to Pro Forma Condensed Combined Financial Statements.

(2) In the fourth quarter of 1996, the Company made a change from reporting policy and contract claims on a discounted basis to reporting such claims on an undiscounted basis. In addition, the Company changed its estimate of reserves for policy and contract claims to reflect the favorable loss experience that has emerged over the past few years. These changes had no material net effect on the provision for policy and contract claims.

(3) The increase in price of the Common Stock during the third quarter of 1997 resulted in there being outstanding potentially dilutive securities having a dilutive effect in excess of 3% on the Company's earnings per share for the nine months ended September 30, 1997. Prior to September 30, 1997, the effect of outstanding potentially dilutive securities was immaterial and accordingly the Company has not previously reported fully diluted and primary earnings per share.

(4) Provision for policy and contract claims as a percentage of operating revenues.

(5) Total operating expenses excluding interest expense, amortization of goodwill and provision for policy and contract claims as a percentage of operating revenues.

(6)  The sum of the loss ratio and the expense ratio.

                  Commonwealth Land Title Insurance Company and
                      Transnation Title Insurance Company
                   Summary Historical Combined Financial Data



                                                                            Years Ended December 31,
                                                       ------------------------------------------------------------------
                                                            1992         1993         1994           1995          1996
                                                            ----         ----         ----           ----          ----

                                                                             (Dollars in thousands, except other data)
Operating Results Data:
  Revenues:
    Title insurance premiums ........................  $  704,110    $  747,202    $  792,919    $  582,329    $  668,807
    Title search, escrow and other fees .............      66,409       146,148        63,843        89,607       111,350
                                                       ----------    ----------    ----------    ----------    ----------
    Operating revenues ..............................     770,519       893,350       856,762       671,936       780,157
    Net investment income ...........................      15,126        24,224        26,455        27,933        30,455
    Net realized investment gains ...................       1,576         4,786           516         1,729           346
                                                       ----------    ----------    ----------    ----------    ----------
        Total revenues ..............................     787,221       922,360       883,733       701,598       810,958

  Expenses:
    Salaries and employee benefits ..................     185,443       219,904       211,150       188,097       206,083
    Agents' commissions .............................     374,419       426,885       432,041       310,729       355,834
    Provision for policy and contract claims ........      68,210        81,803        75,867        58,486        61,116
    General, administrative and other ...............     127,114       133,002       132,871       130,076       149,345
                                                       ----------    ----------    ----------    ----------    ----------
        Total expenses ..............................     755,186       861,594       851,929       687,388       772,378

  Income before income taxes ........................      32,035        60,766        31,804        14,210        38,580
  Provision for income taxes ........................      10,248        20,480        10,809         4,755        13,347
  Income from continuing operations .................      21,787        40,286        20,995         9,455        25,233
  Income from discontinued mortgage insurance
    operations, net of taxes.........................      10,649           --           --            --            --
  Gain on disposal of discontinued mortgage
     insurance operations, net of taxes .............       7,549           --           --            --            --
  Cumulative effect of change in accounting
     for income taxes ...............................        --           1,316          --            --            --
                                                       ----------    ----------    ----------    ----------    ----------
  Net income ........................................  $   39,985    $   41,602    $   20,995    $    9,455    $   25,233
                                                       ==========    ==========    ==========    ==========    ==========

  Common stock dividends ............................  $   22,700    $   19,500    $   19,000    $    4,000    $   18,216

Per Share Data (1)

Other Data:
  Title policies issued .............................   1,496,960     1,651,806     1,736,134     1,094,467     1,234,655
  Title insurance operating revenues:
    Percentage direct operations ....................        40.0%         40.9%         35.0%         40.2%         41.4%
    Percentage agency operations ....................        60.0%         59.1%         65.0%         59.8%         58.6%
  Employees at end of period ........................       3,977         4,623         4,035         3,755         3,934

  Loss ratio (2) ....................................         8.9%          9.2%          8.9%          8.7%          7.8%
  Expense ratio (3) .................................        89.1%         87.3%         90.5%         93.5%         91.1%
                                                       ----------    ----------    ----------    ----------    ----------
  Combined ratio (4) ................................        98.0%         96.5%      99.4%           102.2%         98.9%
                                                       ==========    ==========    ==========    ==========    ==========


                                                         Nine Months Ended
                                                           September 30,
                                                     ------------------------
                                                           1996          1997
                                                           ----          ----

Operating Results Data:
  Revenues:
    Title insurance premiums ........................  $  488,980    $  517,922
    Title search, escrow and other fees .............      87,000        94,975
                                                       ----------    ----------
    Operating revenues ..............................     575,980       612,897
    Net investment income ...........................      22,663        23,236
    Net realized investment gains ...................         376         1,187
                                                       ----------    ----------
        Total revenues ..............................     599,019       637,320

  Expenses:
    Salaries and employee benefits ..................     153,695       173,847
    Agents' commissions .............................     263,138       268,960
    Provision for policy and contract claims ........      47,461        29,470
    General, administrative and other ...............     109,880       120,872
                                                       ----------    ----------
        Total expenses ..............................     574,174       593,149

  Income before income taxes ........................      24,845        44,171
  Provision for income taxes ........................       8,520        15,192
  Income from continuing operations .................      16,325        28,979

  Income from discontinued mortgage insurance
    operations, net of taxes.........................        --            --
  Gain on disposal of discontinued mortgage
     insurance operations, net of taxes .............        --            --
  Cumulative effect of change in accounting
     for income taxes ...............................        --            --
                                                       ----------    ----------
  Net income ........................................  $   16,325    $   28,979
                                                       ==========    ==========

  Common stock dividends ............................        --      $   21,000


Per Share Data (1)

Other Data:
  Title policies issued .............................     925,052       929,690
  Title insurance operating revenues:
    Percentage direct operations ....................        41.3%         43.9%
    Percentage agency operations ....................        58.7%         56.1%
  Employees at end of period ........................       3,922         4,143

  Loss ratio (2) ....................................         8.2%          4.8%
  Expense ratio (3) .................................        91.4%         91.8%
                                                       ----------    ----------
  Combined ratio (4) ................................        99.6%         96.6%
                                                       ==========    ==========




                                                                                   At December 31,
                                                       ------------------------------------------------------------------
                                                            1992         1993           1994         1995          1996
                                                            ----         ----           ----         ----          ----
Balance Sheet Data:
  Cash and investments ..............................  $  371,808    $  423,801    $  416,533    $  440,071    $  475,430
  Total assets ......................................     481,612       546,968       552,390       573,820       620,754
  Total debt ........................................        --            --            --            --            --
  Reserve for policy and contract claims ............     171,740       200,874       228,063       240,777       264,838
  Shareholders' equity ..............................     236,262       260,863       253,466       270,737       273,657


                                                           At September 30,
                                                       ------------------------
                                                           1996           1997
                                                           ----           ----
Balance Sheet Data:
  Cash and investments ..............................  $  458,425    $  463,960
  Total assets ......................................     610,119       626,532
  Total debt ........................................        --            --
  Reserve for policy and contract claims ............     262,341       265,593
  Shareholders' equity ..............................     265,833       284,116


-------------------------

(1) Per share data for Commonwealth and Transnation are not meaningful because all of the outstanding shares of those companies are held by one shareholder, RIC. Therefore, per share data of Commonwealth and Transnation have not been provided.
(2) Provision for policy and contract claims as a percentage of operating revenues.

(3) Total operating expenses excluding interest expense, amortization of goodwill and provision for policy and contract claims as a percentage of operating revenues.

(4)  The sum of the loss ratio and the expense ratio.

                               THE SPECIAL MEETING

Date, Time and Place

         The Special Meeting will be held on February 27, 1998 in the Crestar Bank Auditorium located at 919 East Main Street, 4th Floor, Richmond, Virginia, commencing at 9:00 a.m., eastern time, and at any adjournment or postponement thereof.

Purpose of the Special Meeting

         The Stock Purchase Agreement. The purpose of the Special Meeting is to consider and vote to approve and adopt the Stock Purchase Agreement and the transactions contemplated thereby, pursuant to which, among other things, the Company will acquire from RIC all of the issued and outstanding shares of the capital stock of Commonwealth and of Transnation. In voting to approve the Stock Purchase Agreement, shareholders will be deemed to be voting to approve the issuance of the Company Common Shares and the Series B Preferred Stock to RIC, and to approve an increase in the size of the Company's Board of Directors from ten (10) to fourteen (14) directors as required by the Stock Purchase Agreement. Immediately following the consummation of the Acquisition, Commonwealth and Transnation will become wholly owned subsidiaries of the Company. See "The Acquisition," "The Stock Purchase Agreement" and "Certain Related Agreements."

         Name Change Amendment. At the Special Meeting, the shareholders also will be asked to consider and vote to approve an amendment to the Company's Charter to change the name of the Company from "Lawyers Title Corporation" to "LandAmerica Financial Group, Inc." The proposed change in the name of the Company, even if approved by the shareholders of the Company, will not become effective unless the shareholders approve the Stock Purchase Agreement and the transactions contemplated thereby. The consummation of the Acquisition, however, is not conditioned upon shareholder approval of the proposed name change.

Voting Rights

         The Board of Directors has fixed the close of business on January 20, 1998 as the record date (the "Record Date") for the determination of the Company's shareholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Only holders of record of shares of the Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

         As of the Record Date, the Company had 8,983,020 shares of Common Stock outstanding, which were held by 2,515 holders of record. Holders of Common Stock are entitled to one vote on each matter to be considered and voted on at the Special Meeting for each share of Common Stock held of record at the close of business on the Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. For purposes of determining the presence of a quorum, abstentions will be counted as shares present, but shares represented by a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares ("broker non-votes") will not be counted as shares present. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for approval.

         Proxies in the form accompanying this Proxy Statement are solicited by the Company's Board of Directors. Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted (i) "FOR" approval of the Stock Purchase Agreement and the transactions contemplated thereby and (ii)
"FOR" approval of the change in the Company's name from "Lawyers Title Corporation" to "LandAmerica Financial Group, Inc." The proxy card also confers on the persons named as proxies discretion as to any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof.

         If the Company does not receive a sufficient number of signed proxies to enable approval of the Stock Purchase Agreement by the time scheduled for the Special Meeting, the Company may propose one or more adjournments or postponements of the Special Meeting to permit continued solicitation of proxies with respect to such approval. If an adjournment or postponement is proposed, the persons named as proxies will vote in favor of such adjournment or postponement those proxies that contain instructions to vote in favor of the Stock Purchase Agreement and against such adjournment or postponement those proxies that contain instructions to vote against approval of the Stock Purchase Agreement. Abstentions with respect to approval of the Stock Purchase Agreement will be voted against such adjournment or postponement. Adjournment or postponement of the Special Meeting will be proposed only if the Board of Directors believes that additional time to solicit proxies might permit the receipt of sufficient votes to approve the Acquisition. It is anticipated that any such adjournment or postponement would be for a relatively short period of time, but in no event for more than ninety (90) days. Any shareholder may revoke such shareholder's proxy during any period of adjournment or postponement in the manner described below.

         A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the Company as follows: 6630 West Broad Street, Richmond, Virginia 23230, Attention: Russell W. Jordan, III, Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Company's Secretary or other person responsible for tabulating votes on behalf of the Company.

         The expense of soliciting proxies for the Special Meeting will be paid for by the Company. In addition to the solicitation of shareholders of record by mail, telephone or personal contact, the Company will be contacting brokers, dealers, banks and voting trustees or their nominees who can be identified as record holders of Common Stock; such holders, after inquiry by the Company, will provide information concerning quantity of proxy and other materials needed to supply such materials to beneficial owners, and the Company will reimburse them for the expense of mailing the proxy materials to such persons.

         The Company has retained Corporate Investor Communications, Inc. ("CIC") to assist it in the solicitation of proxies from shareholders in connection with the Special Meeting. CIC will receive a fee of approximately $5,000 for its services and reimbursement of out-of-pocket expenses. The Company has agreed to indemnify CIC against certain liabilities arising out of or in connection with its engagement.

Vote Required

         The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon is required to approve the Stock Purchase Agreement and the transactions contemplated thereby. In voting to approve the Stock Purchase Agreement, shareholders will be deemed to be voting to approve an increase in the number of directors on the Board of Directors from ten (10) to fourteen (14). The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote thereon at the Special Meeting is required to approve the amendment to the Company's Charter to change the name of the Company from "Lawyers Title Corporation" to "LandAmerica Financial Group, Inc."

         As of the Record Date, directors and executive officers of the Company and their affiliates as a group held 104,581 shares representing approximately 1.2% of the outstanding shares of Common Stock entitled to vote at the Special Meeting.

Recommendation of the Board of Directors

         The Board of Directors of the Company has approved the Acquisition by the unanimous vote of those directors present at the meetings of the Board of Directors held on August 20, 1997 and December 5, 1997 (in each case with nine
(9) directors present and one (1) director absent), and believes that the Stock Purchase Agreement and the transactions contemplated thereby (including the issuance of the Company Common Shares and the Series B Preferred Stock to RIC and the increase in the size of the Board of Directors from ten (10) to fourteen
(14) directors) and the proposed change in the name of the Company are in the best interests of the Company and its shareholders. The determination by the Board of Directors that the Acquisition and the change in the Company's name were in the best interests of the Company and its shareholders was based on a number of factors, including but not limited to an evaluation of the business and prospects of the Company and Commonwealth/Transnation, an assessment that the combined company could enhance the Company's strategic goal of developing a diversified real estate services company, the prospect of achieving greater profitability and increased financial capabilities, and the determination by the Board of Directors that the Acquisition was the best of the strategic alternatives available to enhance shareholder value. For a complete description of the factors considered by the Board of Directors in connection with the Acquisition, see "The Acquisition - Reasons for the Acquisition." The Board of Directors recommends that the shareholders vote "FOR" approval of the proposals.

Rights of Dissenting Shareholders

         Shareholders will not be entitled to exercise dissenters' rights in connection with the Acquisition.

                                 THE ACQUISITION

         The following information relating to the Acquisition is qualified in its entirety by reference to the other information contained elsewhere in this Proxy Statement, including the Appendices hereto, and the documents incorporated herein by reference. A copy of the Stock Purchase Agreement is attached as Appendix A to this Proxy Statement and reference is made thereto for the complete terms of the Acquisition. Shareholders are urged to read the Stock Purchase Agreement and each of the other Appendices hereto carefully.

Background

         In the past several years, the Company has faced a variety of challenges brought about by strong competition from large national title insurance companies, technological innovations in the delivery of title-related services and interest rate fluctuations accompanying economic cycles. The Company recognized that in order to remain competitive, it would need to add to its portfolio of title-related services, reconfigure sales and marketing strategies, enhance technology, redesign traditional workflow processes and protect its position in the commercial title insurance market. By 1995, the Company had developed a long term strategy focused on the development of a diversified financial services company providing a broad array of information, title insurance and closing services related to transactions involving the transfer and financing of real estate. The Company's Board of Directors and management determined that the implementation of this strategy would require a strong capital base and that the acquisition of a large title insurance underwriter was an alternative that could create a platform for making larger investments in technology, expanding the services the Company offered and improving the Company's position with respect to commercial title insurance business, credit and claims-paying ratings and state regulatory capital requirements. Although a strategic acquisition became the primary method by which the Company sought to enhance shareholder value, the Company's Board of Directors also considered other methods of enhancing shareholder value, including repurchases of the Common Stock and changes in dividend policy and capitalization.

         During the period from 1995 through May 1997, the Company considered the potential benefits of several acquisition candidates engaged in the title insurance business, including Commonwealth/ Transnation. Each acquisition candidate was selected and evaluated based upon a number of factors, including size, financial condition, business prospects, management experience, geographic territory, potential purchase price, expected cost savings and synergies, commitment to technology and the ability of the combined company to achieve the Company's strategic goal of developing a diversified financial services company providing services related to real estate transactions. Based upon the foregoing factors, management of the Company determined that two of the acquisition candidates deserved further analysis. One of these candidates was Commonwealth/Transnation and the other was another large competitor in the title insurance industry. Each of the other initial acquisition candidates was rejected principally upon the basis of the Company's belief that a business combination with such other candidates either would not be financially viable or would not sufficiently enhance the Company's ability to achieve its strategic goal. Of the two candidates given additional consideration, Commonwealth/Transnation represented the best overall available alternative based upon the foregoing factors with emphasis by management of the Company on, among other things, the greater cost savings and synergies expected to be derived from the Commonwealth/Transnation transaction, the extent to which the geographic territory of Commonwealth/Transnation complemented or improved the geographic reach of the Company and the compatibility of the companies' managements and corporate cultures. Preliminary discussions with the other candidate were not pursued by mutual agreement due to acknowledged differences in management strategies and corporate cultures. See "- Reasons for the Acquisition."

         In early 1996, Charles H. Foster, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company, initiated a discussion with Herbert Wender, the Chairman and Chief Executive Officer of
Commonwealth/Transnation, with respect to whether it would be feasible to approach Reliance concerning the acquisition of Commonwealth/Transnation by the Company. Subsequently, Mr. Foster contacted Robert M. Steinberg, the President and Chief Operating Officer of Reliance, to arrange a meeting. On January 19, 1996, Mr. Foster and Theodore L. Chandler, Jr., a director of and counsel to the Company, met with Mr. Steinberg and Lowell C. Freiberg, the Chief Financial Officer of Reliance, in New York City to discuss the possibility of a sale of Commonwealth/Transnation to the Company. At the meeting, the parties indicated their interest in considering and discussing a possible business combination transaction. In connection with such discussions, the parties executed a confidentiality agreement dated as of January 31, 1996. On April 11, 1996, Mr. Foster updated the Executive Committee of the Board of Directors on the discussions held between management of the Company and Reliance with respect to a possible business combination transaction and the Executive Committee authorized management of the Company to review preliminarily the feasibility of any such transaction.

         At a meeting of the Board of Directors of the Company on May 21, 1996, Wheat First reviewed with the Board of Directors certain financial data, including analyses of comparable companies and comparable acquisitions, with a view to establishing a valuation for Commonwealth/Transnation. Although Wheat First had not been formally retained as financial advisor by the Company at this time, Wheat First had been requested by the Company to provide valuation analyses of potential acquisition candidates. The Board of Directors approved
Mr. Foster's continued informal discussions with Reliance with respect to a possible business combination. Thereafter, on June 5, 1996, Mr. Foster, Mr. Chandler and G. William Evans, Chief Financial Officer of the Company, met with the principals of Reliance to review the Company's valuation of Commonwealth/Transnation. At the meeting, the parties could not reach agreement on a valuation for Commonwealth/Transnation and discussions ceased at that time. However, the Company continued its internal evaluation of a potential transaction.

         In early August 1996, Mr. Foster contacted Mr. Steinberg for the purpose of resuming preliminary discussions regarding acquisition of Commonwealth/Transnation by the Company. On August 9, 1997, Mr. Foster met with Messrs. Steinberg and Freiberg to discuss valuation approaches with respect to Commonwealth/Transnation. Thereafter, at a meeting of the Board of Directors of the Company on August 21, 1996, Mr. Foster updated the Board of Directors on the progress of informal discussions with Reliance, reiterated the Company's strategic objectives and reviewed updated financial analyses prepared by Wheat First. It was the consensus of the Board of Directors following Mr. Foster's comments and general discussion by the Board of Directors that further exploratory discussions with respect to the acquisition of Commonwealth/Transnation should proceed.

         Discussions between the parties in August and early September 1996 related principally to differences in valuation for Commonwealth/Transnation, the structure of the purchase price consideration (i.e., common stock, preferred stock and cash from bank financing), post-Acquisition corporate governance matters and the reduction of RIC's post-Acquisition holdings of the Company's equity securities. At a meeting of the Executive Committee of the Company on September 12, 1996, Mr. Foster discussed certain unresolved issues relating to valuation, financing, corporate governance and the manner in which RIC's post-Acquisition holdings of the Company's equity securities would be reduced. At the meeting, the Executive Committee approved the engagement of Wheat First as financial advisor in connection with any possible business combination transaction based upon Wheat First's experience in such transactions, Wheat First's knowledge of the Company and its business and Wheat First's expertise in valuing companies in the title insurance industry. On September 24, 1996, a special meeting of the Board of Directors of the Company was held to review a specific proposal to acquire Commonwealth/Transnation. Following a presentation by Wheat First on the proposed structure of the transaction and a financial analysis of the transaction, the Board of Directors approved the terms of a proposal to acquire Commonwealth/Transnation subject to negotiation of a definitive purchase agreement, appropriate due diligence review and approval by the Board of Directors of the final terms of any transaction. The proposal contemplated an aggregate purchase price of approximately $375 million, consisting of $175 million in cash from bank financing, $100 million in Common Stock (approximately 4,762,000 shares of Common Stock at $21.00 per share) and $100 million of convertible preferred stock (convertible into 3,968,000 shares of Common Stock at an assumed conversion price of $25.20). The proposal also contemplated that RIC would be required to sell all of the Common Stock it received in connection with the transaction prior to the vesting of any conversion rights associated with the convertible preferred stock and that RIC would be subject to customary standstill restrictions.

         Thereafter, negotiations continued between the parties throughout the months of October and November 1996. The principal issues discussed during this period were (i) the amount of voting Common Stock to be issued to RIC in the Acquisition; (ii) the amount and terms of a new series of preferred stock to be issued to RIC; (iii) the appropriate amount of debt to be incurred by the Company; (iv) the aggregate purchase price for Commonwealth/Transnation and adjustments thereto; (v) the management of the combined company post-Acquisition, including the representation of Reliance on the Company's Board of Directors; (vi) the development of a mutually agreeable strategy regarding the post-Acquisition reduction of the equity securities that RIC would receive upon consummation of the Acquisition; (vii) the terms of a standstill agreement; and (viii) the extent to which RIC should be released from the provisions of any standstill agreement and gain additional representation on the Company's Board of Directors in the event of specific default situations relating to the Company's post-Acquisition performance.

         On November 12, 1996, Messrs. Foster, Evans and Chandler met with the principals of Reliance in Richmond, Virginia at which time the parties discussed the provisions of a term sheet prepared in connection with the transaction. At a meeting of the Board of Directors of the Company on November 19, 1996, Mr. Foster advised the directors as to the status of current negotiations and Wheat First made a financial presentation at the meeting. Mr. Foster indicated that general agreement on a term sheet was expected in the near future and the Board of Directors directed Mr. Foster to keep it advised of developments in the negotiations.

     In December 1996, discussions on outstanding issues continued while a draft of the Stock Purchase Agreement and ancillary documents were circulated by the Company and each party conducted a due diligence review in connection with the anticipated transaction. The draft of the Stock Purchase Agreement contemplated a proposed aggregate purchase price of $391 million, consisting of $187.5 million in cash from bank financing, 4,761,905 shares of Common Stock (approximately $100 million in value at $21.00 per share) and 1,035,000 shares of convertible preferred stock at $100 stated value (representing $103.5 million in face value) convertible into 4,107,143 shares of Common Stock at an assumed conversion price of $25.20. The Stock Purchase Agreement also contemplated that RIC would be required to sell all of the Common Stock it received in connection with the transaction within five (5) years following the closing of the transaction and prior to the conversion of the convertible preferred stock, and that RIC would be required to sell a sufficient number of shares of the convertible preferred stock it received in connection with the transaction (or Common Stock received upon conversion) to reduce RIC's fully diluted holdings of Common Stock to below twenty percent (20%) within six (6) years following the closing of the transaction. On December 18, 1996, representatives of the parties met in Philadelphia, Pennsylvania to review the draft Stock Purchase Agreement and discuss unresolved issues. Although the parties had not reached agreement on a number of matters related to the transaction, the two principal unresolved issues at that time were the aggregate purchase price and the terms by which RIC would be required to reduce its holdings of the Company's equity securities after consummation of the Acquisition. Such issues were not resolved and on December 19, 1996, Mr. Steinberg called Mr. Foster to express the desire of Reliance to terminate discussions at that time.

         After December 1996, the parties had no further discussions until early June 1997, when Mr. Foster contacted Mr. Steinberg to arrange a meeting for the purpose of discussing the renewal of negotiations between the parties. A meeting was held on June 5, 1997 between Messrs. Foster and Steinberg at which time Mr. Steinberg indicated that there may be a basis to resume negotiations if unresolved issues relating to the valuation of Commonwealth/Transnation and RIC's post-Acquisition reduction of its holdings of the Company's equity securities were reconsidered. Thereafter, management of the Company met with its financial and legal advisors to discuss proposed revised terms of a transaction. After presentations by Mr. Foster and Wheat First at a Board of Directors meeting held on June 26, 1997, it was the consensus of the Board of Directors that management of the Company should continue its discussions with Reliance regarding the acquisition of Commonwealth/Transnation.

         In late June 1997, the various components of the purchase price to be delivered to RIC in connection with the Acquisition and the terms thereof were determined by arms-length negotiations between the parties. The numbers of shares of Common Stock and Series B Preferred Stock were fixed at 4,473,684 and 2,200,000 shares, respectively. The number of shares of Common Stock to be delivered to

RIC was fixed by negotiation on the basis of an average price of approximately $19.00 per share for the Common Stock during the month of June 1997. The number of shares of Series B Preferred Stock was determined on the basis of a stated value per share of $50, which represented a minimum value for each share of the Series B Preferred Stock. The minimum net offering proceeds payable to RIC in connection with a public or private offering of 1,315,789 shares of Common Stock and the $22.80 per share conversion price for converting the Series B Preferred Stock into Common Stock were determined on the basis of a $19.00 per share value for the Common Stock. The $207.5 million in cash consideration payable to RIC was determined through analysis of the appropriate amount of leverage to be carried by the combined Company. Based upon the foregoing, the expected minimum aggregate purchase price to be delivered to RIC upon consummation of the Acquisition was approximately $426 million, as compared to $391 million proposed by the Company in December 1996. For additional information regarding the valuation of the aggregate purchase price, see "- Description of the Acquisition" and "- Opinion of the Company's Financial Advisor."

         On July 2, 1997, the Company and Commonwealth/Transnation executed an updated confidentiality agreement on substantially the same terms as the January 31, 1996 agreement. In mid-July 1997, the parties conducted a due diligence review in connection with the Acquisition. On July 23 and 24, 1997, representatives of the parties and their advisors met in Philadelphia, Pennsylvania to review and negotiate the terms of the Stock Purchase Agreement and the ancillary documents. Additional meetings between the parties' representatives and their advisors were held in Richmond, Virginia on August 12 and 13, 1997 to discuss and negotiate the revised drafts of the Stock Purchase Agreement and ancillary documents that had been circulated following the late July meetings. From August 14, 1997 to August 20, 1997, representatives of the Company and Reliance, together with their respective legal and financial advisors, consulted frequently to identify and resolve open issues and to negotiate the final terms of the Stock Purchase Agreement and each of the ancillary documents.

         A meeting of the Board of Directors of the Company was held on August 20, 1997 to consider the original Stock Purchase Agreement and the transactions contemplated thereby. At this meeting, presentations on the Acquisition, including the terms of the bank financing, were made to the Company's Board of Directors by members of the senior management of the Company; the Company's legal advisors reviewed the terms of the original Stock Purchase Agreement and each of the ancillary documents and advised the Board of Directors of required corporate and governmental approvals; the Company's legal and accounting advisors informed the Board of Directors of the results of their due diligence review of Commonwealth/Transnation; and Wheat First made a presentation regarding its financial analysis of the transaction and delivered its written opinion to the Company's Board of Directors that, as of the date of such opinion and based upon and subject to the matters stated therein, the consideration to be paid to RIC pursuant to the original Stock Purchase Agreement was fair, from a financial point of view, to the holders of Common Stock. See "- Opinion of the Company's Financial Advisor." After discussion and consideration of the terms of the original Stock Purchase Agreement and transactions contemplated thereby, the Company's Board of Directors approved the terms of the original Stock Purchase Agreement and the transactions contemplated thereby, including the issuance of the 4,473,684 shares of Common Stock and the Series B Preferred Stock to RIC and an increase in the number of directors on the Board of Directors from ten (10) to fourteen (14) effective upon the Closing of the transaction, and authorized the execution of the original Stock Purchase Agreement and ancillary documents. At the meeting, the Board of Directors also approved a change in the name of the Company from "Lawyers Title Corporation" to "LandAmerica Financial Group, Inc.," subject to approval by the shareholders of the Company.

         The parties then proceeded, following approval by the Board of Directors of RIC and finalization of the documents, to execute the original Stock Purchase Agreement on August 20, 1997, subject to shareholder and regulatory approvals and satisfaction of all conditions set forth in the original Stock Purchase Agreement. Thereafter, on August 21, 1997, prior to the opening of trading on the NYSE, the Company and Reliance publicly announced that they had agreed to the acquisition by the Company of Commonwealth/Transnation.

         The Company and Reliance subsequently agreed in late November 1997 to reduce the number of shares that RIC would receive at the Closing of the
Acquisition and to increase the number of shares to be offered and sold in a public or private offering on or before Closing in order to increase the number of shares of Common Stock to be held by the public and to increase the amount of cash to be paid to RIC at Closing. Specifically, on December 1, 1997, the parties, after consultation with their respective advisors, agreed to amend the original Stock Purchase Agreement dated August 20, 1997 to (i) decrease the number of shares of Common Stock deliverable to RIC at the Closing from 4,473,684 to 4,039,473 (resulting in a reduction of 434,211 shares); (ii) increase the number of shares of Common Stock to be offered and sold in a public or private offering from 1,315,789 to 1,750,000 shares of Common Stock (resulting in an increase of 434,211 shares); (iii) provide that the public or private offering of 1,750,000 shares of Common Stock must be completed on or before the Closing of the Acquisition; (iv) eliminate the Company's option of Closing through the delivery of an unsecured subordinated note rather than through delivery of the net proceeds of a public or private offering of Common Stock (an option which had been available to the Company under the original Stock Purchase Agreement); and (v) delete the provision relating to the deferred delivery of 575,000 shares of Common Stock to RIC in the event that the Company had delivered the subordinated note at the Closing. At a meeting of the Board of Directors of the Company held on December 5, 1997, the Board of Directors approved the foregoing amendments to the Stock Purchase Agreement and directed the proper officers of the Company to finalize and execute an Amended and Restated Stock Purchase Agreement containing such amendments. At the request of the Company's Board of Directors, Wheat First confirmed its opinion that, as of August 20, 1997, the date of execution of the original Stock Purchase Agreement, the consideration to be paid by the Company for the acquisition of Commonwealth/Transnation pursuant to the Stock Purchase Agreement, as proposed to be amended, was fair, from a financial point of view, to the holders of the Common Stock.

         Following approval of the amendments to the original Stock Purchase Agreement by Reliance and RIC, the parties proceeded to execute the Amended and Restated Stock Purchase Agreement on December 11, 1997.

Reasons for the Acquisition

         The Company's Board of Directors considered the material factors described below in reaching its determination to approve the Acquisition and the Stock Purchase Agreement, and the transactions contemplated thereby. Due to the variety of factors that the Board of Directors considered in connection with its evaluation of the Acquisition and the Stock Purchase Agreement, the Board of Directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to these material factors. After it examined all of the following factors both individually and taken together, the Board of Directors determined that the Acquisition and the Stock Purchase Agreement were in the best interests of the Company and its shareholders.

         Business, Condition and Prospects of the Parties. In evaluating the Acquisition, the Board of Directors considered information with respect to the financial condition, results of operations, cash flows and businesses of the Company and Commonwealth/Transnation, on both historical and prospective bases, and current industry, economic and market conditions as they would likely affect the Company and Commonwealth/Transnation.

         Enhanced Product Delivery and Services. The Board of Directors made an assessment that the combined company would provide a platform to increase the speed and reliability of product delivery, primarily through the proper application of information technology. The Company and Commonwealth/Transnation currently have operating subsidiaries and divisions that provide innovative technology solutions in the real estate industry, and both the Company and
Commonwealth/Transnation continue to develop these products in order to take advantage of enhancements in technology and to respond to customer needs. In addition, the Board of Directors concluded that the combined company would accelerate the development of a diversified real estate services company that offers title insurance services, real estate information services, relocation services, asset management services and consumer-oriented real estate services. The Acquisition will broaden the Company's product offerings, and the Board of Directors believed that the combined company, as a "one-stop" provider of title insurance and real estate related services, would have a distinct advantage in marketing ancillary products and services, such as relocation services, flood certification, appraisal management, tax disbursement processing services, credit verification and document preparation, to mortgage originators. For a description of the services that the Company and Commonwealth/Transnation offer individually, see the business description in the Company's Annual Report on Form 10-K incorporated by reference into this Proxy Statement and "Commonwealth Land Title Insurance Company and Transnation Title Insurance Company - Business."

         Savings and Profitability Through Economies of Scale. The Board of Directors considered that, as a result of the Acquisition, the Company would be able to achieve greater margins and increased profitability through economies of scale and to increase its return on equity. In particular, the Board of Directors concluded that the combined company would be able to materially reduce annual operating costs in the near term by consolidating infrastructure and reducing management and administrative costs. The Board of Directors recognized that, while title insurers generally have low claims loss experience compared to other insurance underwriters, operating expenses tend to be significantly higher due to the costs associated with maintaining local marketing offices and production centers and the personnel required to process forms, search titles, collect information on specific properties and prepare title insurance commitments and policies. The Board of Directors assessed that, by combining the operations of Lawyers Title and Commonwealth/Transnation, certain corporate departments and infrastructure would be consolidated and that the number of regional offices and field head count would be reduced. As a result, the Board of Directors assessed that the combination of the two operations would yield, on a pre-tax basis, recurring annual expense savings of approximately $40 million, although there could be no assurance that such expense savings would be realized.

         Increased Financial, Managerial and Technological Resources. The Board of Directors also assessed that the combined company, as a result of being a substantially larger title company, would have access to greater financial, managerial and technological resources. The Board of Directors recognized that, following the Acquisition, the combined company would be one of the most strongly capitalized title insurers in the industry, with an aggregate statutory surplus of approximately $353 million as of September 30, 1997. The Board of
Directors believed that such a strong capital position would enhance its commercial title business capabilities, its credit/claims-paying ability ratings and its ability to meet state regulatory capital requirements and, as a result, would strengthen the Company's appeal with lenders. The Board of Directors also acknowledged that the Company and Commonwealth/Transnation, as separate companies, have benefited from the knowledge and dedication of their respective management teams. These management teams have extensive experience within the title insurance industry, and both have successfully integrated several acquisitions for their respective companies. Furthermore, the Board of Directors concluded that the combined company would have greater resources to make investments in technology and would be able to spread these investments over its larger revenue base.

         Opinion of Wheat First. At its meeting of August 20, 1997, the Board of Directors considered as favorable to its determination the financial presentation made by Wheat First to the Company's Board of Directors that, as of August 20, 1997, and based upon and subject to the matters expressed in that opinion, the consideration to be paid by the Company in connection with the Acquisition was fair, from a financial point of view, to the holders of the Common Stock. At its meeting on December 5, 1997, the Board of Directors considered the written opinion of Wheat First, dated as of December 5, 1997, that the proposed amendments to the consideration to be paid by the Company to RIC pursuant to the Stock Purchase Agreement remained fair as of August 20, 1997 from a financial point of view, to the holders of the Common Stock. The Board of Directors did not request an updated fairness opinion as of December 5, 1997 due to the Board's belief that such amendments did not represent a material change in the consideration approved by the Board on August 20, 1997. The primary factors affecting the Board's determination of the fairness of the transaction to the holders of the Common Stock were the opinion of Wheat First, the financial conditions and prospects of the Company and Commonwealth/Transnation, and the expected expense savings and increased profitability expected to result from the Acquisition. See "- Opinion of the Company's Financial Advisor."

         Competition. During its evaluation of the Acquisition, the Board of Directors focused on the operating environment for the Company, including the increasing competition in the title insurance industry and the prospect for further changes in the industry. The Board of Directors recognized that the title insurance business is very competitive, primarily in the areas of price, service and expertise. For larger commercial customers and mortgage originators, the size and financial strength of the title insurer are also important factors. The Board of Directors also acknowledged that the removal of regulatory barriers in the future might result in new competitors, including financial institutions, entering the title insurance business.

         Broad Distribution Network. The Board of Directors assessed the view that the Acquisition would significantly broaden the Company's distribution network. Such an increased presence throughout the United States and particularly in the largest real estate markets would enable the Company to better service the large national mortgage originators.

         Geographic Diversity. The Board of Directors concluded that a combined company would be geographically better diversified than either the Company or Commonwealth/Transnation individually. Such diversity would enable the Company to limit its overall exposure to regional real estate markets and cycles and would reduce the Company's exposure to a regional economic downturn.

         Increased Leverage. The Board of Directors recognized that, in order to finance the cash portion of the purchase price of the Acquisition, the Company, which does not currently carry any material debt obligations, would have to obtain a $237.5 million credit facility with a group of financial institutions. This debt, and the issuance of the Series B Preferred Stock in the Acquisition, would create increased demands upon the available cash of the Company to pay debt service to the Company's lenders and dividends on its preferred stock. See "Bank Financing" and "Description of Capital Stock - Series B Preferred Stock." The Board of Directors considered that such increased debt service and preferred stock dividend requirements could have an adverse impact on the Company's liquidity and capital position during periods of economic downturn or increasing interest rates. However, the Board of Directors also recognized that, by increasing the long term debt of the Company, there was likely to be a benefit to the shareholders by increasing the shareholders' return on equity. While the disadvantages of increased leverage was relevant in its determination to approve the Acquisition, the Board of Directors concluded that the advantages of the Acquisition significantly outweighed any such disadvantages.

         Concentration of Share Ownership. The Board of Directors acknowledged that, upon consummation of the Acquisition and the sale of 1,750,000 shares of Common Stock in a public or private offering, RIC would hold 4,039,473 shares of Common Stock representing approximately 27.3% of the issued and outstanding shares of Common Stock. As a result, RIC would be a substantial shareholder and, subject to the limitations of the Voting and Standstill Agreement, would have significant influence on the outcome of certain matters requiring a shareholder vote. In addition, the Board of Directors recognized that, upon consummation of the Acquisition, RIC also would hold shares of Series B Preferred Stock that would be initially convertible into 4,824,561 shares of Common Stock. If any of certain specified events were to occur, RIC and its affiliates would be able to convert some or all of the Series B Preferred Stock into Common Stock. If all of the shares of Series B Preferred Stock were converted into 4,824,561 shares of Common Stock following the Acquisition and RIC and its affiliates had not disposed of any shares of Common Stock, RIC and its affiliates would hold 8,864,034 shares of Common Stock, or approximately 45.2% of the issued and outstanding shares of Common Stock. As a result, RIC and its affiliates, subject to the limitations of the Voting and Standstill Agreement, would have significant influence on the outcome of matters requiring a shareholder vote. See "- Certain Effects of the Transaction." In light of the limitations imposed on RIC and its affiliates by the Voting and Standstill Agreement, including the requirements to dispose of the shares of Common Stock and Series B Preferred Stock held by them, the Board of Directors again concluded that the advantages of the Acquisition as a whole significantly outweighed any additional disadvantages introduced by this factor. See "Certain Related Agreements - Voting and Standstill Agreement."

         Potential Change of Control. The Board of Directors recognized that the provisions of the Series B Preferred Stock provide that, in the event of certain defaults related primarily to the Company's financial performance and to dividend payments on the shares of Series B Preferred Stock, the size of the Company's Board of Directors will be increased by three directors and RIC will be entitled to designate three additional directors to fill the newly-created seats. In addition, if the Company defaults on any of its material debt obligations in excess of $15.0 million or the Company fails to pay the stated dividend on the Series B Preferred Stock on three occasions, the Company must increase the size of the Board of Directors to allow additional directors to be designated by RIC such that the total number of RIC designated directors will constitute a majority of the Board of Directors. See "Certain Related Agreements - Covenants Regarding Non-Performance Remedies." While this factor was relevant in its determination to approve the Acquisition, the Board of Directors closely examined the financial prospects of the combined company and concluded that the strength of the combined company's financial position significantly diminished the impact of this factor.

         Dilution. The Board of Directors recognized that, after giving effect to the Acquisition, the holders of the Common Stock would suffer immediate and substantial dilution in the net tangible book value attributable to common shareholders of their shares. However, the Board of Directors believed that the Acquisition would be beneficial to existing shareholders as a result of enhanced future earnings resulting from expense savings and other synergies, although the Board of Directors recognized that there could be no assurance that any such enhancement of earnings, expense savings or synergies would be realized. See "The Acquisition - Dilution."

         Uncertainties Relating to Integration of Operations. In its evaluation, the Board of Directors also examined the possibility that certain operating and strategic benefits of the Acquisition may not be achieved unless the operations of the Company are successfully combined with those of Commonwealth/Transnation in a coordinated, timely and efficient manner. The Board of Directors acknowledged that the transition to a combined company would require substantial attention from management. The diversion of the attention of management and any difficulties encountered in the transition process could have an adverse impact on the revenues and operating results of the combined company. The Board of Directors also acknowledged that the combination of the two operations would also require integration of the two organizations' product offerings and systems and the coordination of their sales and marketing efforts. The difficulties of assimilation may be increased by the necessity of integrating personnel with different business backgrounds and combining two different corporate cultures. In addition, the process of combining the Company and Commonwealth/Transnation could cause the interruption of, or a loss of momentum in, the activities of either or both of the organizations' businesses, which could have an adverse effect on their combined operations. While it recognized that there can be no assurance that either organization will retain its key management, technical, sales and marketing personnel or that the combined company will realize any of the other anticipated benefits of the Acquisition, the Board of Directors concluded, after considering management's analysis of the issues surrounding integration of the companies, that the Company and Commonwealth/Transnation would encounter no material problems in their integration of operations.

         Consideration of Strategic Alternatives. The Board of Directors had previously considered strategic alternatives to the Acquisition in order to enhance shareholder value, including changes in dividend policy and capitalization, other potential business combination transactions and repurchases of the Common Stock. In its evaluation of the Acquisition, the Board of Directors believed that these alternatives were not likely to result in greater shareholder value than the Acquisition. See " - Background."

         Regulatory Approvals.  The Board of Directors,  after consultation with
its  legal  counsel,   believed  that  the  regulatory  approvals  necessary  to
consummate the Acquisition could be obtained. See "-Regulatory Matters."

         The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but includes all material factors considered by the Board of Directors.

         BASED ON THE FOREGOING, THE BOARD OF DIRECTORS BELIEVES THAT THE ACQUISITION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR"

APPROVAL OF THE STOCK PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "LANDAMERICA FINANCIAL GROUP, INC."

Description of the Acquisition

         Pursuant to the terms the Stock Purchase Agreement, the Company has agreed to acquire all of the issued and outstanding capital stock of Commonwealth and Transnation from RIC. The purchase price to be paid by the Company for the acquisition of Commonwealth and Transnation consists of (i) $207.5 million in cash (subject to reduction as described below) funded by the Credit Facility upon the Closing of the Acquisition, (ii) the issuance to RIC of the Company Common Shares, (iii) the issuance to RIC of the Series B Preferred Stock, which will be initially convertible into 4,824,561 shares of Common Stock, and (iv) a cash sum in an amount that is the greater of (a) $31,587,500 or (b) the net proceeds from the public or private offering of 1,750,000 shares of Common Stock after payment of applicable underwriting discounts and commissions or placement agents' commissions and the fees and expenses of the offering. The Company presently anticipates that it will complete a public offering of 1,750,000 shares of Common Stock on February 27, 1998 concurrently with the closing of the Acquisition. Such offering will be made only pursuant to a prospectus which may be obtained at the appropriate time from the underwriters for such offering. This Proxy Statement does not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock in such offering.

         The Stock Purchase Agreement provides that the $207.5 million cash portion of the purchase price payable by the Company to RIC at the Closing will be reduced by the greater of (i) the amount, if any, by which the stockholders' equity of Commonwealth/Transnation, as set forth on the unaudited combined balance sheet of Commonwealth/Transnation at September 30, 1997 is less than $270 million, and (ii) the amount, if any, by which the unused dividend paying capacity of Commonwealth/Transnation, determined on a statutory basis, as of the Closing Date is less than (x) $9 million for calendar year 1997 if the Closing takes place on or before December 31, 1997, (y) $9 million immediately available for dividends if the Closing takes place between January 1, 1998 and February 28, 1998, or (z) $4.5 million immediately available for dividends if the Closing takes place on or after March 1, 1998. The Company presently expects the Closing to occur in February 1998 and therefore a reduction of the $207.5 million cash portion of the purchase price based upon unused dividend capacity will occur only if Commonwealth/Transnation does not have $9 million available for dividends as of the expected Closing Date. The provisions of the Stock Purchase Agreement relating to a reduction of the $207.5 million cash portion of the purchase price if the stockholders' equity of Commonwealth/Transnation is less than $270 million at September 30, 1997 will not become applicable as a result of a stockholders' equity of approximately $284 million as reflected in Commonwealth/Transnation's balance sheet as of that date.

         The numbers of shares of Common Stock and Series B Preferred Stock to be delivered by the Company to RIC upon consummation of the Acquisition have been fixed at 4,039,473 shares and 2,200,000 shares, respectively. However, the value of these equity securities will fluctuate based upon the per share price of the Common Stock on the NYSE and, with respect to the Series B Preferred Stock, on other factors such as the value of the right to convert the Series B Preferred Stock to Common Stock and the attractiveness of the dividend on the Series B Preferred Stock in relation to other investments. As a result, the actual value of the equity securities to be delivered to RIC in payment of the purchase price cannot be determined until the Closing Date of the Acquisition. Similarly, the public offering price and the net cash proceeds from the expected public offering of 1,750,000 shares of Common Stock prior to Closing will depend upon the per share price of the Common Stock on the NYSE and will be determined at a later time at or following the effective date of the registration statement filed with the Commission with respect to such shares. The following table sets forth (i) the variable components of the purchase price to be delivered by the Company to RIC upon consummation of the Acquisition and the value thereof based upon certain assumed prices for the Common Stock, (ii) the $207.5 million cash portion of the purchase price available from bank financing (assuming no reduction pursuant to the adjustment provisions of the Stock Purchase Agreement) and (iii) the resulting range of potential aggregate purchase prices in terms of economic value being delivered to RIC given the assumed share prices for the Common Stock. The table is for illustrative purposes only and is not intended to connote either a minimum or maximum purchase price payable to RIC.


                                                                        Value of Consideration at Varying
              Type of Consideration                                     Per Share Common Stock Prices (1)
              ---------------------                                     ---------------------------------
                                                                         $30.00       $34.00       $38.00
                                                                         ------       ------       ------
                                                                             (Dollars in thousands)
4,039,473 shares of Common Stock................................        $121,184     $137,342     $153,500
2,200,000 shares of Series B Preferred Stock (2)................        $165,303     $183,250     $201,197
Net cash proceeds from the public offering of 1,750,000
  shares of Common Stock (3)....................................        $ 49,875     $ 56,525     $ 63,175
Cash from bank financing (4)....................................        $207,500     $207,500     $207,500
                                                                        --------     --------     --------
     Aggregate purchase price (5)...............................        $543,862     $584,617     $625,372
                                                                        ========     ========     ========

--------------

(1) The range of prices for the Common Stock was determined based upon a review of actual trading ranges for the Common Stock from the date of announcement of the Acquisition on August 21, 1997 through January 15, 1998.

(2) The values shown in the table reflect the value of the underlying Common Stock (into which the Series B Preferred Stock is convertible) at the prices indicated above, plus an amount which represents the present value of the dividends on the Series B Preferred Stock for a period of five years from the date of issuance until the first available call date thereon, discounted by 5.36%, the interest rate on five year treasury securities at January 15, 1998, less a 7% discount for illiquidity and the inability to hedge the Series B Preferred Stock using the underlying Common Stock of the Company.

(3) Assumes public offering prices of $30.00, $34.00 and $38.00 per share, respectively, less approximately 5% for underwriting discounts and commissions and the fees and expenses of the offering. The minimum net proceeds payable to RIC from the offering is $31,587,500 irrespective of the public offering price. Such minimum amount was determined based upon a public offering price of $19.00 per share for the entire offering of 1,750,000 shares of Common Stock, less 5% for underwriting discounts and commissions and the fees and expenses of the offering. If the per share price of the Common Stock is $19.00 upon consummation of the Acquisition and the minimum net proceeds are delivered to RIC, the aggregate purchase price shown in the table would be $431,785,000.

(4) The $207.5 million cash portion of the purchase price is subject to potential reduction at closing under certain circumstances. However, as of the date hereof, the Company has no reason to believe that there will be a material reduction in the $207.5 million cash portion of the purchase price. See "The Acquisition - Description of the Acquisition."

(5) As of January 15, 1998, the closing sales price of the Common Stock on the NYSE was $34.125 per share. If the closing of the Acquisition had occurred on such date, the aggregate purchase price would have been $585,891,000.

         The foregoing table provides information only with respect to the economic value of the variable components of the purchase price and the aggregate purchase price to be delivered to RIC in connection with the Acquisition. For information on the value of the variable components of the purchase price and the aggregate purchase price recorded by the Company for accounting purposes, see "Pro Forma Financial Statements."

         The Company has entered into a Revolving Credit Agreement, dated November 7, 1997, with Bank of America National Trust and Savings Association and a syndicate of eleven (11) other financial institutions to fund the $207.5 million cash portion of the purchase price. See "- Bank Financing." The 4,039,473 shares of Common Stock, the 2,200,000 shares of Series B Preferred Stock and the 4,824,561 shares of Common Stock issuable upon conversion of the Series B Preferred Stock (subject to adjustment as provided in the designation of the Series B Preferred Stock) to be issued by the Company to RIC in connection with the Acquisition (collectively, the "Acquisition Shares") will be registered for resale under the Securities Act pursuant to the terms of a Registration Rights Agreement to be executed by the Company and RIC at the Closing. See "Certain Related Agreements - Registration Rights Agreement."

         In connection with the transactions contemplated by the Stock Purchase Agreement, the Company, Reliance and RIC have agreed to enter into a Voting and Standstill Agreement to be executed at Closing that (i) provides for the designation by RIC of three (3) directors to be nominated and recommended for election to the Board of Directors of the Company, (ii) prohibits Reliance and RIC and their affiliates from acquiring any additional shares of Common Stock or Series B Preferred Stock (except as permitted under the Voting and Standstill Agreement), (iii) requires that Reliance and RIC and their affiliates vote their shares of Common Stock in a certain manner depending upon the matter that is subject to a vote of the Company's shareholders, (iv) requires the sale of all 4,039,473 shares of Common Stock received by RIC from the Company pursuant to the Stock Purchase Agreement within 6 1/2 years after the effective date of the resale registration statement for such shares (subject to extension as provided in the Voting and Standstill Agreement), (v) requires RIC, with respect to the Series B Preferred Stock received by RIC from the Company on the Closing Date and any shares of Common Stock received upon conversion of such shares of Series B Preferred Stock, to sell so many of the shares of Series B Preferred Stock or shares of Common Stock received upon conversion thereof held by it or its affiliates as is necessary to reduce the RIC Ownership Percentage (as defined in the Voting and Standstill Agreement) to less than 20% of the Adjusted
Outstanding Shares (as defined in the Voting and Standstill Agreement) by not later than 8 1/2 years after the effective date of the registration statement for such shares (subject to extension as provided in the Voting and Standstill Agreement), (vi) restricts the ability of RIC and its affiliates to convert the shares of Series B Preferred Stock then held by them until all of the 4,039,473 shares of Common Stock (and certain additional shares that may be issued with respect to such shares) have been sold to persons that are not, at the time of the sale, conveyance or transfer, an affiliate of RIC, provided that such restriction shall not apply upon the occurrence of certain specified events set forth in the Voting and Standstill Agreement, and (vii) prohibits the knowing transfer of the Acquisition Shares to any person or group if, as a result of such transfer, such person or group would have beneficial ownership of Common Stock representing in the aggregate more than 9.9% of the issued and outstanding shares of Common Stock (subject to exceptions set forth in the Voting and Standstill Agreement). See "Certain Related Agreements - Voting and Standstill Agreement."

         It is expected that the Acquisition will be consummated on February 27, 1998, subject to the receipt of necessary regulatory approvals and satisfaction of all conditions to Closing. See "- Regulatory Approvals;" "The Stock Purchase Agreement - Conditions to Closing." In addition, the approval of the shareholders of the Company will be required to consummate the Acquisition. See "The Special Meeting." The Board of Directors of the Company has approved the Stock Purchase Agreement and the transactions contemplated thereby and recommended the proposed Acquisition to the shareholders of the Company. See "- Background;" "- Reasons for the Acquisition;" "The Special Meeting - Recommendation of the Board of Directors."

Certain Effects of the Transaction

         Upon consummation of the Acquisition and the issuance by the Company of 1,750,000 shares of Common Stock on a public or private basis, RIC will hold 4,039,473 shares of Common Stock representing approximately 27.3% of the issued and outstanding shares of Common Stock. See "Management and Ownership of the Company Following the Acquisition - Security Ownership of Certain Beneficial Owners." As a result, RIC will be a substantial shareholder and, subject to the limitations of the Voting and Standstill Agreement, will have significant influence on the outcome of certain matters requiring a shareholder vote. To the extent that the Company's Charter requires the affirmative vote of the holders of at least 80% of the Common Stock to approve certain business combination transactions, RIC and its affiliates will be able to prevent approval of such transactions so long as it holds at least 20% of the issued and outstanding shares of Common Stock of the Company. See "Description of Capital Stock - Certain Provisions of the Company's Charter and Bylaws."

         In addition, RIC will acquire the Series B Preferred Stock, which is initially convertible into 4,824,561 shares of Common Stock, upon consummation of the Acquisition. Under the terms of the Voting and Standstill Agreement, unless the Company (i) calls the Series B Preferred Stock for redemption, (ii) declares a regular quarterly dividend on the Common Stock of $.40 or more during any calendar year, (iii) declares one or more non-regular dividends on the Common Stock in an aggregate amount of $1.50 or more during any calendar year, or (iv) declares dividends on the Common Stock, whether regular or non-regular, in an aggregate amount of $1.60 or more during any calendar year, RIC and its affiliates are prohibited from converting the Series B Preferred Stock into Common Stock until RIC and its affiliates dispose completely of the 4,039,473 shares of Common Stock acquired by RIC on the Closing Date. See "Certain Related Agreements - Voting and Standstill Agreement" and "Description of Capital Stock
- Series B Preferred Stock." However, if any of the specified events were to occur, then RIC and its affiliates would be able to convert some or all of the Series B Preferred Stock into Common Stock. If all of the shares of Series B Preferred Stock were converted into 4,824,561 shares of Common Stock following the Acquisition and RIC and its affiliates had not disposed of any shares of Common Stock, RIC and its affiliates would hold 8,864,034 shares of Common Stock or approximately 45.2% of the issued and outstanding shares of Common Stock following consummation of all of the transactions contemplated by the Stock Purchase Agreement. As a result, RIC and its affiliates, subject to the limitations of the Voting and Standstill Agreement, would have significant influence on the outcome of matters requiring a shareholder vote.

         The Voting and Standstill Agreement provides that RIC and its affiliates will vote the shares of Common Stock held by them (i) in accordance with the recommendation of the Company's Board of Directors with respect to nominees to the Board of Directors (other than the three (3) directors designated by RIC), (ii) with respect to any contest for the election of directors in connection with any tender offer, in the same proportion as the total votes cast by or on behalf of all shareholders of the Company, (iii) with respect to any matters related to share issuance, mergers, acquisitions and divestitures, in accordance with the independent judgment of RIC and its affiliates, and (iv) with respect to all other matters not otherwise provided, in accordance with the recommendation of the Company's Board of Directors. See "Certain Related Agreements - Voting and Standstill Agreement." These voting requirements terminate if certain events occur. See "Certain Related Agreements Covenants Regarding Non-Performance Remedies."

Dilution

         At September 30, 1997, the Company had a consolidated net tangible book value attributable to common shareholders of approximately $222.5 million, or $24.92 per share of Common Stock. Net tangible book value per share attributable to common shareholders represents the total amount of tangible assets of the Company reduced by the amount of its total liabilities, divided by the number of shares of Common Stock outstanding.

         The Stock Purchase Agreement contemplates a public or private offering by the Company in connection with the Acquisition of 1,750,000 shares of Common Stock. Assuming a public offering price of $34.13 per share of Common Stock (the closing sales price of the Common Stock on the NYSE on January 15, 1998) and the receipt by the Company of approximately $56.7 million in net proceeds from such offering after deducting underwriting discounts and offering expenses estimated at $3.0 million, and after giving effect to the Acquisition and payment of estimated expenses of $5.0 million in connection therewith, the Company's pro forma net tangible book value attributable to common shareholders at September 30, 1997 would have been $168.8 million, or $11.47 per share of Common Stock, assuming no conversion of the Series B Preferred Stock. The $168.8 million book value is calculated as the sum of common shareholders' equity of $103.1 million and $65.7 million, which represents the amount by which the recorded value of preferred stock exceeds its stated and liquidating value of $110.0 million. This represents an immediate decrease in net tangible book value attributable to common shareholders of $13.45 per share to existing shareholders. Assuming conversion of the Series B Preferred Stock into 4,824,561 shares of Common Stock, and after giving effect to the Acquisition and such public offering, the pro forma net tangible book value attributable to common shareholders at September 30, 1997 would have been

$278.8  million,  or $14.26  per  share of  Common  Stock.  This  represents  an
immediate   decrease  in  net  tangible  book  value   attributable   to  common
shareholders of $10.66 per share to existing shareholders.

         Despite the dilution described above arising from the Acquisition, the Company believes that the acquisition of Commonwealth/Transnation will be beneficial to existing shareholders as a result of enhanced future earnings resulting from cost savings and other synergies, although there can be no assurance that such enhanced earnings, cost savings and synergies will be realized. See "The Acquisition - Reasons for the Acquisition" and " - Opinion of the Company's Financial Advisor."

Bank Financing

         Generally. The Company has entered into a Revolving Credit Agreement, dated as of November 7, 1997 (the "Credit Agreement"), with Bank of America National Trust and Savings Association ("Bank of America"), individually and as Administrative Agent (the "Agent") for a syndicate of eleven (11) other banks (together with Bank of America, the "Banks"), pursuant to which a senior credit facility in an aggregate principal amount of up to $237.5 million (the "Credit Facility") is available, subject to satisfaction of certain conditions described below, to (i) finance the $207.5 million payment to RIC in connection with the Acquisition, and (ii) provide up to $30 million for general corporate purposes. A copy of the Credit Agreement has been filed with the Commission on Form 8-K and is incorporated by reference into this Proxy Statement. The following summary of the material provisions of the Credit Agreement is qualified in its entirety by reference to the complete text of the actual agreement.

         Conditions. Each extension of credit under the Credit Facility (a "Loan") is conditioned upon (i) the receipt by the Agent of a Notice of Borrowing; (ii) the continuing validity of the representations and warranties made by the Company in the Credit Agreement as if made on and as of the date of each Loan (except to extent such representations and warranties expressly refer to an earlier date); and (iii) the absence of any Default or Event of Default (as such terms are defined in the Credit Agreement) as of, or resulting from, such Loan. As of January 16, 1998, the Company had an aggregate amount of $4.0 million in Loans outstanding under the Credit Facility, representing amounts that were outstanding under prior credit facilities.

         The  initial  Loan  that  causes  the  aggregate  principal  amount  of outstanding Loans under the Credit Agreement to exceed $30 million is conditioned upon, among other things, (i) substantially contemporaneous consummation of the Acquisition; (ii) there being no Default or Event of Default at such time or arising therefrom; and (iii) satisfaction of certain additional conditions customary to financing transactions of the kind contemplated by the Credit Facility.

         Term. The Credit Facility is a five-year senior unsecured revolving credit facility which will terminate with all outstanding amounts being due and payable November 7, 2002 (the "Termination Date"), unless extended as provided in the Credit Agreement. On November 7, 1998 and November 7, 1999, the first and second anniversaries of the closing date of the Credit Facility, the Termination Date may be extended at the request of the Company for one additional year if unanimously approved by the Banks in their discretion.

         Interest Rate. Prior to an Event of Default, interest shall accrue on the outstanding principal balance of the Loans, at the Company's option, based upon (i) the Interbank Offered Rate ("IBOR") (reserve adjusted) for one, two, three or six months, subject to adjustment as described below, or (ii) Bank of America's Base Rate as defined in the Credit Agreement. Interest based on IBOR includes an adjustment to IBOR of up to an additional .50%, based upon the existence of a rating for the Company's senior unsecured indebtedness and the ratio of the Company's total indebtedness to total capitalization at the time of borrowing, as provided in the Credit Agreement. As of January 15, 1998, interest based on IBOR as so adjusted was 5.969%. During the pendency of any Event of Default, interest on the outstanding principal balance of the Loans will accrue at a rate equal to Bank of America's Base Rate plus two percent (2.0%) per annum.

         Dividend Restrictions. The Credit Agreement contains certain covenants which restrict, or may have the effect of restricting, the payment of dividends or distributions, and the purchase or redemption by the Company of its capital stock. The Credit Agreement generally limits the aggregate amount of all cash dividends and stock repurchases by the Company to 25% of its cumulative consolidated net income arising after December 31, 1996. However, the Company may declare and make dividend payments or other distributions payable solely in its Common Stock, and is also permitted to repurchase shares of its Common Stock with the proceeds from a substantially concurrent issue of new shares of its Common Stock.

         The Credit Agreement also sets forth certain financial covenants that may indirectly restrict the payment of cash dividends by the Company. The Credit Agreement requires the Company's insurance subsidiary, LTIC, to maintain a statutory surplus of approximately $120.5 million and, following consummation of the Acquisition, Commonwealth is required to maintain a statutory surplus of approximately $108.4 million. As of September 30, 1997, the statutory surplus of LTIC was approximately $150.6 million and the statutory surplus of Commonwealth was approximately $135.4 million. The Company is required to maintain a debt to total capitalization ratio of 40%, 37.5%, 35%, 32% and 30%, for the fiscal years ending December 31, 1998, 1999, 2000, 2001 and after 2001, respectively. The Company also must maintain a debt service coverage ratio greater than or equal to 2.25 to 1.0.

         Management does not believe that the restrictions contained in the Credit Agreement will, in the foreseeable future, adversely affect the Company's ability to pay cash dividends at the current dividend rate.

         Covenants, Warranties and Events of Default. The Credit Agreement contains customary affirmative covenants including covenants pertaining to compliance with laws, delivery of financial statements, maintenance of corporate existence, maintenance of property, maintenance of appropriate insurance, and maintenance of books and records. In addition to the restrictions on dividends described above, the Credit Agreement also includes various negative covenants, including restrictions on certain additional indebtedness, guarantees, liens, and share repurchases, and restrictions on certain asset dispositions, certain loans and investments, transactions with affiliates and acquisitions.

         The aggregate Credit Facility commitment shall be reduced by 100% of the net cash proceeds from the issuance of debt or 75% of the net cash proceeds from the issuance of any equity (excluding any equity issuances related to the Acquisition). In addition, the Credit Agreement contains (i) customary provisions protecting the Banks in the event of the unavailability of funding, illegality, increased costs, change of circumstance, capital adequacy charges and funding losses and indemnities; (ii) representations and warranties customary to credit agreements for similar transactions; (iii) events of default customary for financings of a similar kind, including defaults arising from non-payment of principal and interest and fees, failure to meet covenants, inaccurate or false representations and warranties, bankruptcy or insolvency, default under other indebtedness and change of control.

         Indemnification. The Credit Agreement requires the Company to indemnify and hold harmless each of the Agent, BancAmerica Robertson Stephens (as Arranger of the Credit Facility), the Banks and their respective directors, officers, employees and affiliates from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from or in any way relate to the Credit Agreement, and to reimburse each indemnified person, upon its demand, for any legal or other expenses reasonably incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding, except to the extent incurred by any indemnified person by reason of the gross negligence or willful misconduct of such person.

Opinion of the Company's Financial Advisor

         The Company retained Wheat First to act as its financial advisor in connection with the Acquisition. Wheat First was also retained to render a written opinion to the Company's Board of Directors as to the fairness, from a financial point of view, to the holders of the Common Stock of the consideration to be paid by the Company to RIC in accordance with the Stock Purchase Agreement.

         Wheat  First  is  a  nationally   recognized  investment  banking  firm
regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Company's Board of Directors selected Wheat First to serve as its financial advisor in connection with the Acquisition on the basis of such firm's expertise. Wheat First regularly publishes research reports regarding the title insurance industry and the Company.

         Representatives of Wheat First attended the meeting of the Company's Board of Directors on August 20, 1997, at which the original Stock Purchase Agreement was considered and approved. At the meeting, Wheat First issued its written opinion (the "Wheat First Opinion"), dated as of August 20, 1997, that, as of such date, the Consideration (as defined in the Wheat First Opinion) to be paid by the Company to RIC was fair, from a financial point of view, to the holders of the Common Stock. In connection with the meeting of the Company's Board of Directors on December 5, 1997 to consider the amendment and restatement of the original Stock Purchase Agreement dated August 20, 1997, Wheat First delivered its written opinion (the "Confirming Opinion"), dated as of December 5, 1997, to the effect that the proposed amendments to the Stock Purchase Agreement did not alter Wheat First's previous opinion as to fairness, from a financial point of view, as expressed in the Wheat First Opinion. In rendering the Confirming Opinion, Wheat First did not undertake to update its analysis or take into consideration facts or events occurring after August 20, 1997, other than the proposed amendments to the Stock Purchase Agreement.

         The full text of (i) the Wheat First Opinion, which sets forth certain assumptions made, matters considered and limitations on review undertaken, and
(ii) the Confirming Opinion, are attached as Appendix C to this Proxy Statement, are incorporated herein by reference and should be read in their entirety in connection with this Proxy Statement. The summary of the Wheat First Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Wheat First Opinion. The Wheat First Opinion is directed only to the fairness, from a financial point of view, to the holders of the Common Stock of the Consideration to be paid to RIC by the Company and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on any and all matters related to the Acquisition.

         In arriving at its written opinion dated August 20, 1997, Wheat First reviewed certain business and financial information relating to the Company and Commonwealth/Transnation that was publicly available and undisclosed information made available by the entities involved in the Acquisition. In addition to certain other information provided to Wheat First, the following is among the information reviewed by Wheat First: (i) the Company's Annual Reports to Shareholders, Annual Reports on Form 10-K and related financial information for the fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994; (ii) the Company's Quarterly Reports on Form 10-Q and related financial information for the periods ended March 31, 1997 and June 30, 1997, as well as certain other financial and business data provided by management of the Company for the period ended June 30, 1997; (iii) certain financial and business data provided by management of Commonwealth/Transnation for the five fiscal years ended December 31, 1996 and for the quarters ended March 31, 1997 and June 30, 1997; (iv) certain publicly available information with respect to historical market prices and trading activities for the Common Stock and for certain publicly traded title insurance companies which Wheat First deemed relevant; (v) certain publicly available information with respect to title insurance companies and the financial terms of certain other mergers and acquisitions which Wheat First deemed relevant; (vi) the Stock Purchase Agreement; (vii) certain estimates of the cost savings and revenue enhancements projected by the Company for the combined company; (viii) other financial information concerning the businesses and operations of the

Company and Commonwealth/Transnation, including certain audited financial information and certain internal financial analyses and forecasts for the Company and Commonwealth/Transnation; and (ix) such financial studies, analyses, inquiries and other matters as Wheat First deemed necessary. In addition, Wheat First met with members of the senior managements of the Company and Commonwealth/Transnation to discuss the business and prospects of each company.

         In connection with its review, Wheat First relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or otherwise publicly available, including representations and warranties of the Company and RIC included in the Stock Purchase Agreement. Wheat First has not assumed any responsibility for independent verification of such information. Wheat First relied upon the managements of the Company and Commonwealth/Transnation as to the reasonableness and achievability of their financial and operational forecasts and projections and any assumptions and bases provided to Wheat First. Wheat First assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Wheat First did not review or make an independent evaluation or appraisal of the assets or liabilities of the Company or Commonwealth/Transnation.

         Additionally, Wheat First considered certain financial data of the Company and Commonwealth/Transnation and then compared that data with similar data for certain publicly-held title insurance companies and considered the financial terms of certain other comparable transactions that recently have been announced or effected, as further discussed below. Wheat First also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria as deemed relevant by Wheat First.

         In connection with rendering the Wheat First opinion, Wheat First performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances; therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness, from a financial point of view, to holders of the Common Stock of the Consideration to be paid to RIC was to some extent a subjective one based on the experience and judgment of Wheat First and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Wheat First believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Wheat First's view of the actual value of the Company or Commonwealth/Transnation.

         In performing its analyses, Wheat First made numerous assumptions with respect to industry performance, business and economic conditions and other
matters,   many  of  which  are   beyond   the   control   of  the   Company  or
Commonwealth/Transnation. The analyses performed by Wheat First are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Wheat First assumed that, in the course of obtaining the necessary regulatory approvals for the Acquisition, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Acquisition, on a pro forma basis, to Commonwealth/Transnation, the Company or holders of the Common Stock.

         The fairness opinion delivered by Wheat First in the Wheat First Opinion and confirmed in the Confirming Opinion is just one of the many factors taken into consideration by the Company's Board of Directors in determining to approve the Stock Purchase Agreement. See "- Reasons of the Company for the Acquisition." The Wheat First Opinion and the Confirming Opinion do not address the relative merits of the Acquisition as compared to any alternative business strategies that might exist for the Company, nor does it address the effect of any other business combination in which the Company might engage.

         The following is a summary of the analyses performed by Wheat First in connection with its delivery of the Wheat First Opinion to the Company's Board of Directors on August 20, 1997:

         Transaction Impact Analysis. Wheat First analyzed the impact of the Acquisition on certain of the Company's balance sheet and income statement items including assets, liabilities, shareholders' equity and estimated earnings in addition to the cost savings or synergies. The effect on the holders of 9.1 million fully diluted pre-Acquisition shares of the Common Stock is as follows:
(i) relative to analysts' consensus estimates for the Company's projected earnings as of August 19, 1997 as reported by First Call of $2.14 and $2.35 in 1997 and 1998, respectively, the Acquisition will be accretive to earnings per share in 1998 inclusive of approximately $40 million of projected synergies,
(ii) the post-Acquisition debt/capitalization ratio will increase to 29.3% from 0% and (iii) pro forma return on shareholders' equity inclusive of the $40 million of projected synergies for year end 1997 is 13.9% for the combined entity.

         Comparable Transaction Analysis. Wheat First performed an analysis of purchase prices in seven (7) title insurance transactions announced since 1990. The selected title insurance transactions were: Chicago Title and Trust Company/Ticor Title Insurance Company; Fidelity National Financial, Inc./Security Title & Guaranty Company; Reliance Group Holdings, Inc./Transamerica Title Insurance Company; Lawyers Title Corporation/American Title Group, Inc.; Fidelity National Financial, Inc./Meridian Title Insurance Company; Fidelity National Financial, Inc./Nations Title, Inc.; and Fidelity National Financial, Inc./World Title Company. Multiples of revenue, earnings before interest and taxes ("EBIT"), net income, and book value were compared to the multiples implied by the Consideration payable to RIC in the Acquisition.

         The following comparisons of the multiples implied by the Consideration payable by the Company to RIC were based on financial data as of and for the twelve-month period ended June 30, 1997 for Commonwealth/Transnation and the twelve months reporting period prior to the announcement of each transaction for each acquiree in the selected transactions: (i) a transaction value over revenue multiple of 0.6x versus the mean multiple in comparable transactions of 0.6x;
(ii) a transaction value over EBIT multiple of 6.9x versus the mean multiple in comparable transactions of 6.2x; (iii) a transaction value over net income multiple of 14.1x versus the mean multiple in comparable transactions of 16.7x; and (iv) a transaction value over book value multiple of 1.7x versus the mean multiple in comparable transactions of 2.0x.

         Control Premium Analysis. Wheat First performed an analysis of premiums paid over the market value in 61 selected pending or recently completed acquisitions in various industries with consideration paid between $350 million and $500 million and announced between January 1992 and August 1997 (the "Selected Transactions"). The calculation of the amount of control premium paid in the Selected Transactions was calculated by comparing the actual amount paid in a transaction to one day, one week and one month prior stock prices. The average control premium over the one day prior stock price for the Selected Transactions was 32%.

         In its control premium analysis, Wheat First applied the mean comparable trading multiple of projected 1997 and 1998 net income for other publicly traded title insurance companies to estimated 1997 and 1998 net income for Commonwealth/Transnation and increased the resulting implied value by an average control premium of 32%, which analysis yielded values for control of Commonwealth of $588.4 million and $606.9 million compared to $457.9 million implied Consideration offered for Commonwealth/Transnation. For purposes of this analysis, the implied Consideration payable in connection with the Acquisition consisted of (i) $140.4 million of Common Stock, representing 4,473,684 shares to be issued to RIC and 1,315,789 shares to be sold in a public or private offering at an assumed value of $24.25 per share (the closing price for a share of the Common Stock on the NYSE on August 19, 1997), (ii) $110 million of Series B Preferred Stock, representing a stated value of $50 per share for 2,200,000 shares of such Series B Preferred Stock, and (iii) $207.5 million in cash consideration.

         Discounted Cash Flow Analysis. Using discounted cash flow analysis, Wheat First estimated the present value of the future stream of cash flows that Commonwealth/Transnation could produce over the next five years, under various circumstances, assuming the companies performed in accordance with the earnings forecasts of the Commonwealth/Transnation management. Wheat First then estimated the terminal value for Commonwealth/Transnation at the end of the period by applying a multiple of 6.0x earnings before interest, taxes, depreciation and amortization expenses ("EBITDA") projected in year five. The cash flow streams and terminal value were then discounted to present values using different discount rates (ranging from 12% to 16%) chosen to reflect different assumptions regarding the required rates of return to holders of the Common Stock. The discounted cash flow analysis indicated reference ranges between $506.7 and $589.2 million for Commonwealth/Transnation's total value compared to a value, based on the closing price of the Common Stock on August 19, 1997, of $457.9 million implied Consideration offered for Commonwealth/Transnation.

         Wheat First believes that its analysis must be considered as a whole and that selecting portions of its analyses without considering all factors and analyses would create an incomplete view of the analyses and processes underlying its opinion. In its analyses, Wheat First relied upon numerous assumptions made by the Company and Commonwealth/Transnation with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company or Commonwealth/Transnation. Analyses based upon forecasts of future results are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses do not purport to be appraisals or necessarily reflective of the prices at which businesses actually may be sold. Because such estimates are inherently subject to uncertainty, neither the Company's Board, Wheat First nor any other person assumes responsibility for the accuracy for such estimates. In addition, Wheat First analyzed the potential impact of changes in the Common Stock price on the pro forma financial statements for the combined company for purposes of the August 20, 1997 meeting of the Board of Directors. Wheat First analyses were prepared solely for purposes of its opinion rendered August 20, 1997, were provided to the Company's Board regarding the fairness of the proposed Consideration to be given to RIC pursuant to the Stock Purchase Agreement, and were not updated for purposes of the Confirming Option.

         No company or transaction used as a comparison in the above analysis is identical to the Company, Commonwealth/Transnation or the Acquisition. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the Company used for comparison in the above analysis.

         The Wheat First Opinion is dated as of August 20, 1997 and is based solely upon the information available to Wheat First, and the economic, market and other conditions as they existed as of such date. Events occurring after that date could materially affect the assumptions and conclusions contained in the Wheat First Opinion. Except as set forth in the Confirming Opinion, Wheat First has not undertaken to reaffirm or revise its opinion or otherwise comment on any events occurring after August 20, 1997.

         Wheat First acts as a market maker for the Common Stock and, in the course of its normal trading activities, Wheat First may from time to time effect transactions and hold positions in the securities of the Company and Reliance. Wheat First will receive a fee of $1.65 million upon consummation of the Acquisition. The Company also has paid Wheat First a fee of $100,000 upon the signing of an engagement letter dated September 18, 1996 and a fee of $250,000 upon the signing of the Stock Purchase Agreement. The payment of the above fees is not contingent upon Wheat First rendering a favorable opinion with respect to the Acquisition. The Company has agreed to reimburse Wheat First for its out-of-pocket expenses incurred in connection with the activities contemplated by its engagement, regardless of whether the Acquisition is consummated. The Company has further agreed to indemnify Wheat First against certain liabilities, including liabilities under the federal securities laws.

Interests of Certain Persons in the Acquisition

         Upon consummation of the Acquisition, Herbert Wender, Chairman and Chief Executive Officer of Commonwealth/Transnation, will become Vice-Chairman of the Board of Directors and Chief Operating Officer of the Company, and Jeffrey A. Tischler, Executive Vice President and Chief Financial and Administrative Officer of Commonwealth/Transnation, will become Executive Vice President and Chief Financial Officer of the Company. See "Management and Ownership of the Company Following the Acquisition." The Company intends after consummation of the Acquisition to grant options to purchase shares of Common Stock to key employees in accordance with its regular business practices. Following the Closing Date, it is anticipated that Messrs. Wender and Tischler would be eligible to receive option grants. As of the date hereof, neither Mr. Wender nor Mr. Tischler has an employment or severance agreement with the Company or with Commonwealth/Transnation. However, the Company expects that Messrs. Wender and Tischler and other executive officers of the Company will enter into employment agreements with the Company on or after the Closing Date.

         Marshall B. Wishnack, a director of the Company, is President and Chief Executive Officer of Wheat First, which has provided financial advisory services to the Company and delivered a fairness opinion in connection with the Acquisition. As compensation for those services, the Company has agreed to pay Wheat First certain fees and expenses. See "- Opinion of the Company's Financial Advisor."

Amendment to Articles of Incorporation of the Company

         The Stock Purchase Agreement requires the Company to deliver 2,200,000 shares of Series B Preferred Stock to RIC on the Closing Date. The Articles of Incorporation of the Company authorize the Board of Directors, without shareholder approval, to amend the Articles of Incorporation to provide for the issuance and to fix the preferences, limitations and relative rights, within the limits permitted by applicable law, of one or more series of the Company's authorized class of Preferred Stock. See "Description of Capital Stock - Preferred Stock." On August 20, 1997, the Company's Board of Directors approved Articles of Amendment of the Articles of Incorporation of the Company (the "Articles of Amendment") to establish a series of the Preferred Stock to be designated as "7% Series B Cumulative Convertible Preferred Stock (Without Par Value)." See "Description of Capital Stock - Series B Preferred Stock."

         The Company's Board of Directors has determined that it is in the best interests of the Company to change the name of the Company from "Lawyers Title Corporation" to "LandAmerica Financial Group, Inc." effective as of the Closing Date. The change in name for the parent holding company is intended to signify, among other things, an expansion of the products and services beyond traditional title insurance to be developed and offered by the combined company. LTIC, Commonwealth and Transnation will continue to operate under their current names for the foreseeable future. Approval of the Stock Purchase Agreement and the proposed name change by the Company's shareholders is required in order for the name change to take effect; however, the consummation of the Acquisition is not conditioned upon shareholder approval of the proposed name change.

         In connection with the issuance of the Rights to the holders of the Common Stock in October 1991, the Company established a series of Preferred Stock designated as "Series A Junior Participating Preferred Stock." See "Description of the Capital Stock - Preferred Share Purchase Rights." At that time, 50,000 shares of the Series A Junior Participating Preferred Stock were authorized and reserved for issuance in connection with the Rights. On August 20, 1997, the Company's Board determined that in view of the increased number of shares of Common Stock that will be outstanding upon consummation of the Acquisition, it was in the best interests of the Company to increase the number of authorized shares of Series A Junior Participating Preferred Stock to 200,000 in order to reserve a sufficient number of shares for issuance in connection with the Rights. See "Certain Related Agreements - Amended and Restated Rights Agreement." Pursuant to the Articles of Incorporation and Virginia law, shareholder approval is not required for the amendment to become effective.

         A copy of the Articles of Amendment containing each of the foregoing amendments to the Company's Articles of Incorporation is set forth as Appendix B.

Stock Exchange Listing

         The Common Stock is listed and trades on the NYSE under the symbol "LTI." It is a condition to the consummation of the Acquisition that the shares of the Common Stock to be issued to RIC on the Closing Date and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         The Company has reserved the symbol "LFG" on the NYSE for use upon consummation of the Acquisition and shareholder approval of the proposed change in the name of the Company to "LandAmerica Financial Group, Inc." This symbol is expected to be effective on and after the Closing Date.

Regulatory Approvals

         Antitrust. Under the HSR Act, the Acquisition may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied. The Company and Reliance filed notification and report forms under the HSR Act with the FTC and the Department of Justice on September 5, 1997. On October 3, 1997, prior to the expiration of the required thirty (30) day waiting period under the HSR Act, the Company and Reliance received a request for additional information from the FTC. The request for additional information has the effect of extending the thirty (30) day waiting period until twenty (20) days after the Company and Reliance have each "substantially complied" (as such term is defined under the HSR Act) with such request, unless the FTC or the Department of Justice voluntarily terminates the waiting period prior to substantial compliance. On October 31, 1997 and November 25, 1997, the Company and Reliance filed responses to the FTC's request that provided additional information. On December 16, 1997, the Company and Reliance notified the FTC of the amendment and restatement of the original Stock Purchase Agreement. As of the date hereof, the additional twenty (20) day waiting period has not commenced, and the FTC has not voluntarily terminated the waiting period. At any time before or after the consummation of the Acquisition, the FTC or the Department of Justice could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Acquisition or seeking divestiture of certain assets of the Company or Commonwealth/Transnation. At any time before or after the consummation of the Acquisition, and, notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Acquisition or seeking divestiture of certain assets of the Company or Commonwealth/Transnation. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

         Based upon available information, the Company believes that the Acquisition can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Acquisition on antitrust grounds will not be made or that, if such a challenge is made, the Company would prevail or would not be required to accept certain conditions in order to consummate the Acquisition.

         Insurance. The Acquisition is also subject to the receipt of necessary approvals from various state insurance departments. In September 1997, the Company and Reliance (and certain of its affiliates) filed an Application for Approval of Acquisition of Control of or Merger with a Domestic Insurer (Form A) in a total of thirteen (13) states where such filings were required. On December 15, 1997, the Company and Reliance notified state insurance departments, where required to do so, of the amendment and restatement of the original Stock Purchase Agreement. The insurance laws and regulations of certain of the states wherein such Form A filings were made require hearings by the state insurance departments before deciding whether to grant approval of an acquisition described in a Form A filing. All such required hearings have been completed. In certain of the states that do not require a hearing prior to approval, the Company and Reliance would be entitled to a hearing in the event that the state insurance department proposed not to grant the approval. As of the date hereof, approvals have been obtained in eight (8) states and are pending in the remaining five (5) states. The Company has no reason to believe that the remaining approvals will not be obtained.

         In addition to the Form A filings, on October 24, 1997, the Company and Reliance filed Pre-Acquisition Notification Forms Regarding the Potential Competitive Impact of a Proposed Merger or Acquisition by a Non-Domiciliary Insurer Doing Business in this State or by a Domestic Insurer (Form E) in seventeen (17) states where such filings were required. A Form E filing generally must be reviewed by an insurance department within thirty (30) days of its receipt of the filing; otherwise, the department may not thereafter object to the transaction. Within such thirty (30) day period, the insurance department may request additional information regarding the competitive impact of the transaction. When such a request is made, the department generally has thirty
(30) days from the date it receives the requested information to complete its review of the filing. An insurance department may terminate the review period at any time. The initial review period expired on November 24, 1997, at which time thirteen (13) of the seventeen (17) states in which the Form E had been filed either had terminated the review period or declined to request additional information. Requests for additional information were received from the other four (4) states and thereafter responded to by the Company and Reliance. As of the date hereof, the Company believes that the extended review period either has been terminated by the department or has expired in these four (4) states, although one state is continuing its review.

Certain Federal Income Tax Consequences

         The consummation of the Acquisition will not be a taxable event for federal income tax purposes for the Company or the shareholders of the Company.

         Pursuant to the Stock Purchase Agreement, RIC agreed to (i) sell all of the capital stock of Commonwealth and Transnation to the Company and (ii) join with the Company in the filing of an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), and any comparable election under state, local or foreign tax law. These elections should result in the Acquisition being deemed to be a sale of Commonwealth's assets and Transnation's assets for federal income tax purposes with Commonwealth and Transnation being deemed to have sold their assets while still a member of RIC's "affiliated group" (as defined in the Code). Accordingly, the economic burden of taxation resulting from the deemed asset sale by Commonwealth and Transnation will be borne by RIC.

         The discussion set forth above as to the material federal income tax consequences of the Acquisition is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, any of which may be changed at any time with retroactive effect. The discussion does not address any aspect of state, local or foreign taxation. No rulings have been or will be requested from the Internal Revenue Service with respect to any of the matters discussed herein. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the tax consequences set forth above.

Accounting Treatment

         The Acquisition will be accounted for by the Company using the "purchase" method of accounting in accordance with Accounting Principles Board Opinion No. 16. Under purchase accounting, the fair market value of the consideration given, and the market value of the liabilities assumed, by the Company in the Acquisition will be used as the basis of the purchase price. The assets and liabilities of Commonwealth/Transnation will be revalued to their respective fair market values. The financial statements of the Company will reflect the combined operations of the Company and Commonwealth/Transnation from the Closing Date of the Acquisition.

Resales of the Acquisition Shares

         All of the Acquisition Shares to be issued to RIC pursuant to the Stock Purchase Agreement will be registered under the Securities Act by the Company for resale into the public market in accordance with the terms of the Registration Rights Agreement to be executed by the Company and RIC on the Closing Date. See "Certain Related Agreements - Registration Rights Agreement." As a result, the Acquisition Shares may be sold pursuant to an effective registration statement as provided by the Registration Rights Agreement or pursuant to Rule 144 or any other applicable exemption from registration under the Securities Act. In connection with any sales under Rule 144, persons or entities who are deemed to be "affiliates," as such term is defined under the Securities Act, of the Company may resell the Acquisition Shares held by them only in transactions permitted by the resale provisions of Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by, or are under common control with, the Company and may include certain officers and directors of the Company as well as principal shareholders of the Company.

Market for Common Stock and Dividend Policy

         The Company. Since October 1995, the Common Stock has been listed on the NYSE under the symbol "LTI." Before October 1995, the Common Stock was listed with The Nasdaq National Market under the symbol "LTCO." The Company has reserved the symbol "LFG" on the NYSE for use upon consummation of the Acquisition and shareholder approval of the proposed change in the name of the Company to "LandAmerica Financial Group, Inc."

         The following table sets forth the reported high and low sales prices per share of the Common Stock on the NYSE Composite Tape, based on published financial sources, and the dividends per share declared on the Common Stock for the calendar quarter indicated.



                                                    Sales Price ($)     Dividends ($)
                                                 -------------------    -------------

                                                  High         Low
                                                  ----         ---
Year Ended December 31, 1996
   First quarter                                  19.13        16.63        0.05
   Second quarter                                 19.88        16.00        0.05
   Third quarter                                  22.38        17.38        0.05
   Fourth quarter                                 21.75        17.63        0.05
Year Ended December 31, 1997
   First quarter                                  23.75        19.00        0.05
   Second quarter                                 21.13        16.75        0.05
   Third quarter                                  33.69        18.00        0.05
   Fourth quarter                                 33.38        29.13        0.05
Year Ended December 31, 1998
   First quarter (through January 27, 1998)       38.38        31.00         --


         On August 20, 1997, the last day on which the Common Stock traded prior to the announcement of the Acquisition, the closing price for the Common Stock on the NYSE Composite Tape was $24.63 per share. On December 11, 1997, the day on which the original Stock Purchase Agreement was amended and restated, the closing price for the Common Stock on the NYSE Composite Tape was $32.19 per share. On January 27, 1998, the most recent practicable date prior to the mailing of this Proxy Statement, the closing price for the Common Stock on the NYSE Composite Tape was $35.44 per share. Holders of the Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Acquisition.

         The Company's current dividend policy anticipates the payment of quarterly dividends in the future. The declaration and payment of dividends to holders of Common Stock will be in the discretion of the Board of Directors, will be subject to contractual restrictions contained in the Credit Agreement and will be dependent upon the future earnings, financial condition and capital requirements of the Company and other factors.

         Because the Company is a holding company, its ability to pay dividends will depend largely on the earnings of, and cash flow available from, its subsidiaries. In a number of states, certain of the Company's subsidiaries are subject to regulations that require minimum amounts of statutory surplus. Under these and other such statutory regulations, the net assets of the Company's consolidated subsidiaries aggregating approximately $269.0 million were not available for dividends, loans or advances to the Company at September 30, 1997.

         Certain of the Company's subsidiaries are subject also to regulations that require that the payment of any extraordinary dividends receive prior approval of the insurance regulators of these states. Specifically, the insurance regulations of Virginia restrict the amount of dividends that LTIC can distribute to the Company in any twelve month period without prior approval. Under Virginia law, payment of dividends or distributions by a domestic insurer in any twelve month period without the prior approval of the Virginia Department of Insurance is limited to the lesser of (i) 10% of such insurer's surplus as of the preceding December 31 or (ii) the net income, not including realized capital gains, of such insurer for the preceding calendar year. Accordingly, based on statutory financial results for the year ended December 31, 1996, the payment of dividends by LTIC to the Company over any twelve month period that ended in calendar year 1997 was limited to $14.1 million without prior approval. Based on the amounts that had been distributed in the preceding twelve month period, as of September 30, 1997, approximately $12.3 million was available for the payment of dividends by LTIC pursuant to the insurance regulations of Virginia.

         In addition to regulatory restrictions, the Company's ability to declare dividends is subject to restrictions under the Credit Agreement, which generally limits the aggregate amount of all cash dividends and stock repurchases by the Company to 25% of its cumulative consolidated net income arising after December 31, 1996. As of September 30, 1997, approximately $4.3 million was available for the payment of dividends by the Company under the Credit Agreement. Management does not believe that the restrictions contained in the Credit Agreement will, in the foreseeable future, adversely affect the Company's ability to pay cash dividends at the current dividend rate. See "The Acquisition -- Bank Financing."

         Commonwealth and Transnation. Commonwealth and Transnation are wholly owned subsidiaries of RIC, which is a second-tier subsidiary of Reliance. See "Commonwealth Land Title Insurance Company and Transnation Title Insurance Company - Business." Accordingly, there is no established public trading market for the capital stock of Commonwealth and Transnation.

         The ability of Commonwealth and Transnation to pay dividends depends, in part, on the earnings of their respective subsidiaries. In a number of states, Commonwealth and Transnation are subject to regulations that require minimum amounts of statutory surplus. Under these and other such statutory regulations, the net assets of the combined companies aggregating approximately $284.1 million were not available for dividends, loans or advances to RIC at September 30, 1997.

         Commonwealth and Transnation are subject also to regulations that require that the payment of any extraordinary dividends receive prior approval of the insurance regulators of these states. Specifically, the insurance regulations of Arizona and Pennsylvania restrict the amount of dividends that Transnation and Commonwealth, respectively, can distribute to RIC in any twelve month period without prior approval. Under Arizona law, payment of dividends or distributions by a domestic insurer in any twelve month period without prior approval of the Arizona Department of Insurance is limited to the lesser of (i) 10% of such insurer's statutory surplus as of the preceding December 31 or (ii) such insurer's net investment income for the preceding calendar year. Under Pennsylvania law, payment of dividends or distributions by a domestic insurer in any twelve month period without the prior approval of the Pennsylvania Department of Insurance may not exceed the greater of (i) 10% of such insurer's surplus as of the preceding year end or (ii) the net income of such insurer for such preceding year. Accordingly, based on statutory financial results for the year ended December 31, 1996, payment of dividends by Commonwealth and Transnation to RIC over any twelve month period that ended in calendar year 1997 was limited to an aggregate amount of $37.3 million without prior approval. Based on the amounts that had been distributed in the preceding twelve month period, as of September 30, 1997, no additional amounts were currently available for the payment of dividends by Commonwealth or Transnation without prior regulatory approval.

                          THE STOCK PURCHASE AGREEMENT

         The following is a summary of the material provisions of the Stock Purchase Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference. The following summary is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement.

Acquisition and Purchase Price

         Pursuant to the Stock Purchase Agreement and on the terms and subject to the conditions set forth in the Stock Purchase Agreement, Commonwealth and Transnation will be acquired by the Company and will become wholly-owned subsidiaries of the Company. The purchase price to be paid by the Company for the acquisition of Commonwealth and Transnation consists of (i) $207.5 million in cash (subject to reduction as described below) funded by the Credit Facility upon the Closing of the Acquisition, (ii) the Company Common Shares, (iii) the issuance to RIC of the Series B Preferred Stock, which will be initially convertible into 4,824,561 shares of Common Stock, and (iv) a cash sum in an amount that is the greater of (a) $31,587,500 or (b) the net proceeds from the public or private offering of 1,750,000 shares of Common Stock after payment of applicable underwriting discounts and commissions or placement agents' commissions and the fees and expenses of the offering. The Company presently anticipates that it will complete a public offering of 1,750,000 shares of Common Stock on February 27, 1998 concurrently with the closing of the Acquisition. Such offering will be made only pursuant to a prospectus which may be obtained at the appropriate time from the underwriters for such offering. This Proxy Statement does not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock in such offering.

         The Stock Purchase Agreement provides that the $207.5 million cash portion of the purchase price payable by the Company to RIC at the Closing will be reduced by the greater of (i) the amount, if any, by which the stockholders' equity of Commonwealth/Transnation, as set forth on the unaudited combined balance sheet of Commonwealth/Transnation at September 30, 1997, is less than $270 million, and (ii) the amount, if any, by which the unused dividend paying capacity of Commonwealth/Transnation, determined on a statutory basis, as of the Closing Date is less than (x) $9 million for calendar year 1997 if the Closing takes place on or before December 31, 1997, (y) $9 million immediately available for dividends if the Closing takes place between January 1, 1998 and February 28, 1998, or (z) $4.5 million immediately available for dividends if the Closing takes place on or after March 1, 1998. The Company presently expects the Closing to occur in February 1998 and therefore a reduction of the $207.5 million cash portion of the purchase price based upon unused dividend capacity will occur only if Commonwealth/Transnation does not have $9 million available for dividends as of the expected Closing Date. The provisions of the Stock Purchase Agreement relating to a reduction of the $207.5 million cash portion of the purchase price if the stockholders' equity of Commonwealth/Transnation is less than $270 million at September 30, 1997 will not become applicable as a result of a stockholders' equity of approximately $284 million as reflected in Commonwealth/Transnation's balance sheet as of that date.

         The value of certain components of the consideration to be delivered to RIC at the Closing will be affected by the price of a share of the Common Stock on the NYSE. For a discussion of the variable components of the purchase price and the impact thereof on the aggregate purchase price to be delivered to RIC upon consummation of the Acquisition, see "The Acquisition - Description of the Acquisition."

Closing Date

         Subject to the conditions set forth in the Stock Purchase Agreement, the Closing of the Acquisition will take place on such date as is mutually agreed by the parties, provided that all conditions to Closing have been satisfied or waived and the Closing Date is no earlier than the date of delivery to the Company of Commonwealth/Transnation's financial statements for the quarter ended September 30, 1997 nor later than March 31, 1998. The financial statements of Commonwealth/Transnation for the quarter ended September 30, 1997 were delivered to the Company in November 1997. The Company currently expects the Closing to occur on February 27, 1998 immediately following the Special Meeting to be held on that date.

Representations and Warranties

         The Stock Purchase Agreement contains customary representations and warranties by each of the Company, LTIC and RIC as to, among other things, (a) organization, good standing and similar corporate matters; (b) the due authorization, execution, delivery and enforceability of the Stock Purchase Agreement and agreements to be executed at the Closing; (c) required filings and approvals; (d) the absence of violations of laws or breach of constitutive documents; (e) ownership of subsidiaries; (f) capital structure; (g) the absence of certain changes or events since the date of the most recent financial statements; (h) the absence of undisclosed liabilities; (i) good title to properties and assets, free of liens; (j) ownership of patents, trademarks, service marks, copyrights, and other similar intellectual property rights; (k) ownership of accounts; (l) the absence of breaches or defaults in material contracts; (m) insurance policies; (n) transactions with affiliates; (o)
compliance with laws; (p) filing of tax returns and payment of taxes; (q) employee benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended, and employment matters; (r) environmental matters; (s) accounts receivable; (t) the absence of pending or threatened litigation; (u) brokers' fees and expenses; and (v) ownership of investment securities and compliance with insurance and trust laws with respect thereto. In addition, the Company makes representations and warranties regarding documents filed with the Commission and the accuracy of information contained therein and representations and warranties as to the execution of the Amended and Restated Rights Agreement excepting the Acquisition from its provisions. See "Certain Related Agreements - Amended and Restated Rights Agreement."

Certain Covenants of the Parties

         Conduct of Business Pending the Acquisition. Pursuant to the Stock Purchase Agreement, RIC has agreed that, prior to the Closing Date, RIC will cause Commonwealth and Transnation to carry on their respective businesses only in the ordinary course of business, consistent with regular custom and practice, and RIC will use its Best Efforts (as defined below) to maintain the value of the Commonwealth and Transnation businesses as going concerns and the relationships of Commonwealth and Transnation with customers, suppliers, vendors, employees, agents, referral sources and governmental authorities. Prior to the Closing Date, RIC has agreed to cause Commonwealth, Transnation and their subsidiaries to make capital expenditures only in the ordinary course of business and to obtain the prior written consent of the Company to any capital expenditure equal to or greater than $250,000 or any capital expenditures in the aggregate of more than $1,000,000, whether or not in the ordinary course of business. In addition, on and prior to the Closing Date, RIC will cause Commonwealth and Transnation to refrain from doing any of the following without the prior written consent of the Company:

         (a) enter into any transaction with RIC or any of its affiliates except in the ordinary course of business or with respect to "affiliate debt" as defined in the Stock Purchase Agreement;

         (b) pay or accrue any compensation other than in the ordinary course of business or increase any compensation of any officer or employee other than such increases in compensation for individual employees as may be made in the ordinary course of business;

         (c) subject to certain exceptions, declare any dividends or make any other distributions in respect of the capital stock of Commonwealth or Transnation;

         (d) incur any debt except capitalized leases entered into in the ordinary course of business or intercompany advances between Commonwealth or Transnation and any of their subsidiaries or between wholly owned subsidiaries of only one of them, or incur any lien except in the ordinary course of business;

         (e) amend the charter or bylaws of Commonwealth or Transnation or any of their subsidiaries;

         (f) allow any material permit or license to lapse or terminate (to the extent such lapse or termination is within the reasonable control of Commonwealth, Transnation or any of their subsidiaries) or fail to renew any material permit or license in accordance with reasonably prudent business practice;

         (g) fail to operate the Commonwealth and Transnation businesses and maintain Commonwealth's, Transnation's and their subsidiaries' books, accounts and records in the ordinary course of business and maintain in good repair Commonwealth's, Transnation's and their subsidiaries' business premises, fixtures, machinery, furniture and equipment in a manner consistent with past practice;

         (h) engage any new employee of Commonwealth, Transnation or any of their subsidiaries for a salary in excess of $100,000 per annum;

         (i) enter into, amend in any material respect, extend, terminate or permit any renewal notice period or option to lapse with respect to any lease, lease-out or any other contractual obligation (other than an agency agreement) that contains either consideration to be given or performed by Commonwealth or Transnation or any of their subsidiaries of a value exceeding $250,000 per year or a term exceeding one year (except for the making of certain capital expenditures);

         (j) except with respect to real property acquired in connection with the relocation services business, purchase or otherwise acquire, or enter into a lease of any real property (where the purchase price or annual rental is greater than $250,000), except for lease renewals in the ordinary course of business;

         (k) (i) make any capital expenditures except in the ordinary course of business, (ii) incur any debt, (iii) mortgage, pledge, sell, lease or dispose of any material asset, (iv) make any change in the capital stock of Commonwealth, Transnation or any of their subsidiaries, (v) make any loans or cancel any debt other than in the ordinary course of business, (vi) purchase any assets or become a party to a business combination, (vii) make any changes in methods of accounting, (viii) waive, release or permit to lapse any material right except in the ordinary course of business, (ix) institute or settle any material claim, action or proceeding, (x) make any change in the relationships of Commonwealth, Transnation or any of their subsidiaries with employees, agents, independent contractors, customers, referral sources or suppliers that would be materially adverse to the business of Commonwealth/Transnation, or (xi) make any change in the rate of compensation paid to any director, officer, manager, employee, consultant or agent, other than in the ordinary course of business;

         (l)      consent or agree to do any of the foregoing; or

         (m) enter into, amend in any material respect, extend, terminate or permit any renewal notice period or option to lapse with respect to any exclusive agency agreement, any agency agreement with a term of two (2) years or more or any agency agreement which guarantees a specified level of national referral business to the agent.

         Solicitation of Takeover Proposals. Pursuant to the Stock Purchase Agreement, the parties have agreed that they will not, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, the Company, on the one hand, or Commonwealth and/or Transnation, on the other hand, or any business combination involving any of them or, except to the extent required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. To the extent permitted by the terms of each such party's confidentiality agreements with other persons existing on the date of the Stock Purchase Agreement, the parties will promptly advise one another if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made, will promptly inform one another of all the terms and conditions thereof, and will furnish to one another copies of any such written proposal or offer and the contents of any communications in response thereto. Neither party may waive any provisions of any "standstill" agreements between such party and any other person, except to the extent that such waiver is, as advised by counsel, required by fiduciary obligations under applicable law.

         Best Efforts. Pursuant to the Stock Purchase Agreement, each party has agreed to use its Best Efforts to bring about the timely fulfillment of each of the conditions precedent to the obligations of the other parties to the Stock Purchase Agreement, including but not limited to the preparation and filing of all notices and requests for approval under the HSR Act and state insurance laws and the execution and delivery of each of the Registration Rights Agreement, the Voting and Standstill Agreement, the Articles of Amendment to the Company's Charter and each of the resignation agreements required by the Voting and Standstill Agreement (the "Closing Agreements").

         For purposes of the Stock Purchase Agreement, the term "Best Efforts" means the efforts that a prudent business person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use "Best Efforts" does not require any such person to take actions that would result in a materially adverse change in (i) the Company's business and the Commonwealth and Transnation businesses taken as a whole or (ii) the financial condition of the Company, Commonwealth, Transnation and their subsidiaries taken as a whole as of the Closing Date.

         Solicitation for Employment. Except for persons who will be employed by RIC or an affiliate of RIC following the Closing, for the period beginning on August 20, 1997 and ending on the second anniversary of the Closing Date, RIC has agreed that neither it nor any of its affiliates will solicit to employ or employ (except as a result of a response to a general solicitation in a newspaper or magazine with a national or regional circulation) any individual who is an employee (other than a secretarial or clerical employee) of Commonwealth, Transnation or any of their subsidiaries on August 20, 1997, or at any time following August 20, 1997, unless at least six (6) months have elapsed following the Closing and following the cessation of such individual's employment with the Company, LTIC, Commonwealth, Transnation or any of their affiliates.

         Noncompetition Covenant. In the Stock Purchase Agreement, Reliance and RIC have agreed that, for the period from the Closing Date until the later of the third anniversary of the Closing Date or the date upon which RIC and its affiliates no longer hold any Common Stock or Series B Preferred Stock acquired in the Acquisition, or any shares of Common Stock received upon conversion of the Series B Preferred Stock, Reliance, RIC and their affiliates will not, without the prior written consent of the Company, directly or indirectly engage in the business of title insurance as regulated by the states and territories of the United States or in any of the other lines of business which are currently engaged in by Commonwealth or Transnation or their subsidiaries. The Stock Purchase Agreement prohibits Reliance, RIC or any of their affiliates from owning (other than ownership of less than five percent (5%) of the outstanding capital stock of a publicly traded company), directly or indirectly, any person
(i) whose revenues from the business of providing title insurance regulated by the states and territories of the United States or any other business which is currently engaged in by Commonwealth or Transnation exceeds twenty percent (20%) of such person's total consolidated revenues for the most recent fiscal year, or
(ii) which is one of the top seven (7) title insurance providers, as measured by gross title revenues, and from permitting any officer, director or executive-level employee of Reliance, RIC and their affiliates from serving as an officer, director, employee or consultant of any such person (other than the Company and its affiliates).

         Sale of Company Common Stock. The Stock Purchase Agreement provides that the Company must offer and sell at least 1,750,000 shares of Common Stock on a public or private basis to a person or persons other than Reliance or its affiliates on or before the Closing Date. With RIC's consent (which shall not be unreasonably withheld), the Company may include in such offering such number of additional shares of Common Stock (the "Additional Shares") that (i) if a public offering, as of the date of filing the registration statement (or pre-effective amendment thereto if Additional Shares are included in the offering following the initial filing of the registration statement) with the Commission, have a proposed maximum aggregate offering price of not more than $25.0 million exclusive of any overallotment option, or (ii) if a private offering, have a maximum aggregate offering price of not more than $25.0 million. In connection with any such public or private offering by the Company, the Company and RIC have agreed to indemnify and hold harmless each other and each of their respective officers, directors, employees, agents, representatives and controlling persons under the federal securities laws, except that RIC's liability under such indemnification provisions shall not exceed $31,587,500.

         In connection with such public or private offering on or before the Closing Date, (i) the underwriting discounts and commissions or placement agent commissions, as the case may be, on 1,750,000 shares of Common Stock to be sold in such offering shall be deducted from amounts payable to RIC, (ii) if a public offering, the Company will pay the underwriting discounts and commissions in the event of an exercise of all or any portion of any overallotment option (not to exceed 15% of such 1,750,000 shares) and (iii) the fees and expenses associated with the offering of 1,750,000 shares of Common Stock and such overallotment option, if applicable, shall be deducted from amounts payable to RIC. The Company will deliver to RIC the net proceeds from the sale of the 1,750,000 shares of Common Stock on such terms and in such manner as set forth in the Stock Purchase Agreement. The Company will retain the net proceeds (after payment by the Company of underwriting discounts and commissions or placement agent commissions, as the case may be) from the sale of any Additional Shares or, if applicable, from the exercise of all or any portion of any overallotment option (not to exceed 15% of the sum of 1,750,000 shares of Common Stock and any Additional Shares), such proceeds to be used to pay expenses incurred by the Company in connection with the transactions contemplated by the Stock Purchase Agreement and/or to reduce borrowings incurred under the Company's Credit Facility to enable the Company to pay the cash purchase price of the Acquisition. If the size of any public offering by the Company exceeds 1,750,000 shares of Common Stock plus any applicable overallotment option (not to exceed 15% of 1,750,000 shares of Common Stock), the Company will pay a pro rata portion of the fees and expenses of the offering based upon the percentage that the Additional Shares represent in relation to the entire offering of 1,750,000 shares of Common Stock, any overallotment option (not to exceed 15% of the sum of 1,750,000 shares of Common Stock and any Additional Shares) and any Additional Shares.

         Certain Other Covenants. The Stock Purchase Agreement also contains customary covenants applicable to transactions like the Acquisition, including covenants relating to (a) extension of the confidentiality agreement between the Company and Commonwealth/Transnation, dated July 2, 1997, (b) the filing of an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, indemnification for taxes attributable to a tax period prior to Closing and other tax matters, (c) each party's obligation to pay its own fees and expenses, (d) delivery of financial statements, (e) the listing on the NYSE of the Company Common Shares to be issued in the Acquisition and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, (f) the filing of resale registration statements covering the Company Common Shares, the Series B Preferred Stock and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, (g) the preparation of proxy materials relating to approval of the Acquisition by the Company's shareholders, (h) the negotiation prior to the Closing Date of an Administrative Services Agreement and (i) reasonable access to each party's documents, books and records during normal business hours.

Conditions to Closing

         The obligations of the Company and RIC to close the Acquisition are subject to various conditions which include the following: (a) the Stock Purchase Agreement and the transactions contemplated thereby shall have been approved by the requisite vote of the Company's shareholders; (b) all necessary filings pursuant to the HSR Act and state insurance laws and regulations have been made and all requisite approvals obtained and all applicable waiting periods thereunder shall have expired or been terminated; (c) no Action (as defined in the Stock Purchase Agreement) shall have been instituted prior to the Closing which has not been withdrawn, dismissed or settled prior to Closing by any court or other governmental authority that seeks to delay, enjoin or otherwise make illegal the consummation of the Acquisition; (d) the Acquisition is not prohibited by applicable law; (e) certain of the representations and warranties of the other party in the Stock Purchase Agreement shall be true and correct as of the Closing Date, the other party shall have materially performed the material obligations required to be performed by it under the

Stock Purchase Agreement at or prior to the Closing Date, and a closing certificate signed by the President and Chief Financial Officer of each party shall have been delivered relating to the foregoing; (f) the parties shall have executed each of the Closing Agreements to which it is a party; (g) the parties shall have received opinions of counsel with respect to certain legal matters;
(h) each party shall have provided the other with a written update of all the information contained in the disclosure letters delivered in connection with the execution of the Stock Purchase Agreement; and (i) each party shall have delivered such other customary closing documents as such other party may reasonably request.

         In addition to the foregoing, the Company's obligation to close is conditioned upon the absence of any "affiliate debt" (as defined in the Stock Purchase Agreement) or other debt or advances owed to Commonwealth, Transnation or any of their subsidiaries by RIC or its affiliates or by any present or former employee, officer, shareholder or director of RIC. As of January 16, 1998, there was no "affiliate debt" within the meaning of the Stock Purchase Agreement.

         The obligation of RIC to close is also subject to additional conditions, including (i) the issuance at Closing of the Company Common Shares and the Series B Preferred Stock, (ii) the listing, on a when issued basis, on the NYSE of the Company Common Shares and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock; (iii) the Amended and Restated Rights Agreement of the Company shall continue to be in full force and effect without revision, amendment or alteration; (iv) the Board of Directors of the Company shall have been increased from ten (10) to fourteen (14) directors and Robert M. Steinberg, George E. Bello and Lowell C. Freiberg, or a substitute for any of them who is a senior executive officer of RIC or an affiliate of RIC, and Herbert Wender shall have been elected to the Board of Directors of the Company in accordance with the provisions of the Voting and Standstill Agreement; and
(iv) the Company shall have delivered to RIC the payments provided for in the Stock Purchase Agreement and all other payments required to be made by the Company on the Closing Date.

         The foregoing conditions to Closing may be waived in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of the Company's shareholders. In the event that the Company determines to waive a condition to Closing in a manner that would constitute a material change in the transaction approved by the Company's shareholders, the Company would resolicit the votes of the shareholders with respect to such transaction and would provide shareholders with updated proxy materials in connection with such vote. The conditions to Closing relating to approval by the Company's shareholders and the receipt of all necessary regulatory approvals (including the expiration or termination of all waiting periods) cannot be waived under applicable law.

         No assurances can be provided as to when or if all of the conditions precedent to the Acquisition can or will be satisfied or waived by the appropriate party. As of the date of this Proxy Statement, the Company has no reason to believe that any of the conditions set forth above will not be satisfied.

Amendment, Waiver and Termination

         The  Company  and RIC may amend  any  provision  of the Stock  Purchase
Agreement by written agreement at any time before or after approval by the shareholders of the Company. In the event that an amendment to the Stock Purchase Agreement is made before or after shareholder approval that would result in a material change in the amount or kind of consideration to be delivered to RIC or would otherwise result in a material alteration or change in the terms and conditions of the Stock Purchase Agreement and the transactions contemplated thereby, the Company would resolicit the votes of its shareholders to approve the Stock Purchase Agreement, as so amended, and the transactions contemplated thereby, and would provide shareholders with updated proxy materials in connection with such vote. However, the Company does not intend to enter into any amendment to the Stock Purchase Agreement, whether before or after shareholder approval, that would materially change the amount or kind of consideration to be delivered by the Company to RIC. The Stock Purchase Agreement also permits a party to waive compliance by another party with any of the provisions thereof. Such waivers may include a waiver of any default in the performance of any term of the Stock Purchase Agreement by the other party, a waiver or extension of the time for the fulfillment by the other party of any of its obligations under the Stock Purchase Agreement, or a waiver of any of the conditions precedent to the obligations of such party under the Stock Purchase Agreement. See "The Stock Purchase Agreement - Conditions to Closing." As of the date hereof, the Company has granted certain waivers under the Stock Purchase Agreement relating to the business and operations of Commonwealth/Transnation that are not material, either individually or in the aggregate.

         The Stock Purchase Agreement may be terminated at any time prior to the Closing Date by mutual written consent of the Company and RIC. In addition, the Stock Purchase Agreement may be terminated by written notice prior to the Closing Date by either the Company or RIC (i) in the event that any representation or warranty of the other party set forth in the Stock Purchase Agreement is breached and such breach is not capable of cure or, if capable of cure, is not so cured within a reasonable period following notice of such breach, (ii) in the event that the other party materially breaches or violates any material covenant or agreement contained in the Stock Purchase Agreement or in any Closing Agreement to be performed by such other party and such breach or violation is not capable of cure or, if capable of cure, is not so cured within a reasonable period following notice of such breach or violation, (iii) if the Closing shall not have occurred on or before March 31, 1998 by reason of the failure to satisfy the conditions to Closing (unless the failure results primarily from the failure of any representation or warranty made by or on behalf of the other party herein or in any Closing Agreement containing qualifications as to materiality or Material Adverse Effect (as defined in the Stock Purchase Agreement) to be true and correct or any other representation or warranty made on behalf of the other party or in any Closing Agreement to be true and correct in all material respects or from the material breach or violation by the other party of any covenant or agreement contained in the Stock Purchase Agreement or in any Closing Agreement, and (iv) if an offer for the acquisition of, merger with or other type of business combination of such party by or with another person, which offer is contingent upon the termination of the Stock Purchase Agreement and the transactions contemplated thereby, is received by the Board of Directors of such party and, in the proper exercise of the fiduciary duties of such Board under applicable law, the Board determines that such party's acceptance of such offer is in the best interests of such party and its shareholders. In addition, the Company may terminate the Stock Purchase Agreement by written notice to RIC in the event that the Stock Purchase Agreement and all of the transactions contemplated thereby are not approved and adopted by the requisite vote of the shareholders of the Company following (i) the public announcement by a third party of either an acquisition of, or merger with, the Company, or the intent to acquire or merge with the Company or (ii) the public announcement that the Board of Directors of the Company no longer recommends that its shareholders approve the Stock Purchase Agreement and the transactions contemplated thereby.

         If either the Company or RIC terminates the Stock Purchase Agreement pursuant to the exercise of its fiduciary duties as discussed in the preceding paragraph, then the terminating party is required to pay the non-terminating party the sum of $14.0 million in cash in immediately available funds contemporaneously with the delivery of its written notice of termination. In addition, the Company is obligated to pay RIC the sum of $14.0 million in cash if the Company's shareholders fail to approve the transaction following certain public announcements as described in the preceding paragraph.

         In the event of the termination of the Stock Purchase Agreement by either the Company or RIC, all obligations of the parties thereunder (other than confidentiality obligations, agreements relating to payment of fees and expenses and certain other matters) will terminate without any liability of any party to any other party; provided, however, that no termination will relieve any party from any liability arising from or relating to breach prior to termination.

Indemnification

         In addition to certain tax indemnification obligations under the Stock Purchase Agreement, RIC has agreed to indemnify the Company, LTIC and their affiliates and hold each of them harmless, from, against and in respect of any and all losses arising from or related to (i) any breach of, untruth of or inaccuracy in (or any allegation by any third party of facts which, if true as alleged, would constitute such a breach or inaccuracy in) any representation or warranty made by or on behalf of RIC in the Stock Purchase Agreement or in any Closing Agreement or other certificate delivered pursuant thereto or (ii) any breach, non-fulfillment or violation of any covenant or agreement made by RIC in the Stock Purchase Agreement or in any document or instrument delivered pursuant thereto.

         The Company and LTIC, jointly and severally, have agreed to indemnify RIC and its affiliates and hold each of them harmless from, against and in respect to any and all losses arising from or related to (i) any breach of, untruth of or inaccuracy in (or any allegation by any third party of facts which, if true as alleged, would constitute such a breach or inaccuracy in) any representation or warranty made by or on behalf of the Company or LTIC in the Stock Purchase Agreement or in any Closing Agreement or other document, instrument or certificate delivered pursuant thereto; (ii) any breach, non-fulfillment or violation of any covenant or agreement made by the Company or LTIC in the Stock Purchase Agreement or in any document, instrument or certificate delivered pursuant thereto; (iii) any liability of RIC or any of its affiliates arising out of, with respect to or in connection with any guarantee of any lease or other contractual obligation of Commonwealth, Transnation or any of their subsidiaries; or (iv) any liability incurred by RIC or any of its affiliates relating to or arising from any time period after the Closing Date arising out of, with respect to or in connection with the business of Commonwealth or Transnation or any matter or circumstance involving Commonwealth or Transnation or any of their subsidiaries other than any losses covered by tax indemnification obligations or any losses arising out of an illegal or tortious course of conduct on the part of RIC or any of its affiliates.

         No claim for indemnification may be made or suit instituted under any of the indemnification provisions of the Stock Purchase Agreement more than twenty-four (24) months after the Closing Date (the "General Survival Period") except for Reserved Claims, which have a longer survival period. The term "Reserved Claims" includes (i) claims as to which any indemnitee has given any indemnifying party written notice on or prior to the end of the General Survival Period, (ii) claims by any indemnitee based upon an alleged or actual breach of or inaccuracy in certain of the representations or warranties contained in the Stock Purchase Agreement, (iii) claims by any indemnitee with respect to RIC's employee benefit obligations, (iv) claims by any indemnitee pursuant to certain tax obligations and liabilities incurred in connection with the operations of Commonwealth and Transnation, and (v) claims based upon fraud.

         Except with respect to claims arising out of certain of the representations or warranties or indemnities contained in the Stock Purchase Agreement or with respect to certain Reserved Claims, an indemnifying party shall not have any obligation to indemnify indemnitees in respect of any loss incurred by such indemnitees unless the aggregate cumulative total of all losses incurred by such indemnitees exceeds $6.0 million. Once the $6.0 million threshold is reached, the indemnitees will be entitled to indemnification for the aggregate cumulative amount of such losses in excess of such amount. With respect to the excepted claims referred to above, the minimum dollar limitation or deductible does not apply.

Post-Acquisition Employee Benefits

         Group Benefit and Pension Plans. The Stock Purchase Agreement provides generally that the Company and LTIC will, from and after the Closing Date of the Acquisition, provide to the employees of Commonwealth/Transnation and their subsidiaries who continue employment after the Closing, employee benefits that are substantially equal to the benefits provided to similarly-situated employees of the Company, LTIC and their subsidiaries, taking into account all relevant employment factors, including employee position, employee duties, geographical location, employee tenure, employee qualifications and employee abilities. The Company has reserved the unrestricted right to change or terminate both the existing plans of the Company and its subsidiaries, and the plans of
Commonwealth and Transnation and their subsidiaries, so as to achieve substantial equivalency in benefits while otherwise providing all benefits within cost budgets determined desirable by the Company. The Company also has reserved the right to continue the existing Commonwealth/Transnation plans, pending consolidation of these plans with the existing plans of the Company and its subsidiaries.

         As  the  sole  exceptions  to  the  Company's  unrestricted  rights  to continue, modify or terminate group benefit plans, (i) the continuing Commonwealth/Transnation employees will cease to participate in the Reliance Insurance Company Savings Incentive Plan (the "RIC Savings Plan") as of the Closing Date, and


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

(ii) the Company has agreed to allow continuing employees of Commonwealth/Transnation to continue participation in the existing Commonwealth/Transnation medical and dental programs, without material amendment or termination, through June 30, 1998. The Company currently plans for the employees of the Company, LTIC, Commonwealth and Transnation to all participate in the same tax qualified 401(k) plan sponsored by the Company or one of its affiliates effective as soon after Closing as is administratively feasible.

         It is anticipated that Commonwealth will continue to sponsor the Commonwealth Land Title Insurance Company Pension Plan for the Commonwealth and Transnation employees until studies are completed concerning the possible merger or other disposition of the pension plans currently sponsored by LTIC and Commonwealth.

         Certain Retirement Benefits. Effective as of Closing, Herbert Wender, Chairman and Chief Executive Officer of Commonwealth, will cease to participate in the Reliance Group Holdings, Inc. Retirement Benefits Equalization Plan. Pursuant to Mr. Wender's cessation of participation, he will not be entitled to any benefits under the Reliance Group Holdings, Inc. Retirement Benefits Equalization Plan. Accordingly, as provided for in the Stock Purchase Agreement, either the Company, LTIC or Commonwealth/Transnation will assume the benefit obligation previously accrued for Mr. Wender through the Closing Date under the Retirement Benefits Equalization Plan, either under an existing Company plan or a new executive benefit plan arrangement.

         Stock Options. There are no stock options held by officers, directors or employees of Commonwealth/Transnation that will be exchanged for stock options of the Company after the Closing Date.

                           CERTAIN RELATED AGREEMENTS

         The following is a summary of the material provisions of certain agreements that, in addition to the Stock Purchase Agreement, have been or will be entered into on or before the Closing Date. Copies of the Voting and Standstill Agreement, the Registration Rights Agreement and the term sheet for the Administrative Services Agreement are included as exhibits to the Stock Purchase Agreement, a copy of which is attached hereto as Appendix A. The covenants regarding non-performance remedies are set forth in Article 11 of the Series B Preferred Stock designation included as an exhibit to the Articles of Amendment, a copy of which is attached hereto as Appendix B. A copy of the Amended and Restated Rights Agreement is on file with the Commission and is incorporated by reference herein. The following summaries are qualified in their entirety by reference to the complete texts of the actual agreements. Capitalized terms not otherwise defined herein shall have the meanings set forth in the respective agreements.

Voting and Standstill Agreement

         Pursuant to the Stock Purchase Agreement, on the Closing Date, the Company, RIC and Reliance will enter into a Voting and Standstill Agreement, the form of which is attached to the Stock Purchase Agreement as Exhibit B. The Voting and Standstill Agreement provides for certain standstill, voting and transfer restrictions on Reliance, RIC and their respective affiliates and for representation on the Company's Board of Directors by individuals selected by RIC, as described below.

         Standstill Provisions. The Voting and Standstill Agreement provides for certain restrictions on the level of beneficial ownership of Common Stock held by Reliance and RIC during the term of the Voting and Standstill Agreement. Specifically, Reliance and RIC may not, and may not permit any of their respective affiliates to, directly or indirectly, exceed the Standstill Percentage (as described below), or otherwise acquire, propose to acquire, offer to acquire or agree to acquire any Common Stock or Series B Preferred Stock. As set forth in the Voting and Standstill Agreement, certain of these restrictions will not apply to stock purchases or repurchases by the Company, acquisitions contemplated by the Stock Purchase Agreement, including without limitation the conversion of the Series B Preferred Stock, or acquisitions

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

resulting from corporate action taken by the Company's Board of Directors with respect to any pro rata distribution of shares of Common Stock in connection with any stock split, stock dividend, recapitalization, reclassification or similar transaction. The initial Standstill Percentage will be approximately 45.2%, representing RIC's beneficial ownership of Common Stock on a fully diluted basis immediately following consummation of the Acquisition, assuming conversion of all of the shares of Series B Preferred Stock held by RIC to Common Stock. The Standstill Percentage will be adjusted downward as RIC decreases its beneficial ownership of the Common Stock.

         In addition to the limitations placed on their acquisition of Common Stock and Series B Preferred Stock, Reliance and RIC may not, and may not permit any of their respective affiliates to, directly or indirectly, propose, solicit, offer, seek to effect, negotiate with or provide any confidential information relating to the Company or its business to any other person with respect to any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company. Such restrictions will not apply to transactions that may be approved by the Company's Board of Directors or with respect to which the Company's Board of Directors has recommended that its shareholders accept such offer or, after ten (10) business days from the date of commencement of such offer, expressed no opinion, remained neutral, was unable to take a position or otherwise did not oppose or recommend that its shareholders reject such offer. RIC and its affiliates, however, will not be prohibited from soliciting, offering, seeking to effect or negotiating with any person with respect to transfers of Common Stock or Series B Preferred Stock otherwise required or permitted by the Voting and Standstill Agreement, as long as RIC and its affiliates do not provide any confidential information relating to the Company or its business to any person except as required by applicable law, including the anti-fraud provisions of the federal securities laws, and as otherwise permitted by the Voting and Standstill Agreement.

         The Voting and Standstill Agreement also prohibits Reliance, RIC and their affiliates from, among other things:

                  (i) making or participating in any solicitation of proxies with respect to the voting of any Common Stock or becoming a participant in any election contest with respect to the Company;

                  (ii) forming, participating in or joining any person or group with respect to any Common Stock or Series B Preferred Stock, or holding or disposing of the Common Stock or Series B Preferred Stock for any purpose otherwise prohibited by the Voting and Standstill Agreement;

                  (iii) depositing any Common Stock or Series B Preferred Stock into a voting trust or similar arrangement;

                  (iv) initiating, proposing or otherwise soliciting shareholders for the approval of any shareholder proposal with respect to the Company; and

                  (v) except as specifically provided for in the Voting and Standstill Agreement and in the Series B Preferred Stock designation, seeking to place a representative on the Company's Board of Directors, or seeking the removal of any member of the Company's Board of Directors (other than a director designated by RIC), or taking any other actions with respect to control of the Company.

         Reliance and RIC must notify the Company promptly if any inquiries or proposals are received by, any information is exchanged with respect to, or any negotiations or discussions are initiated or continued by or with, Reliance, RIC or any of their respective affiliates regarding any of the standstill restrictions set forth in the Voting and Standstill Agreement (other than permitted transfers under the Voting and Standstill Agreement).


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

         Board Representation. The Voting and Standstill Agreement provides for certain levels of representation on the Company's Board of Directors by individuals designated by RIC. On the Closing Date, the Company will increase the size of its Board of Directors from ten (10) to fourteen (14) directors and will fill three of the newly-created vacancies with RIC Directors and the fourth vacancy with Herbert Wender, the Chairman and Chief Executive Officer of Commonwealth. The Stock Purchase Agreement has designated Robert M. Steinberg, George E. Bello and Lowell C. Freiberg (or any substitute who is a senior executive officer of RIC or its affiliates) as the three RIC Directors who will be appointed to the Company's Board of Directors on the Closing Date. One RIC Director will be placed in each of the three classes of the Company's Board of Directors, and Mr. Wender will be placed in Class I. See "Management and Ownership of the Company Following the Acquisition - Board of Directors."

         All four newly-appointed Directors will serve until the Annual Meeting of Shareholders in 1998. At that time, the Company will recommend for election the initial Class I RIC Director for a three (3) year term expiring in 2001 and each of the other Directors for the remainder of the term of his respective Class. Subject to the provisions of the Voting and Standstill Agreement regarding reductions in the size of the Board of Directors and required resignations of RIC Directors, the Company will thereafter recommend for election, in the applicable year in which the respective Class term expires, one RIC Director in Class I, one RIC Director in Class II and one RIC Director in Class III, in each case as designated by RIC. If any such RIC Director is not elected by the shareholders of the Company, the Company will have no further obligations with respect to such board representation for the applicable year.

         Once the RIC Ownership Percentage is reduced to less than twenty percent (20%), the Company may take such action as may be necessary to reduce the Company's Board of Directors to twelve (12) directors. Within five (5) business days of such reduction in RIC Ownership Percentage, RIC shall cause two
(2) of the three (3) RIC Directors to resign from the Company's Board of Directors. The two (2) RIC Directors that will be subject to such resignation will be those RIC Directors who have the shortest terms of office then remaining.

         Once the RIC Ownership Percentage is reduced to less than fifteen percent (15%), the Company may take such action as may be necessary to reduce the Company's Board of Directors to eleven (11) directors. Within five (5) business days of such reduction in RIC Ownership Percentage, RIC shall cause the remaining RIC Director to resign from the Company's Board of Directors.

         If RIC does not cause the resignation of the applicable number of RIC Directors within the stipulated period, the Company may seek the resignation or, in the alternative, the Continuing Directors may seek the removal of the RIC Directors that are subject to such resignation. Following such resignation, the Company may amend its Bylaws or take such other action as it deems appropriate to reduce the number of directors constituting the Company's Board of Directors proportionately or fill the vacancy caused by such resignation(s) with its own nominee in accordance with the applicable provisions of the Charter and Bylaws of the Company.

         Subject to the provisions of the Voting and Standstill Agreement regarding reductions in the size of the Board of Directors and required resignations of RIC Directors, the Company's Board of Directors will designate one RIC Director to serve on each of the committees of the Company's Board of Directors to the same extent, and on the same basis, as the other members of the Company's Board of Directors. If the number of RIC Directors is reduced to one director pursuant to the terms of the Voting and Standstill Agreement, the remaining RIC Director will be entitled to maintain his or her membership on any committee on which he or she then may be serving until the earliest to occur of
(i) the  expiration  of such RIC  Director's  term as a director of the Company,
(ii) the date that the RIC Ownership Percentage is less than fifteen percent (15%) or (iii) the Preferred Shares Exit Date (as defined below).

         In the event of any decrease in the RIC Ownership Percentage to below the twenty percent (20%) and fifteen percent (15%) thresholds, any subsequent increase in the RIC Ownership Percentage to or above such twenty percent (20%) and fifteen percent (15%) thresholds will not entitle RIC to reinstate, elect or designate any RIC Directors to the Company's Board of Directors or any committee thereof. Any

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

subsequent increase to or above such twenty percent (20%) threshold will constitute a breach of the Voting and Standstill Agreement.

         RIC shall have the right to request the resignation from the Company's Board of Directors of any RIC Director. In the event that any RIC Director for any reason ceases to serve as a member of the Company's Board of Directors during his or her term of office and at such time RIC would have the right to a designation if an election for the resulting vacancy were to be held, RIC may designate a person to fill such vacancy (a "RIC Director Vacancy"). Subject to the foregoing and to the other terms of the Voting and Standstill Agreement, the Company will appoint RIC's designee to the Company's Board of Directors to fill the RIC Director Vacancy and to serve until the next annual meeting of the Company's shareholders and will recommend RIC's designee for election to the Company's Board of Directors at the next annual meeting of the Company's shareholders to fill the remaining term of the class of directors to which such designee was appointed. The Company shall be under no obligation to appoint or recommend for election any such designee to fill a RIC Director Vacancy unless and until it has received from such designee an executed letter agreement regarding resignation in the form attached to the Voting and Standstill Agreement. Nothing in the Voting and Standstill Agreement requires RIC to designate any RIC Directors or requires an RIC Director to serve in office.

         The Company's obligations regarding board representation as described above are subject to compliance with the provisions of the Company's Charter and Bylaws. The Company has agreed that it will make no modifications or amendments to its Charter or Bylaws that would in any way hinder, impede or otherwise limit RIC's rights under the foregoing provisions regarding board representation.

         Voting Provisions. The Voting and Standstill Agreement provides for certain requirements with respect to the voting of the shares of Common Stock owned by Reliance, RIC and their affiliates during the term of the Voting and Standstill Agreement. Specifically, the Voting and Standstill Agreement requires that Reliance, RIC and their affiliates vote:

                  (i) for the Continuing Directors' nominees to the Company's Board of Directors, in accordance with the recommendation of the Company's Board of Directors or a nominating committee thereof;

                  (ii) with respect to any "election contest" initiated by any person in connection with any tender offer, in the same proportion as the total votes cast by or on behalf of all shareholders of the Company (other than Reliance, RIC and their affiliates) with respect to such proxy contest;

                  (iii) with respect to any matters related to share issuance, mergers, acquisitions and divestitures for which shareholder approval is sought, in accordance with the independent judgment of Reliance, RIC and their affiliates, without regard to any request or recommendation of the Company's Board of Directors; provided that, if any such transaction is submitted for shareholder approval by the Company in order to permit the Company to exercise its call rights under the Voting and Standstill Agreement or its redemption rights under the Series B Preferred Stock designation, then the Common Stock beneficially owned and entitled to be voted by Reliance, RIC and their affiliates shall be voted in accordance with the recommendation of the Company's Board of Directors; and

                  (iv) with respect to all matters (other than the election of RIC Directors) brought before the Company's shareholders for a vote not otherwise provided for in any of the foregoing, in accordance with the recommendation of the Company's Board of Directors.

         In addition, RIC and its affiliates agree to be present, in person or by proxy, at all duly held meetings of shareholders of the Company so that all of the Common Stock held by RIC and its affiliates may be counted for purposes of determining the presence of a quorum at such meetings.

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

         Required Sales of Acquisition Shares. Under the Voting and Standstill Agreement, RIC is required within certain time periods to sell, convey or otherwise transfer (i) the shares of Common Stock that it received in the Acquisition and such additional shares of Common Stock that the Company may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions or pursuant to the exercise of any rights under the Amended and Restated Rights Agreement (the "RIC Common Shares"), (ii) the shares of Series B Preferred Stock that it received in the Acquisition and (iii) the shares of Common Stock received upon conversion of the Series B Preferred Stock in accordance with the terms of the Series B Preferred Stock designation and such additional shares of Common Stock that the Company may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions or pursuant to the exercise of any rights under the Amended and Restated Rights Agreement (the "Converted Shares").

         First, RIC must sell, convey or otherwise transfer the RIC Common Shares by the date that is six (6) years and six (6) months after the effective date of the registration statement for the RIC Common Shares (as defined below) as provided for in the Registration Rights Agreement (the "Common Shares Exit Date"). Such sales, conveyances or transfers of the RIC Common Shares must be entirely to persons that are not, at the time of the sale, conveyance or transfer, an affiliate of RIC. The Common Shares Exit Date is subject to adjustment in the event of any Holdback Period or Discontinuance Period (as those terms are defined in the Registration Rights Agreement) required by the Company under the Registration Rights Agreement. See "- Registration Rights Agreement."

         In the event that RIC has not disposed of all of the RIC Common Shares by the Common Shares Exit Date, the Company thereafter will have the absolute right from time to time on thirty (30) days' written notice to make one or more calls to purchase for cash all or a portion of the remaining RIC Common Shares then held by RIC at a price equal to ninety-five percent (95%) of the fair market value of the Common Stock at the time of the call(s), with such fair market value to be calculated based upon the average of the closing prices of the Common Stock for the ten (10) consecutive trading days preceding the notice by the Company to RIC of the exercise of its call right.

         In addition, RIC must sell, convey or otherwise transfer so many of the shares of the Series B Preferred Stock and the Converted Shares, if any, as are necessary to reduce the RIC Ownership Percentage to less than twenty percent (20%) of the Adjusted Outstanding Shares by the date that is eight (8) years and six (6) months after the effective date of the registration statement for the Series B Preferred Stock as provided for in the Registration Rights Agreement (the "Preferred Shares Exit Date"). As with the requirement with respect to the RIC Common Shares, such sales, conveyances and transfers must be made entirely to persons that are not, at the time of the sale, conveyance or transfer, an affiliate of RIC. The Preferred Shares Exit Date is subject to adjustment in the event of any Holdback Period or Discontinuance Period required by the Company under the Registration Rights Agreement. See "- Registration Rights Agreement." The requirements described in this paragraph shall not in any manner affect (i) the right of the Company to redeem the Series B Preferred Stock held by RIC or
(ii) the right of RIC to convert the Series B Preferred Stock into Common Stock, in each case in accordance with the terms of the Series B Preferred Stock designation set forth in the Company's Charter.

         In the event that RIC has not reduced the RIC Ownership Percentage to below twenty percent (20%) by the Preferred Shares Exit Date, the Company thereafter will have the absolute right from time to time on thirty (30) days' written notice to make one or more calls to purchase for cash all or any part of that number of Converted Shares then held by RIC necessary to reduce the RIC Ownership Percentage to below the twenty percent (20%) threshold at a price equal to ninety-five percent (95%) of the fair market value of the Common Stock at the time of the call(s), with such fair market value to be calculated based upon the average of the closing prices of the Common Stock for the ten (10) consecutive trading days preceding the notice by the Company to RIC of the exercise of its call right.

         The Series B Preferred Stock shall not be convertible into shares of Common Stock until such time as RIC and its affiliates have sold, conveyed or transferred all of the RIC Common Shares entirely to persons that are not, at the time of the sale, conveyance or transfer of the RIC Common Shares, an affiliate of RIC, unless (i) the Company should call for redemption of the Series B Preferred Stock in accordance with the Series B Preferred Stock designation set forth in the Company's Charter, or (ii) any one of the following events shall occur: (x) the Company should declare a regular quarterly dividend on the Common Stock of $.40 or more during any calendar year,
(y) the Company should declare one or more non-regular dividends on the Common Stock in an aggregate amount of $.50 or more during any calendar year or (z) the Company should declare dividends on the Common Stock, whether regular or non-regular, in an aggregate amount of $1.60 or more during any calendar year.

         If the Company, however, should call less than all of the Series B Preferred Stock for redemption as described above, then RIC and its affiliates shall be entitled to convert into shares of Common Stock only that number of the Series B Preferred Stock that have been so called for redemption. In the event that the Company's Board of Directors has approved any negotiated tender or exchange offer with a third party or approved any merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company in which the holders of Common Stock are entitled to tender or exchange their holdings of Common Stock for, or to otherwise receive for their holdings of Common Stock, other consideration (whether cash, non-cash or some combination thereof), the Company will take one of two actions. First, the Company will permit RIC and its affiliates to convert all of the Series B Preferred Stock then held by them contingent upon, and effective as of, the closing of such transaction and without the right of RIC or any of its affiliates to vote the shares of Common Stock received upon any such conversion on any matter in connection with such transaction.

         In the alternative, the Company will make appropriate provision to provide to RIC and any of its affiliates holding Series B Preferred Stock as of the closing date of such transaction the same kind and amount of consideration receivable by the holders of the Common Stock in such transaction. The amount of consideration to be received by RIC and any of its affiliates holding Series B Preferred Stock will be determined by reference to the number of shares of Common Stock that RIC and its affiliates would have been entitled to receive had the Series B Preferred Stock been converted immediately prior to consummation of such transaction. RIC and its affiliates, however, will not be entitled thereafter to receive any shares of stock, other securities, cash or property pursuant to the Series B Preferred Stock designation with respect to such of the Series B Preferred Stock as has received full payment of the such consideration.

         If, prior to the Preferred Shares Exit Date, all of the shares of the Series B Preferred Stock have been redeemed or converted and are no longer outstanding but the RIC Ownership Percentage is at least twenty percent (20%), RIC and its affiliates shall be entitled to the remedies for certain
"industry-related defaults" and "material obligation defaults" as if such remedies had been set forth in full in the Voting and Standstill Agreement, until the earlier of (i) the date by which the RIC Ownership Percentage is less than twenty percent (20%) or (ii) the Common Shares Exit Date. See "- Covenants Regarding Non-Performance Remedies."

         Transfer Restrictions. The Voting and Standstill Agreement provides for certain restrictions with respect to the transfer of shares of Common Stock and Series B Preferred Stock during the term of the Voting and Standstill Agreement. Specifically, RIC will not, directly or indirectly, knowingly transfer any of the Acquisition Shares to any person or group without the prior written consent of the Company (which consent shall not be unreasonably withheld), if, as a result of such transfer, such person or group would have beneficial ownership of Common Stock representing in the aggregate more than 9.9% of the issued and outstanding shares of Common Stock.

         Subject to the foregoing limitation, RIC may transfer the Acquisition Shares in the following manner:

                  (i)     to the Company or any affiliate of the Company;

                  (ii) pursuant to an effective registration statement under the Securities Act as provided in the Registration Rights Agreement;

                  (iii) pursuant to any applicable exemption from registration under the Securities Act;

                  (iv) pursuant to a pro rata distribution by RIC to its shareholders if RIC has no knowledge that any distributee, or any person that controls such distributee, will acquire from RIC beneficial ownership of Common Stock representing more than 9.9% of the issued and outstanding shares of Common Stock in such distribution; provided that, upon a change in control of RIC occurring after the date of the Voting and Standstill Agreement, RIC shall not distribute any of the Acquisition Shares to its affiliates or otherwise unless RIC has received the prior written consent of the Company and obtained an agreement in writing by the distributee to be bound by the terms and conditions of the Voting and Standstill Agreement; and provided further that, in the event that any affiliate of RIC receives a distribution of any of the Acquisition Shares pursuant to the Voting and Standstill Agreement, or otherwise becomes the beneficial owner of any of the Acquisition Shares, Reliance shall cause such affiliate of RIC to comply with all of the provisions of the Voting and Standstill Agreement;

                  (v) pursuant to a merger or consolidation of the Company or pursuant to a plan of liquidation of the Company, which has been approved by the affirmative vote of a majority of the members of the Company's Board of Directors then in office; or

                  (vi) pursuant to a tender offer or exchange offer that the Company's Board of Directors, by action taken by the affirmative vote of a majority of the members of the Company's Board of Directors then in office, has determined not to oppose.

The rights of RIC under the Voting and Standstill Agreement shall not transfer to any transferee(s) of such Acquisition Shares.

         Term. Unless earlier terminated by written agreement of the parties, the Voting and Standstill Agreement will continue in effect until the earlier of
(i) the date on which the RIC Ownership Percentage is less than 15% or (ii) at such time on or after the Preferred Shares Exit Date that the RIC Ownership Percentage is less than 20%. The provisions of the Voting and Standstill Agreement with respect to the Company's right to call shares of the Common Stock held by RIC or its affiliates, however, will survive any termination of the Voting and Standstill Agreement.

Covenants Regarding Non-Performance Remedies

         On or before the Closing Date, the Company will file Articles of Amendment to its Charter that contain the designation for the Series B Preferred Stock. The form of the Articles of Amendment is attached hereto as Appendix B. The provisions of the Series B Preferred Stock contain covenants that will entitle RIC to certain rights in specific default situations. These covenants may affect the rights of Reliance, RIC and their affiliates in a manner that could be adverse to the rights of holders of Common Stock. As described below, upon the occurrence of certain events, RIC will be entitled to additional seats on the Company's Board of Directors, and Reliance, RIC and their affiliates will no longer be subject to certain restrictions under the Voting and Standstill Agreement. See "- Voting and Standstill Agreement."

         Such rights are  cumulative and are available only until the earlier of
(i) the date that the RIC Ownership Percentage is less than twenty percent (20%) or (ii) the Preferred Shares Exit Date. In addition, such rights are exercisable solely and exclusively by RIC, whether RIC holds all shares of the Series B Preferred Stock or RIC and any of its affiliates hold any shares of Series B Preferred Stock. The rights are not transferable or assignable to subsequent holders of the Series B Preferred Stock. Any sale, conveyance or transfer of shares of the Series B Preferred Stock by RIC to any person who is not an affiliate of RIC at the time of such sale, conveyance or transfer shall render these rights null and void as to the shares of Series B Preferred Stock so sold, conveyed or transferred.

         Industry-Related Defaults. In the event that (i) the Company's combined ratio exceeds the weighted average of the combined ratios of certain predetermined comparable title insurance companies by more than five percentage points for any twelve month period (beginning with the twelve month period commencing January 1, 1998), with such calculation to be determined as of March 31, June 30, September 30 and December 31 of each year for the previous twelve months, and (ii) any two of Standard & Poors Corporation ("S&P"), Duff & Phelps Credit Rating Co. ("Duff & Phelps") or A.M. Best have downgraded the Company's claims-paying ability rating to or below a rating of "BBB -" (or its equivalent), the Company will take such action as may be necessary to increase the size of the Board of Directors by three directors, fill the three vacancies created thereby with additional RIC Directors and recommend such additional RIC Directors for election as directors at the next annual meeting of the Company's shareholders. Furthermore, in the event of the defaults described in this paragraph, RIC and its affiliates will no longer be required to:

                  (i) sell the shares of Common Stock that RIC acquired in the Acquisition within the time period set forth in the Voting and Standstill Agreement;

                  (ii) sell the shares of Series B Preferred Stock that RIC acquired in the Acquisition within the time period set forth in the Voting and Standstill Agreement;

                  (iii) refrain from taking certain actions prohibited by the standstill provisions of the Voting and Standstill Agreement (other than the prohibition on acquiring additional shares of Common Stock);

                  (iv) vote the shares of Common Stock held by them in the manner required by the Voting and Standstill Agreement; or

                  (v) sell the shares of Common Stock held by them before converting shares of Series B Preferred Stock into additional shares of Common Stock ((i) through (v) collectively, the "Restriction Releases").

         The title insurance companies to be included in the combined ratio analysis described above are Chicago Title Insurance Company, First American Title Insurance Company, Fidelity National Title Insurance Company and Old
Republic Title Insurance Company. As of January 16, 1998, the Company's claims-paying ability rating was "A-" as determined by Duff & Phelps. For additional information on claims-paying ability ratings, see "Commonwealth Land Title Insurance Company and Transnation Title Insurance Company - Business - Claims-Paying Ability."

         Dividend Payment Defaults. In the event that RIC or any affiliate of RIC beneficially owns shares of the Series B Preferred Stock and the Company fails to pay in cash the full amount of the dividend on the Series B Preferred Stock on one occasion within five days of the applicable dividend payment date, the Company will take such action as may be necessary to increase the size of the Board of Directors of the Company by three directors and fill the three vacancies created thereby with additional RIC Directors and recommend such additional RIC Directors for election as directors at the next annual meeting of the Company's shareholders. Furthermore, in the event of the default described in this paragraph, RIC and its affiliates will be entitled to the Restriction Releases.

         In the event that RIC or any affiliate of RIC beneficially owns shares of the Series B Preferred Stock and the Company fails to pay in cash the full amount of the dividend on the Series B Preferred Stock on two occasions, whether or not consecutive, within five days of the applicable dividend payment dates, RIC and its affiliates will no longer be required to (i) refrain from acquiring additional shares of Common Stock or (ii) refrain from selling shares of Common Stock or Series B Preferred Stock to any person or group if, as a result of the sale, such person or group would beneficially own on a fully diluted basis more than 9.9% of the issued and outstanding shares of Common Stock.

         In the event that RIC or any affiliate of RIC beneficially owns shares of the Series B Preferred Stock and the Company fails to pay in cash the full amount of the dividend on the Series B Preferred Stock on three occasions, whether or not consecutive, within five days of the applicable dividend payment dates, the Company will take such action as may be necessary to increase the size of the Board of Directors to a number that will permit the addition of a sufficient number of RIC Directors such that the total number of RIC Directors will constitute a majority of the Board of Directors, fill the vacancies created thereby with additional RIC Directors and recommend such additional RIC Directors for election as directors at the next annual meeting of the Company's shareholders. Furthermore, in the event of the default described in this paragraph, RIC and its affiliates will no longer be subject to any of the restrictions placed on them in the Voting and Standstill Agreement.

         Material Obligation Defaults. In the event that the Company defaults on any of its material debt obligations in excess of $15.0 million (individually or at any one time in the aggregate) (a "Material Default"), and the Material Default is not cured or waived within the time period and manner prescribed by the applicable agreements or instruments and results in the acceleration of the amounts due thereunder, the Company will take such action as may be necessary to increase the size of the Board of Directors to a number that will permit the addition of a sufficient number of RIC Directors such that the total number of RIC Directors will constitute a majority of the Board of Directors, fill the vacancies created thereby with additional RIC Directors and recommend such additional RIC Directors for election as directors at the next annual meeting of the Company's shareholders. Furthermore, in the event of the default described in this paragraph, RIC and its affiliates will no longer be subject to any of the restrictions placed on them in the Voting and Standstill Agreement.

Amended and Restated Rights Agreement

         Pursuant to the Rights Agreement, dated as of October 1, 1991, between the Company and Sovran Bank, N.A., as Rights Agent, one Right was issued for each share of Common Stock then outstanding. The Rights Agreement was amended on June 22, 1992 to appoint Wachovia Bank of North Carolina, N.A., as the successor to the Rights Agent. In connection with the execution of the original Stock Purchase Agreement on August 20, 1997 and the Amended and Restated Stock
Purchase  Agreement on December 11,  1997,  the Company  executed an Amended and
Restated Rights Agreement, dated August 20, 1997, and a First Amendment to Amended and Restated Rights Agreement, dated December 11, 1997, with Wachovia Bank, N.A., as Rights Agent (collectively, the "Amended and Restated Rights
Agreement"), copies of which have been filed with the Commission on Current Reports on Form 8-K and are incorporated by reference into this Proxy Statement. See "Available Information" and "Incorporation of Certain Documents by Reference."

         The Amended and Restated Rights Agreement provides, among other things, that (i) the approval, execution, delivery and performance of the original Stock Purchase Agreement, the Amended and Restated Stock Purchase Agreement or the Voting and Standstill Agreement, and any acquisition of the Acquisition Shares by RIC or its affiliates as contemplated by the original Stock Purchase Agreement, the Amended and Restated Stock Purchase Agreement or the Voting and Standstill Agreement, will not cause the Rights to become exercisable, (ii) the exercise price of the Rights shall be $85 per Right, an increase from $65 per Right to reflect current conditions, and (iii) the Rights shall not be exercisable after August 20, 2007, thereby extending the termination date of the Rights from October 1, 2001.

         At its meeting on August 20, 1997, the Company's Board of Directors also approved the filing of an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Series A Junior Participating Preferred Stock, without par value, from 50,000 shares to 200,000 shares. See "The Acquisition - Amendment to Articles of Incorporation of the Company." The amendment is expected to become effective on or before the Closing Date of the Acquisition.

         For additional information on the terms of the Amended and Restated Rights Agreement, see "Description of Capital Stock - Preferred Share Purchase Rights."

Registration Rights Agreement

         On the Closing Date, the Company and RIC will enter into the Registration Rights Agreement attached to the Stock Purchase Agreement as Exhibit A. In accordance with the procedures set forth in the Registration Rights Agreement, the Company will file one or more Registration Statements with the

Commission to register the resale of the Acquisition Shares under the Securities Act and, after such Registration Statement(s) become effective, use its best efforts to maintain the effectiveness of any such Registration Statement(s) for specified time periods.

         The Registration Rights Agreement will contain provisions under which the Company may require RIC and its affiliates to temporarily refrain from effecting public sales of the Acquisition Shares (a "Holdback Period"). For each Holdback Period, the specified time period for which the Company is required to maintain the effectiveness of any Registration Statement(s) related to the Acquisition Shares will be extended for a period of time equal to the Holdback Period. In addition, upon the issuance of a stop order suspending the effectiveness of any Registration Statement(s), or any order suspending or preventing the use of any related Prospectus or suspending the registration or qualification of any Acquisition Shares for sale in any jurisdiction, RIC and its affiliates, upon written notice, will discontinue all transfers and sales of the Acquisition Shares ("Discontinuance Period") and the specified time period for which the Company is required to maintain the effectiveness of any Registration Statement(s) related to the Acquisition Shares will be extended for a period of time equal to the Discontinuance Period.

         The Company will pay all expenses in connection with all registrations of the Acquisition Shares and RIC will pay (i) any fees or disbursements of counsel to RIC or any underwriter and (ii) all underwriting discounts and commissions and transfer taxes, if any, and documentary stamp taxes, if any, relating to the sale or disposition of the Acquisition Shares. In the case of an underwritten offering of Acquisition Shares, RIC will have the right to select a lead managing underwriter or underwriters and the Company will have the right to select a co-managing underwriter or underwriters.

         Under the Registration Rights Agreement, the Company will indemnify RIC against certain liabilities, including liabilities arising under the federal securities laws.

         The Acquisition Shares will no longer be subject to the Registration Rights Agreement when (i) a Registration Statement covering such Acquisition Shares has been declared effective under the Securities Act and such Acquisition Shares have been sold pursuant to such effective Registration Statement, (ii) such Acquisition Shares are distributed to the public pursuant to Rule 144 under the Securities Act, (iii) such Acquisition Shares have been otherwise transferred or disposed of and new certificates have been issued without a legend that restricts further transfer or disposition and, at such time, any subsequent transfer or disposition of such securities will not require registration or qualification under the Securities Act or any similar state law then in force, or (iv) such Acquisition Shares have ceased to be outstanding.

Administrative Services Agreement

         The Stock Purchase Agreement provides that, prior to the Closing Date, the parties will use their Best Efforts to reach agreement on the terms of an agreement for administrative services that will continue to be provided by RIC or its affiliates to Commonwealth/Transnation after the Closing Date. Attached to the Stock Purchase Agreement as Exhibit C is a term sheet which sets forth the parties' intentions regarding the business terms of the contemplated Administrative Services Agreement. The services which the parties expect to include in a definitive Administrative Services Agreement include data processing, investment management services and investment accounting services. It is anticipated that the data processing services will be maintained at the same service level for a period of twelve (12) months following the Closing Date. It is contemplated that the investment management and investment accounting services currently provided to Commonwealth/Transnation by RIC will be maintained at the same service level for a period of six (6) months following the Closing Date. The cost for the data processing services, investment management services and accounting services shall be determined on a basis consistent with charges for such services in 1996 and 1997, but in no event shall charges for data processing services exceed an annualized cost of $750,000, nor shall charges for investment management services and investment accounting services exceed an annualized cost of $1.1 million. The parties have agreed that the Company may terminate the Administrative Services Agreement at any time, at its option, provided that it gives RIC thirty (30) days prior written notice.

                    COMMONWEALTH LAND TITLE INSURANCE COMPANY
                     AND TRANSNATION TITLE INSURANCE COMPANY

Business

         General. Commonwealth was founded as a title insurance company in 1876 and was incorporated in the Commonwealth of Pennsylvania on April 1, 1944. Commonwealth is licensed by the insurance departments of 49 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. Transnation was incorporated as an insurance company in the State of Arizona on September 15, 1992. Transnation is the successor by merger to Transamerica Title Insurance Company, a California corporation incorporated on March 26, 1910 ("Transamerica"). The current name of the corporation was adopted on September 20, 1995. Transnation is licensed by the insurance departments of 40 states and the District of Columbia.

         Commonwealth and Transnation, and their respective subsidiaries and divisions, provide a complete range of title and closing services through an extensive network of more than 4,000 policy-issuing locations nationwide, including branch offices, independent agents, and approved attorneys. Commonwealth/Transnation operates as a single organization under a unified management team and comprises the third largest title insurance operation in the United States, in terms of total premiums and fees in 1996. Commonwealth/Transnation had premiums and fees of $780.2 million, $671.9 million and $856.8 million for the years 1996, 1995 and 1994, respectively.

         Commonwealth/Transnation is organized into five regions with approximately 340 offices in 49 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. In 1996, California, Texas, Florida, New York, Pennsylvania, Washington and Michigan accounted for approximately 11.0%, 10.5%, 9.6%, 7.7%, 6.4%, 6.0% and 5.7%, respectively, of revenues for premiums and services related to title insurance. No other state accounted for more than 5% of such revenues.

         The table below sets forth, for the years ending December 31, 1994, 1995 and 1996, the approximate dollars and percentages of Commonwealth/Transnation's title insurance premium revenues for the seven states representing the largest percentages of such revenues and for all other states combined:


                            Years Ended December 31,
                             (Amounts in thousands)



                                 1994                              1995                             1996
                                 ----                              ----                             ----
                           Amount        %                  Amount        %                  Amount        %
                           ------        -                  ------        -                  ------        -
California             $   89,221       10.4            $   75,996       11.3            $   85,530       11.0
Texas                      90,615       10.6                72,517       10.8                82,160       10.5
Florida                    88,624       10.3                66,651        9.9                74,732        9.6
New York                   57,294        6.7                48,630        7.2                59,722        7.7
Pennsylvania               69,127        8.1                44,578        6.6                49,601        6.4
Washington                 52,567        6.1                41,620        6.2                46,521        6.0
Michigan                   46,781        5.5                39,646        5.9                44,580        5.7
All Others                362,533       42.3               282,298       42.1               337,311       43.1
                          -------       ----               -------       ----               -------       ----
Totals                  $ 856,762      100.0%            $ 671,936      100.0%            $ 780,157      100.0%
                        =========      =====             =========      =====             =========      =====

         The principal executive offices of Commonwealth and Transnation are located at 1700 Market Street, Philadelphia, Pennsylvania 19103, and the telephone number is (215) 241-6000.

         Commonwealth and Transnation are wholly owned subsidiaries of RIC. RIC is a wholly owned subsidiary of Reliance Financial Services Corporation, a Delaware corporation, which is a wholly owned subsidiary of Reliance. Reliance is a publicly held company whose principal business is the ownership of property and casualty and title insurance companies and an information technology consulting company. The common stock of Reliance is traded on the NYSE under the symbol "REL."

         Title Insurance and Other Services. Through various divisions, Commonwealth/Transnation writes title insurance for residential and commercial real estate nationwide and provides escrow and settlement services in connection with real estate closings. The National Title Services division of Commonwealth/Transnation provides specialized title services for large and multi-state commercial transactions. In addition to its nationwide title insurance operations, Commonwealth/Transnation offers a full range of residential real estate services to the national mortgage lending community through its Commonwealth OneStop(R) network. Commonwealth OneStop(R) provides
(i) appraisal management services through the CLT Appraisal Services, Inc. subsidiary, (ii) title insurance services through the National Residential Title Services division, (iii) employee relocation and property disposition services through Commonwealth Relocation Services, Inc., (iv) appraisal information systems through the Day One, Inc. subsidiary, and (v) additional services through independent service providers.

         National Title Services Division. The National Title Services division of Commonwealth/Transnation, with thirteen (13) offices located in major metropolitan areas nationwide, delivers complete customized title insurance packages for large commercial, multi-site and interstate real estate transactions. The division consists of numerous title insurance and real estate professionals that comprise an entire network of national branch offices and agents. Expertise on the local level provides the division with a full understanding of varying real estate customs and requirements.

         Commonwealth OneStop(R). Through the Commonwealth OneStop(R) operation, based in Wayne, Pennsylvania, Commonwealth/Transnation provides national and regional lenders with a full range of residential closing services. Lenders can obtain all of the services necessary to complete residential real estate transactions through a single point of contact. Such services are easily accessible through Electronic Data Interchange ("EDI"), by facsimile or through COSMOS - Commonwealth/Transnation's electronic mail ordering system. COSMOS offers lenders that have not yet converted to the EDI standard an opportunity to place their orders electronically. The key services on the Commonwealth OneStop(R) network are appraisal management services through CLT Appraisal Services, Inc. and title insurance services through the National Residential Title Services division.

         CLT Appraisal Services, Inc. CLT Appraisal Services, Inc. provides the mortgage lending industry with appraisal services through state-of-the-art technology. A nationwide network of independent licensed or certified fee appraisers provides unbiased, third-party opinions from experienced professionals with knowledge of their local markets. Through a customized computer interface, telephone or facsimile, branch offices can communicate with the national processing center in Wayne, Pennsylvania, which handles all aspects of the process from order placement to status reporting and delivery. Appraisers are screened before being admitted to the network, and they must meet certain standards in education, training, licensing and experience.

         National Residential Title Services Division. In connection with technological advancements that allow real estate transactions to close quickly, the National Residential Title Services division provides lenders with a single point of contact for a full range of residential title services. The service of this division extends to Commonwealth/Transnation's entire network of more than 4,000 policy-issuing locations nationwide, including branch offices, independent agents and approved attorneys. National Residential Title Services provides lenders with the convenience of one-stop shopping and the flexibility of setting up procedures that meet with their individual requirements.

         The National 1031 Exchange Corporation. The National 1031 Exchange Corporation serves as an independent, third party advisor to facilitate tax-deferred real property exchanges under Section 1031 of the Code.

         Commonwealth Relocation Services, Inc. Commonwealth Relocation Services, Inc. ("CRS") is a full-service national relocation management company. CRS provides complete, diversified services that seek to keep relocation activities and costs under control. Founded in 1967, CRS is one of the oldest firms in the relocation business.

         Day One, Inc. Day One, Inc. is a supplier of software for the appraisal and property inspection industry.

         Claims-Paying Ability. S&P has assigned an "A-" rating to the claims-paying ability of Commonwealth/Transnation. As a result, Commonwealth/Transnation falls under the major rating category of "A." According to S&P, an "A" category rating is assigned to those companies which have good financial security, but capacity to meet policyholder obligations is somewhat susceptible to adverse economic and underwriting conditions. The addition of plus (+) or minus (-) to a major rating category (in this case, "A") is considered a modifier to show the relative standing of the insurer within the major rating category. There is no separate definition for an "A-" rating. Duff & Phelps has assigned an "A+" rating to the claims-paying ability of Commonwealth/Transnation. Duff & Phelps ratings are based on a quantitative and qualitative analysis, with particular emphasis on fundamental factors, recent operating results, reserves, capitalization and invested assets. According to Duff & Phelps, an "A+" rating is assigned to those companies which have a high claims-paying ability; protection factors are average and there is an expectation of variability in risk over time due to economic and/or underwriting conditions. The S&P and Duff & Phelps ratings are not designed for the protection of investors and do not constitute recommendations to buy, sell or hold any security.

Management's Discussion And Analysis Of
Financial Condition And Results Of Operations

General

         Revenues. Commonwealth/Transnation's premiums and fees are dependent on overall levels of real estate activity which are influenced by a number of factors including interest rates, access to capital, housing starts, housing resales and the general state of the economy. In addition, Commonwealth/Transnation's premiums and fees are affected by its sales and marketing efforts and its strategic decisions based on the rate and claims environment in particular markets.

         Premiums and fees are determined both by competition and by state regulation. Operating revenues from direct title operations are recognized at the time real estate transactions close, which is generally sixty (60) to ninety
(90) days after the opening of a title order. Operating revenues from agents are recognized upon an agent's reporting of the issuance of a policy to Commonwealth/Transnation. Although agents generally report the issuance of policies on a monthly basis, heightened levels of real estate activity may slow this reporting process. This typically results in delays of sixty (60) to ninety
(90) days from the closing of real estate transactions until the recognition of revenues from agents. Approximately 60% of Commonwealth/Transnation's title insurance revenues are generated by agents.

         In addition to the premiums and fees, Commonwealth/Transnation earns investment income from its portfolio of fixed maturity securities. Commonwealth/Transnation holds no equity securities in its investment portfolio.

         Factors Affecting Profit Margins and Pre-Tax Profits. Commonwealth/Transnation's operating results are affected by several factors, including volume, policy amount and type of real estate activity. Volume is an important determinant of profitability because Commonwealth/Transnation, like other title insurance companies, has a significant level of fixed costs arising from personnel, occupancy costs and maintenance of title plants. Because a premium is based on the face amount of the policy, larger policies generate higher premiums although expenses of issuance do not necessarily increase in proportion to policy size. Profit margins are lower on refinancings than on sales due to premium discounts and higher cancellation rates generally experienced on refinancings. Cancellations affect profitability because costs incurred both in opening and in processing orders are not necessarily offset by fees.

         Commonwealth/Transnation's principal variable expense is commissions paid to independent agents. Commonwealth/Transnation regularly reviews the profitability of its agency revenues. Commonwealth/Transnation continually monitors its operating margin, which is the percentage of operating revenues less salaries, employee benefits, agency commissions and other similar expenses to operating revenues.

         Claims. Generally, title insurance claim rates are lower than for other types of insurance because title insurance policies insure against prior events affecting the quality of real estate title, rather than against unforeseen, and therefore less predictable, future events. Estimated future claim payments are provided for at the time revenue is recognized. The reserve for title losses, which is based on historical and anticipated loss experience, represents the estimated costs to settle reported claims and estimated future claims relating to policies issued.

         Contingencies. Commonwealth/Transnation is involved in certain litigation arising in the ordinary course of its business. Although the ultimate outcome of these matters cannot be ascertained at this time, and the results of legal proceedings cannot be predicted with certainty, Commonwealth/Transnation is contesting the allegations of the complaints in each pending action against it and believes, based on current knowledge and after consultation with counsel, that the resolution of these matters will not have a material adverse effect on the combined financial statements of Commonwealth/Transnation.

         Seasonality. Historically, real estate activity has been generally slower in the winter months with volumes showing significant improvements in the spring and summer months. The percentage of title orders opened is typically lower in the first six months than at year end because of this seasonal variance. In recent years low levels of mortgage interest rates have caused fluctuations in real estate activity levels outside of the historical seasonal pattern. Commonwealth/Transnation cannot predict whether or when the historical seasonal pattern of real estate will resume.

Results of Operations

          Comparison of Three and Nine Months Ended September 30, 1997
               and Three and Nine Months Ended September 30, 1996

         Net Income. Net income for the three and nine months ended September 30, 1997 was $13.4 million and $29.0 million, respectively, compared to $8.9 million and $16.3 million for the same periods in 1996. The figures include capital gains of $0.1 million and $1.2 million for the three and nine month periods ended September 30, 1997, respectively, compared to $0.8 million and $0.4 million for the three and nine month periods ended September 30, 1996. Excluding realized gains, net operating income grew 63.9% to $13.3 million, and 74.3% to $27.8 million for the three and nine month periods ended September 30, 1997, respectively, when compared to the same periods in 1996.

         Commonwealth/Transnation's results for the three and nine month periods ended September 30, 1997 compare favorably to those for the corresponding periods in 1996 primarily due to premium growth and the decline in provisions for claims losses due to Commonwealth/Transnation's favorable paid claims experience in recent years.

         Operating Revenues. Premiums and fees from title operations increased 8.7% to $226.2 million and 6.4% to $612.9 million for the three and nine month periods ended September 30, 1997, respectively, when compared to the same periods in 1996. The increase in premiums and fees in 1997 reflects the continued strong residential and commercial real estate markets. Mortgage interest rates remained relatively stable and low during the first nine months of 1997 and, with the exception of one month, remained below 8%.

         Orders opened in Commonwealth/Transnation's direct operations grew 23.2% to approximately 113,400 and 6.6% to approximately 320,300 for the three and nine month periods ended September 30, 1997, when compared to the same periods in 1996. While there is no assurance that opened orders will close, management believes that the current order level is a favorable indication for fourth quarter 1997 operating revenues.

         Net investment income (excluding realized gains and losses) decreased slightly to $7.5 million for the three month period ended September 30, 1997 from $7.8 million for the same period in 1996, due to a decrease in the size of the portfolio in 1997 resulting from a $21.0 million dividend payment in June 1997. Net investment income increased 2.5% to $23.2 million for the nine month period ended September 30, 1997 when compared to the same period in 1996, reflecting growth in the average size of Commonwealth/Transnation's investment portfolio.

         Expenses. Commonwealth/Transnation's expense ratio for the three and nine month periods ended September 30, 1997 was 89.5% and 91.8%, respectively, compared to 90.0% and 91.4% for the comparable periods in 1996. Agency commissions, the largest component of operating expenses, were relatively flat for the three and nine month periods ended September 30, 1997 at $98.5 million and $269.0 million, respectively, compared to $98.7 million and $263.1 million for the comparable 1996 periods. Other expenses, such as employee compensation, increased as a result of higher levels of business activity.

         The loss ratio (the provision for policy and contract claims as a percentage of operating revenues) for the three and nine month periods ended September 30, 1997 was 4.7% and 4.8%, respectively, compared to 7.5% and 8.2% for the same periods in 1996. These decreases reflect favorable loss trends that the Company has experienced in recent periods.

         Claims paid as a percentage of operating revenues were 3.1% and 4.7% for the three and nine months ended September 30, 1997, respectively, compared to 2.4% and 4.5% for the comparable periods in 1996. The 1997 ratios reflect a continuation of the favorable loss trends that Commonwealth/Transnation has experienced in recent periods.

         Income tax expense was $6.7 million and $15.2 million for the three and nine month periods ended September 30, 1997. This represented a 33.4% and 34.4% effective tax rate, respectively.

                  Comparison of Years Ended December 31, 1996,
                     December 31, 1995 and December 31, 1994

         Net Income. Net income for the years ended December 31, 1996, 1995 and 1994 was $25.2 million, $9.5 million and $21.0 million, respectively. The increase in net income in 1996 compared to 1995 resulted from an increase in residential resale and new home sale activity, reflecting a strong economy and favorable mortgage interest rates. In addition, Commonwealth/Transnation achieved a record level of commercial title insurance premiums in 1996. The decline in net income in 1995, when compared to 1994, resulted primarily from decreased agency revenues due to the weak real estate markets that existed in late 1994 and early 1995. Such market weakness was tied to the level of mortgage interest rates, which rates were 9.2% at the beginning of 1995.

         The net income figures above include investment gains of $0.3 million, $1.7 million and $0.5 million, for the years ended December 31, 1996, 1995 and 1994, respectively. Excluding investment gains, Commonwealth/Transnation reported net operating income of $38.2 million, $12.5 million and $31.3 million for the years ended December 31, 1996, 1995 and 1994, respectively.

         Operating Revenues. Operating revenues, consisting of title insurance premiums and search and other fees, grew 16.1% to $780.2 million for the year ended December 31, 1996. This growth from 1995 resulted from the above-described increase in residential resale and new home sale activity. Average mortgage rates were 7% in January 1996 and, although fluctuating, never exceeded 8.4% for any month in 1996. Also, such growth was aided by the record level of commercial title insurance premiums achieved by Commonwealth/Transnation in 1996. The decline in operating revenues in 1995, when compared to 1994, was due primarily to decreased agency revenues, discussed above.

         Net Investment Income. Net investment income (excluding realized gains and losses) increased 9.0% to $30.5 million in 1996, and 5.6% to $27.9 million in 1995 from the $26.5 million reported in 1994. These increases reflect growth in the size of the fixed maturity investment portfolio.

         Expenses. Agency commissions represent the portion of premiums retained by agents pursuant to the terms of their agency contracts and are Commonwealth/Transnation's single largest expense. Agency commissions were $355.8 million in 1996, $310.7 million in 1995 and $432.0 million in 1994, and as a percentage of agency revenue have remained relatively constant during the past three years at 77.8% in 1996, 77.3% in 1995 and 77.6% in 1994.

         Remaining expenses, other than agency commissions and the provision for policy claims, include personnel costs relating to marketing activities, title searches, information gathering on specific properties and preparation of insurance policies, as well as costs associated with the maintenance of title plants. Such expenses were $355.4 million in 1996, compared to $318.2 million in 1995 and $344.0 million in 1994, and the expense ratio of Commonwealth/Transnation (which includes agency commissions) was 91.1% in 1996 compared to 93.5% in 1995 and 90.5% in 1994. The decline in the expense ratio in 1996, when compared to 1995, resulted from an increase in direct title insurance premiums and effective cost control measures. The expense ratio increase in 1995 was the result of a reduction in revenues in 1995.

         The loss  ratio  was  7.8%,  8.7% and 8.9%  for  1996,  1995 and  1994,
respectively. Claims paid as a percentage of operating revenues were 4.7%, 7.3%, and 5.7% for 1996, 1995 and 1994, respectively. Commonwealth/Transnation has benefited from favorable paid claims experience in recent years, a trend which is expected to continue. This favorable trend reflects several factors, including the strong 1993 refinance market, enhanced underwriting policies and procedures and technology advancements in the title production process.

         Income Taxes. Commonwealth/Transnation pays U.S. federal and state income taxes based on laws in the jurisdictions in which it operates. The effective tax rates reflected in the income statement for 1996, 1995 and 1994 differ from the U.S. federal statutory rate principally due to non-taxable interest, dividend deductions, travel and entertainment and goodwill.

         At December 31, 1996, Commonwealth/Transnation had recorded deferred tax assets of $27.2 million related primarily to policy and contract claims and employee benefit plans. Substantially all of this deferred tax asset balance could be realized in the future through the reversal of existing temporary taxable differences. Accordingly, it is more likely than not that deferred tax benefits will be realized for all the temporary deductible differences existing at December 31, 1996.

         Commonwealth/Transnation reassesses the realization of deferred assets quarterly and, if necessary, adjusts its valuation allowance accordingly.

Liquidity and Capital Resources

         Cash provided by operating activities was $13.0 million and $34.7 million for the nine month periods ended September 30, 1997 and 1996, respectively. At September 30, 1997, Commonwealth/Transnation held cash of $11.7 million and fixed-maturity securities of $406.6 million, and had no long term debt.

         Cash provided by operating activities was $67.3 million for fiscal 1996, $16.0 million for 1995 and $39.9 million for 1994.
Commonwealth/Transnation had $14.3 million of cash and $429.8 million of fixed maturity securities and no long term debt at December 31, 1996.

         Based on these sources and Commonwealth/Transnation's historic cash flows, management believes that Commonwealth/Transnation will have sufficient liquidity and adequate capital resources to meet both its short-and long-term capital needs.

                     MANAGEMENT AND OWNERSHIP OF THE COMPANY
                            FOLLOWING THE ACQUISITION

Board of Directors

         Upon the consummation of the Acquisition, the Company will increase the size of its Board of Directors from ten (10) to fourteen (14) directors. At that time, the Company will appoint Herbert Wender, the Chief Executive Officer of Commonwealth and Transnation, as a director to fill one of the newly created vacancies on the Board of Directors. In addition, the Company will appoint
Robert M.  Steinberg,  George E. Bello and  Lowell C.  Freiberg  as initial  RIC
Directors to fill the remaining vacancies on the Board of Directors. See "Certain Related Agreements - Voting and Standstill Agreement." Similar to its current structure, the post-Acquisition Board of Directors will be divided into three classes, two of which will consist of five directors each and one of which will consist of four directors. Mr. Wender will be placed in Class I, and one RIC Director will be placed in each of the three classes.

         The current members of the Board of Directors will continue to serve in their respective classes and will serve staggered three-year terms expiring in 1998, 1999 and 2000, respectively. Mr. Wender and the RIC Directors will serve as directors until the 1998 annual meeting of shareholders of the Company. At that meeting, the Board of Directors will present for election such directors to serve for the remaining terms of their respective classes, expiring in 1999 and 2000 (for Classes II and III) and for a three-year term expiring in 2001 (for Class I).

         The following table sets forth the composition of the Board of Directors following the consummation of the Acquisition.

           Class I                   Class II                   Class III
   (Term Expiring in 1998)    (Term Expiring in 1999)    (Term Expiring in 2000)

    Charles H. Foster, Jr.       J. Garnett Nelson           Janet A. Alpert
       Herbert Wender*        Robert F. Norfleet, Jr.        Michael Dinkins
      George E. Bello**        Robert M. Steinberg**           James Ermer
  Theodore L. Chandler, Jr.       Eugene P. Trani         Lowell C. Freiberg**
     Marshall B. Wishnack                                    John P. McCann

--------------

*        Chief Executive Officer of Commonwealth and Transnation.
**       RIC Director.


         Charles H. Foster, Jr. will continue to serve as Chairman of the Board, and Herbert Wender will become Vice-Chairman of the Board.

         The following paragraphs set forth certain information, as of December 5, 1997, for Herbert Wender and for each of the persons who are expected to serve as RIC Directors following the consummation of the Acquisition.

         Herbert Wender, 60, has been Chairman and Chief Executive Officer of Commonwealth since 1983 and Chairman and Chief Executive Officer of Transnation since 1990. Mr. Wender has also been Chairman of the Board of CMAC Investment Corporation, a private mortgage insurance company, since 1992.

         Robert M. Steinberg, 55, has been President and Chief Operating Officer of Reliance since 1982 and a director of Reliance since 1981. Mr. Steinberg has also been Chairman of the Board and Chief Executive Officer of RIC since 1984. Mr. Steinberg is a director of Zenith National Insurance Corp.

         George E. Bello, 62, has been Executive Vice President and Controller and a director of Reliance since 1982. Mr. Bello is a director of Zenith National Insurance Corp., United Dental Care, Inc. and Horizon Mental Health Management, Inc.

         Lowell C. Freiberg, 58, has been Chief Financial Officer of Reliance since 1985 and Senior Vice President and a director of Reliance since 1982. Mr. Freiberg also served as Treasurer of Reliance from 1982 to March 1994. Mr. Freiberg is a director of Symbol Technologies, Inc.

Continuing Board Representation of RIC

         The continuing representation of RIC on the Board of Directors is provided for in the Voting and Standstill Agreement. The Board of Directors is required, during the term of the Voting and Standstill Agreement, to nominate and recommend for election the three RIC Directors that RIC is entitled to have thereunder. However, as a condition to his or her appointment to the Board of Directors, each RIC Director will execute a resignation agreement and provide the same to the Company and RIC. Such agreement will require the RIC Director to resign from the Board of Directors as RIC reduces its holdings of Common Stock and Series B Preferred Stock, as described below. As long as RIC owns, on a fully-diluted basis, 20% or more of the issued and outstanding shares of Common Stock, RIC will be entitled to three members of the Board of Directors. At the time when such ownership percentage is less than 20%, but more than 15%, the two RIC Directors with the shortest remaining terms of office (i.e., those RIC Directors that are scheduled to stand for election as directors at the next two annual meetings of the Company's shareholders at that time) shall resign immediately from the Board of Directors. The third RIC Director may complete the remainder of his unexpired term at that time, but such director shall resign upon the earlier of (i) the date that RIC's ownership percentage is less than 15% or (ii) the expiration of the period in which RIC is required to dispose of its shares of Series B Preferred Stock. If RIC's fully diluted ownership percentage shall be reduced from more than 20% to less than 15% at the same time, all three RIC Directors then in office shall resign immediately. See "Certain Related Agreements - Voting and Standstill Agreement."

Nominating Committee

         To facilitate the Company's compliance with its obligations under the Voting and Standstill Agreement, the Board of Directors will establish a Nominating Committee effective as of the Closing Date of the Acquisition. It is expected that the Nominating Committee will consist of at least three directors, one of whom will be a RIC Director.

Committee Representation of RIC

         The representation of the RIC Directors on the committees of the Board of Directors is subject to the provisions of the Voting and Standstill
Agreement.   See  "Certain  Related  Agreements  -  The  Voting  and  Standstill
Agreement."

         RIC will be entitled to have one RIC Director represented on each committee of the Board of Directors until the earlier of (i) the date that RIC's ownership percentage is less than 20% or (ii) the expiration of the period in which RIC is required to dispose of its shares of Series B Preferred Stock. Once the number of RIC Directors has been reduced to one, the remaining RIC Director may maintain his membership on any committee on which he may then be serving until the earliest of (i) the expiration of his term as a director, (ii) the date that RIC's ownership percentage is less than 15%, or (iii) the expiration of the period in which RIC is required to dispose of its shares of Series B Preferred Stock.

Executive Officers

         Following  the   consummation   of  the   Acquisition,   the  following
individuals are expected to serve initially as the principal executive officers of the Company.


Name                           Current Position                             Expected Position
----                           ----------------                             -----------------

Charles H. Foster, Jr.         Chairman and Chief Executive Officer of      Chairman and Chief Executive Officer
                               the Company

Herbert Wender                 Chairman and Chief Executive Officer of      Vice-Chairman and Chief Operating
                               Commonwealth and Transnation                 Officer

Janet A. Alpert                President and Chief Operating Officer of     President
                               the Company

Jeffrey A. Tischler            Executive Vice President and Chief           Executive Vice President
                               Financial and Administrative Officer of      and Chief Financial Officer
                               Commonwealth and Transnation

G. William Evans               Vice President and Treasurer of the          Executive Vice President -
                               Company                                      Information Technology

Headquarters

         Following consummation of the Acquisition, the Company will be headquartered in the Brookfield office complex at 6630 West Broad Street, Richmond, Virginia. All major corporate functions, including accounting, regulatory compliance, investor and public relations and legal departments, will continue to be operated from Richmond.

Security Ownership of Management

         The following table sets forth, based on information as of January 16, 1998, the beneficial ownership of Common Stock and the anticipated beneficial ownership, after giving effect to the Acquisition, of Common Stock as to (a) each director of the Company and each person expected to be a director of the Company upon consummation of the Acquisition, (b) each of the five most highly compensated executive officers of the Company and each person expected to be one of the five most highly compensated executive officers of the Company upon consummation of the Acquisition, and (c) all current directors and executive officers, as a group, and all persons expected to be directors and executive officers upon consummation of the Acquisition, as a group.



                                                       Pre-Acquisition                     Post-Acquisition
                                                        Ownership of                         Ownership of
                                                        Common Stock                         Common Stock
                                                        ------------                         ------------
                                                   Number           Percent          Number             Percent
Name                                           of Shares (1)     of Class (%)       of Shares       of Class (%)(2)
----                                           -------------     ------------       ---------       ---------------

Janet A. Alpert (3)(4)                               94,078          1.05               94,078             *
Kenneth Astheimer (3)                                52,442            *                52,442             *
George E. Bello (4)(5)                                    0            -                     0             -
Theodore L. Chandler, Jr. (3)(4)                     19,000            *                19,000             *
Michael Dinkins (3)(4)                                1,500            -                 1,500             -
James Ermer (3)(4)                                   12,000            *                12,000             *
G. William Evans (3)(4)                              33,362            *                33,362             *
Lowell C. Freiberg (4)(5)                                 0            -                     0             -
Charles H. Foster, Jr. (3)(4)                       203,130          2.26              203,130           1.38
Charles W. Keith (3)                                 34,750            *                34,750             *
John P. McCann (3)(4)                                 6,500            *                 6,500             *
J. Garnett Nelson (3)(4)                             15,000            *                15,000             *
Robert F. Norfleet, Jr. (3)(4)                        9,750            *                 9,750             *
Robert M. Steinberg (4)(5)                                0            -                     0             -
Jeffrey A. Tischler (4)                                   0            -                     0             -
Eugene P. Trani (3)(4)                                8,000            *                 8,000             *
Herbert Wender (4)                                        0            -                     0             -
Marshall B. Wishnack (3)(4)                          11,500            *                11,500             *

All directors and executive officers as a
  group (19 persons, including those named)
                                                    569,090          6.34              569,090           3.85
All post-Acquisition directors and
  executive officers as a group
  (24 persons, including those named)               569,090          6.34              569,090           3.85


* Percentage of ownership is less than 1% of the outstanding shares of Common Stock of the Company.

----------

(1) The number of shares of Common Stock disclosed in the table includes 45,008 shares held for certain directors and executive officers in the LTIC Savings and Stock Ownership Plan as of January 16, 1998 and 464,509 shares that certain directors and executive officers have the right to acquire through the exercise of stock options within 60 days following January 16, 1998. The number of shares also includes 4,000 shares of Common Stock held in fiduciary capacities. Such shares may be deemed to be beneficially owned by the rules of the Commission, but inclusion of the shares in the table does not constitute admission of beneficial ownership.

(2) Percent of post-Acquisition ownership of Common Stock assumes 14,772,493 shares of Common Stock issued and outstanding, which represents 8,983,020 shares of Common Stock issued and outstanding as of January 16, 1998, 4,039,473 shares of Common Stock to be issued to RIC upon consummation of the Acquisition, and 1,750,000 shares to be issued by the Company in a public or private offering (exclusive of any shares issued in connection with the exercise of an overallotment option in a public offering). See "The Acquisition Description of the Acquisition."
(3)  Director or executive officer of the Company.
(4) Director or executive officer of the Company upon consummation of the Acquisition.
(5) Individual disclaims beneficial ownership with respect to the Acquisition Shares.

Security Ownership of Certain Beneficial Owners

         The following table sets forth, based on information as of January 16, 1998, the beneficial ownership of each person known to the Company to own more than 5% of the outstanding shares of Common Stock and the anticipated beneficial ownership of each person expected by the Company to own more than 5% of the outstanding shares of Common Stock upon consummation of the Acquisition.



                                                            Pre-Acquisition                 Post-Acquisition
                                                              Ownership of                    Ownership of
                                                              Common Stock                    Common Stock
                                                              ------------                    ------------
                                                          Number of   Percent of         Number of      Percent of
Name                                                        Shares     Class (%)           Shares      Class (%)(1)
----                                                        ------     ---------           ------      ------------

LTIC Savings and Stock Ownership Plan (2)                   909,675      10.13             909,675         6.16
   6630 West Broad Street
   Richmond, Virginia  23230

Dimensional Fund Advisors, Inc. (3)                         507,312       5.65             507,312         3.43
   1099 Ocean Avenue, 11th Floor
   Santa Monica, California  90401

Focused Capital Partners L.P. (4)                           527,611       5.89             527,611         3.58
Cadence Fund, L.P.
Brookhaven Capital Management Co., Ltd.
Vincent A. Carrino
Daniel R. Coleman
   3000 Sandhill Road
   Building 4, Suite 130
   Menlo Park, California  94025

FMR Corp. (5)                                             1,003,400      11.17           1,003,400         6.79
Edward C. Johnson 3d
Abigail P. Johnson
Fidelity Management & Research Company
Fidelity Low-Priced Stock Fund
   82 Devonshire Street
   Boston, Massachusetts  02109

Reliance Group Holdings, Inc. (6)                                 0        -             4,039,473        27.34
Reliance Financial Services Corporation
Reliance Insurance Company
   55 East 52nd Street
   New York, New York  10055


------------------

(1) Percent of post-Acquisition ownership of Common Stock assumes 14,772,493 shares of Common Stock issued and outstanding, which represents 8,983,020 shares of Common Stock issued and outstanding as of January 16, 1998, 4,039,473 shares of Common Stock to be issued to RIC upon consummation of the Acquisition, and 1,750,000 shares to be issued by the Company in a public or private offering (exclusive of any shares issued in connection with the exercise of an overallotment option in a public offering). See "The Acquisition Description of the Acquisition."

(2) Each participant in the 401(k) Plan has the right to instruct Merrill Lynch Trust Company, trustee for the 401(k) Plan, with respect to the voting of shares allocated to his or her account. The trustee, however, will vote any shares for which it receives no instructions in the same proportion as those shares for which it has received instructions.

(3) In a Form 13F-E filed with the Commission on January 8, 1998 for the period ended September 30, 1997, Dimensional Fund Advisors, Inc. reported beneficial ownership of 507,312 shares of Common Stock. According to the Form 13F-E, Dimensional Fund Advisors, Inc. had (i) sole investment authority over 507,312 shares, (ii) sole voting authority over 330,700 shares and (iii) no voting authority over 176,612 shares.

(4)  In a Schedule  13D jointly  filed with the  Commission  by Focused  Capital
     Partners L.P. ("FCP"), Cadence Fund, L.P. ("CF"), Brookhaven Capital Management Co., Ltd. ("BCM"), an investment advisor to FCP and CF, Vincent
     A. Carrino, a general partner of FCP and CF and the sole director and president of BCM, and Daniel R. Coleman, a general partner of FCP and CF, FCP, CF, BCM, and Messrs. Carrino and Coleman reported ownership as of October 30, 1995 of 527,611 shares of Common Stock, representing 5.94% of such shares outstanding on such date. The Schedule 13D reported that (a) 512,111 of the shares were beneficially owned by BCM, (b) 206,900 of the shares were beneficially owned by CF, (c) 151,161 of the shares were beneficially owned by FCP, (d) 373,561 of the shares were beneficially owned by Mr. Carrino and (e) 358,061 of the shares were beneficially owned by Mr. Coleman. According to the Schedule 13D, (i) BCM had sole voting and dispositive power over 9,500 of the shares and shared voting and dispositive power over 502,611 of the shares, (ii) CF had shared voting and dispositive power over 206,900 of the shares, (iii) FCP had shared voting and dispositive power over 151,161 of the shares, (iv) Mr. Carrino had sole voting and dispositive power over 15,500 of the shares and shared voting and dispositive power over 358,061 of the shares and (v) Mr. Coleman had shared voting and dispositive power over 358,061 of the shares. The reported business address of FCP, CF, BCM and Mr. Carrino was 3000 Sandhill Road, Building 4, Suite 130, Menlo Park, California 94025, and the reported business address of Mr. Coleman was 500 108th Avenue NE, Suite 380, Bellevue, Washington 98004.

(5) In an Amendment No. 1 to Schedule 13G (the "Schedule 13G/A") jointly filed with the Commission on February 12, 1997 by FMR Corp., Edward C. Johnson 3d, Chairman of FMR Corp., Abigail P. Johnson, a Director of FMR Corp., Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940, and Fidelity Low-Priced Stock Fund, one such investment company, FMR Corp., Fidelity, Mr. Johnson and Ms. Johnson reported beneficial ownership as of December 31, 1996 of 1,124,600 shares of Common Stock, representing 12.65% of such shares outstanding on such date. The Schedule 13G/A reported that the ownership interest of Fidelity Low-Priced Stock Fund amounted to 617,800 shares of Common Stock, representing 6.95% of such shares outstanding on such date. According to the Schedule 13G/A, (i) FMR Corp., Fidelity, Mr. Johnson and the Fidelity Funds with an ownership interest in the shares each has sole power to dispose of all 1,124,600 of the shares, and (ii) the sole power to vote the shares owned directly by the Fidelity Funds resides with the Funds' Boards of Trustees. The reported business address of FMR Corp., Fidelity and Fidelity Low-Priced Stock Fund was 82 Devonshire Street, Boston, Massachusetts 02109. Information available to the Company from a Form F-E filed by Fidelity on November 14, 1997 for the period ended September 30, 1997 indicates that the number of shares of Common Stock beneficially owned by Fidelity and the other members of the group had decreased to 1,003,400 shares as of September 30, 1997.

(6) Number of shares and percent of post-Acquisition ownership of Common Stock does not include shares of Common Stock that RIC or its affiliates may acquire upon conversion of the Series B Preferred Stock. Unless certain specified events occur, such conversion is prohibited until RIC and its affiliates dispose completely of the RIC Common Shares. See "The Acquisition - Certain Effects of the Transaction" and "Certain Related Agreements - Voting and Standstill Agreement."

                   LAWYERS TITLE CORPORATION AND SUBSIDIARIES
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)

         The following unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 and the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 (the "Pro Forma Financial Statements") are based upon the respective consolidated/combined financial statements of the Company and of Commonwealth/Transnation, which are included herein. See "Index to Financial Statements."

         The Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 is presented as if the Acquisition had occurred on September 30, 1997. The Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 are presented as if the Acquisition had occurred on January 1, 1996. The Pro Forma Financial Statements give effect to the Acquisition under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16.

         The Pro Forma Financial Statements are presented for comparative purposes only and are not necessarily indicative of what the actual financial position of the Company would have been at September 30, 1997 had the Acquisition occurred at that date or of what the actual results of the Company would have been if the Acquisition had occurred on January 1, 1996 nor indicative of the results of operations in future periods. The Pro Forma Financial Statements should be read in conjunction with, and are qualified in their entirety by, the respective unaudited financial statements and notes thereto, of the Company and of Commonwealth/Transnation for the nine months ended September 30, 1997 and the respective historical financial statements and notes thereto of the Company and of Commonwealth/Transnation for the year ended December 31, 1996.

         The Pro Forma Financial Statements presented do not reflect future events that may occur after the Acquisition has been consummated. The Company believes that operating expense synergies of the combined operations of the Company and Commonwealth/Transnation will be realized after the Company has completed the Acquisition. However, for the purposes of the Pro Forma Financial Statements presented herein, these synergies have not been reflected because their realization cannot be assured.

                   LAWYERS TITLE CORPORATION AND SUBSIDIARIES
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               September 30, 1997
                            (In thousands of dollars)
                                   (Unaudited)


                                                  Lawyers         Commonwealth/
                                                   Title           Transnation        Pro Forma
                                                 Historical         Historical       Adjustments              Pro Forma
                                                 ----------         ----------       -----------              ---------
ASSETS
    Investments...........................       $ 281,457           $ 452,214               -                $ 733,671
    Cash..................................          36,258              11,746        $207,500   [1d]            48,004
                                                                                        56,733   [1b]
                                                                                      (207,500)  [1d]
                                                                                      ( 56,733)  [1b]
    Notes and accounts receivable.........          33,506              31,664               -                   65,170
    Property and equipment - net..........          21,070              23,764               -                   44,834
    Title plants..........................          48,930              50,174               -                   99,104
    Goodwill..............................          58,813              16,209         301,545   [1]            365,741
                                                                                       (10,826)  [2]
    Deferred income tax benefit...........          25,500              26,237          15,826   [2]             67,563
    Other assets..........................          35,410              14,524               -                   49,934
                                                    ------              ------          ------                   ------


         Total assets.....................       $ 540,944           $ 626,532       $ 306,545              $ 1,474,021
                                                 =========           =========       =========              ===========

LIABILITIES
    Policy and contract claims............       $ 199,865           $ 265,593               -                $ 465,458
    Accounts payable and accrued
      expenses............................          51,533              76,823           5,000   [1e]           148,356
                                                                                        10,000   [1f]
                                                                                         5,000   [2]
    Debt .................................           8,216                   -         207,500   [1d]           215,716
                                                   -------             -------         -------                  -------
         Total liabilities................         259,614             342,416         227,500                  829,530
                                                   -------             -------         -------                  -------

SHAREHOLDERS' EQUITY
    Preferred stock.......................               -                   -         175,700   [1c]           175,700
    Common stock..........................         167,621              11,649         130,728   [1a]           355,082
                                                                                        56,733   [1b]
                                                                                       (11,649)  [1]

   Additional paid in capital.............               -             127,551        (127,551)  [1]                  -

   Unrealized gains.......................           5,317               6,127          (6,127)  [1]              5,317
    Retained earnings.....................         108,392             138,789        (138,789)  [1]            108,392
                                                   -------             -------        ---------                 -------

         Total shareholders' equity.......         281,330             284,116          79,045                  644,491
                                                   -------             -------          ------                  -------

   Total liabilities and
       shareholders' equity...............        $540,944           $ 626,532       $ 306,545              $ 1,474,021
                                                  ========           =========       =========              ===========

See notes to the pro forma condensed combined financial statements. Bracketed numbers to the right of the "Pro Forma Adjustments" column refer to such notes.

                   LAWYERS TITLE CORPORATION AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                  For the Nine Months Ended September 30, 1997
           (In thousands of dollars, except shares and per share data)
                                   (Unaudited)

                                                   Lawyers           Commonwealth/
                                                    Title             Transnation       Pro Forma
                                                  Historical           Historical       Adjustments        Pro Forma
                                                  ----------           ----------       -----------        ---------
 REVENUES
     Premiums.............................        $ 353,775            $ 517,922       $      -            $ 871,697
     Title search, escrow and other.......           85,769               94,975              -              180,744
     Net Investment income................           12,299               23,236              -               35,535
     Realized investment gains............              120                1,187              -                1,307
                                                        ---                -----        -------                -----
                                                    451,963              637,320              -            1,089,283
                                                    -------              -------        -------            ---------

 EXPENSES
     Salaries and employee benefits.......          148,596              173,847              -              322,443
     Agents' commissions..................          149,944              268,960              -              418,904
     Provision for policy and contract
       claims.............................           23,910               29,470              -               53,380
     General, administrative and other....          102,994              120,872         14,741   [3]        238,607
                                                    -------              -------         ------              -------
                                                    425,444              593,149         14,741            1,033,334
                                                    -------              -------         ------            ---------

 OPERATING INCOME BEFORE
     INCOME TAXES.........................           26,519               44,171        (14,741)              55,949

 INCOME TAX EXPENSE.......................            9,220               15,192         (5,159)  [3]         19,253
                                                      -----               ------         -------              ------


 NET INCOME...............................         $ 17,299             $ 28,979       $ (9,582)              36,696
                                                   ========             ========       =========

 PREFERRED STOCK DIVIDENDS................                                                                     5,775
                                                                                                               -----

 INCOME AVAILABLE TO
   COMMON SHAREHOLDERS....................                                                                  $ 30,921
                                                                                                            ========

 EARNINGS PER COMMON SHARE AND DILUTIVE
   COMMON EQUIVALENT SHARE................           $ 1.87                                                   $ 2.07

 EARNINGS PER COMMON SHARE ASSUMING FULL
   DILUTION...............................           $ 1.85                                                   $ 1.84

 WEIGHTED AVERAGE NUMBER OF COMMON AND
   DILUTIVE COMMON EQUIVALENT SHARES
   OUTSTANDING............................            9,231                                                   14,973


 WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING ASSUMING
   FULL DILUTION..........................            9,332                                                   19,946


See notes to the pro forma condensed combined financial statements. Bracketed numbers to the right of the "Pro Forma Adjustments" column refer to such notes.

                   LAWYERS TITLE CORPORATION AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                    For the Year Ended December 31, 1996
          (In thousands of dollars, except shares and per share data)
                                   (Unaudited)


                                                   Lawyers         Commonwealth/
                                                    Title           Transnation        Pro Forma
                                                 Historical         Historical        Adjustments             Pro Forma
                                                 ----------         ----------        -----------             ---------
 REVENUES
     Premiums.............................        $ 456,377            $ 668,807      $       -             $ 1,125,184
     Title search, escrow and other.......          101,381              111,350              -                 212,731
     Net investment income................           13,053               30,455              -                  43,508
     Realized investment gains............           23,371                  346              -                  23,717
                                                     ------                  ---       --------                  ------
                                                    594,182              810,958              -               1,405,140
                                                    -------              -------       --------               ---------

 EXPENSES
     Salaries and employee benefits.......          184,274              206,083              -                 390,357
     Agents' commissions..................          192,590              355,834              -                 548,424
     Provision for policy and contract
       claims.............................           29,211               61,116              -                  90,327
     General, administrative and other....          132,567              149,345         19,654   [3]           301,566
                                                    -------              -------         ------                 -------

                                                    538,642              772,378         19,654               1,330,674
                                                    -------              -------         ------               ---------

 OPERATING INCOME BEFORE
     INCOME TAXES.........................           55,540               38,580        (19,654)                 74,466

 INCOME TAX EXPENSE.......................           19,021               13,347         (6,879)  [3]            25,489
                                                     ------               ------         -------                 ------

 NET INCOME...............................         $ 36,519             $ 25,233      $ (12,775)                 48,977
                                                   ========             ========      ==========

 PREFERRED STOCK DIVIDENDS................                                                                        7,700
                                                                                                                  -----

 INCOME AVAILABLE TO
   COMMON SHAREHOLDERS....................                                                                     $ 41,277
                                                                                                               ========

 EARNINGS PER COMMON SHARE AND DILUTIVE
   COMMON EQUIVALENT SHARE................           $ 4.11                                                      $ 2.77

 EARNINGS PER COMMON SHARE ASSUMING FULL
   DILUTION...............................           $ 4.01                                                      $ 2.48

 WEIGHTED AVERAGE NUMBER OF COMMON AND
   DILUTIVE COMMON EQUIVALENT SHARES
   OUTSTANDING............................            8,888                                                      14,891

 WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING ASSUMING FULL DILUTION.....            9,118                                                      19,732



 See notes to the pro forma condensed combined financial statements. Bracketed numbers to the right of the "Pro Forma Adjustments" column refer to such notes.

                   LAWYERS TITLE CORPORATION AND SUBSIDIARIES
                Pro Forma Condensed Combined Financial Statements
                    September 30, 1997 and December 31, 1996
                     Notes to Pro Forma Financial Statements


1. This pro forma adjustment reflects the issuance and sale of preferred and common stock and incurrence of debt in connection with the acquisition of Commonwealth/Transnation by the Company resulting in:


                                                                                                  Recorded
                                                                                                    Value
                                                                                                    -----
     a.    The issuance of 4,039,473 shares of Common Stock to RIC at a price of
           $32.363 per share. In accordance with EITF 95-19,  the assumed Common
           Stock  issuance  price of $32.363  per share  represents  the average closing  Common  Stock  price on the  NYSE  for the  five day  period beginning  two days prior  through two days  following  the Company's execution of the Amended and  Restated  Stock  Purchase  Agreement on
           December 11, 1997.                                                                      $130,728

     b.    The sale of 1,750,000  shares of Common Stock at $34.125  (based upon the closing  sales price of the Common Stock on January 15, 1998) per share concurrently with the closing of the Acquisition.  The recorded
           proceeds  have  been  adjusted  for  estimated   offering   costs  of
           approximately $3.0 million.                                                               56,733

     c.    The issuance  of 2,200,000  shares of  Series  B  Preferred  Stock at
           $79.86 per share.  The per share value was determined by applying the conversion  ratio of 2.19298 to the Common Stock price of $32.363 per share in a.  above and  adding  an  amount  of $8.89 per share  which represents  the  present  value  of the  dividends  on the  Series  B
           Preferred  Stock for a period of five years from the date of issuance until the first available call date thereon, discounted by 5.75%, the interest rate on five year treasury  securities at December 11, 1997, less a 7% discount  for  illiquidity  and the  inability to hedge the
           Series B Preferred  Stock using the  underlying  Common  Stock of the
           Company.  Wheat  First  presented  the  Company  with an  independent
           valuation of the Series B Preferred Stock.                                               175,700

     d.    The  incurrence  by  the Company of  $207.5 million of debt from bank financing,  which  is  assumed  paid to RIC in  connection  with  the
           Acquisition.                                                                             207,500

     e.    Assumed transaction costs of $5.0 million.                                                 5,000

     f.    Estimated employee termination and relocation costs of $10.0 million.                     10,000
           See Note 4 below.                                                                         ------

           Total recorded purchase price                                                           $585,661



2. This pro forma adjustment reflects adjustment to deferred taxes resulting from purchase accounting changes and the accrual of Commonwealth/Transnation's existing OPEB (Other Postretirement Employee Benefits) transition obligation.

                   LAWYERS TITLE CORPORATION AND SUBSIDIARIES
                Pro Forma Condensed Combined Financial Statements
                    September 30, 1997 and December 31, 1996
                     Notes to Pro Forma Financial Statements


3. This pro forma adjustment reflects (i) interest incurred on debt assumed in connection with the Acquisition at an assumed interest rate of 5.969%, IBOR at January 15, 1998 plus 0.375%, or $12.4 million for the year ended December 31, 1996 and $9.3 million for the nine months ended September 30, 1997, (ii) amortization of goodwill acquired at the time of the Acquisition over a period of forty years or $7.3 million for the year ended December 31, 1996 and $5.5 million for the nine months ended September 30, 1997 and
     (iii) income taxes incurred at the federal statutory rate of 35%, or $6.9 million for the year ended December 31, 1996 and $5.2 million for the nine months ended September 30, 1997. A change of .125% in the assumed interest rate would increase or decrease interest expense approximately $0.3 million.


4. Management has identified certain expense savings which it believes will be achieved through reductions in staff, consolidation of data processing and elimination of certain duplicate or excess facilities. The number of regional offices and field head count will be reduced with the elimination of redundant title plants and back office production centers. These expense savings have been identified by members of senior management of the Company who have served on task forces devoted to various aspects of integrating the operations of the Company and Commonwealth/Transnation. Management has identified approximately 20 metropolitan markets where the back office and title production facilities will be combined. These multi-county production facilities will service each of the Company's title insurance subsidiaries following the Acquisition. As a result, management of the Company believes that the combination of the two operations will yield recurring annual pre-tax expense savings of approximately $40.0 million. It is expected to take four quarters to fully realize these expense savings. No adjustment has been included in the unaudited pro forma condensed financial statements for the anticipated expense savings. There can be no assurance that anticipated expense savings will be achieved in the amounts or at the times anticipated.

     To implement the changes necessary to realize such savings, the Company will incur certain expenses, primarily relating to the termination of leases on certain offices to be closed and the payment of employee severance benefits. Pursuant to EITF 95-3, the Company has included in the Pro Forma Condensed Combined Balance Sheet a pro forma adjustment of $10.0 million relating to anticipated exit, employee termination and relocation costs for certain Commonwealth and Transnation leases and employees. Of this amount approximately $5.8 million is expected to be incurred relating to the termination of leases, $3.5 million is expected to be incurred relating to employee severance benefits and $.7 million relating to relocation costs. At this time, the Company has not determined precisely which leases will be canceled or which employee groups will be terminated and the plan has not been communicated to employees. It is anticipated that the plan will be finalized shortly after the Acquisition is consummated and will be completed within one year from that date. Any adjustments to the $10.0 million accrual for exit, termination and relocation costs will result in an addition to or reduction of the Commonwealth/Transnation purchase price.

     In addition, the Company anticipates that, in the quarter in which the Acquisition occurs, it will record a one-time after-tax charge to earnings of approximately $9.8 million (approximately $15.0 million before tax) relating to exit, employee termination and relocation costs of Company leases and employees. At this time, the Company has not determined precisely which leases will be canceled and which employee groups will be terminated. It is anticipated that the plan will be finalized and communicated to employees shortly after the Acquisition is consummated and the costs associated with the plan will be recognized as an expense at that time.

                   LAWYERS TITLE CORPORATION AND SUBSIDIARIES
                Pro Forma Condensed Combined Financial Statements
                    September 30, 1997 and December 31, 1996
                     Notes to Pro Forma Financial Statements

5. The significant adjustments comprising the purchase price allocation are as follows:

         Book value of Commonwealth/Transnation  net
         assets acquired at September 30, 1997
         (including title plants of $50,174)..........                 $ 284,116
         Adjustments:
           Increase in deferred income tax asset......     $ 15,826
           Increase in accounts payable and
              accrued expenses for OPEB liability.....       (5,000)
                                                                      ----------
         Total adjustments............................                    10,826
         Goodwill.....................................                   290,719
                                                                      ----------
              Total purchase price....................                 $ 585,661
                                                                      ==========

     For purposes of these Pro Forma Condensed Combined Financial Statements, the assets and liabilities acquired reflect their recorded book value except as noted above. The allocation of the purchase price is preliminary since appraisals of the Commonwealth/Transnation title plants have not been completed. Once the appraisals are completed the Company expects that the value assigned to title plants will be increased and the amount of goodwill recorded will be decreased. However, the Company does not believe that the difference between the recorded book value and the fair value ultimately assigned to the title plants will have a material impact on the Company's pro forma financial position or results of operations. In addition, the Company believes that, with the exception of title plants, the fair values of the assets and liabilities of Commonwealth/Transnation approximate their recorded book values in all material respects.

6. The Stock Purchase Agreement contains provisions providing for potential adjustment of the cash portion of the purchase price in certain circumstances. See "The Acquisition - Description of the Acquisition." Based upon (i) 1997 year-to-date statutory earnings and dividends paid by Commonwealth/Transnation during the preceding twelve months and (ii) projected 1997 total statutory earnings and 1997 actual dividends for Commonwealth/Transnation, the Company does not expect the potential adjustment to the purchase price to be material to either the aggregate purchase price payable to RIC at the Closing of the Acquisition or to the Company's financial position or results of operations.

                          DESCRIPTION OF CAPITAL STOCK

         The following summary description of the capital stock of the Company is qualified in its entirety by reference to applicable provisions of Virginia law and the Company's Charter and Bylaws, the complete text of which are on file with the Commission.

Authorized and Outstanding Capital Stock

         The Company's authorized capital stock consists of 45,000,000 shares of Common Stock, without par value, and 5,000,000 shares of preferred stock, without par value (the "Preferred Stock"). At January 16, 1998, there were 8,983,020 shares of Common Stock issued and outstanding. No shares of Preferred Stock have been issued.

Common Stock

         The holders of Common Stock are entitled to one vote for each share on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of such shares exclusively possess all voting power. The Company's Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock created by the Board of Directors from time to time, the holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders.

Preferred Stock

         Under the Company's Charter, the Board of Directors, without shareholder approval, is authorized to issue shares of Preferred Stock in one or more series and to designate, with respect to each such series of Preferred Stock, the number of shares in each such series, the dividend rates, preferences and date of payment, voluntary and involuntary liquidation preferences, the availability of redemption and the prices at which it may occur, whether or not dividends shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative, the sinking fund provisions, if any, for redemption or purchase of shares, the rights, if any, and the terms and conditions on which shares can be converted into or exchanged for shares of any other class or series, and the voting rights, if any. Any Preferred Stock issued may be senior to the Common Stock as to dividends and as to distribution in the event of liquidation, dissolution or winding up of the Company. The ability of the Board of Directors to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of Common Stock.

         The Board of Directors has authorized and reserved 200,000 shares of Series A Junior Participating Preferred Stock, without par value (the "Series A Preferred Stock") for issuance upon the exercise of the preferred share purchase rights (the "Rights") described below. See "- Preferred Share Purchase Rights." Upon the approval of the Acquisition by the Company's shareholders, the Board of Directors will have further authorized and reserved 2,200,000 shares of Series B Preferred Stock for issuance to RIC upon the consummation of the Acquisition. See "- Series B Preferred Stock." The reservation of both the Series A Preferred Stock and Series B Preferred Stock as described above will become effective upon amendment of the Company's Charter with the Virginia State Corporation Commission in conjunction with the consummation of the Acquisition.

         The creation and issuance of any other series of Preferred Stock, and the relative rights and preferences of such series, if and when established, will depend upon, among other things, the future capital needs of the Company, then-existing market conditions and other factors that, in the judgment of the Board of Directors, might warrant the issuance of Preferred Stock.

Preemptive Rights

         No holder of any share of Common Stock or Preferred Stock has any preemptive right to subscribe to any securities of the Company of any kind or class.

Series B Preferred Stock

         General. The following summary is a brief description of the terms of the Series B Preferred Stock to be issued to RIC upon consummation of the Acquisition. The description of the Series B Preferred Stock is qualified in its entirety by reference to the exhibit to the Articles of Amendment attached to this Proxy Statement as Appendix B (the "Preferred Stock Designation").

         Dividend Rights. The holders of Series B Preferred Stock will be entitled to receive when and as declared by the Board of Directors, out of funds legally available therefor, quarterly cumulative cash dividends at an annual rate of seven percent (7%) of the stated value of $50.00 per share, or $3.50 per share. Such dividends will be payable on the last day of March, June, September and December of each year, commencing on the date on which shares of the Series B Preferred Stock are initially issued by the Company (the "Initial Issuance Date").

         Dividends on the Series B Preferred Stock will be cumulative. As a result, if the Board of Directors chooses not to declare a dividend on the Series B Preferred Stock for a particular dividend period, holders of the Series B Preferred Stock will retain the right to receive that dividend in the future. The Board of Directors may declare dividends that are in arrears at any time.

         The Series B Preferred Stock will be senior to the Common Stock and the Series A Preferred Stock. Accordingly, no dividends may be declared, paid or set aside, on the Common Stock and the Series A Preferred Stock unless all dividends on the Series B Preferred Stock, including all unpaid dividends for past periods, have been paid in cash or cash sums sufficient therefor have been set aside.

         Each dividend on the Series B Preferred Stock will be payable to holders of record as of the 15th day of the month in which the dividend is payable or such other date as may be fixed by the Board of Directors, which date shall not be less than 10 days or more than 30 days prior to the date of payment.

         Holders of the Series B Preferred Stock will not be entitled to receive any dividends in excess of the dividends described above and, except as provided in the provisions of the Series B Preferred Stock, will not be entitled to participate in the earnings or assets of the Company.

         Conversion Rights. Shares of the Series B Preferred Stock will be convertible at any time at the option of the holder into fully-paid and nonassessable shares of Common Stock at a conversion price of $22.80 per share of Common Stock (equivalent to a Conversion Ratio of approximately 2.193 shares of Common Stock for each share of Series B Preferred Stock), subject to adjustment as described below (the "Conversion Price").

         To protect against dilution, the Conversion Price will be subject to adjustment from time to time upon certain events, including the issuance of Common Stock as a dividend or distribution on shares of Common Stock, splits or combinations of outstanding shares of Common Stock, the issuance to holders of Common Stock generally of options, rights or warrants to subscribe for Common Stock or other securities of the Company at less than the current market price of the Common Stock, or the issuance of Common Stock upon the exercise of the Rights.

         If the Company (i) consolidates with or merges into any other person and is not the continuing or surviving corporation of such consolidation or merger, (ii) permits any other person to consolidate with or merge into the Company and the Company is the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other person or cash or any other property,
(iii) transfers all or substantially all of the assets or property of the Company to any other person, or (iv) effects a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issue of additional shares of Common Stock for which adjustment in the Conversion Price is required to be made), then there will be no adjustment of the Conversion Price, but each holder of Series B Preferred Stock, upon the conversion thereof at any time after the consummation of such consolidation, merger, exchange, sale, transfer, reorganization or reclassification, shall be entitled to receive (at the Conversion Price in effect at the time of such consummation) the kind and amount of shares of stock and other securities, cash and property that the holder would have owned or been entitled to receive immediately after such consolidation, merger, exchange, sale, transfer, reorganization or reclassification if such share had been converted immediately before such event.

         Upon conversion of any shares of Series B Preferred Stock, the holder thereof shall remain entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder held such shares on the date for determination of holders of the Series B Preferred Stock entitled to receive payment of such dividends.

         Fractional   shares  of  Common  Stock  will  not  be  delivered   upon
conversion. Instead, a cash adjustment will be paid in respect of such fractional interest, in an amount equal to the Conversion Price as of the date of conversion multiplied by such fractional interest.

         Limitation on RIC's Conversion Rights. The right of RIC and its affiliates to convert shares of Series B Preferred Stock into shares of Common Stock will be subject to additional restrictions. The Series B Preferred Stock held by RIC and its affiliates shall not be convertible into shares of Common Stock until such time as RIC and its affiliates have sold, conveyed or transferred all of the 4,039,473 shares of Common Stock received by RIC from the Company in connection with the Acquisition and such additional shares of Common Stock that the Company may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions or pursuant to the exercise of any Rights. RIC and its affiliates shall not be subject to such restriction in the event that (i) the Company calls for the redemption of the Series B Preferred Stock held by RIC or (ii) either the Company declares a regular quarterly dividend on the Common Stock of $.40 or more during any calendar year, or the Company declares one or more non-regular dividends on the Common Stock during any calendar year in an aggregate amount of $.50 or more, or the Company declares dividends on the Common Stock, whether regular or non-regular, in an aggregate amount of $1.60 or more during any calendar year. If the Company calls for redemption less than all of the Series B Preferred Stock held by RIC and its affiliates, then RIC and its affiliates shall be entitled to convert into shares of Common Stock only that number of the Series B Preferred Stock that have been so called for redemption.

         Furthermore, in the event that the Board of Directors has approved any negotiated tender or exchange offer with a third party or approved any merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company in which the holders of Common Stock are entitled to tender or exchange their holdings of Common Stock for, or to otherwise receive for their holdings of Common Stock, other consideration (whether cash, non-cash or some combination thereof), the Company will either (i) permit RIC and its affiliates to convert all of the Series B Preferred Stock then held by them contingent upon, and effective as of, the closing of such transaction and without the right of RIC or any of its affiliates to vote the shares of Common Stock received upon any such conversion on any matter in connection with such transaction, or (ii) make appropriate provision to provide to RIC and any of its affiliates holding Series B Preferred Stock as of the closing date of such transaction the same kind and amount of consideration receivable by the holders of the Common Stock in such transaction. If the Company elects to make such appropriate provision, RIC and its affiliates shall not be entitled thereafter to receive any shares of stock, other securities, cash or property with respect to such of the Series B Preferred Stock as has received full payment of the consideration.

         Redemption. At any time on or after the fifth anniversary of the Initial Issuance Date, the Company, at the option of the Board of Directors, may redeem all or part of the outstanding shares of the Series B Preferred Stock upon the specified notice. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Company shall redeem a pro rata portion from each holder of Series B Preferred Stock.

         If the Company elects to redeem the Series B Preferred Stock on or after the fifth anniversary of the Initial Issuance Date, the Company shall pay the stated value of $50.00 per share plus a premium over such $50.00, which premium shall be 4% on the fifth anniversary of the Initial Issuance Date and decline by 1% per year over the next five years. At that time and thereafter, the Series B Preferred Stock may be redeemed at $50.00 per share. The Company shall also pay upon redemption all accrued and unpaid dividends to and including the date fixed for redemption. The Series B Preferred Stock places no limits on the source of funds to be used for any redemption of the Series B Preferred Stock.

         No shares of Series B Preferred Stock may be redeemed, unless all dividends on the Series B Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all prior dividend periods and the current dividend period; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series B Preferred Stock by the Company pursuant to a purchase or acquisition made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

         Liquidation. In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the holders of shares of Series B Preferred Stock shall be entitled to be paid, out of the assets of the Company available for distribution to its shareholders, before any payment shall be made in respect of the Common Stock or any other class of stock of the Company ranking junior to the Series B Preferred Stock, a liquidation preference equal to $50.00 plus accrued and unpaid dividends to the date of such payment. If, upon such dissolution, liquidation or winding up, the amounts payable as the liquidation preference to holders of Series B Preferred Stock and any other shares of stock ranking as to such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of Series B Preferred Stock and of such other shares will share ratably in any such distribution of assets in proportion to the liquidation preference that each holder is entitled to receive.

         Voting. The holders of Series B Preferred Stock will not be entitled to vote at any meeting of the Company's shareholders, except as required by the Virginia Stock Corporation Act (the "Virginia Act") and as described below.

         Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive, the holders of such shares, voting separately as a class, will be entitled to vote for the election of two additional directors of the Company at a special meeting called by the holders of record of at least 10% of the Series B Preferred Stock so in arrears or at the next annual meeting of shareholders, if such request is received less than 60 days before the date fixed for the next annual meeting of the shareholders. Such holders will continue to be entitled to vote for the election of two additional directors at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred Stock for past dividend periods and the then current dividend period shall have been fully paid in cash. Each such director elected as described above shall be elected by the affirmative vote of the holders of record of a majority of the shares of Series B Preferred Stock present and voting at such meeting, at a meeting called, held and conducted in accordance with the terms of the Series B Preferred Stock. Each such director shall serve as a director until all dividends accumulated on such shares of Series B Preferred Stock for past dividend periods and the then current dividend period shall have been fully paid in cash, at which time the term of each such director shall terminate and the number of directors shall be reduced accordingly.

         The holders of Series B Preferred Stock will be entitled to one vote per share on matters subject to a vote by such holders.

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

Preferred Share Purchase Rights

         Pursuant to the Amended and Restated Rights Agreement, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock at a price of $85 per one one-hundredth of a share of Series A Preferred Stock (the "Purchase Price"), subject to adjustment.

         The Rights will become exercisable only if a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, 20% or more of the outstanding shares of Common Stock. Under certain circumstances, the Board of Directors may reduce this threshold percentage to 10%. If a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, the threshold percentage, each Right will entitle the registered holder, other than such person or group, to buy shares of Common Stock or Series A Preferred Stock having a market value equal to twice the exercise price. If the Company is acquired in a merger or other business combination, each Right will entitle the registered holder, other than such person or group, to purchase securities of the surviving company having a market value equal to twice the Purchase Price. The Rights will expire on August 20, 2007, and may be redeemed or exchanged by the Company at any time before they become exercisable.

         Until the Rights become exercisable, they are evidenced by the Common Stock certificates and are transferred with and only with such certificates.

         Pursuant to the Amended and Restated Rights Agreement, the Rights are not, and will not become, exercisable by virtue of the approval, execution, delivery or performance of the original Stock Purchase Agreement, the Amended and Restated Stock Purchase Agreement or the Voting and Standstill Agreement, or by the acquisition of shares of Common Stock or Series B Preferred Stock by RIC or any affiliate of RIC as contemplated by the original Stock Purchase Agreement, the Amended and Restated Stock Purchase Agreement or the Voting and Standstill Agreement.

         The foregoing summary of certain terms of the Rights is qualified in its entirety by reference to the Amended and Restated Rights Agreement, a copy of which has been filed with the Commission and is incorporated by reference into this Proxy Statement. See "Certain Related Agreements - Amended and Restated Rights Agreement."

Certain Provisions of the Company's Charter and Bylaws

         The Company's Charter and Bylaws contain provisions which may have the effect of delaying or preventing a change in control of the Company. The Company's Charter and Bylaws provide (i) for division of the Board of Directors into three classes, with one class elected each year to serve a three-year term;
(ii) that directors may be removed only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote;
(iii) that a vacancy on the Board of Directors shall be filled by the remaining directors; and (iv) that the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote is required to alter, amend or repeal the foregoing provisions. The Company's Bylaws require advance notification for a shareholder to bring business before a shareholders' meeting or to nominate a person for election as a director. The Company's Charter and Bylaws provide that, subject to the rights of holders of any series of Preferred Stock, special meetings of shareholders may be called only by the Chairman of the Board or a majority of the total number of directors which the Board of Directors would have if there were no vacancies, and may not be called by the shareholders. The business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting by or at the direction of the Board of Directors.

         The Company's Charter also contains an "affiliated transaction provision" that provides that, in the event that holders of Common Stock are entitled to vote on certain transactions, a supermajority of at least 80% of all the votes that the holders of Common Stock are entitled to cast thereon shall be required for the approval of such transactions. Such supermajority approval would be required for (i) a merger or consolidation involving any person or entity who directly or indirectly owns or controls 10% or more of the voting power of the Company (an "Interested Shareholder") at the record date for determining shareholders entitled to vote and (ii) a sale, lease or exchange of substantially all of the Company's assets or property to or with an Interested Shareholder, or for the approval of a sale, lease or exchange of substantially all of the assets or property of an Interested Shareholder to or with the Company. In addition, the Company's Charter provides that the same 80% vote shall be required for the approval of certain transactions including a reclassification of securities, recapitalization or other transaction designed to decrease the number of holders of Common Stock after any person or entity has become an Interested Shareholder. Notwithstanding the foregoing, the supermajority approval requirement does not apply to any transaction that is approved by the Board of Directors prior to the time that the Interested Shareholder becomes an Interested Shareholder. Upon consummation of the Acquisition, RIC and its affiliates will become Interested Shareholders within the meaning of these provisions. However, the supermajority approval requirement does not apply to the Acquisition because of its prior approval by the Board of Directors.

         The shares of Common Stock and Preferred Stock authorized by the Company's Charter provide the Board of Directors with as much flexibility as possible in using such shares for corporate purposes. However, these additional shares may also be used by the Board of Directors to deter future attempts to gain control of the Company. The Board of Directors has sole authority to determine the terms of any series of the Preferred Stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board of Directors has the power to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks a change in control of the Company.

         The foregoing provisions of the Company's Charter and Bylaws are intended to prevent inequitable shareholder treatment in a two-tier takeover and to reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Board of Directors without the support of the incumbent Board of Directors, even if such a change were desired by, or would be beneficial to, a majority of the Company's shareholders. Such provisions therefore may have the effect of discouraging certain unsolicited offers for the Company's capital stock.

Liability and Indemnification of Directors and Officers

         As permitted by the Virginia Act, the Company's Charter contains provisions that indemnify directors and officers of the Company to the full extent permitted by Virginia law and seek to eliminate the personal liability of directors and officers for monetary damages to the Company or its shareholders for breach of their fiduciary duties, except to the extent such indemnification or elimination of liability is prohibited by the Virginia Act. These provisions do not limit or eliminate the rights of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's or officer's fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability for violations of statutory law, such as certain liabilities imposed on a director or officer under the federal securities laws.

         In addition, the Company's Charter provides for the indemnification of both directors and officers for expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. In certain cases, this right of indemnification extends to judgments or penalties assessed against them. The Company has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

         The purpose of these provisions is to assist the Company in retaining qualified individuals to serve as directors by limiting their exposure to personal liability for serving as such.

         The Company is not aware of any pending or threatened action, suit or proceeding involving any of its directors, officers, employees or agents for which indemnification from the Company may be sought. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Company, or of an affiliate of the Company pursuant to the Company's Charter or otherwise, the Board of Directors has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Affiliated Transactions

         The Virginia Act contains provisions governing "Affiliated Transactions." Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Act, an Interested Shareholder is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

         Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the "Disinterested Directors." A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation's board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and
(ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the corporation's board of directors. At the expiration of the three year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than those beneficially owned by the Interested Shareholder.

         The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. The fair price requirements also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder, unless approved by a majority of the Disinterested Directors.

         None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such a person an Interested Shareholder was approved by a majority of the corporation's Disinterested Directors. Upon consummation of the Acquisition, RIC and its affiliates will become Interested Shareholders whose acquisition of the Acquisition Shares has been approved by a majority of the Board of Directors, each of whom is a Disinterested Director.

         These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Company has not adopted such an amendment.

Control Share Acquisitions

         The Virginia Act also contains provisions regulating certain "control share acquisitions," which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. The Company's Charter make these provisions inapplicable to acquisitions of shares of the Company.


                       COMPARISON OF SHAREHOLDERS' RIGHTS

General

         The current shareholders of the Company will remain shareholders of the Company following the Acquisition, and, except as described below, the rights of such shareholders will not change as a result of the Acquisition.

Name Change

         Following the consummation of the Acquisition and the approval of the change in the name of the Company by the shareholders, the Company will change its name from "Lawyers Title Corporation" to "LandAmerica Financial Group, Inc."

Authorized and Outstanding Capital

         Common Stock. The Company's Charter authorizes the issuance of up to 45,000,000 shares of Common Stock. As of the Record Date, the Company had 8,983,020 shares of Common Stock issued and outstanding held by 2,515 shareholders of record. Upon the consummation of the Acquisition, the amount of authorized Common Stock will remain the same. However, the Company will issue an additional 4,039,473 shares of Common Stock to RIC in connection with the Acquisition. In addition, the Company expects to issue an additional 1,750,000 shares of Common Stock in a public offering in connection with the Acquisition, plus (i) any additional shares consented to by RIC and (ii) any shares issued upon exercise of any underwriters' overallotment option. As a result, each shareholder's percentage of ownership of Common Stock will be diluted by the increase in issued and outstanding shares of Common Stock. In addition, the Series B Preferred Stock may be converted into shares of Common Stock after consummation of the Acquisition if certain pre-conditions are met by RIC. See "The Acquisition - Certain Effects of the Transaction."

         Series A Preferred Stock. The Company currently has authorized up to 50,000 shares of Series A Preferred Stock. Pursuant to the authority granted to it in the Company's Charter and by the Virginia Act, the Board of Directors has authorized the issuance of up to an additional 150,000 shares of Series A Preferred Stock. Upon the consummation of the Acquisition, the Company will complete the necessary actions so that 200,000 shares of Series A Preferred Stock are authorized. The Series A Preferred Stock has been reserved for use in connection with the Company's Amended and Restated Rights Agreement. See "Description of Capital Stock Preferred Share Purchase Rights."

         As of the Record Date, the Company had no shares of Series A Preferred Stock issued and outstanding.

         Series B Preferred Stock. Pursuant to the authority granted to it in the Company's Charter and by the Virginia Act, the Board of Directors has authorized the issuance of up to 2,200,000 shares of Series B Preferred Stock. Upon the consummation of the Acquisition, the Company will complete the necessary actions so that 2,200,000 shares of Series B Preferred Stock are authorized. The Series B Preferred Stock contains preferences over the Common Stock as to dividends and on liquidation. See "Description of Capital Stock - Series B Preferred Stock."

         As of the Record Date, the Company had no shares of Series B Preferred Stock issued and outstanding. Upon the consummation of the Acquisition, the Company will issue 2,200,000 shares of Series B Preferred Stock to RIC.

Board of Directors

         Under the Company's Charter and Bylaws, the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors through a resolution adopted by a majority of the total number of directors that the Company would have if no board seats were vacant. The number of directors is currently fixed by resolution at ten (10).

         The Stock Purchase Agreement provides for the addition of four (4) directors to the Company's Board of Directors immediately following the consummation of the acquisition. See "Certain Related Agreements - Voting and Standstill Agreement" and "Management and Ownership of the Company Following the Acquisition." Accordingly, upon the consummation of the Acquisition, the Board of Directors will consist of fourteen (14) directors. In addition, the Company has agreed that, upon the occurrence of certain events, it will increase the size of the Board of Directors to include additional directors designated by RIC. See "Certain Related Agreements Covenants Regarding Non-Performance Remedies."

Covenants Regarding Non-Performance Remedies

         On or before the Closing Date, the Company will file Articles of Amendment to its Charter that contain the designation for the Series B Preferred Stock. The form of the Articles of Amendment is attached hereto as Appendix B. The provisions of the Series B Preferred Stock contain covenants that will entitle RIC to certain rights in specific default situations. The holders of Common Stock do not have such rights. These covenants may affect the rights of Reliance, RIC and their affiliates in a manner that could be adverse to the rights of holders of Common Stock. Upon the occurrence of certain events, RIC will be entitled to additional seats on the Company's Board of Directors, and Reliance, RIC and their affiliates will no longer be subject to certain restrictions under the Voting and Standstill Agreement. See "Certain Related Agreements - Voting and Standstill Agreement" and "- Covenants Regarding Non-Performance Remedies."

Rights Plan Amendments

         In connection with the execution of the Stock Purchase Agreement, the Company executed the Amended and Restated Rights Agreement. See "Certain Related Agreements - Amended and Restated Rights Agreement." The Amended and Restated Rights Agreement provides, among other things, that (i) the approval, execution, delivery and performance of the Stock Purchase Agreement or the Voting and Standstill Agreement, or any acquisition of shares of Common Stock or Series B Preferred Stock by RIC or its affiliates as contemplated by the Stock Purchase Agreement or the Voting and Standstill Agreement, will not cause the Rights to become exercisable, (ii) the exercise price of the Rights shall be $85 per Right, an increase from $65 per Right to reflect current conditions, and (iii) the Rights shall not be exercisable after

August 20, 2007, thereby extending the termination date of the Rights from October 1, 2001. See "Description of Capital Stock - Preferred Share Purchase Rights."

                                  LEGAL MATTERS

         The validity of the shares of Common Stock to be offered to RIC in the Acquisition is being passed upon for the Company by Williams, Mullen, Christian & Dobbins. Theodore L. Chandler, Jr., a principal in Williams, Mullen, Christian & Dobbins, is a director of the Company and beneficially owns an aggregate of 19,000 shares of Common Stock as of January 16, 1998. Other attorneys of that firm beneficially owned an aggregate of approximately 21,182 shares of Common Stock as of that date.

                              INDEPENDENT AUDITORS

         The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for the three years then ended appearing in the Company's Annual Report (Form 10-K) have been audited by Ernst & Young LLP, independent auditors, as stated in their report incorporated herein by reference.

         Representatives from Ernst & Young LLP are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

         The combined financial statements of Commonwealth/Transnation as of December 31, 1996 and 1995 and for the three years then ended included in this Proxy Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report herein.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Company's Board of Directors knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement. However, if any other matter shall come before the Special Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of Special Meeting as determined by a majority of the Board of Directors, provided, however, that no proxy which is voted against the proposal to approve the Stock Purchase Agreement will be voted in favor of any adjournment or postponement.

                              SHAREHOLDER PROPOSALS

         Under the regulations of the Commission, any shareholder desiring to make a proposal to be acted upon at the 1998 annual meeting of shareholders must have caused such proposal to be delivered, in proper form, to the Secretary of the Company, whose address is 6630 West Broad Street, Richmond, Virginia 23230, no later than December 9, 1997 in order for the proposal to have been considered for inclusion in the Company's Proxy Statement and form of proxy for that meeting. The Company anticipates holding the 1998 annual meeting of shareholders on May 19, 1998.

         The Company's Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director at the 1998 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the meeting. The notice must describe various matters regarding the nominee and the shareholder giving notice. For a shareholder to bring other business before the 1998 annual meeting of shareholders, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Secretary of the Company.

                          INDEX TO FINANCIAL STATEMENTS


                    COMMONWEALTH LAND TITLE INSURANCE COMPANY
                       TRANSNATION TITLE INSURANCE COMPANY


                                                                           Page
                                                                           ----

Independent Auditors' Report...........................................     F-2

Combined Statement of Income for the Three Years Ended
  December 31, 1996, 1995 and 1994.....................................     F-3

Combined Balance Sheet at December 31, 1996 and 1995...................     F-4

Combined Statement of Changes in Shareholder's Equity for
  the Three Years Ended December 31, 1996, 1995 and 1994...............     F-5

Combined Statement of Cash Flows for the Three Years Ended
  December 31, 1996, 1995 and 1994.....................................     F-6

Notes to Combined Financial Statements.................................     F-7

Combined Statement of Income for the Quarter and the Nine Months
  Ended September 30, 1997 and 1996 (unaudited)........................     F-18

Combined Balance Sheet at September 30, 1997 and
  December 31, 1996 (unaudited)........................................     F-19

Combined Statement of Changes in Shareholder's Equity for
  the Nine Months Ended September 30, 1997 (unaudited).................     F-20

Combined Statement of Cash Flows for the Nine Months
  Ended September 30, 1997 and 1996 (unaudited)........................     F-21

Notes to Combined Financial Statements (unaudited).....................     F-22

                          Independent Auditors' Report


Board of Directors and Shareholder
Commonwealth Land Title Insurance Company
Transnation Title Insurance Company
Philadelphia, Pennsylvania

We have audited the accompanying combined balance sheets of Commonwealth Land Title Insurance Company and subsidiaries ("Commonwealth") and Transnation Title Insurance Company and subsidiaries ("Transnation") (both of which are wholly owned subsidiaries of Reliance Group Holdings, Inc.) as of December 31, 1996 and 1995, and the related combined statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. Commonwealth and Transnation (the "Companies") are under common ownership and common management. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Commonwealth and Transnation at December 31, 1996 and 1995, and the combined results of their operations and their combined cash flows for the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.







Philadelphia, Pennsylvania
February 12, 1997

         (August 20, 1997 as to Note 10)

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

COMBINED STATEMENT OF INCOME

Year Ended December 31                                                              1996              1995             1994
---------------------------------------------------------------------------------------------------------------------------
REVENUES:
Premiums and fees......................................................  $   780,157,000  $    671,936,000  $   856,762,000

Net investment income..................................................       30,455,000        27,933,000       26,455,000

Gain on sale of investments............................................          346,000         1,729,000          516,000
                                                                         ---------------  ----------------  ---------------

                                                                             810,958,000       701,598,000      883,733,000
                                                                         ---------------  ----------------  ---------------

EXPENSES:
Commissions to agents..................................................      355,834,000       310,729,000      432,041,000

Compensation and employee benefits.....................................      206,083,000       188,097,000      211,150,000

Provision for losses...................................................       61,116,000        58,486,000       75,867,000

Taxes, other than federal income taxes.................................       12,923,000         9,782,000        8,082,000

Other operating expenses...............................................      136,422,000       120,294,000      124,789,000
                                                                         ---------------  ----------------  ---------------

                                                                             772,378,000       687,388,000      851,929,000
                                                                         ---------------  ----------------  ---------------

Income before income taxes.............................................       38,580,000        14,210,000       31,804,000

Provision for income taxes.............................................       13,347,000         4,755,000       10,809,000
                                                                         ---------------  ----------------  ---------------

NET INCOME.............................................................  $    25,233,000  $      9,455,000  $    20,995,000
                                                                         ===============  ================  ===============





                   See notes to combined financial statements.

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

COMBINED BALANCE SHEET

ASSETS                                                                       December 31              1996             1995
---------------------------------------------------------------------------------------------------------------------------
Investments:
   Fixed maturities held for investment -- at amortized
     cost (quoted market $140,789,000 and $126,623,000).................................  $    139,798,000  $   120,545,000
   Fixed maturities available for sale -- at quoted market
     (amortized cost $284,381,000 and $248,280,000).....................................       289,991,000      260,194,000
   Short-term investments...............................................................        25,860,000       41,220,000
   First mortgage and other secured loans...............................................         5,453,000        2,882,000
Cash ...................................................................................        14,328,000       15,230,000
Accounts receivable, less allowances of
   $5,663,000 and $5,006,000............................................................        23,987,000       26,372,000
Real estate and equipment -- at cost, less accumulated
   depreciation of $25,746,000 and $22,685,000..........................................        15,373,000       14,303,000
Title plants............................................................................        49,750,000       49,208,000
Deferred federal income tax benefit.....................................................        27,243,000       20,366,000
Goodwill................................................................................        12,944,000        9,163,000
Other assets............................................................................        16,027,000       14,337,000
                                                                                          ----------------  ---------------
                                                                                          $    620,754,000  $   573,820,000
                                                                                          ================  ===============

LIABILITIES AND SHAREHOLDER'S EQUITY

Reserve for losses......................................................................  $    264,838,000  $   240,777,000
Accounts payable and accrued expenses...................................................        76,168,000       62,306,000
Current federal income taxes............................................................         6,091,000                -
                                                                                          ----------------  ---------------

                                                                                               347,097,000      303,083,000
                                                                                          ----------------  ---------------
Commitments (Note 9)

Shareholder's equity:
   Common stock.........................................................................        11,649,000       11,649,000
   Additional paid-in capital...........................................................       127,551,000      127,551,000
   Retained earnings....................................................................       130,810,000      123,793,000
   Net unrealized gain on investments...................................................         3,647,000        7,744,000
                                                                                          ----------------  ---------------

                                                                                               273,657,000      270,737,000
                                                                                          ----------------  ---------------
                                                                                          $    620,754,000  $   573,820,000
                                                                                          ================  ===============




                   See notes to combined financial statements.

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

COMBINED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY


                                                                                                       Net
                                                             Additional                         Unrealized
                                          Common                Paid-in         Retained    Gain (loss) on    Shareholder's
                                          Stock                 Capital         Earnings       Investments           Equity
                                          -----                 -------         --------       -----------           ------

Balance, January 1, 1994..............$    11,374,000  $    127,278,000  $   116,343,000  $      5,868,000  $   260,863,000
Net income............................              -                 -       20,995,000                 -       20,995,000
Dividends.............................              -                 -      (19,000,000)                -      (19,000,000)
Depreciation after applicable deferred
  income tax benefit of $5,058,000....              -                 -                -        (9,392,000)      (9,392,000)
                                      ---------------  ----------------  ---------------  ----------------  ---------------


Balance, December 31, 1994............     11,374,000       127,278,000      118,338,000        (3,524,000)     253,466,000
Net income............................              -                 -        9,455,000                 -        9,455,000
Increase in par value of
  Commonwealth's common stock
  from $1.67 to $2.00 per share.......        275,000          (275,000)               -                 -                -
Dividends.............................              -                 -       (4,000,000)                -       (4,000,000)
Capital contribution..................              -           548,000                -                 -          548,000
Appreciation after applicable deferred
  income tax provision of $6,068,000..              -                 -                -        11,268,000       11,268,000
                                      ---------------  ----------------  ---------------  ----------------  ---------------



Balance, December 31, 1995............     11,649,000       127,551,000      123,793,000         7,744,000      270,737,000
Net income............................              -                 -       25,233,000                 -       25,233,000
Dividends.............................              -                 -      (18,216,000)                -      (18,216,000)
Depreciation after applicable deferred
  income tax benefit of $2,207,000....              -                 -                -        (4,097,000)      (4,097,000)
                                      ---------------  ----------------  ---------------  ----------------  ---------------


Balance, December 31, 1996..........  $    11,649,000  $    127,551,000  $   130,810,000  $      3,647,000  $   273,657,000
                                      ===============  ================  ===============  ================  ===============




                   See notes to combined financial statements.

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

COMBINED STATEMENT OF CASH FLOWS

Year Ended December 31                                                              1996              1995             1994
---------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.............................................................  $    25,233,000  $      9,455,000  $    20,995,000
   Adjustments to reconcile net income to net cash
   provided from operating activities:
     Increase in reserve for losses....................................       24,061,000        12,714,000       27,189,000
     Change in accounts receivable.....................................        1,780,000           557,000        1,982,000
     Depreciation, bad debts and amortization..........................        7,797,000         6,838,000        5,145,000
     Change in accounts payable, accrued expenses and other............        8,478,000       (13,539,000)     (15,451,000)
                                                                         ---------------  ----------------  ---------------

NET CASH PROVIDED FROM OPERATING ACTIVITIES............................       67,349,000        16,025,000       39,860,000
                                                                         ---------------  ----------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of:
   Fixed maturities available for sale.................................       88,225,000        29,677,000       12,212,000
   Fixed maturities held for investment................................        3,300,000         4,267,000        4,014,000
Maturities and repayments of:
   Fixed maturities available for sale.................................       13,671,000         2,869,000        3,976,000
   Fixed maturities held for investment................................        2,700,000         2,005,000        1,643,000
Purchases of:
   Fixed maturities available for sale.................................     (138,310,000)      (37,922,000)     (10,628,000)
   Fixed maturities held for investment................................      (24,817,000)      (10,982,000)     (36,266,000)
Proceeds from sales of short-term investments - net....................       15,360,000        13,055,000        3,730,000
Purchases of title plants - net........................................         (577,000)         (985,000)        (378,000)
Purchases of real estate and equipment - net...........................       (6,266,000)       (4,439,000)      (5,563,000)
Cash outlay for acquisitions...........................................       (3,000,000)                -                -
Other - net............................................................         (321,000)       (1,730,000)         (50,000)
                                                                         ---------------  ----------------  ---------------

NET CASH USED IN INVESTING ACTIVITIES..................................      (50,035,000)       (4,185,000)     (27,310,000)
                                                                         ---------------  ----------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Intercompany receivables and payables - net............................                -        (1,909,000)       2,423,000
Dividends..............................................................      (18,216,000)       (4,000,000)     (19,000,000)
Cash received from capital contribution................................                -            40,000                -
                                                                         ---------------  ----------------  ---------------

NET CASH USED IN FINANCING ACTIVITIES..................................      (18,216,000)       (5,869,000)     (16,577,000)
                                                                         ---------------  ----------------  ---------------

INCREASE (DECREASE) IN CASH............................................         (902,000)        5,971,000       (4,027,000)
Cash, beginning of year................................................       15,230,000         9,259,000       13,286,000
                                                                         ---------------  ----------------  ---------------

Cash, end of year......................................................  $   14,328,000   $     15,230,000  $     9,259,000
                                                                         ===============  ================  ===============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Federal income taxes paid..............................................  $    10,944,000  $      6,299,000  $    18,073,000
                                                                         ===============  ================  ===============

                   See notes to combined financial statements.

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

1.       NATURE OF OPERATIONS/SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination

The combined financial statements of Commonwealth Land Title Insurance Company ("Commonwealth") and Transnation Title Insurance Company ("Transnation") include the accounts of all subsidiaries and have been prepared in conformity with generally accepted accounting principles. Such statements include informed estimates and judgments of management for those transactions that are not yet complete or for which the ultimate effects cannot be precisely determined. Actual results may differ from these estimates. All intercompany accounts and transactions have been eliminated. Certain reclassifications have been made to the 1995 and 1994 combined financial statements to conform with current year presentation.

Commonwealth and Transnation (the "Companies") are wholly owned subsidiaries of Reliance Insurance Company ("Reliance Insurance"). Reliance Group Holdings, Inc. ("Reliance"), through a subsidiary, owns 100% of the common stock of Reliance Insurance. Together the Companies comprise the title insurance operations of Reliance Insurance.

Certain administrative services, primarily relating to risk management, data processing and investment services, are provided by Reliance Insurance to the Companies. The costs of such services amounted $4,422,000, $4,292,000, and $5,284,000 for 1996, 1995 and 1994, respectively, and are reflected in the statements of income. These costs were allocated to the Companies either on a direct basis or by using reasonable allocation methods including, for investment services, a percentage of invested assets managed. Management of the Companies believes that the cost of these services are substantially similar to the costs that they would have incurred if the Companies had operated as unaffiliated entities.

Nature of Operations

The principal operations of the Companies consist of title insurance underwriting. The Companies write, through direct and agency operations, title insurance for residential and commercial real estate nationwide and provide escrow and settlement services in connection with real estate closings.

Investments

Fixed maturity investments include bonds, notes and redeemable preferred stocks. Fixed maturity investments classified as "available for sale" represent securities that will be held for an indefinite period of time and are carried at quoted market value with the net unrealized gain or loss included in shareholder's equity. Such investments may be sold in response to changes in interest rates, future general liquidity needs and similar factors. Fixed maturity investments classified as "held for investment" are carried at amortized cost since the Companies have the positive intent and ability to hold these securities to maturity. Short-term investments consist primarily of United States government securities, certificates of deposit and commercial paper carried at cost, which approximates market value. First mortgage and other secured loans are carried at cost, which approximates their fair value. Realized gains and losses, determined on a specific identification basis, are included in income.

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

Title Insurance

Direct title insurance premiums and fees are recognized as revenue when policies become effective. Agency insurance premiums are recognized as revenue when reported by the agent. Title insurance claims arise principally from unknown title defects that exist at the time policies become effective.

At the time premiums are recorded as revenue, the Companies establish reserves for the estimated ultimate amounts that will be paid for reported claims, incurred but not reported claims and the expenses that will be paid to settle these claims. The reserves, which are not discounted, are based on historical and anticipated loss experience including societal and economic factors. Inflation is inherent in the reserves to the extent that it influenced the past claims patterns used to produce the reserve estimates. The process of estimating claims is a complex task and the actual payments may be more or less than such estimates indicate. Changes in loss estimates, based on subsequent developments, are included in operations currently.

Title Plants

Title plants are capitalized at the lower of cost or appraised value at date of acquisition. Title plants are not being depreciated since there has been no diminution of value; however, impairments of title plant carrying amounts deemed to be other than temporary are expensed. Costs of maintaining and updating title plants are expensed as incurred.

Fair Value of Financial Instruments

The estimated fair value of publicly traded financial instruments is determined by the Companies using quoted market prices, dealer quotes and prices obtained from independent third parties. For financial instruments not publicly traded, fair values are estimated based on values obtained from independent third parties or quoted market prices of comparable instruments. However, judgment is required to interpret market data to develop the estimates of fair value.
Accordingly, the estimates are not necessarily indicative of the amounts that could be realized in a current market exchange. See Note 2 regarding fair value information for the Companies' financial instruments.

Income Taxes

The Companies are included in the consolidated federal income tax return of Reliance. Federal income taxes are computed as if Commonwealth and Transnation filed separate consolidated tax returns.

Adoption of New Accounting Standard

Effective January 1, 1996, the Companies adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The adoption of this Statement had no material effect on the Companies' combined financial statements.

In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishing of Liabilities". The adoption of this Statement, which is not required until 1997, is not expected to have a material effect on the Companies' combined financial statements.

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

2.       INVESTMENTS

Fixed maturities held for investment at December 31, 1996 consisted of:

                                                                                                     Gross            Gross
                                                              Amortized           Market        Unrealized       Unrealized
                                                                   Cost            Value             Gains           Losses
                                                                   ----            -----             -----           ------

Bonds and notes:
   U.S. government and government
     agencies and authorities........................  $      1,053,000  $     1,069,000  $         16,000  $             -
   Public utilities..................................        90,421,000       90,610,000         1,107,000          918,000
   Corporate bonds and other.........................        36,621,000       37,211,000         1,330,000          740,000
Redeemable preferred stock...........................        11,703,000       11,899,000           196,000                -
                                                       ----------------  ---------------  ----------------  ---------------

                                                       $    139,798,000  $   140,789,000  $      2,649,000  $     1,658,000
                                                       ================  ===============  ================  ===============

Fixed maturities available for sale at December 31, 1996 consisted of:

                                                                                                     Gross            Gross
                                                                 Market        Amortized        Unrealized       Unrealized
                                                                  Value             Cost             Gains           Losses
                                                                  -----             ----             -----           ------
Bonds and notes:
   U.S. government and government
     agencies and authorities........................  $     95,147,000  $    95,345,000  $        660,000  $       858,000
   Public utilities..................................        72,880,000       73,457,000           348,000          925,000
   Corporate bonds and other.........................        63,619,000       62,713,000         1,671,000          765,000
Redeemable preferred stock...........................        58,345,000       52,866,000         5,487,000            8,000
                                                       ----------------  ---------------  ----------------  ---------------

                                                       $    289,991,000  $   284,381,000  $      8,166,000  $     2,556,000
                                                       ================  ===============  ================  ===============

Fixed maturities held for investment at December 31, 1995 consisted of:

                                                                                                     Gross            Gross
                                                              Amortized           Market        Unrealized       Unrealized
                                                                   Cost            Value             Gains           Losses
                                                                   ----            -----             -----           ------
Bonds and notes:
   U.S. government and government
     agencies and authorities........................  $      1,057,000  $     1,109,000  $         52,000  $             -
   Public utilities..................................        67,175,000       70,069,000         2,896,000            2,000
   Corporate bonds and other.........................        38,061,000       40,536,000         2,498,000           23,000
Redeemable preferred stock...........................        14,252,000       14,909,000           657,000                -
                                                       ----------------  ---------------  ----------------  ---------------

                                                       $    120,545,000  $   126,623,000  $      6,103,000  $        25,000
                                                       ================  ===============  ================  ===============

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

Fixed maturities available for sale at December 31, 1995 consisted of:

                                                                                                     Gross            Gross
                                                                 Market        Amortized        Unrealized       Unrealized
                                                                  Value             Cost             Gains           Losses
                                                                  -----             ----             -----           ------
Bonds and notes:
   U.S. government and government
     agencies and authorities........................  $     43,875,000  $    42,929,000  $      1,003,000  $        57,000
   Public utilities..................................        88,655,000       85,795,000         2,963,000          103,000
   Corporate bonds and other.........................        75,904,000       72,207,000         3,833,000          136,000
Redeemable preferred stock...........................        51,760,000       47,349,000         4,411,000                -
                                                       ----------------  ---------------  ----------------  ---------------

                                                       $    260,194,000  $   248,280,000  $     12,210,000  $       296,000
                                                       ================  ===============  ================  ===============

The carrying value of financial instruments not publicly traded, recorded at estimated fair value, was $44,800,000 and $43,800,000 at December 31, 1996 and 1995, respectively.

The contractual maturities of fixed maturity investments at December 31, 1996 were as follows:

                                                                  Held for Investment                Available for Sale
                                                                  -------------------                ------------------
                                                              Amortized           Market         Amortized           Market
                                                                   Cost            Value              Cost            Value
                                                                   ----            -----              ----            -----

Fixed maturity investments:
   Due within one year...............................  $      1,053,000  $     1,069,000  $      2,200,000  $     2,205,000
   Due after one year through five years.............         1,849,000        2,032,000        15,856,000       15,976,000
   Due after five years through ten years............        45,777,000       46,679,000        36,537,000       37,029,000
   Due after ten years...............................        79,416,000       79,110,000        96,960,000       96,705,000
                                                       ----------------  ---------------  ----------------  ---------------
                                                            128,095,000      128,890,000       151,553,000      151,915,000
Redeemable preferred stock...........................        11,703,000       11,899,000        52,866,000       58,345,000
Mortgage-backed securities...........................                 -                -        79,962,000       79,731,000
                                                       ----------------  ---------------  ----------------  ---------------

                                                       $    139,798,000  $   140,789,000  $    284,381,000  $   289,991,000
                                                       ================  ===============  ================  ===============

Net investment income consisted of:

Year Ended December 31                                                              1996              1995             1994
---------------------------------------------------------------------------------------------------------------------------
Investment income:
   Fixed maturities....................................................  $    29,632,000  $     26,971,000  $    25,987,000
   Short-term investments..............................................        1,588,000         1,689,000        1,590,000
   Other...............................................................          883,000           773,000          669,000
                                                                         ---------------  ----------------  ---------------
                                                                              32,103,000        29,433,000       28,246,000
Investment expenses....................................................        1,648,000         1,500,000        1,791,000
                                                                         ---------------  ----------------  ---------------

                                                                         $    30,455,000  $     27,933,000  $    26,455,000
                                                                         ===============  ================  ===============

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

Gain on sales of investments consisted of:

Year Ended December 31                                                              1996              1995             1994
---------------------------------------------------------------------------------------------------------------------------
Fixed maturities held for investment:
   Realized gains......................................................    $     410,000     $     128,000    $     147,000
   Realized losses.....................................................          (25,000)                -           (1,000)
                                                                           -------------     -------------    -------------
                                                                                 385,000           128,000          146,000
                                                                           -------------     -------------    -------------
Fixed maturities available for sale:
   Realized gains......................................................        1,308,000         1,626,000          531,000
   Realized losses.....................................................       (1,347,000)          (25,000)        (161,000)
                                                                           --------------    -------------    -------------
                                                                                 (39,000)        1,601,000          370,000
                                                                           -------------     -------------    -------------

                                                                           $     346,000     $   1,729,000    $     516,000
                                                                           =============     =============    =============

During  1996,  1995 and 1994,  the  Companies  sold  fixed  maturities  held for investment with an amortized cost of $2,963,000, $4,221,000 and $3,892,000 respectively, resulting in realized gains of $337,000, $45,000 and $123,000 respectively. These sales were principally in response to a significant deterioration in the issuers' creditworthiness.

3.       PROVISION FOR INCOME TAXES

Income tax provision from operations consisted of:

Year ended December 31                                                              1996              1995             1994
---------------------------------------------------------------------------------------------------------------------------

Current................................................................    $  18,094,000     $   5,066,000    $  16,265,000

Deferred...............................................................       (4,747,000)         (311,000)      (5,456,000)
                                                                           -------------     -------------    -------------

                                                                           $  13,347,000     $   4,755,000    $  10,809,000
                                                                           =============     =============    =============


COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

The reconciliation of taxes computed at the statutory rate of 35% to the provision for income taxes is as follows:

Year Ended December 31                                                              1996              1995             1994
---------------------------------------------------------------------------------------------------------------------------

Income from operations before income taxes.............................    $  38,580,000     $  14,210,000    $  31,804,000
                                                                           =============     =============    =============

Tax provision at U.S. statutory rate...................................    $  13,503,000     $   4,974,000    $  11,131,000

Reconciliation to actual tax rate:

   Dividends received deduction........................................       (1,248,000)       (1,199,000)      (1,148,000)
   Goodwill............................................................          268,000           126,000           88,000
   Non-deductible meals and entertainment..............................          652,000           578,000          644,000
   Tax exempt interest income..........................................          (46,000)          (67,000)         (81,000)
   Other...............................................................          218,000           343,000          175,000
                                                                         ---------------  ----------------  ---------------

                                                                         $    13,347,000  $      4,755,000  $    10,809,000
                                                                         ===============  ================  ===============

The tax effects of items comprising the Companies net deferred tax asset were as follows:

                                                                                   December 31        1996             1995
---------------------------------------------------------------------------------------------------------------------------
Deferred tax assets:
   Title loss reserves..................................................................  $     83,004,000  $    73,422,000
   Tax basis differential for equipment.................................................         6,133,000        4,370,000
   Allowance for doubtful accounts......................................................         2,044,000        1,747,000
   Pension reserves.....................................................................         3,318,000        2,829,000
   Other deferred tax assets............................................................         3,211,000        4,055,000
                                                                                          ----------------  ---------------
                                                                                                97,710,000       86,423,000
                                                                                          ----------------  ---------------
Deferred tax liabilities:
   Statutory premium reserve............................................................        56,095,000       50,887,000
   Financing lease arrangement..........................................................         5,222,000        3,740,000
   Unrealized security gains............................................................         1,963,000        4,170,000
   Other deferred tax liabilities.......................................................         7,187,000        7,260,000
                                                                                          ----------------  ---------------
                                                                                                70,467,000       66,057,000
                                                                                          ----------------  ---------------
Net deferred tax asset..................................................................  $     27,243,000  $    20,366,000
                                                                                          ================  ===============

4.       RESTRICTED ASSETS AND SHAREHOLDER'S EQUITY

State laws require the Companies to maintain statutory premium reserves, which are restrictions on shareholder's equity. Qualified investments are maintained in an amount equal to these reserves, which aggregated $258,729,000 at December 31, 1996 and $239,993,000 at December 31, 1995.

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

The Companies had investments on deposit with insurance departments of various states as required by law with aggregate carrying values of $12,462,000 at December 31, 1996 and $14,150,000 at December 31, 1995.

Commonwealth's common stock has a par value of $2 per share and 1,000,000 shares were authorized and 824,653 shares were issued and outstanding at December 31, 1996 and 1995. Transnation's common stock has a par value of $1 per share and 10,000,000 shares were authorized, issued and outstanding at December 31, 1996 and 1995. Total shareholder's equity of Commonwealth was $184,926,000 and $180,640,000 at December 31, 1996 and 1995, respectively. Total shareholder's equity of Transnation was $88,731,000 and $90,097,000 at December 31, 1996 and 1995, respectively.

Future dividend payments by Commonwealth and Transnation are limited by insurance regulations of the Commonwealth of Pennsylvania and the State of Arizona, respectively. Under Pennsylvania law, Commonwealth is limited to the greater of 10% of policyholders' surplus at December 31 of the preceding year or 100% of the prior year's statutory net income. In accordance with these restrictions, $30,950,000 is available for dividends in 1997.

Under Arizona law, Transnation is limited to the lesser of 10% of policyholders' surplus at December 31 of the preceding year or 100% of the prior year's statutory net investment income. In accordance with these restrictions, $6,303,000 is available for dividends in 1997.

5.       POSTRETIREMENT BENEFIT PLANS

Retirement benefits, covering substantially all employees, are provided under a noncontributory trusteed defined benefit pension plan. Contributions to the pension plan are based on the minimum funding requirements of the Employee Retirement Income Security Act of 1974.

Retirement benefits are paid to eligible employees based principally on years of service and salary. Pension plan assets consist primarily of corporate and government debt securities and 314,100 shares of Reliance Group Holdings, Inc. common stock.

Net periodic pension cost includes the following components:

Year Ended December 31                                                              1996              1995             1994
---------------------------------------------------------------------------------------------------------------------------

Service cost -- benefits earned during the period......................  $     3,945,000  $      3,076,000  $     3,832,000
Interest cost on projected benefit obligation..........................        4,227,000         3,859,000        3,563,000
Actual return on plan assets...........................................       (1,552,000)       (5,342,000)       2,082,000
Net amortization and deferral..........................................       (3,770,000)        1,047,000       (6,832,000)
                                                                         ---------------  ----------------  ---------------

Net periodic pension cost..............................................  $     2,850,000  $      2,640,000  $     2,645,000
                                                                         ===============  ================  ===============


COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

The reconciliation of the pension plan funded status with the accrued pension cost included in accounts payable and accrued expenses is as follows:

                                                                         December 31                  1996             1995
---------------------------------------------------------------------------------------------------------------------------
Actuarial present value of benefit obligation:
   Vested...............................................................................  $     43,935,000  $    43,319,000
   Nonvested............................................................................         3,494,000        3,971,000
                                                                                          ----------------  ---------------

Accumulated benefit obligation..........................................................        47,429,000       47,290,000
Effect of anticipated future compensation levels........................................        10,911,000       11,736,000
                                                                                          ----------------  ---------------

Projected benefit obligation............................................................        58,340,000       59,026,000
Plan assets at market value.............................................................       (49,313,000)     (43,087,000)
                                                                                          ----------------  ---------------

Projected benefit obligation in excess of plan assets...................................         9,027,000       15,939,000

Unrecognized net assets at date of plan adoption........................................         2,969,000        3,605,000
Unrecognized net loss...................................................................        (4,319,000)     (10,732,000)
                                                                                          ----------------  ---------------

Accrued pension cost....................................................................  $      7,677,000  $     8,812,000
                                                                                          ================  ===============

Contributions to the pension plan were $3,985,000 in 1996 and $1,148,000 in 1994. No contributions were made in 1995.

The assumptions used to measure the projected benefit obligation at December 31, 1996 and 1995 included discount rates of 8.0% and 7.5%, respectively, and weighted average rates of compensation increase of 4.0% and 4.5%, respectively. The expected long-term investment rates of return on plan assets for the years ended December 31, 1996 and 1995 were 10.0% and 9.5%, respectively.

In addition to pension benefits, Commonwealth provides unfunded postretirement medical and life insurance plans for certain employees who were hired prior to 1990.

Postretirement benefit cost includes the following components:

Year Ended December 31                                                              1996              1995             1994
---------------------------------------------------------------------------------------------------------------------------

Service cost -- benefits earned during the period......................  $       168,000  $        167,000  $       227,000
Interest cost on accumulated postretirement benefit obligation.........          500,000           510,000          468,000
Net amortization and deferral..........................................          346,000           303,000          342,000
                                                                         ---------------  ----------------  ---------------

Postretirement benefit cost............................................  $     1,014,000  $        980,000  $     1,037,000
                                                                         ===============  ================  ===============


COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

The components of the accumulated postretirement benefit obligation included in accounts payable and accrued expenses were as follows:

                                                                             December 31              1996             1995
---------------------------------------------------------------------------------------------------------------------------
Accumulated postretirement benefit obligation:
   Retirees.............................................................................  $      3,462,000  $     3,234,000
   Other active plan participants.......................................................         3,240,000        3,618,000
                                                                                          ----------------  ---------------

Accumulated benefit obligation..........................................................         6,702,000        6,852,000
Unrecognized net gain...................................................................           559,000          371,000
Unrecognized transition obligation......................................................        (5,533,000)      (5,879,000)
                                                                                          ----------------  ---------------

Accrued postretirement benefit cost.....................................................  $      1,728,000  $     1,344,000
                                                                                          ================  ===============

The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation as of December 31, 1996 was 10.0% for 1997, decreasing until it reaches 6.0% in 2007, after which it remains constant. A one-percentage-point change in the assumed health care cost trend rate for each year would change the accumulated postretirement benefit obligation as of December 31, 1996 and the 1996 net postretirement health care cost by approximately 2.6% and 2.2%, respectively. The assumed discount rates used in determining the accumulated postretirement benefit obligation at December 31, 1996 and 1995 were 8.0% and 7.5%, respectively.

6.       RESERVE FOR LOSSES

The reconciliation of the beginning to ending reserve for losses is as follows:

                                                            December 31             1996              1995             1994
---------------------------------------------------------------------------------------------------------------------------

Reserve for losses, beginning of year..................................  $   240,777,000  $    228,063,000  $   200,874,000
                                                                         ---------------  ----------------  ---------------

Provision for policy claims and related expenses:
   Provision for insured events of the current year....................       59,771,000        57,900,000       71,060,000
   Increase in provision for insured events of prior years.............        1,345,000           586,000        4,807,000
                                                                         ---------------  ----------------  ---------------
     Total provision...................................................       61,116,000        58,486,000       75,867,000
                                                                         ---------------  ----------------  ---------------

Payments, net of recoveries, for policy claims and related expenses:
   Attributable to insured events of the current year..................        1,755,000         2,187,000        4,475,000
   Attributable to insured events of prior years.......................       35,300,000        43,585,000       44,203,000
                                                                         ---------------  ----------------  ---------------
     Total payments....................................................       37,055,000        45,772,000       48,678,000
                                                                         ---------------  ----------------  ---------------

Reserve for losses, end of year........................................  $   264,838,000  $    240,777,000  $   228,063,000
                                                                         ===============  ================  ===============


COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

7.       ESCROW FUNDS

Customers' funds held in escrow for real estate transactions are not included in the combined balance sheet. These funds consisted of:

                                                                         December 31                  1996             1995
---------------------------------------------------------------------------------------------------------------------------

Cash ...................................................................................  $    263,348,000  $   215,393,000
Investments held for specific accounts..................................................       333,658,000      249,830,000
                                                                                          ----------------  ---------------
                                                                                          $    597,006,000  $   465,223,000
                                                                                          ================  ===============

8.       STATUTORY INFORMATION

The Companies had combined policyholders' surplus of $199,587,000 and $182,167,000 at December 31, 1996 and 1995, respectively, and combined statutory net income of $40,094,000, $12,439,000 and $32,421,000 for the years ended
December 31, 1996, 1995 and 1994, respectively. Commonwealth had policyholders' surplus of $136,559,000 and $121,826,000 at December 31, 1996 and 1995,
respectively, and statutory net income of $31,806,000, $10,580,000 and $26,244,0000 for the years ended December 31, 1996, 1995 and 1994, respectively. Transnation had policyholders' surplus of $63,028,000 and $60,341,000 at
December 31, 1996 and 1995, respectively, and statutory net income of $8,288,000, $1,859,000 and $6,177,000 for the years ended December 31, 1996,
1995 and 1994, respectively.

Commonwealth and Transnation have entered into a credit support arrangement to which each Company will commit credit support, if necessary, to the other and to its wholly owned subsidiaries. This agreement provides financial support in order that each company remains solvent, able to meet its financial obligations as they come due in the ordinary course of business and protects the interests of the policyholders.

9.       COMMITMENTS

The Companies lease certain office facilities and equipment under lease agreements that expire at various dates through 2011. Rental expense in 1996, 1995 and 1994 was $31,552,000, $30,956,000 and $29,860,000 respectively. At
December 31, 1996, future minimum rental commitments under noncancelable operating leases, principally for office space, were:

Year Ended December 31
1997 ................................................  $    17,651,000
1998 ................................................       13,340,000
1999 ................................................        9,643,000
2000 ................................................        6,694,000
2001 ................................................        4,377,000
2002 and later.......................................        8,030,000
                                                       ---------------

                                                       $    59,735,000
                                                       ===============

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

10.      SUBSEQUENT EVENT

On August 20, 1997, Reliance agreed to sell the Companies to Lawyers Title Corporation ("LTC") for cash, common stock and convertible preferred stock. The sale is subject to regulatory approvals as well as approval of LTC's shareholders.

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

COMBINED STATEMENT OF INCOME
(Unaudited)


                                                                                Quarter Ended                      Nine Months Ended
                                                                                 September 30                           September 30
                                                                     1997                1996               1997                1996
------------------------------------------------------------------------------------------------------------------------------------

REVENUES:
Premiums and fees....................................     $   226,194,000    $    208,173,000    $   612,897,000     $   575,980,000

Net investment income................................           7,464,000           7,831,000         23,236,000          22,663,000

Gain on sale of investments..........................              86,000             803,000          1,187,000             376,000
                                                          ---------------    ----------------    ---------------     ---------------

                                                              233,744,000         216,807,000        637,320,000         599,019,000
                                                          ---------------    ----------------    ---------------     ---------------

EXPENSES:
Commissions to agents................................          98,487,000          98,665,000        268,960,000         263,138,000

Compensation and employee benefits...................          61,694,000          50,660,000        173,847,000         153,695,000

Provision for losses.................................          10,725,000          15,648,000         29,470,000          47,461,000

Taxes, other than federal income.....................           3,291,000           2,906,000          9,238,000           9,326,000

Other operating expenses.............................          39,393,000          35,283,000        111,634,000         100,554,000
                                                          ---------------    ----------------    ---------------     ---------------

                                                              213,590,000         203,162,000        593,149,000         574,174,000
                                                          ---------------       -------------    ---------------       -------------

Income from operations before federal
   income taxes......................................          20,154,000          13,645,000         44,171,000          24,845,000

Income tax provision.................................           6,732,000           4,703,000         15,192,000           8,520,000
                                                          ---------------    ----------------    ---------------     ---------------

NET INCOME...........................................     $    13,422,000    $      8,942,000    $    28,979,000     $    16,325,000
                                                          ===============    ================    ===============     ===============



COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

COMBINED BALANCE SHEET




                                                                                                    September 30,       December 31,
ASSETS                                                                                                      1997                1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      (Unaudited)
Investments:
  Fixed maturities held for investment -- at amortized cost
    (quoted market $141,685,000 and $140,789,000)............................................    $   138,381,000     $   139,798,000
  Fixed maturities available for sale -- at quoted market
    (amortized cost $258,813,000 and $284,381,000)...........................................        268,240,000         289,991,000
  Short-term investments.....................................................................         33,887,000          25,860,000
  First mortgage and other secured loans.....................................................         11,706,000           5,453,000
Cash.........................................................................................         11,746,000          14,328,000
Accounts receivable, less allowances of $5,731,000 and $5,663,000............................         31,664,000          23,987,000
Real estate and equipment -- at cost, less accumulated
  depreciation of $17,867,000 and $25,746,000................................................         23,764,000          15,373,000
Title plants.................................................................................         50,174,000          49,750,000
Deferred federal income tax benefit..........................................................         26,237,000          27,243,000
Goodwill.....................................................................................         16,209,000          12,944,000
Other assets.................................................................................         14,524,000          16,027,000
                                                                                                 ---------------     ---------------

                                                                                                 $   626,532,000     $   620,754,000
                                                                                                 ===============     ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------------------------------------------------------------------------------------------------------

Reserve for losses...........................................................................    $   265,593,000     $   264,838,000
Accounts payable and accrued expenses........................................................         76,823,000          76,168,000
Current federal income taxes.................................................................                  -           6,091,000
                                                                                                 ---------------     ---------------

                                                                                                     342,416,000         347,097,000
                                                                                                 ---------------     ---------------

Commitments

Shareholder's equity:
  Common stock...............................................................................         11,649,000          11,649,000
  Additional paid-in capital.................................................................        127,551,000         127,551,000
  Retained earnings..........................................................................        138,789,000         130,810,000
  Net unrealized gain on investments.........................................................          6,127,000           3,647,000
                                                                                                 ---------------     ---------------

                                                                                                     284,116,000         273,657,000
                                                                                                 ---------------     ---------------

                                                                                                 $   626,532,000     $   620,754,000
                                                                                                 ===============     ===============

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

COMBINED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
(Unaudited)


                                                                                                             Net
                                                               Additional                             Unrealized
                                               Common             Paid-in            Retained            Gain on      Shareholder's
                                                 Stock            Capital            Earnings        Investments             Equity
                                                 -----            -------            --------        -----------             ------

Balance, January 1, 1997..............    $ 11,649,000       $127,551,000        $130,810,000       $  3,647,000       $273,657,000
Net income............................               -                  -          28,979,000                  -         28,979,000
Dividends.............................               -                  -         (21,000,000)                 -        (21,000,000)
Appreciation after applicable
  deferred income tax provision
  of  $1,337,000......................               -                  -                   -          2,480,000          2,480,000
                                          ------------       ------------        ------------       ------------       ------------


Balance, September 30, 1997...........    $ 11,649,000       $127,551,000        $138,789,000       $  6,127,000       $284,116,000
                                          ============       ============        ============       ============       ============


COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

COMBINED STATEMENT OF CASH FLOWS
(Unaudited)


                                                                                               Nine Months Ended
                                                                                                    September 30
                                                                                         1997               1996
----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...........................................                        $     28,979,000    $    16,325,000
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Provision for losses.............................                              29,470,000         47,461,000
    Change in premium and other receivables..........                              (8,501,000)          (685,000)
    Depreciation, bad debts and amortization.........                               6,563,000          5,423,000
    Claims paid, net of recoveries...................                             (28,715,000)       (25,897,000)
    Change in accounts payable, accrued
      expenses and other.............................                             (14,824,000)        (7,913,000)
                                                                             ----------------    ---------------

                                                                                   12,972,000         34,714,000
                                                                             ----------------    ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of:
  Fixed maturities available for sale................                              47,049,000         86,276,000
  Fixed maturities held for investment...............                                       -          3,300,000
Maturities and repayments of:
  Fixed maturities available for sale................                              13,921,000         12,374,000
  Fixed maturities held for investment...............                               5,264,000          2,489,000
Purchases of:
  Fixed maturities available for sale................                             (34,556,000)      (123,882,000)
  Fixed maturities held for investment...............                              (3,689,000)       (22,885,000)
(Increase) decrease in short-term
  investments - net..................................                              (8,027,000)        10,919,000
(Increase) decrease in title plants..................                                (459,000)          (525,000)
Cash outlay for acquisition..........................                                       -         (3,000,000)
Change in investments receivable/payable.............                                   4,000          1,976,000
Purchases of real estate and equipment - net.........                             (12,747,000)        (6,237,000)
Other -- net.........................................                              (1,314,000)          (359,000)
                                                                             ----------------    ---------------

                                                                                    5,446,000        (39,554,000)
                                                                             ----------------    ---------------
CASH FLOW FROM FINANCING ACTIVITIES:
Dividends............................................                             (21,000,000)                 -
                                                                             ----------------    ---------------

DECREASE IN CASH.....................................                              (2,582,000)        (4,840,000)
Cash, beginning of period............................                              14,328,000         15,230,000
                                                                             ----------------    ---------------

Cash, end of period..................................                        $     11,746,000    $    10,390,000
                                                                             ================    ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Federal income taxes paid............................                        $     20,291,000    $     8,100,000
                                                                             ================    ===============

COMMONWEALTH AND TRANSNATION TITLE INSURANCE COMPANIES

NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS

1.     BASIS OF PRESENTATION

       The unaudited combined financial statements of Commonwealth and Transnation and their respective subsidiaries have been prepared in conformity with generally accepted accounting principles. Such financial statements include informed estimates and judgments of management for those transactions that are not yet complete or for which the ultimate effects cannot be precisely determined. Actual results may differ from these estimates. All intercompany accounts and transactions have been eliminated.

       These financial statements, which are for interim periods, do not include all disclosures provided in the annual combined financial statements. These unaudited combined financial statements should be read in conjunction with the annual audited combined financial statements and the accompanying footnotes. The December 31, 1996 balance sheet was derived from audited combined financial statements, but does not include all disclosures required by generally accepted accounting principles.

       In  the   opinion  of   management   of   Commonwealth/Transnation,   the
       accompanying unaudited combined financial statements contain all adjustments (consisting of normal recurring adjustments only) necessary for a fair presentation of the financial statements. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year.

                                                                      Appendix A


                              AMENDED AND RESTATED

                            STOCK PURCHASE AGREEMENT




                                  By and Among



                            Lawyers Title Corporation


                             a Virginia Corporation


                                       and



                       Lawyers Title Insurance Corporation


                             a Virginia Corporation


                                       and



                           Reliance Insurance Company


                           a Pennsylvania Corporation


                                       and



                          Reliance Group Holdings, Inc.


                             a Delaware Corporation



                          Dated as of December 11, 1997

                                TABLE OF CONTENTS


ARTICLE I - Definitions       ..................................................................................A-1
         Section 1.1.         Certain Matters of Construction...................................................A-2
         Section 1.2.         Cross Reference Table.............................................................A-2
         Section 1.3.         Certain Definitions...............................................................A-5


ARTICLE II - The Acquisition  .................................................................................A-11
         Section 2.1.         Acquisition......................................................................A-11
         Section 2.2.         Consideration and Closing........................................................A-11


ARTICLE III - Representations and Warranties of Seller.........................................................A-13
         Section 3.1.         Corporate Matters................................................................A-13
         Section 3.2.         Financial Statements.............................................................A-15
         Section 3.3.         Change in Condition..............................................................A-16
         Section 3.4.         Liabilities......................................................................A-17
         Section 3.5.         Assets...........................................................................A-18
         Section 3.6.         Intellectual Property Rights.....................................................A-19
         Section 3.7.         Accounts.........................................................................A-20
         Section 3.8.         Certain Contractual Obligations..................................................A-20
         Section 3.9.         Insurance........................................................................A-22
         Section 3.10.        Transactions with Affiliates.....................................................A-23
         Section 3.11.        Compliance with Laws.............................................................A-23
         Section 3.12.        Tax Matters......................................................................A-24
         Section 3.13.        Employee Relations and Employee Benefit Plans....................................A-25
         Section 3.14.        Environmental Matters............................................................A-31
         Section 3.15.        Accounts Receivable..............................................................A-32
         Section 3.16.        Litigation.......................................................................A-32
         Section 3.17.        Brokers..........................................................................A-32
         Section 3.18.        Investment Securities............................................................A-32
         Section 3.19.        Exceptions.......................................................................A-33


ARTICLE IV - Representations and Warranties of Buyer and LTIC..................................................A-33
         Section 4.1.         Corporate Matters................................................................A-33
         Section 4.2.         Financial Statements.............................................................A-35
         Section 4.3.         Change in Condition..............................................................A-36
         Section 4.4.         Liabilities......................................................................A-37
         Section 4.5.         Assets...........................................................................A-38
         Section 4.6.         Intellectual Property Rights.....................................................A-39
         Section 4.7.         Accounts.........................................................................A-40
         Section 4.8.         Certain Contractual Obligations..................................................A-40
         Section 4.9.         Insurance........................................................................A-42
         Section 4.10         Transactions with Affiliates.....................................................A-43
         Section 4.11.        Compliance with Laws.............................................................A-43




                                       A-i

         Section 4.12.        Tax Matters......................................................................A-43
         Section 4.13.        Employee Relations and Employee Benefit Plans....................................A-45
         Section 4.14.        Environmental Matters............................................................A-50
         Section 4.15.        Accounts Receivable..............................................................A-51
         Section 4.16.        Litigation.......................................................................A-51
         Section 4.17.        Brokers..........................................................................A-51
         Section 4.18.        Investment Securities............................................................A-51
         Section 4.19.        Buyer SEC Documents..............................................................A-51
         Section 4.20.        Rights Agreement.................................................................A-51
         Section 4.21.        Exceptions.......................................................................A-52


ARTICLE V - Certain Covenants of the Parties...................................................................A-52
         Section 5.1.         Access to Premises and Information of Buyer and LTIC.............................A-52
         Section 5.2.         Access to Premises and Information of Company....................................A-52
         Section 5.3.         Confidentiality Letter...........................................................A-53
         Section 5.4.         Operation of Company Business Prior to the Closing Date..........................A-53
         Section 5.5.         Certain Notices..................................................................A-55
         Section 5.6.         Preparation for Closing..........................................................A-55
         Section 5.7.         Tax Matters......................................................................A-56
         Section 5.8.         Expenses of Transaction; Accounts................................................A-62
         Section 5.9.         Books and Records; Personnel.....................................................A-62
         Section 5.10.        Use of Certain Names and Marks...................................................A-63
         Section 5.11.        Further Assurances...............................................................A-63
         Section 5.12.        Reimbursement by the Parties.....................................................A-63
         Section 5.13.        Financial Statement Deliveries...................................................A-63
         Section 5.14.        Insurance Policies...............................................................A-64
         Section 5.15.        No Solicitation for Employment...................................................A-64
         Section 5.16.        No Solicitation of Proposals or Offers...........................................A-64
         Section 5.17.        Noncompetition Covenant..........................................................A-65
         Section 5.18.        Sale of Buyer Common Stock.......................................................A-65
         Section 5.19.        Registration and Listing of Common Shares........................................A-67
         Section 5.20.        Proxy Materials..................................................................A-67
         Section 5.21.        Administrative Services Agreement................................................A-68


ARTICLE VI - Conditions to the Obligation of Buyer to Close....................................................A-68
         Section 6.1.         Representations, Warranties and Covenants........................................A-68
         Section 6.2.         Closing Agreements...............................................................A-68
         Section 6.3.         Legality; Governmental Authorization; Litigation.................................A-69
         Section 6.4.         Affiliate Debt...................................................................A-69
         Section 6.5.         Opinion of Counsel...............................................................A-69
         Section 6.6.         Update...........................................................................A-69
         Section 6.7.         General..........................................................................A-69
         Section 6.8.         Shareholder Approval.............................................................A-69


ARTICLE VII - Conditions to the Obligation of Seller to Close..................................................A-70
         Section 7.1.         Representations, Warranties and Covenants........................................A-70
         Section 7.2.         Closing Agreements; Buyer Stock..................................................A-70
         Section 7.3.         Legality; Government Authorization; Litigation...................................A-70


                                      A-ii

         Section 7.4.         Opinion of Counsel...............................................................A-71
         Section 7.5.         General..........................................................................A-71
         Section 7.6.         Update...........................................................................A-71
         Section 7.7.         Listing of Common Shares and Shares Issuable Upon
                              Conversion of Preferred Shares...................................................A-71
         Section 7.8.         Rights Agreement.................................................................A-71
         Section 7.9.         Board of Directors...............................................................A-71
         Section 7.10.        Payment..........................................................................A-71
         Section 7.11.        Shareholder Approval.............................................................A-71


ARTICLE VIII - Employment and Employee Benefits Arrangements...................................................A-72
         Section 8.1.         Benefit Plans and Arrangements...................................................A-72


ARTICLE IX - Indemnification  .................................................................................A-74
         Section 9.1.         Indemnification by Seller........................................................A-74
         Section 9.2.         Indemnification by Buyer.........................................................A-75
         Section 9.3.         Time Limitation on Indemnification...............................................A-75
         Section 9.4.         Monetary Limitations on Indemnification..........................................A-76
         Section 9.5.         Certain Matters of Construction..................................................A-76
         Section 9.6.         Third Party Claims...............................................................A-76
         Section 9.7.         No Circular Recovery.............................................................A-77
         Section 9.8.         Nature of Indemnification Payments...............................................A-77
         Section 9.9.         Remedies.........................................................................A-77


ARTICLE X - Consent to Jurisdiction; Governing Law.............................................................A-78
         Section 10.1.        Consent to Jurisdiction..........................................................A-78
         Section 10.2.        Governing Law....................................................................A-79


ARTICLE XI - Termination      .................................................................................A-79
         Section 11.1.        Termination of Agreement.........................................................A-79
         Section 11.2.        Effect of Termination............................................................A-80


ARTICLE XII - Miscellaneous   .................................................................................A-80
         Section 12.1.        Entire Agreement; Waivers........................................................A-80
         Section 12.2.        Amendment or Modification........................................................A-81
         Section 12.3.        Survival.........................................................................A-81
         Section 12.4.        Independence of Representations and Warranties...................................A-81
         Section 12.5.        Severability.....................................................................A-81
         Section 12.6.        Knowledge........................................................................A-81
         Section 12.7.        Successors and Assigns...........................................................A-82
         Section 12.8.        Notices..........................................................................A-82
         Section 12.9.        Public Announcements.............................................................A-82
         Section 12.10.       Headings.........................................................................A-83
         Section 12.11.       Third Party Beneficiaries........................................................A-83
         Section 12.12.       Counterparts.....................................................................A-83
         Section 12.13.       Confirmation.....................................................................A-83

                                    EXHIBITS


Exhibit A -                Registration Rights Agreement

Exhibit B -                Voting and Standstill Agreement

Exhibit C -                Administrative Services Term Sheet

Exhibit D -                Form of Legal Opinion of Seller's Counsel

Exhibit E -                Form of Legal Opinion of Buyer's and LTIC's Counsel

                              AMENDED AND RESTATED

                            STOCK PURCHASE AGREEMENT




         THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 11th day of December, 1997, by and among LAWYERS TITLE CORPORATION, a Virginia corporation ("Buyer"), LAWYERS TITLE INSURANCE CORPORATION, a Virginia corporation ("LTIC"), RELIANCE INSURANCE COMPANY, a Pennsylvania corporation ("Seller") and RELIANCE GROUP HOLDINGS, INC., a Delaware corporation ("Seller's Parent"), and amends and restates that certain Stock Purchase Agreement (the "Original Agreement") dated as of August 20, 1997, by and among Buyer, LTIC, Seller and Seller's Parent.

                                    RECITALS

         1. Seller owns all of the issued and outstanding shares of the capital stock of Commonwealth Land Title Insurance Company, a Pennsylvania corporation ("Commonwealth"), and of Transnation Title Insurance Company, an Arizona corporation ("Transnation"). The issued and outstanding shares of Commonwealth and Transnation are referred to herein collectively as the "Company Shares" and separately as the "Commonwealth Shares" and the "Transnation Shares," respectively.

         2. Pursuant to the Original Agreement, Seller agreed to sell and transfer the Company Shares to Buyer and Buyer agreed to purchase and accept transfer of (the "Purchase") the Company Shares from Seller. Seller's Parent executed the Original Agreement for the sole purpose of agreeing to the covenants set forth in Section 5.17 thereof, with the understanding that Seller's Parent would not be deemed to be a party thereto for any other purpose.

         3. Buyer, LTIC and Seller now desire, pursuant to Section 12.2 of the Original Agreement, to amend and restate the Original Agreement in order to, among other things, (a) change the form of a portion of the consideration payable by Buyer from Buyer Common Stock (as such term is hereinafter defined) to the form of cash consideration described in Section 2.2.1(b), and (b) require that the public or private offering by Buyer of Buyer Common Stock described in
Section 5.18 occur on or before the Closing Date (as hereinafter defined).

         4. Seller's Parent is executing this Agreement for the sole purpose of agreeing to the covenants set forth in Sections 5.17 and 12.13 hereof, and Seller's Parent shall not be deemed to be a party hereto for any other purpose.

                                    AGREEMENT

         Therefore, in consideration of the foregoing and the mutual agreements and covenants set forth below, which are acknowledged by each party to be fair and adequate consideration for its obligations and commitments hereunder, the parties hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         For the purposes of this Agreement:

         Section 1.1. Certain Matters of Construction. In addition to the definitions referred to as set forth below in this Section 1:

                  (a) The references herein to this "Agreement" shall include the Original Agreement as hereby amended and restated.

                  (b) The words "hereof," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and any reference to a particular Section of this Agreement shall include all subsections thereof.

                  (c) The words "party" and "parties" shall refer to Seller, Seller's Parent (for the sole purpose of agreeing to the covenants set forth in Sections 5.17 and 12.13 hereof), Buyer and LTIC.

                  (d) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

                  (e)      Accounting   terms  used  herein  and  not  otherwise
defined herein are used herein as defined by GAAP.

         Section  1.2.     Cross Reference Table.   The following terms are
defined in the Sections set forth opposite the term and shall have the respective meaning therein set forth:


         Term                                        Definition
         ----                                        ----------

"Action"                                             Section 1.3.1
"Additional Shares"                                  Section 5.18(b)
"Affiliate"                                          Section 1.3.2
"Affiliate Debt"                                     Section 1.3.3
"Agreement"                                          Preamble
"Alternative Accountants"                            Section 1.3.4
"Amended and Restated Rights Agreement"              Section 4.20
"Appraiser"                                          Section 5.7(g)
"Best Efforts"                                       Section 1.3.5
"Books and Records"                                  Section 5.9(b)(i)
"Business Day"                                       Section 1.3.6
"Buyer"                                              Preamble
"Buyer Affiliate Relationships"                      Section 4.10
"Buyer Affiliated Group"                             Section 4.12(b)
"Buyer Annual Balance Sheets"                        Section 4.2.1(a)
"Buyer Annual Financials"                            Section 4.2.1(a)
"Buyer Assets"                                       Section 4.5.1
"Buyer Benefit Arrangement"                          Section 1.3.7
"Buyer Business"                                     Section 1.3.8
"Buyer Common Shares"                                Section 1.3.9
"Buyer Common Stock"                                 Section 1.3.10
"Buyer Contracts"                                    Section 4.8
"Buyer Disclosure Letter"                            Article IV


                                      A-2

"Buyer Equipment"                                    Section 4.8(f)
"Buyer Financial Statements"                         Section 4.2.1(a)
"Buyer Insurance Policies"                           Section 4.9
"Buyer Intangibles"                                  Section 4.6
"Buyer Interim Balance Sheet"                        Section 4.2.1(b)
"Buyer Interim Financials"                           Section 4.2.1(b)
"Buyer Leases"                                       Section 4.5.2
"Buyer Leases-Out"                                   Section 4.5.2
"Buyer Licenses"                                     Section 4.6
"Buyer Plan"                                         Section 1.3.11
"Buyer Real Property"                                Section 4.5.1
"Buyer SEC Documents"                                Section 4.19
"Buyer Series B Preferred Shares"                    Section 1.3.12
"Buyer Tax Returns"                                  Section 4.12(a)
"Buyer's Deemed Sales Price Notice"                  Section 5.7(g)
"Bylaws"                                             Section 1.3.13
"Cash Purchase Price"                                Sections 2.2.1(a) and 2.2.2(c)
"Charter"                                            Section 1.3.14
"Closing"                                            Section 2.2.3
"Closing Agreements"                                 Section 6.2
"Closing Date"                                       Section 2.2.3
"CMAC"                                               Section 5.7(d)
"CMAC Agreement"                                     Section 5.7(d)
"Code"                                               Section 1.3.15
"Commonwealth"                                       Recitals
"Commonwealth Shares"                                Recitals
"Company Annual Balance Sheets"                      Section 3.2.1(a)
"Company Annual Financials"                          Section 3.2.1(a)
"Company Assets"                                     Section 3.5.1
"Company Benefit Arrangement"                        Section 1.3.16
"Company Business"                                   Section 1.3.17
"Company Contracts"                                  Section 3.8
"Company Employees"                                  Section 1.3.16
"Company Equipment"                                  Section 3.8(f)
"Company Financial Statements"                       Section 3.2.1(a)
"Company Insurance Policies"                         Section 3.9
"Company Intangibles"                                Section 3.6
"Company Interim Balance Sheet"                      Section 3.2.1(b)
"Company Interim Financials"                         Section 3.2.1(b)
"Company Leases"                                     Section 3.5.2
"Company Leases-Out"                                 Section 3.5.2
"Company Licenses"                                   Section 3.6
"Company Marks"                                      Section 1.3.18
"Company Plan"                                       Section 1.3.19
"Company Real Property"                              Section 3.5.1
"Company Shares"                                     Recitals
"Compensation"                                       Section 1.3.20
"Confidentiality Agreement"                          Section 5.3
"Consolidated Returns"                               Section 5.7(f)(i)
"Contractual Obligation"                             Section 1.3.21
"Controlled Group"                                   Section 1.3.22


                                      A-3

"Debt"                                               Section 1.3.23
"Distribution"                                       Section 1.3.24
"Enforceable"                                        Section 1.3.25
"Environmental Condition"                            Section 9.9
"Environmental Laws"                                 Section 1.3.26
"Environmental Response"                             Section 9.6
"Equity Securities"                                  Section 1.3.27
"ERISA"                                              Section 1.3.28
"Excepted Amounts"                                   Section 5.7(b)(i)
"Exchange Act"                                       Section 4.19
"Form 5500-series"                                   Sections 3.13.2(i) and 4.13.2(i)
"GAAP"                                               Section 1.3.29
"General Survival Period"                            Section 9.3
"Governmental Authority"                             Section 1.3.30
"Governmental Order"                                 Section 1.3.31
"Guarantee"                                          Section 1.3.32
"Hazardous Substances"                               Section 1.3.33
"HSR Act"                                            Section 3.1.4
"IVT Agreement"                                      Section 5.7(d)(ii)
"Income Tax"                                         Section 1.3.34
"Indemnifying Party"                                 Sections 9.1 and 9.2
"Indemnitee"                                         Sections 9.1 and 9.2
"Interim Balance Sheet Date"                         Section 3.2.1(b)
"LandAmerica Financial Group, Inc."                  Section 5.20
"Legal Requirement"                                  Section 1.3.35
"Liabilities"                                        Section 1.3.36
"Lien"                                               Section 1.3.37
"Losses"                                             Section 1.3.38
"LTIC"                                               Preamble
"MADSP"                                              Section 5.7(g)
"Material Adverse Effect"                            Section 1.3.39
"Multiemployer Plan"                                 Sections 3.13.2(c)(v) and 4.13.2(c)(v)
"New Benefit Plans"                                  Section 8.1(a)
"Ordinary Course of Business"                        Section 1.3.40
"Original Agreement"                                 Preamble
"PBGC"                                               Sections 3.13.2(c)(ii) and 4.13.2(c)(ii)
"Person"                                             Section 1.3.41
"Post-Closing Claims"                                Section 5.14
"Post-Closing Tax Period"                            Section 5.7(b)(i)
"Post-Third Quarter Tax Liability"                   Section 5.7(b)(i)
"Post-Third Quarter Tax Period"                      Section 5.7(b)(i)
"Pre-Closing Tax Period"                             Section 5.7(b)(i)
"Proxy Materials"                                    Section 5.20
"Purchase"                                           Recitals
"Registration Rights Agreement"                      Section 1.3.42
"Reserved Claims"                                    Section 9.3
"RIC Liability Amount"                               Section 5.18(c)
"Rights Agreement"                                   Section 4.20
"Section 338(h)(10) Election"                        Section 5.7(a)
"Securities Act"                                     Section 4.19
"Seller"                                             Preamble


                                      A-4

"Seller Affiliate Relationships"                     Section 3.10
"Seller Affiliated Group"                            Section 3.12(b)
"Seller Disclosure Letter"                           Article III
"Seller Tax Returns"                                 Section 3.12(a)
"Seller Tax Sharing Agreement"                       Section 5.7(b)(i)
"Seller's Parent"                                    Preamble
"Single Employer Plan"                               Sections 3.13.2(e) and 4.13.2(e)
"Stockholder's Equity"                               Section 2.2.2(a)
"Subsidiaries"                                       Section 1.3.43
"Subsidiary"                                         Section 1.3.44
"Taxes"                                              Section 1.3.45
"Tax Basket"                                         Section 5.7(b)(i)
"Tax Loss"                                           Section 5.7(b)(i)
"Tax Return"                                         Section 1.3.46
"Third Quarter Financials"                           Section 2.2.2(a)
"Third Party Action"                                 Section 10.1
"Transfer Taxes"                                     Section 5.7(e)
"Transferred Employees"                              Section 8.1(h)
"Transnation"                                        Recitals
"Transnation Shares"                                 Recitals
"Voting and Standstill Agreement"                    Section 1.3.47
"Wheat, First"                                       Section 4.17

         Section 1.3. Certain Definitions. The following terms shall have the following meanings:

          1.3.1. "Action" shall mean any claim, action, cause of action or suit (in contract or tort or otherwise), arbitration, proceeding or investigation by or before any Governmental Authority (and whether brought by any Governmental Authority or any other Person).

          1.3.2. "Affiliate" shall mean, as to any specified Person, each other Person directly or indirectly controlling, controlled by or under direct or indirect common control with that specified Person.

          1.3.3. "Affiliate Debt" shall mean all Debt between Commonwealth, Transnation or any of their Subsidiaries, on the one hand, and Seller or any Affiliate of Seller, on the other hand, and all intercompany advances of funds between the Seller or any of its Affiliates, on the one hand, and Commonwealth, Transnation or any of their Subsidiaries, on the other hand.

          1.3.4. "Alternative Accountants" shall mean an accounting firm of recognized national standing other than the accounting firms that regularly audit the annual financial statements of any of the parties or Commonwealth or Transnation which is mutually acceptable to the parties or, if the parties do not designate such a mutually acceptable firm within three Business Days of the date any dispute under this Agreement is required to be submitted to such a firm, then an accounting `firm of nationally recognized standing (other than the accounting firms that regularly audit any of the parties or Commonwealth or Transnation) chosen by lot.

          1.3.5. "Best Efforts" shall mean the efforts that a prudent business Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in (i) the Buyer Business and the Company
Business taken as a whole or (ii) the financial condition of Buyer, Commonwealth, Transnation and their Subsidiaries taken as a whole as of the Closing Date.

          1.3.6. "Business Day" shall mean any day on which banking institutions in New York, New York are customarily open for the purpose of transacting business.

          1.3.7. "Buyer Benefit Arrangement" shall mean each plan, arrangement, contract, policy or practice (any of the foregoing, an "arrangement") which (i) is maintained, sponsored, contributed to or participated in by Buyer, LTIC, any Subsidiary of Buyer or LTIC or any other Person in the same Controlled Group as any of the foregoing, or with respect to which Buyer, LTIC or any of their Subsidiaries has or may have a material Liability, which arrangement provides any of the following benefits, coverages or insurance: pension, profit-sharing, savings, bonus, stock bonus, supplemental pension, deferred compensation
(including so called "excess" or "top hat" deferred compensation), health (including dental, vision, prescription drug and hospitalization), life insurance, short-term disability, long-term disability, severance, salary continuation, holiday, vacation, sick leave, scholarship, tuition assistance, dependent care spending, employee assistance, relocation, company car or automobile allowance, stock options, stock purchase, restricted stock, stock appreciation rights, phantom stock, or any other retirement, welfare, fringe benefit or other employment or service-related benefit (including any arrangement that facilitates the provisions of such benefits, such as a "cafeteria plan" or spending account under Section 125 of the Code) and (ii) is not a Buyer Plan.

          1.3.8. "Buyer Business" shall mean, collectively, the businesses conducted by Buyer, LTIC and their Subsidiaries as such businesses were being currently conducted by them as of August 20, 1997.

          1.3.9. "Buyer Common Shares" shall mean 4,039,473 shares of the Buyer Common Stock to be issued by Buyer to Seller pursuant and subject to the terms and conditions set forth herein and in the Voting and Standstill Agreement.

          1.3.10. "Buyer Common Stock" shall mean the Common Stock, without par value, of Buyer.

          1.3.11. "Buyer Plan" shall mean each "employee benefit plan" as defined at Section 3(3) of ERISA which (i) is maintained, sponsored, contributed to, or participated in by Buyer, LTIC, any Subsidiary of Buyer or LTIC or any other Person in the same Controlled Group as any of the foregoing or (ii) with respect to which Buyer, LTIC, any Subsidiary of Buyer or LTIC or any other Person in the same Controlled Group as any of the foregoing has or may have a material Liability.

          1.3.12. "Buyer Series B Preferred Shares" shall mean 2,200,000 shares of Buyer's 7% Series B Cumulative Convertible Preferred Stock, without par value, to be issued by Buyer to Seller at Closing pursuant and subject to the terms and conditions set forth herein and in the Voting and Standstill Agreement.

          1.3.13. "Bylaws" shall mean all written rules, regulations and bylaws, and all other documents (other than the Charter), relating to the governance of a Person (other than an individual) or interpretative of the Charter of such Person, each as from time to time in effect.

          1.3.14. "Charter" shall mean the certificate or articles of incorporation or organization, statute, constitution, joint venture or partnership agreement or articles or other charter documents of any Person (other than an individual), each as from time to time in effect.

          1.3.15. "Code" shall mean the Internal Revenue Code of 1986, as amended.

          1.3.16. "Company Benefit Arrangement" shall mean each plan, arrangement, contract, policy or practice (any of the foregoing, an "arrangement") of Seller, Commonwealth, Transnation, any Subsidiary of Commonwealth or Transnation or any other Person in the same Controlled Group as any of the foregoing, which arrangement (i) provides any of the following benefits, coverages or insurance: pension, profit-sharing, savings, bonus, stock bonus, supplemental pension, deferred compensation (including so called "excess" or "top hat" deferred compensation), health (including dental, vision, prescription drug and hospitalization), life insurance, short-term disability, long-term disability, severance, salary continuation, holiday, vacation, sick leave, scholarship, tuition assistance, dependent care spending, employee assistance, relocation, company car or automobile allowance, stock options, stock purchase, restricted stock, stock appreciation rights, phantom stock, or any other retirement, welfare, fringe benefit, or other employment or service-related benefit (including any arrangement that facilitates the provision of such benefits, such as a "cafeteria plan" or spending account under
Section 125 of the Code); (ii) covers or benefits one or more employees of Commonwealth, Transnation or any Subsidiary of Commonwealth or Transnation ("Company Employees") or their spouses or dependents or with respect to which Commonwealth, Transnation or any of their Subsidiaries has or may have a material Liability; and (iii) is not a Company Plan.

          1.3.17. "Company Business" shall mean, collectively, the businesses conducted by Commonwealth, Transnation and their Subsidiaries as such businesses were being currently conducted by them as of August 20, 1997.

          1.3.18. "Company Marks" shall mean the names "Commonwealth" and "Transnation" and those trademarks required by Section 3.6 to be listed in the Seller Disclosure Letter, and all confusingly similar variations of the foregoing.

          1.3.19. "Company Plan" shall mean each "employee benefit plan" as defined at Section 3(3) of ERISA which (i) is maintained, sponsored, contributed to, or participated in by Seller, Commonwealth, Transnation, any Subsidiary of Commonwealth or Transnation or any other Person in the same Controlled Group as any of the foregoing, and (ii) covers or benefits one or more Company Employees or their spouses or dependents or with respect to which Commonwealth, Transnation or any of their Subsidiaries has or may have a material Liability.

          1.3.20. "Compensation," as applied to any Person, shall mean all salaries, compensation, remuneration or bonuses of any character, paid or provided directly or indirectly by or on behalf of LTIC, Commonwealth or Transnation or their Subsidiaries to such Person or members of the immediate family of such Person.

          1.3.21. "Contractual Obligation" shall mean, with respect to any Person, any written contract, agreement, deed, mortgage, lease, sublease, license, indenture, Guarantee, commitment, undertaking or arrangement, or other consensual document or instrument, including, without limitation, any document or instrument evidencing or otherwise relating to any indebtedness but excluding the Charter and Bylaws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property of such Person is subject or bound; provided, that the term "Contractual Obligation"
shall  not  include   obligations  with
respect to title insurance policies underwritten by Commonwealth, Transnation, Buyer, LTIC or any of their respective Subsidiaries.

          1.3.22. "Controlled Group," with respect to any Person, shall mean all those Persons which are members of the same "controlled group," or under "common control," within the meaning of Section 414(b) or (c) of the Code or Section 4001(b) of ERISA, with such Person.

          1.3.23. "Debt" of any Person shall mean all obligations of such Person
(i) in respect of indebtedness for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business or, with respect to a Person other than LTIC, Commonwealth and Transnation, in the ordinary course of the business of such Person), (iv) under capital leases and (v) in the nature of Guarantees of the obligations described in clauses (i) through (iv) above of any other Person; provided, that, when used with respect to Commonwealth, Transnation, Buyer, LTIC or their respective Subsidiaries, the term "Debt" shall not include any loan, the proceeds of which are used to purchase securities or instruments which are held by, or on behalf of, the financial institution to which the loan is owed, as security for such loan.

          1.3.24. "Distribution" shall mean, with respect to the capital stock of or other equity interests in any Person, (i) the declaration or payment of any dividend on or in respect of any shares of any class of such capital stock or in respect of any such equity interest; (ii) the purchase, redemption or other retirement of any shares of any class of such capital stock or of any such equity interest, directly, or indirectly through a Subsidiary or otherwise; and
(iii) any other distribution on or in respect of any shares of any class of such capital stock or on or in respect of any such equity interest.

          1.3.25. "Enforceable" shall mean, with respect to any Contractual Obligation, that such Contractual Obligation is the legal, valid and binding obligation of the Person in question, enforceable against such Person in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

          1.3.26. "Environmental Laws" shall mean any Legal Requirement in effect on or prior to the Closing Date relating to (i) releases or threatened releases of Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances; or (iii) otherwise relating to pollution of the environment or the protection of human health or the environment.

          1.3.27. "Equity Securities" shall mean, with respect to any Person that is not a natural person, all shares of capital stock or other equity or beneficial interests issued by or created in or by such Person, all stock appreciation or similar rights or grants of, or other Contractual Obligation for, any right to share in the equity, income, revenues or cash flow of such Person, and all securities or other rights, warrants or other Contractual Obligations to acquire any of the foregoing, whether by conversion, exchange, exercise or otherwise.

          1.3.28. "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

          1.3.29. "GAAP" shall mean generally accepted United States accounting principles, as in effect on August 20, 1997, applied on a basis consistent with the basis upon which the Financial Statements were prepared.

          1.3.30. "Governmental Authority" shall mean any United States federal, state or local government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body.

          1.3.31. "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          1.3.32. "Guarantee," with respect to any Person, shall mean (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or performance obligation (other than in connection with transactions referred to in the proviso to Section 1.3.23) of any other Person,
(ii) any other arrangement whereby credit is extended to any other Person on the basis of any promise or undertaking of such Person (A) to pay the Debt of such other Person, (B) to purchase any obligation owed by such other Person, (C) to purchase or lease assets (other than inventory in the ordinary course of business) under circumstances that would enable such other Person to discharge one or more of its obligations, or (D) to maintain the capital, working capital, solvency or general financial condition of such other Person, and (iii) any liability of such Person as a general partner of a partnership or as a venturer in a joint venture in respect of Debt or other obligations of such partnership or venture.

          1.3.33. "Hazardous Substances" shall mean (i) substances defined in or regulated under the following federal statutes and their state counterparts as amended on or prior to the Closing Date, as well as these statutes' implementing regulations as amended on or prior to the Closing Date and as interpreted by administering Governmental Authorities on or prior to the Closing Date: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Asbestos Hazard Emergency Response Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof;
(iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) PCBs; and (vi) asbestos.

          1.3.34. "Income Tax" means any Tax which is, in whole or in part, based on or measured by income or gains.

          1.3.35. "Legal Requirement" shall mean any United States federal, state or local law, statute, ordinance, code, order, rule, regulation, or any Governmental Order, or any license, consent, approval, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

          1.3.36.   "Liabilities"   shall  mean  any  and  all  liabilities  and
obligations,   whether  accrued,  fixed,  absolute  or  contingent,  matured  or unmatured or determined or determinable, or otherwise.

          1.3.37. "Lien" shall mean any mortgage, pledge, lien, security interest, charge, attachment, equity or other encumbrance, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not detract from the value of the property encumbered thereby or impair the use of such property in the conduct of the Company Business or the Buyer Business as currently conducted as of August 20, 1997 or as then proposed to be conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security, (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that (A) payment of such obligations is not in arrears or otherwise due and (B) such liens do not and will not, individually or in the aggregate, have a Material Adverse Effect or materially affect the use of any Company Real Property or Buyer Real Property, as the case may be, (vi) restrictions on transfer of securities imposed by applicable state and federal securities laws and state insurance holding company laws and (vii) liens or security interests which arise in connection with transactions referred to in the proviso to Section 1.3.23.

          1.3.38. "Losses" shall mean any and all losses, damages, obligations, Liabilities, claims, awards (including, without limitation, awards of punitive or treble damages or interest), assessments, amounts paid in settlement, judgments, orders, decrees, fines and penalties, costs and expenses (including, without limitation, reasonable legal costs and expenses and costs and expenses of collection).

          1.3.39. "Material Adverse Effect" shall mean, as the case may be, any adverse change in or effect on the business, condition (financial or otherwise), operations, performance or properties of Commonwealth, Transnation or any of their Subsidiaries, of Buyer, LTIC or any of their Subsidiaries, or of another specified Person and its Subsidiaries, that is material to Commonwealth, Transnation and their Subsidiaries, or to Buyer, LTIC and their Subsidiaries, or to such other specified Person and its Subsidiaries, each such group taken as a whole; provided, however, that such term shall not include any change or effect attributable to the transactions contemplated by this Agreement.

          1.3.40. "Ordinary Course of Business" shall mean the ordinary course of the Company Business or the Buyer Business, as the case may be, consistent with regular custom and practice.

          1.3.41. "Person" shall mean any individual, partnership, corporation, association, trust, limited liability company or partnership, joint venture, unincorporated organization or other entity, and any Governmental Authority.

          1.3.42.  "Registration  Rights  Agreement" shall mean the Registration
Rights Agreement to be entered into by Buyer and Seller at the Closing in the form attached hereto as Exhibit A.

          1.3.43. "Subsidiaries" shall mean, collectively, all Persons which are Subsidiaries of either Buyer, LTIC, Commonwealth or Transnation (or another specified Person), as the case may be.

          1.3.44. "Subsidiary" shall mean, as the case may be, any Person of which either Buyer, LTIC, Commonwealth or Transnation (or other specified Person) shall own directly or indirectly at least a majority of the outstanding capital stock (or other shares of equity interest) entitled to vote generally in the election of directors or in which either Buyer, LTIC, Commonwealth or Transnation (or other specified Person) is a general partner or joint venturer without limited liability.

          1.3.45. "Taxes" shall mean all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, fee, levy, duty, impost or charge of any kind whatsoever, including any interest, penalty, or addition thereto.

          1.3.46. "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with any taxing authority, domestic or foreign.

          1.3.47. "Voting and Standstill Agreement" shall mean the Voting and Standstill Agreement to be entered into by Buyer, Seller and Seller's Parent at the Closing in the form attached hereto as Exhibit B.


                                   ARTICLE II

                                 The Acquisition

          Section 2.1.  Acquisition.  Upon  the  terms,   subject  to  the
conditions, and in reliance on the representations, warranties and covenants set forth herein, Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase and accept from Seller, on the Closing Date, all of the Company Shares.

          Section 2.2.  Consideration and Closing.

          2.2.1. Transaction Price. In consideration of the sale and transfer of the Company Shares by Seller to Buyer and of the agreement by Seller to perform each of the other obligations and covenants to be fulfilled or complied with by it hereunder, Buyer shall:

                  (a) pay to Seller at the Closing (by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer not fewer than three (3) Business Days prior to the Closing Date), the cash sum of $207,500,000 (the "Cash Purchase Price"), which Cash Purchase Price shall be subject to reduction in accordance with Section 2.2.2 below; and

                  (b) pay to Seller at the Closing (by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer not fewer than three (3) Business Days prior to the Closing Date) the cash sum constituting the greater of (x) $31,587,500 or (y) the net proceeds as set forth in Section 5.18(a) from the sale of 1,750,000 shares of Buyer Common Stock in a public or private sale (the price terms of which private sale shall be subject to the prior approval of Seller, which approval shall not be unreasonably withheld) consummated pursuant to Section 5.18(a) on or prior to the Closing Date; and

                  (c)      issue   to   Seller,    and   deliver    certificates
representing all of the Buyer Common Shares and all of the Buyer Series B Preferred Shares on the Closing Date.

                  Buyer and Seller agree that each component of consideration described in clauses (a) through (c) above shall be received by Seller in part for Commonwealth Shares and in part for Transnation Shares based on the relative values thereof.

          2.2.2.  Possible Reduction of Cash Purchase Price.

                  (a) Seller has delivered to Buyer the unaudited combined balance sheet and the related statements of income, stockholder's equity and cash flows as of and for the period ended September 30, 1997 for Commonwealth, Transnation and their Subsidiaries (the "Third Quarter Financials"). "Stockholder's Equity" shall mean the combined stockholder's equity of Commonwealth, Transnation and their Subsidiaries reflected on the Third Quarter Financials, which amount is shown on the Third Quarter Financials as $284,116,000.

                  (b) The Third Quarter Financials shall be (i) unaudited and accompanied by a certificate of Seller's chief financial officer to the effect that it fairly presents, in all material respects, the combined financial position of Commonwealth, Transnation and their Subsidiaries and (ii) prepared in accordance with GAAP on a basis consistent with prior periods, subject to an absence of footnotes and subject to normal adjustments which will not be material in the aggregate. The Third Quarter Financials shall not give effect to costs, expenses and charges resulting from the transactions contemplated by this Agreement.

                  (c) On the Closing Date, the Cash Purchase Price payable pursuant to Section 2.2.1(a) hereof shall be reduced by the greater of (i) that amount, if any, by which the Stockholder's Equity is less than $270,000,000 and
(ii) that amount, if any, by which the unused dividend paying capacity of Commonwealth and Transnation, determined on a statutory basis, as of the Closing Date is less than (x) $9,000,000 for calendar year 1997 if the Closing takes place on or before December 31, 1997, (y) $9,000,000 immediately available for dividends if the Closing takes place between January 1, 1998 and February 28, 1998, or (z) $4,500,000 immediately available for dividends if the Closing takes place on or after March 1, 1998. Should the Cash Purchase Price be so reduced, such reduced amount shall thereafter be considered to be the "Cash Purchase Price" for all purposes hereunder.

          2.2.3. Time and Place of Closing. The closing of the purchase and sale of the Company Shares and the other transactions contemplated by this Agreement (the "Closing") shall take place at a place and on such date (the "Closing Date") as is mutually agreed by the parties hereto at 10:00 a.m. (local time); provided that: (i) all conditions to Closing have been satisfied or waived as provided in Articles VI and VII hereof, and (ii) the Closing Date shall in no event be earlier than the date of delivery of the Third Quarter Financials to Buyer pursuant to Section 2.2.2(a) nor later than March 31, 1998.

          2.2.4. Delivery. At the Closing, Seller will convey, transfer and assign the Company Shares to Buyer free and clear of any Liens (including without limitation restrictions on transfer or voting other than as set forth in
Section 1.3.37), and will deliver to Buyer certificates evidencing all of the Company Shares duly endorsed or accompanied by separate stock power(s) duly endorsed, in each case with signature(s) guaranteed, with all required stock transfer Tax stamps affixed and in form proper for transfer, against delivery by Buyer of the Cash Purchase Price and issuance by Buyer of the Buyer Common Shares and the Buyer Series B Preferred Shares as set forth in Section
2.2.1 above.

                                   ARTICLE III

                    Representations and Warranties of Seller

         Except as disclosed, or as qualified by information set forth, in the Seller's disclosure letter dated of even date with the Original Agreement and delivered to Buyer concurrently with the Original Agreement (the "Seller Disclosure Letter"), Seller represents and warrants to Buyer and LTIC as of August 20, 1997 and as of the Closing Date (except to the extent that Seller's representations and warranties expressly speak as of a specified earlier date) as follows:

          Section 3.1.      Corporate Matters.

          3.1.1. Incorporation and Authority of Seller. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Seller has all requisite power and authority, corporate and otherwise, to enter into this Agreement and each of the Closing Agreements to which it is a party, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby.

          3.1.2. Organization, Power and Standing. Commonwealth is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and Transnation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona. Each of the Subsidiaries of Commonwealth and Transnation is a corporation duly incorporated, validly existing and in good standing under the jurisdiction of its incorporation or organization. Each of Commonwealth, Transnation and their Subsidiaries has all requisite power and authority, corporate and otherwise, to carry on the Company Business as currently conducted, and to consummate the transactions contemplated hereby. Each of Commonwealth, Transnation and their Subsidiaries is duly qualified or licensed to do business as a foreign corporation or otherwise, and is in good standing as such, in each jurisdiction where the nature of Commonwealth's, Transnation's or such Subsidiaries' activities or their ownership or leasing of property requires such qualification or license, except to the extent that the failure to be so qualified or licensed would not have a Material Adverse Effect.

          3.1.3. Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by Seller and Seller's Parent and is Enforceable against Seller and Seller's Parent. Each of the Closing Agreements to which Seller or any of its Affiliates, including Commonwealth and Transnation, is a party as reflected on the signature page thereof has been duly authorized, and, on or before the Closing Date, will be duly executed and delivered by Seller or its applicable Affiliate and will be Enforceable against Seller or such Affiliate, as the case may be.

          3.1.4. Non-Contravention. No approval, consent, waiver, authorization or other order of, and no filing, registration, qualification or recording with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Seller, Commonwealth or Transnation or any of their Subsidiaries, in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for (i) satisfaction of the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) the items listed in the Seller Disclosure Letter, each of which shall have been obtained or made and shall be in full force and effect at the Closing. Specifically, and not by way of limitation, all required filings with and approvals of state Departments of Insurance and similar Governmental Authorities are set forth in the Seller Disclosure Letter. Except as set forth in the Seller Disclosure Letter, neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the execution, delivery and performance of the Closing Agreements) does or will constitute, result in or give rise to (i) a breach or violation or default under any material Legal Requirement applicable to Seller, Commonwealth, Transnation or the Subsidiaries of Commonwealth and Transnation (assuming the accuracy of the representations and warranties of Buyer and LTIC), (ii) a breach of or a default under any Charter or Bylaws provision of Seller, Commonwealth, Transnation or any of the Subsidiaries of Commonwealth and Transnation, (iii) the acceleration of the time for performance of any material obligation under any material Contractual Obligation of Seller, Commonwealth, Transnation or any of the Subsidiaries of Commonwealth and Transnation, (iv) the imposition of any material Lien upon or the forfeiture of any material Company Assets, (v) a breach of or a default under any material Contractual Obligation of Seller, or Commonwealth, Transnation or any of the Subsidiaries of Commonwealth and Transnation, or (vi) the right to severance payments in excess of $500,000 in the aggregate (other than by operation of law) (including without limitation if such payments become due only if employment is terminated following the Closing).

          3.1.5. Title to Company Shares. Seller is the beneficial and record holder of, and has good and marketable title to, the Company Shares free and clear of any Liens (including without limitation restrictions on transfer or voting other than as set forth in Section 1.3.37). Except for this Agreement, there is no Contractual Obligation pursuant to which Seller has, directly or indirectly, granted any Equity Security in Commonwealth, Transnation or any of their Subsidiaries to any Person or any right to acquire any of, or any interest in, any Company Asset material to the Company Business. Upon delivery of certificates representing the Company Shares, and delivery of the consideration therefor as herein contemplated, Buyer will receive good and marketable title to the Shares, free and clear of any Liens and subject to no rescission rights or similar rights or equities of any kind.

          3.1.6. Capitalization. The only issued and outstanding shares of capital stock of Commonwealth are the Commonwealth Shares and of Transnation are the Transnation Shares, all of which are duly authorized, validly issued, fully paid and nonassessable. There is no Contractual Obligation or Charter or Bylaw provision that obligates Commonwealth, Transnation or any of their Subsidiaries to issue, purchase or redeem, or make any payment in respect of, any Equity Security.

          3.1.7. Subsidiaries. Commonwealth and Transnation have only the Subsidiaries listed in the Seller Disclosure Letter, which sets forth the name and jurisdiction of incorporation or organization of each such Subsidiary. Except as set forth in the Seller Disclosure Letter, each of Commonwealth and Transnation, or a Subsidiary of one of them, is the direct record and beneficial owner of all of the issued and outstanding shares of capital stock of each of its respective Subsidiaries, such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, and the direct record and beneficial owner of such shares has good and marketable title to such shares free and clear of any Liens. Except as set forth in the Seller Disclosure Letter, there is no outstanding Equity Security of any Subsidiary of Commonwealth or Transnation other than its issued and outstanding shares of capital stock.

Except as set forth in the Seller Disclosure Letter or as is part of the investment portfolio of Commonwealth, Transnation and their Subsidiaries, neither Commonwealth nor Transnation has any equity investment in any Person other than its Subsidiaries.

          3.1.8. Charters and Bylaws. Seller has heretofore delivered to Buyer true and complete copies of the Charters and Bylaws of Commonwealth and Transnation, in each case in the form currently in effect and as will be in effect immediately prior to the Closing.

          Section 3.2.      Financial Statements.

          3.2.1. Financial Information. Attached to the Seller Disclosure Letter are true and complete copies of each of the following:

                  (a) The audited combined balance sheets of Commonwealth, Transnation and their Subsidiaries as of December 31, 1996, 1995 and 1994 (collectively, the "Company Annual Balance Sheets") and the related audited combined statements of income, stockholder's equity and cash flows of such entities for such fiscal years ended December 31, 1996, 1995 and 1994 (collectively, the "Company Annual Financials" and, together with the Company Interim Financials, the "Company Financial Statements").

                  (b) The unaudited combined balance sheet (the "Company Interim Balance Sheet") of Commonwealth, Transnation and their Subsidiaries as of June 30, 1997 (the "Interim Balance Sheet Date") and related unaudited combined statements of income, stockholder's equity and cash flows for the six months ended June 30, 1997 and 1996 (collectively, the "Company Interim Financials").

          3.2.2. Character of Financial Information. The Company Annual Financials and the Company Interim Financials, including in each case, the notes thereto, were prepared in accordance with GAAP on a basis consistent with prior periods and present fairly, in all material respects, the financial position and results of operations of each of Commonwealth and Transnation and their respective Subsidiaries at the respective dates and for the periods specified therein, subject, in the case of the Company Interim Financials, to an absence of footnotes and subject to normal adjustments which will not be material in the aggregate. No financial statements of any Person other than Commonwealth, Transnation and their Subsidiaries shall be included in the Company Financial Statements.

          3.2.3. Annual Convention Statements. The financial statements included in the Annual Convention Statements on NAIC Form 9 for the fiscal years ended December 31, 1996, 1995 and 1994 (including the financial statements on a statutory basis and the accompanying exhibits and schedules) for each of Commonwealth and Transnation, all of which have heretofore been delivered to Buyer, were prepared in accordance with accounting practices prescribed or permitted for title insurance companies by state regulatory authorities, of the states of domicile of Commonwealth and Transnation, applied on a consistent basis except as otherwise stated therein, and present fairly in all material respects the statutory financial position of each of Commonwealth and Transnation, as the case may be, as of the dates of, and the statutory results of their operations for the periods covered by, such Annual Convention Statements.

         Section 3.3.      Change in Condition.

         Except for the matters set forth in the Seller Disclosure Letter and except for transactions in the investment portfolio of Commonwealth or Transnation in the Ordinary Course of Business, since the Interim Balance Sheet
Date:

                  (a) The Company Business has been conducted only in the Ordinary Course of Business (except as may be otherwise permitted by the terms of this Agreement), and without limiting the generality of the foregoing, Commonwealth, Transnation and their Subsidiaries have only made capital expenditures in the Ordinary Course of Business;

                  (b) Neither Commonwealth, Transnation nor any of their Subsidiaries has:

                           (i)      made any capital  expenditure  greater  than
$250,000 except for expenditures for repairs and maintenance in the Ordinary Course of Business;

                           (ii)     incurred  or  otherwise   become  liable  in
respect of any Debt (other than Affiliate Debt, none of which will be outstanding as of the Closing) or become liable in respect of any Guarantee, other than Debt, intercompany advances or any Guarantee between Commonwealth or Transnation and their respective wholly owned Subsidiaries or between Subsidiaries wholly owned by one of them;

                           (iii)    mortgaged or pledged any material Company
Asset or subjected any Company Asset to any material Lien;

                           (iv)     made any change in its  authorized or issued
capital stock or granted or issued any option, purchase right, convertible stock, other sort of security or registration right, purchased, redeemed or retired any shares or other securities, or declared or made any Distribution (other than (A) distributions of cash or of any receivable constituting Affiliate Debt in connection with the repayment or cancellation of Affiliate Debt, and (B) distributions or contributions in connection with an increase in or the repayment or cancellation (in whole or in part) of Debt or intercompany advances between Commonwealth or Transnation and their respective wholly owned Subsidiaries or between Subsidiaries wholly owned by one of them);

                           (v)      sold, leased to others or otherwise disposed
of any material Company Asset;

                           (vi)     purchased any Equity  Security of any Person
other than of a direct or indirect wholly owned Subsidiary of Commonwealth or Transnation, or any assets material in amount or constituting a business, or been party to any merger, consolidation or other business combination or entered into any Contractual Obligation relating to any such purchase, merger, consolidation or business combination;

                           (vii)    made   any   loan,    advance   or   capital
contribution to or investment in any Person other than loans, advances or capital contributions to or investments in or to Commonwealth, Transnation or their respective wholly owned Subsidiaries and other than loans or advances made in the Ordinary Course of Business which are not material either singly or in the aggregate;

                           (viii)   canceled or compromised any Debt or claim
other than in the Ordinary Course of Business and other than any Affiliate Debt or any Debt, intercompany advances or claim between Commonwealth or Transnation and its respective wholly owned Subsidiaries or between Subsidiaries wholly owned only by one of them;

                           (ix)     sold,  transferred,  licensed  or  otherwise
disposed of any material Company Intangibles other than in the Ordinary Course of Business;

                           (x)      made or agreed to make any  material  change
in its customary methods of accounting or accounting practices;

                           (xi)     engaged in or become obligated in respect of
any transaction with Seller or any Affiliate of Seller;

                           (xii)    waived or released or permitted to lapse any
right of material value except in the Ordinary Course of Business or suffered any material damage to or material destruction or loss of any material asset or property, whether or not covered by insurance;

                           (xiii)   instituted,  settled or agreed to settle any
material Action (other than title insurance claims settled in the Ordinary Course of Business); or

                           (xiv)    amended its Charter or Bylaws.

                  (c) Neither Commonwealth, Transnation nor any of their Subsidiaries has (i) had any change in its relationships with its employees, agents, independent contractors, customers, referral sources or suppliers materially adverse to the Company Business, or (ii) made any changes in the rate of Compensation payable (or paid or agreed in writing to pay any extra Compensation) to any director, officer, manager, employee, consultant or agent (other than changes in the Ordinary Course of Business);

                  (d) There has been no amendment of any material provision of any Equity Security of Commonwealth, Transnation or their Subsidiaries;

                  (e) Neither Seller nor any of its Affiliates nor Commonwealth nor Transnation nor any of their Subsidiaries has entered into any Contractual Obligation (and Seller and its Affiliates have not entered into any Contractual Obligation obligating Commonwealth, Transnation or any of their Subsidiaries) to do any of the things referred to in clauses (a) through (d) above with respect to Commonwealth, Transnation, any of their Subsidiaries or the Company Business; and

                  (f)      No Material Adverse Effect has occurred.

          Section 3.4. Liabilities. Neither Commonwealth nor Transnation nor any of their Subsidiaries has any Liabilities, other than:

                  (a)      as set forth on the Company Interim Balance Sheet;

                  (b) incurred since the date of the Company Interim Balance Sheet in the Ordinary Course of Business;

                  (c)      incurred  in respect of  Company  Leases and  Company
Contracts;

                  (d) incurred in the Ordinary Course of Business in respect of the issuance of title insurance policy commitments, title insurance policies, title reinsurance agreements or closing protection letters; or

                  (e)      between   Commonwealth   or   Transnation   and   its
respective wholly owned Subsidiaries or between wholly owned Subsidiaries of any one of them.

          Section 3.5.      Assets.

          3.5.1. Title to Assets; Owned Real Estate. Commonwealth, Transnation and their Subsidiaries have good and marketable title to, or, in the case of property held under lease or other Contractual Obligation, a valid and Enforceable right to use under an Enforceable lease or license, all of their properties and assets, whether real property or personal or intellectual property and whether tangible or intangible, reflected in the Company Interim Balance Sheet or acquired after the date of the Company Interim Balance Sheet (except as sold or otherwise disposed of since the date of the Company Interim Balance Sheet in the Ordinary Course of Business or as otherwise permitted by this Agreement to be disposed of since the date of the Company Interim Balance Sheet) (collectively, the "Company Assets"). Except for real property owned in connection with the relocation services business, the Seller Disclosure Letter contains a true, correct and complete list of all real property and buildings owned by Commonwealth or Transnation or any of their Subsidiaries (collectively, the "Company Real Property") and identifies the respective owner of each. No Company Asset material to the Company Business is subject to any Lien except as described in the Seller Disclosure Letter. The Company Assets (including, without limitation, the Company Real Property, the Company Intangibles, the Company Leases and the Company Contracts), constitute at least the properties, rights and assets held for or used in, or necessary for the continued conduct of, the Company Business as currently conducted.

          3.5.2. Real Property Leases. With respect to leases and subleases with $250,000 or more in annual rentals, the Seller Disclosure Letter sets forth a true, correct and complete list of each facility or location which is leased or subleased, or which has been agreed to be leased or subleased, as lessee or sublessee by Commonwealth, Transnation or any of their Subsidiaries (all of the leases, subleases or other Contractual Obligations pursuant to which such facilities or locations are held or are to be held being referred to herein collectively as the "Company Leases"). The Seller Disclosure Letter also sets forth a true, correct and complete list of each lease, sublease or other Contractual Obligation (the "Company Leases-Out") under which Commonwealth, Transnation or any of their Subsidiaries is a lessor or sublessor of any facility or location and includes information comparable to that required in the Seller Disclosure Letter for the Company Leases.

                  Except as set forth in the Seller Disclosure Letter, in each case without considering the transactions contemplated hereby, and as to subparagraphs (a), (c), (d) and (f), to the best of Seller's knowledge:

                  (a) each Company Lease and each Company Lease-Out is an Enforceable agreement of Commonwealth, Transnation or the Subsidiary of Commonwealth or Transnation which is party thereto, and each Company Lease or Company Lease-Out is an Enforceable agreement of the other parties thereto;

                  (b) Commonwealth, Transnation or the Subsidiary of Commonwealth or Transnation which is a party thereto has fulfilled all material obligations required pursuant to the Company Leases and the Company Leases-Out to have been performed by Commonwealth, Transnation or the Subsidiary party thereto on its part;

                  (c) neither Commonwealth, Transnation nor any Subsidiary is in material breach of or material default under any Company Lease or Company Lease-Out, and no event has occurred which with the passage of time or giving of notice or both would constitute such a breach or default, result in a loss of rights or result in the creation of any Lien thereunder or pursuant thereto;

                  (d) (i) there is no existing material breach or material default by any other party to any Company Lease or Company Lease-Out, and (ii) no event has occurred which with the passage of time or giving of notice or both would constitute such a breach or default by such other party, result in a loss of rights or result in the creation of any Lien thereunder or pursuant thereto;

                  (e) neither Commonwealth nor Transnation nor any Subsidiary of Commonwealth or Transnation is obligated to pay any material leasing or lease brokerage commission as a result of the transactions contemplated hereby; and

                  (f) there is no pending or threatened eminent domain taking affecting any of the properties which are the subject of the Company Leases or the Company Leases-Out.

          3.5.3. Condition and Sufficiency of Assets. Except as set forth in the Seller Disclosure Letter, the buildings, title plants and equipment of Commonwealth, Transnation and their Subsidiaries are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, title plants or equipment is in need of maintenance or repairs except for ordinary maintenance and repairs that are not material in nature or cost. The buildings, title plants and equipment of Commonwealth, Transnation and their Subsidiaries are sufficient for the continued conduct of the Company Business after the Closing in substantially the same manner as conducted prior to the Closing Date.

          Section 3.6. Intellectual Property Rights. The Seller Disclosure Letter lists and identifies all trade names; patents, patent applications, trademarks, service marks, logos and registered copyrights (including registrations and applications); and computer software; in each case that are directly or indirectly owned, licensed or otherwise used by Commonwealth or Transnation or any of their Subsidiaries and are material to the Company Business (the "Company Intangibles") and identifies the owner and any licensee or other user thereof. The Seller Disclosure Letter also lists and identifies each license or other Contractual Obligation (including all amendments) under which any material Company Intangible is held or used by Commonwealth or Transnation or any of their Subsidiaries in the conduct of the Company Business or otherwise (the "Company Licenses"). Except as disclosed in the Seller Disclosure Letter, all Company Intangibles are owned solely by Commonwealth or Transnation or a Subsidiary of Commonwealth or Transnation or are licensed to Commonwealth or Transnation or a Subsidiary of Commonwealth or Transnation under an Enforceable License (other than in the case of Company Licenses of software in the Ordinary Course of Business). Except as set forth in the Seller Disclosure Letter, there is no material Company License or other Contractual Obligation under which Commonwealth or Transnation or any Subsidiary of Commonwealth or Transnation is liable as licensor with respect to any Company Intangibles and neither

Commonwealth nor Transnation nor any of their Subsidiaries has granted any material license to any third party with respect to any Company Intangible. Except as set forth in the Seller Disclosure Letter, the use or sale by Commonwealth, Transnation and their Subsidiaries of any products or services in the Company Business and use by Commonwealth and Transnation and their Subsidiaries of any material Company Intangible does not infringe any rights of any third party, and to the Seller's knowledge no activity of any third party infringes upon the rights of Commonwealth or Transnation or any of their Subsidiaries with respect to any of the Company Intangibles. Except as set forth in the Seller Disclosure Letter, no Action alleging or relating to any such infringement against the rights of Commonwealth or Transnation or any Subsidiary of Commonwealth or Transnation or any third parties is currently pending or, to the knowledge of Seller, threatened.

          Section 3.7. Accounts.  Except as disclosed  in the Seller  Disclosure
Letter, each bank account or similar account for the deposit of cash or securities (other than agent escrow accounts) maintained or utilized by Commonwealth, Transnation or any of their Subsidiaries is (i) wholly owned by Commonwealth, Transnation or one or more of their Subsidiaries; (ii) reconciled to its bank statements on a regular and timely basis; and (iii) to the extent such accounts of Commonwealth, Transnation and their Subsidiaries in the aggregate hold monies or securities in an escrow or trust capacity, contain in the aggregate a balance sufficient to meet in the aggregate all escrow and trust obligations of Commonwealth, Transnation and their Subsidiaries to which such monies or securities relate.

          Section 3.8. Certain Contractual Obligations. Set forth in the Seller Disclosure Letter is a true and complete list of all of the material Contractual Obligations of Commonwealth or Transnation or any of their Subsidiaries (except for or with respect to the Company Plans and the Company Benefit Arrangements), including without limitation, each of the following, to the extent material to the Company Business:

                  (a)      All collective  bargaining agreements and other labor
agreements; all material employment or consulting agreements; and all other written plans, agreements, arrangements or practices which constitute Compensation or benefits to any of the directors, officers or employees of Commonwealth or Transnation or any of their Subsidiaries, other than those identified pursuant to Section 3.13.4;

                  (b)      All Contractual  Obligations under which Commonwealth
or Transnation or any of their Subsidiaries is reasonably likely to become obligated to pay any legal, accounting, brokerage, finder's or similar fees or expenses in connection with, or incur any severance pay or special Compensation obligations which would become payable by reason of, this Agreement or the consummation of the transactions contemplated hereby, other than those identified pursuant to Section 3.13.4;

                  (c) All Contractual Obligations under which Commonwealth or Transnation or any of their Subsidiaries is or will after the Closing be restricted from carrying on any business or other activities anywhere in the world;

                  (d)      Except for  transactions in the investment  portfolio
of Commonwealth, Transnation and their Subsidiaries in the Ordinary Course of Business and except for transactions arising from the relocation services business of Commonwealth, Transnation and their Subsidiaries, all Contractual Obligations of Commonwealth, Transnation or any of their Subsidiaries (including, without limitation, options) to: (i) sell or otherwise dispose of any material Company Asset except in the Ordinary Course of Business or (ii) purchase or otherwise acquire any material property or properties or other assets except for purchase orders in the Ordinary Course of Business and less than $500,000 in amount;

                  (e)      All Contractual  Obligations under which Commonwealth
or Transnation or any of their Subsidiaries has any liability for Debt or constituting or giving rise to a Guarantee of any liability or obligation of any Person (other than any lease, any Debt or intercompany advances between Commonwealth or Transnation and their respective wholly owned Subsidiaries or between wholly owned Subsidiaries of one of Commonwealth or Transnation), or under which any Person has any liability or obligation constituting or giving rise to a Guarantee of any liability or obligation of Commonwealth or
Transnation or any of their Subsidiaries (including, without limitation, partnership and joint venture agreements) other than any Guarantee by Commonwealth or Transnation or any of their Subsidiaries of any lease, or under which any material default could arise or material penalty or payment could be required in the event of any action or inaction of Seller or any of its Affiliates or the Company other than any Guarantee by Seller or its Affiliates or Commonwealth or Transnation or any of their Subsidiaries of any lease;

                  (f) Any lease or other Contractual Obligation under which any tangible personal property (the "Company Equipment") having a cost or capital lease obligation in excess of $250,000 is held or used by Commonwealth or Transnation or any of their Subsidiaries;

                  (g) Any Contractual Obligation under which Commonwealth or Transnation or any of their Subsidiaries is reasonably likely to become obligated to pay any amount in excess of $500,000 in respect of indemnification obligations or purchase price adjustment provisions in connection with any (i) acquisition or disposition of assets, securities or real property, (ii) other acquisition or disposition of assets other than in the Ordinary Course of Business, (iii) assumption of liabilities or warranty, (iv) settlement of claims, (v) merger, consolidation or other business combination, or (vi) series or group of related transactions or events of a type specified in subclauses (i) through (v); and if with respect to any Contractual Obligation there exists any pending or, to the knowledge of Seller, threatened Action that could reasonably be expected to result in Commonwealth, Transnation, the Subsidiaries of Commonwealth or Transnation or any of them being liable to pay an amount in excess of $500,000 or there currently exist circumstances that would reasonably be expected to give rise to such an Action, such Action or circumstances are described in the Seller Disclosure Letter;

                  (h) All written contracts or commitments relating to commission arrangements with others (other than those listed under subsection
(j) below), pursuant to which $500,000 or more is expected to be paid by Commonwealth, Transnation or their Subsidiaries in 1997, other than those identified pursuant to Section 3.13.4 and other than written contractual obligations with agents or approved attorneys;

                  (i) All reinsurance treaties (including forfeiture agreements) (other than facultative reinsurance agreements entered into in the Ordinary Course of Business) to which Commonwealth, Transnation or any of their Subsidiaries is a party, or otherwise the beneficiary of or obligated under, either as ceding party or as reinsurer;

                  (j) All written agreements with agents or independent contractors (other than approved attorneys), which are the exclusive representative of Commonwealth, Transnation or any of their Subsidiaries in a specified market, relating to the sale of insurance policies issued by Commonwealth, Transnation or their Subsidiaries; and

                  (k) Any other Contractual Obligation of a type not specifically covered in clauses (a) through (j) above entered into other than in the Ordinary Course of Business, which involved payments by or on behalf of, or to, Commonwealth or Transnation or any of their Subsidiaries in excess of $250,000 during the calendar year ended December 31, 1996 or $250,000 over the remaining term of such Contractual Obligation or the termination of which may reasonably be expected to require payments by Commonwealth or Transnation or any of their Subsidiaries exceeding $250,000 (other than purchase orders entered into in the Ordinary Course of Business).

          Seller has heretofore delivered to Buyer a true and complete copy of each of the Contractual Obligations listed in the Seller Disclosure Letter, including, without limitation, all amendments (such Contractual Obligations required to be listed in the Seller Disclosure Letter, together with the Company Licenses and Company Insurance Policies, but excluding the Company Plans and Company Benefit Arrangements, being referred to herein collectively as the "Company Contracts"). Each Company Contract is Enforceable by Commonwealth, Transnation or the Subsidiary which is party thereto, against each Person (other than Commonwealth, Transnation or such Subsidiary) party thereto. No material breach or default by Commonwealth, Transnation or any of their Subsidiaries under any of the Company Contracts has occurred and is continuing, and, to the knowledge of Seller, no event has occurred or circumstance exists which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration by any other Person under any of the Company Contracts or would result in creation of any Lien thereunder or pursuant thereto except as would arise from execution, delivery and performance of this Agreement and the Closing Agreements. To the knowledge of Seller, no material breach or default by any Person (other than Commonwealth, Transnation or any of their Subsidiaries) under any of the Company Contracts has occurred and is continuing, and no event has occurred or circumstance exists that with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration by Commonwealth, Transnation or any of their Subsidiaries under any of the Company Contracts or would result in creation of any Lien thereunder or pursuant thereto except as would arise from execution, delivery and performance of this Agreement and the Closing Agreements.

          Section 3.9. Insurance. The Seller Disclosure Letter sets forth a list of all: (i) fire, theft, casualty, general liability, workers compensation, fidelity, errors and omissions, business interruption, environmental, product liability, automobile and other insurance (other than title reinsurance) policies maintained at any time in the three (3) years preceding August 20, 1997 by Commonwealth, Transnation or any of their Subsidiaries, or by Seller relating to Commonwealth or Transnation or the Company Business, and (ii) all life insurance policies maintained by Commonwealth, Transnation or any of their Subsidiaries on the life of any of its employees, officers or directors (collectively, the "Company Insurance Policies"), specifying the type of coverage, the amount of coverage, the premium, the insurer, the policyholder, each covered insured, the policy owner, the expiration date of each such policy and a description of any retroactive premium adjustments or other loss-sharing arrangements, (iii) any self-insurance arrangements by or affecting Commonwealth or Transnation, any sharing of risk contracts or arrangements affecting Commonwealth or Transnation and any obligations of Commonwealth, Transnation or any of their Subsidiaries to any third party with respect to insurance, and (iv) excess of loss or catastrophic loss reinsurance arrangements maintained by Commonwealth, Transnation or any of their Subsidiaries or to which any of them is a party. True, correct and complete copies of all Company Insurance Policies have been previously delivered by Seller to Buyer. The Company Insurance Policies in effect on August 20, 1997 or the Closing Date, as applicable, are Enforceable and will continue to be Enforceable immediately after the Closing in accordance with the terms as in effect immediately before the Closing. All premiums due and payable on any of the Company Insurance Policies or renewals thereof have been paid or will be paid timely through the Closing Date, and there is no default (including with respect to the payment of premiums or the giving of notices) by Commonwealth, Transnation or any of their Subsidiaries under the Company Insurance Policies nor any default by any other party to the Company Insurance Policies that is known by Seller, and to the knowledge of Seller, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under any Company Insurance Policy. Neither Commonwealth nor Transnation nor Seller nor any Subsidiary of Commonwealth or Transnation has received any written notice from the insurer denying coverage or reserving rights with respect to a particular claim currently pending under any Company Insurance Policy or with respect to any Company Insurance Policy in general. Since the Interim Balance Sheet Date, neither Commonwealth nor Transnation nor any Subsidiary of Commonwealth or Transnation has incurred any material loss, damage, expense or liability that was or would be covered by any Company Insurance Policy for which it has not properly asserted a claim under any Company Insurance Policy. Each of Commonwealth, Transnation and their Subsidiaries is covered by types of insurance customary for the industry in which it is engaged and in coverage amounts reasonable for a company of its size.

          Section 3.10. Transactions with Affiliates. Except for the matters specified in the Seller Disclosure Letter (the "Seller Affiliate Relationships"), none of Seller or any of its Affiliates is an officer, director, employee, consultant, distributor, supplier or vendor of, or is party to any Contractual Obligation with, Commonwealth, Transnation or any of their Subsidiaries, and after the Closing neither Commonwealth nor Transnation nor any of their Subsidiaries will have any liability or obligation to or for the benefit of Seller or any of its Affiliates. Except for the matters specified in the Seller Disclosure Letter, there are no Company Assets that Seller or any of its Affiliates owns or is licensed or otherwise has the right to use which are used in or necessary to the conduct of the Company Business nor are there any services or staffing being provided to the Company Business by Seller or any of its Affiliates other than pursuant to written Contractual Obligations set forth in the Seller Disclosure Letter.

          Section 3.11. Compliance with Laws. Except as set forth in the Seller Disclosure Letter and without regard to environmental matters which are covered in Section 3.14 of this Agreement, Commonwealth, Transnation and their Subsidiaries have all licenses, permits and qualifications necessary to conduct their businesses in the jurisdictions listed in the Seller Disclosure Letter, which is each jurisdiction in which Commonwealth, Transnation or their Subsidiaries do business or own property, or in which such license, permit or qualification is otherwise required. Except as set forth in the Seller Disclosure Letter, during the three (3) years prior to August 20, 1997, (a) neither Commonwealth nor Transnation nor any of their title insurance
Subsidiaries has had its license or qualification to conduct title insurance business in any jurisdiction revoked or suspended or been involved in a proceeding to revoke or suspend such license or qualification, nor to the best of Seller's knowledge has any investigation been conducted, or is pending, in any such jurisdiction with a view to revocation or suspension of any such license, (b) Commonwealth, Transnation and their Subsidiaries have complied in all material respects with all laws, regulations and orders applicable to their businesses and the present use by Commonwealth, Transnation and their Subsidiaries of their respective properties, and the business conducted by Commonwealth, Transnation and their Subsidiaries, does not violate in any material respect any such laws, regulations or orders and (c) Commonwealth, Transnation and their Subsidiaries have timely filed all reports and returns required by law, rule, regulation or policy of any regulatory authority and all such returns and reports are true and correct in all material respects, and there are no material deficiencies with respect to such filings or submissions. The Seller Disclosure Letter indicates the two (2) most recent dates of the last completed insurance regulatory examinations and audits, regular or special, as the case may be, as to Commonwealth, Transnation and their title insurance Subsidiaries for the jurisdictions listed therein, and a copy of the two most recent reports of such examinations has heretofore been delivered to Buyer. There is no agreement or understanding between Seller, Commonwealth, Transnation or any title insurance Subsidiary of Commonwealth or Transnation, on the one hand, and any regulatory authority, on the other hand, concerning the payment of dividends by Commonwealth, Transnation or such title insurance Subsidiary or the maintenance of any NAIC Insurance Regulatory Information System Ratio or adequacy of reserves. The Seller Disclosure Letter contains a complete description of all securities of Commonwealth, Transnation or their Subsidiaries on deposit with each state insurance department as of July 31, 1997.

          Section 3.12. Tax Matters. Except as set forth in the Seller Disclosure Letter or the Company Interim Balance Sheet:

                  (a) (i) All Tax Returns required to be filed on or before the Closing Date by, or with respect to Commonwealth, Transnation or any of their Subsidiaries (the "Seller Tax Returns") have been or will be timely filed (taking into account permitted extensions) with the appropriate taxing authorities; (ii) the Seller Tax Returns have accurately reflected and will accurately reflect all material liability for Taxes of Commonwealth, Transnation and their Subsidiaries required to be shown thereon for the periods covered thereby; (iii) Commonwealth, Transnation and their Subsidiaries have timely paid, withheld or made provision in the Company Financial Statements (or will make provision in the Third Quarter Financials) for all Taxes shown as due and payable on any Seller Tax Return and have timely paid, withheld, or made provision in the Company Financial Statements (or will make provision in the Third Quarter Financials) for all material Taxes, whether or not shown on any Seller Tax Return; (iv) no Liens for Taxes on the Company Assets exist; (v) neither Commonwealth nor Transnation nor any of their Subsidiaries currently is the beneficiary of any extension of time within which to file any Seller Tax Return; and (vi) no written claim has ever been made by an authority in a jurisdiction where any of Commonwealth, Transnation or their Subsidiaries does not file Seller Tax Returns that any of them is or may be subject to taxation by that jurisdiction.

                  (b) Commonwealth, Transnation and each of their Subsidiaries is a member of the affiliated group of which Seller's Parent is the common parent, within the meaning of Section 1504(a) of the Code (the "Seller Affiliated Group"), and such affiliated group files a consolidated federal Income Tax Return. Neither Commonwealth nor Transnation nor any of their Subsidiaries has at any time been a member of an affiliated group filing a consolidated federal Income Tax Return other than the Seller Affiliated Group. All Income Taxes shown on any Tax Return of the Seller Affiliated Group have been paid for each taxable period during which any of Commonwealth, Transnation and their Subsidiaries was a member of the Seller Affiliated Group.

                  (c) Each of Commonwealth, Transnation and their Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid on or before August 20, 1997 in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, foreign person, or other third party.

                  (d) There is no dispute or claim concerning any material Tax liability of any of Commonwealth, Transnation and their Subsidiaries as to which Seller has knowledge. The Seller Disclosure Letter lists all Seller Tax Returns filed on or after January 1, 1994 that have been audited, and indicates all Seller Tax Returns that currently are the subject of audit. Seller has delivered or made available to Buyer correct and complete copies of all portions of federal Income Tax Returns and examination reports which pertain to Commonwealth, Transnation and their Subsidiaries, and statements of deficiencies assessed against or agreed to by any of Commonwealth, Transnation and their Subsidiaries since December 31, 1993.

                  (e) Neither Commonwealth nor Transnation nor any of their Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (f)      No   Power  of   Attorney   has   been   granted   by
Commonwealth, Transnation or any of their Subsidiaries with respect to any tax matter which is currently in force.

                  (g) Neither Commonwealth nor Transnation nor any of their Subsidiaries (i) has made any payments, (ii) is obligated to make any payments, or (iii) is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G, absent, in each case, the making of any other payments.

                  (h) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect between Commonwealth, Transnation or any of their Subsidiaries, or any predecessor or affiliate thereof, and any other party under which Commonwealth, Transnation or any of their Subsidiaries could be liable for any Taxes or other claims of any party.

                  (i) Neither Commonwealth nor Transnation nor any of their Subsidiaries has applied for, been granted, or agreed in writing to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

                  (j) No indebtedness of Commonwealth, Transnation or any of their Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          Section 3.13.     Employee Relations and Employee Benefit Plans.

          3.13.1. Employee Relations. Except as set forth in the Seller Disclosure Letter:

                  (a) Commonwealth, Transnation and each of their Subsidiaries are in material compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours of employment;

                  (b) no legal claim in respect of application for employment, employment or termination of employment of any person has been asserted or, to the knowledge of Seller, threatened, against Commonwealth, Transnation or any of their Subsidiaries;

                  (c)      Commonwealth,   Transnation   and   each   of   their
Subsidiaries have not, and are not, engaged in any unfair labor practice;

                  (d)      no   unfair   labor   practice    complaint   against
Commonwealth, Transnation or any of their Subsidiaries is pending before the National Labor Relations Board;

                  (e) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Seller, threatened against or involving Commonwealth, Transnation or any of their Subsidiaries;

                  (f) neither Commonwealth nor Transnation nor any of their Subsidiaries is a party to any collective bargaining agreement and as of August 20, 1997 or the Closing Date, as applicable, no collective bargaining agreement is being negotiated by any of them;

                  (g) none of the employees of Commonwealth, Transnation or any of their Subsidiaries is represented by a labor union;

                  (h) no petition has been filed or proceedings instituted by any employee or group of employees of Commonwealth, Transnation or any of their Subsidiaries with any labor relations board seeking recognition of a bargaining representative;

                  (i)      to   the   knowledge   of   Seller,   there   is   no
organizational effort currently being made or threatened by or on behalf of any labor union to organize any Company Employees;

                  (j) there are no other controversies or disputes pending between Commonwealth, Transnation, or any of their Subsidiaries on the one hand and any of their respective employees on the other hand, except for such other controversies and disputes with individual employees arising in the Ordinary Course of Business that have not had and may not reasonably be expected to have a Material Adverse Effect; and

                  (k) Seller, Commonwealth, Transnation and the Subsidiaries of Commonwealth and Transnation have taken any and all actions necessary to comply with the Worker Adjustment and Retraining Notification Act, with respect to any event or occurrence since the effective date of such Act.

          3.13.2.    Employee Benefit Plans.

                  (a) List of Plans. Set forth in the Seller Disclosure Letter is an accurate and complete list of all Company Plans and Company Benefit Arrangements which specifies which of said plans and arrangements are sponsored by any Affiliate of Seller other than Commonwealth, Transnation or their Subsidiaries.

                  (b) Status of Plans. Except as set forth in the Seller Disclosure Letter:

                           (i)      each  Company   Plan  and  Company   Benefit
Arrangement has, at all times, been maintained and operated in compliance in all material respects with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code;

                           (ii)     no  complete or partial  termination  of any
Company Plan or Company Benefit Arrangement has occurred or is expected to occur as a result of this Agreement and the consummation of the transactions contemplated hereby;

                           (iii)    and  apart  from  the   amendments   to  the
Seller's 401(k) plan contemplated by this Agreement, neither Commonwealth nor Transnation nor any of their

Subsidiaries has any commitment or understanding to create, modify or terminate any Company Plan or Company Benefit Arrangement;

                           (iv)     and except as required by applicable  law or
the terms of a current collective bargaining agreement, no condition or circumstance exists that would prevent the subsequent unrestricted amendment or termination of any Company Plan or Company Benefit Arrangement; and

                           (v)      and apart from the transactions contemplated
by this Agreement, no event has occurred and no condition or circumstance has existed that will, or could, result in a material increase in the benefits under, or the expense of maintaining, any Company Plan or Company Benefit Arrangement from the level of benefits or expense incurred for the most recently concluded fiscal year thereof.

                  (c) Liabilities. Except as set forth in the Seller Disclosure Letter:

                           (i)      no Company  Plan  subject to Section  412 or
418B of the Code or Section 302 of ERISA has incurred any material accumulated funding deficiency within the meaning of Section 412 or 418B of the Code or
Section 302 of ERISA, respectively, or has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code;

                           (ii)     and except for timely  payments  of premiums
to the Pension Benefit Guaranty Corporation ("PBGC"), neither Commonwealth nor Transnation nor any of their Subsidiaries has incurred any liability (including, for this purpose and for the purpose of all of the representations in this
Section 3.13, any indirect, contingent, or secondary liability) to the PBGC in connection with any Company Plan, including, without limitation, any liability under Section 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA;

                           (iii)    neither Commonwealth nor Transnation nor any
of their Subsidiaries has any liability under Section 4062, 4063 or 4064 of ERISA;

                           (iv)     neither  Seller,   nor   Commonwealth,   nor
Transnation nor any of the Subsidiaries of Commonwealth or Transnation knows of any facts or circumstances that might give rise to any liability of Commonwealth, Transnation or any of their Subsidiaries to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any Actions being brought against Seller by the PBGC that could result in any liability to Commonwealth, Transnation or any of their Subsidiaries;

                           (v)      neither Commonwealth nor Transnation nor any
of their Subsidiaries has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Section 4201 or 4204 of ERISA to any Company Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) ("Multiemployer Plan");

                           (vi)     no event has  occurred  and no  condition or
circumstance has existed, that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any such Multiemployer Plan which could result in any liability of Commonwealth, Transnation or any of their Subsidiaries to any such Multiemployer Plan;

                           (vii)    neither Commonwealth nor Transnation nor any
of their Subsidiaries maintains any Company Plan or Company Benefit Arrangement which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Sections 601, 701 and 702 of ERISA and Sections 4980B(f), 9801 and 9802 of the Code; and, neither Commonwealth nor Transnation nor any of their Subsidiaries is subject to any liability, including, without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation;

                           (viii)   neither Commonwealth nor Transnation nor any
of their Subsidiaries maintains any Company Plan or Company Benefit Arrangement (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits and having unfunded liabilities;

                           (ix)     neither Commonwealth nor Transnation nor any
of their Subsidiaries maintains any Company Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which any excise tax could be imposed;

                           (x)      no person is entitled  to,  with  respect to
employment with Commonwealth, Transnation or any of their Subsidiaries, (A) any pension benefit that is unfunded or (B) any pension or other benefit to be paid after termination of employment (other than pursuant to a Company Plan that is tax-qualified under Section 401(a) of the Code); and, no other benefits whatsoever are payable to any Company Employee after termination of employment;

                           (xi)     neither Commonwealth nor Transnation nor any
of their Subsidiaries has incurred any liability for any tax or excise tax arising under Section 4971, 4977, 4978, 4978B, 4979, 4980, 4980B or 4980D of the
Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability;

                           (xii)    no asset of Commonwealth, Transnation or any
of their Subsidiaries is subject to any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such lien;

                           (xiii)   neither Commonwealth nor Transnation nor any
of their Subsidiaries has been required to provide any security under Section 307 of ERISA or Section 401(a)(29) or 412(f) of the Code; and, no event has occurred and no condition or circumstance has existed that could give rise to any such requirement to provide any such security;

                           (xiv)    no Actions are pending, or, to the knowledge
of Seller, threatened, anticipated or expected to be asserted against any Company Plan or Company Benefit Arrangement or the assets of any such Company Plan or Company Benefit Arrangement (other than routine claims for benefits and appeals of denied routine claims);

                           (xv)     no civil or criminal action brought pursuant
to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against Commonwealth, Transnation or any of their Subsidiaries or any fiduciary of any Company Plan or Company Benefit Arrangement, with respect to any Company Plan or Company Benefit Arrangement; and

                           (xvi)    on or after January 1, 1994, no Company Plan
or Company Benefit Arrangement or, with respect to any Company Plan or Company Benefit Arrangement, any fiduciary thereof, is or has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency; or, has entered into a settlement with such agency.

                  (d) Contributions. Except as set forth in the Seller Disclosure Letter:

                           (i)      full  payment  has  been  made,  or  by  the
Closing Date will have been made, of all material amounts which Commonwealth, Transnation or any of their Subsidiaries is required, under applicable law, under any Company Plan or Company Benefit Arrangement or under any agreement relating to any Company Plan or Company Benefit Arrangement to which Commonwealth, Transnation or any of their Subsidiaries is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Company Plan or Company Benefit Arrangement ended prior to Closing;

                           (ii)     all   contributions   by   Commonwealth   or
Transnation or any of their Subsidiaries to a Company Plan or a Company Benefit Arrangement have been deducted, or can be deducted, in the taxable year for which such contributions are made; and, no such contribution deduction has been challenged or disallowed;

                           (iii)    Commonwealth   and  Transnation   have  made
adequate  provision  for  reserves  to  make  Company  Plan or  Company  Benefit
Arrangement contributions that have accrued or will have accrued through Closing, but that have not been made because they are not yet due under the terms of any Company Plan or Company Benefit Arrangement or related agreements; and

                           (iv)     benefits  under all Company Plans or Company
Benefit Arrangements are materially as represented in this Agreement and have not been increased subsequent to the date as of which plan documents were provided or made available to Buyer.

                  (e) Funded Status. Except as disclosed in the Company Financial Statements or as set forth in the Seller Disclosure Letter, with respect to each Company Plan which is covered by Title IV of ERISA and which is a "Single Employer Plan" (as such term is defined in Section 4001 (a) (15) of ERISA) ("Single Employer Plan"), as of the date of the most recent actuarial valuation of each such Single Employer Plan, the current value of the accumulated benefit obligations (based on the actuarial assumptions used in such actuarial valuation) do not exceed in any material amount the current fair market value of the assets of each such Single Employer Plan allocable to such accrued benefits; and, to the knowledge of Seller nothing has occurred since such date which would materially affect such status.

                  (f) Tax Qualification. Except as set forth in the Seller Disclosure Letter:

                           (i)      each Company  Plan  intended to be qualified
under Section 401(a) of the Code has been determined to be so qualified, as to design, by the Internal Revenue

Service.  Each  Company Plan  intended to be  tax-qualified  is qualified  under
Section 401(a) of the Code (and with respect to the Seller's 401(k) plan, Section 401(k) of the Code);

                           (ii)     each trust  established  in connection  with
any Company Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code continues to be exempt; and

                           (iii)    since   the   date  of  each   most   recent
determination referred to in this paragraph (f), to the knowledge of Seller, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any Company Plan or the exempt status of any such related trust.

                  (g) Transactions. Except as set forth in the Seller Disclosure Letter:

                           (i)      no  "reportable  event"  (as  such  term  is
defined in Section 4043 of ERISA) for which the notice requirement has not been waived by the PBGC has occurred or is expected to occur with respect to any Company Plan; and

                           (ii)     neither Commonwealth nor Transnation nor any
of their Subsidiaries nor, to the knowledge of Seller, any of their respective directors, officers, employees or other persons who participate in the operation of any Company Plan or Company Benefit Arrangement or related trust or funding vehicle, has engaged in any transaction with respect to any Company Plan or Company Benefit Arrangement or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA with respect to any Company Plan or Company Benefit Arrangement that would subject any of them to a tax, penalty or liability for prohibited transactions under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Company Plan or Company Benefit Arrangement, by any party with standing to make such claim for which Commonwealth, Transnation or any Subsidiary of Commonwealth or Transnation would have a liability.

                  (h) Triggering Events. Except as set forth in the Seller Disclosure Letter:

                           (i)      and  apart  from  the   amendments   to  the
Seller's 401(k) plan contemplated by this Agreement, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Company Plan or Company Benefit Arrangement, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of Commonwealth, Transnation or any of their Subsidiaries; and

                           (ii)     no   Company   Plan   or   Company   Benefit
Arrangement provides for the payment of severance benefits upon the termination of employment of an employee of Commonwealth, Transnation or any of their Subsidiaries.

                  (i) Documents. Seller has delivered or caused to be delivered to Buyer or its counsel true and complete copies of all material documents in connection with each Company Plan and Company Benefit Arrangement, including, without limitation, as applicable: (i) all Company Plans and Company Benefit Arrangements as in effect on August 20, 1997, together with all amendments thereto, including, in the case of any Company Plan or Company Benefit Arrangement not set forth in writing, a written description thereof; (ii) all summary plan descriptions, summaries of material modifications, and, except with respect to the Seller's 401(k) plan, material communications, as in effect on August 20, 1997 or the Closing Date, as applicable; (iii) all trust agreements, declarations of trust and, except with respect to the Seller's 401(k) plan, other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof), as in effect on August 20, 1997 or the Closing Date, as applicable;
(iv) the most recent Internal Revenue Service determination letter obtained (i.e., obtained prior to August 20, 1997 or the Closing Date, as applicable) with respect to each Company Plan or Company Benefit Arrangement intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series (the "Form 5500-series") for each of the last four years for each Company Plan or Company Benefit Arrangement required to file such form (except that, with respect to the Seller's 401(k) plan, only such most recently filed (i.e., filed prior to August 20, 1997 or the Closing Date, as applicable) Form 5500-series filings have been delivered); (vi) the most recently prepared (i.e., prepared prior to August 20, 1997 or the Closing Date, as applicable) actuarial valuation report for each Company Plan or Company Benefit Arrangement covered by Title IV of ERISA; (vii) the most recently prepared (i.e., prepared prior to August 20, 1997 or the Closing Date, as applicable) financial statements for each Company Plan or Company Benefit Arrangement; and (viii) all Contractual Obligations relating to each Company Plan (other than the Seller's 401(k) plan) or Company Benefit Arrangement, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements and record keeping agreements.

          3.13.3. Compensation of Employees. Set forth in the Seller Disclosure Letter, is an accurate and complete list for fiscal year 1996 showing the names of all persons employed by Commonwealth or Transnation and their Subsidiaries who received more than $200,000 in 1996 cash compensation (including, without limitation, salary, commission and bonus) and who are expected to be employed by Commonwealth or Transnation and their Subsidiaries on the Closing Date. Such list sets forth the present (1997) salary or hourly wage and the total cash compensation in 1996.

          3.13.4. Employment Agreements. Except as set forth in the Seller Disclosure Letter, neither Commonwealth, Transnation nor any of their Subsidiaries is a party to or bound by (i) any written employment agreement or arrangement providing annual cash compensation in excess of $200,000, other than written agreements or arrangements that may be terminated at any time by Commonwealth, Transnation or their Subsidiaries, as the case may be, upon no more than ninety (90) days' notice without penalty or other payment, or any extension of any benefit or other coverage, or (ii) any employment agreement that causes an employee to be other than an "at will" employee.

          Section 3.14.  Environmental Matters.

                  (a) Except as set forth in the Seller Disclosure Letter, Commonwealth, Transnation and each of their Subsidiaries are, and have at all times been, in compliance in all respects with all Environmental Laws. Except as set forth in the Seller Disclosure Letter, neither Commonwealth nor Transnation has received written notice of any Action pending against it or any of its Subsidiaries nor, to the knowledge of Seller, is there any reasonable basis for any Action or is any Action threatened against Commonwealth, Transnation or any of their Subsidiaries, in each case in respect of (i) noncompliance by Commonwealth or Transnation or any of their Subsidiaries with any Environmental Laws, or (ii) the presence or release or threatened release into the environment of any Hazardous Substance whether or not generated by Commonwealth or Transnation or any of their Subsidiaries or located at or about or emanating from or to a site included in the Company Real Property or any other facility, location, building or site owned, leased or otherwise used by Commonwealth, Transnation or any of their Subsidiaries or any predecessor entity of any of them, on or prior to August 20, 1997 or the Closing Date, as applicable.

                  (b) Except as set forth in the Seller Disclosure Letter and for any other matters that would not result in any material liability to Commonwealth, Transnation and their Subsidiaries taken as a whole, no event has occurred or condition exists or operating practice is being engaged in that could give rise to any Liability or Losses on the part of Commonwealth or Transnation or any of their Subsidiaries (or, after the Closing, Buyer) either at August 20, 1997 or at any future time (including, without limitation, any obligation to conduct any remedial or monitoring work) under any Environmental Laws or otherwise resulting from or relating to the handling, storage, use, transportation or disposal of any Hazardous Substance by or on behalf of Commonwealth or Transnation or any of their Subsidiaries.

                  (c) Seller has previously provided to Buyer true and correct copies of all written reports in the possession of Seller, Commonwealth, Transnation or any of their Subsidiaries and arising out of environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Company Real Property listed in the Seller Disclosure Letter pursuant to Section 3.5.1 or any real property leased by Commonwealth, Transnation or any of their Subsidiaries.

          Section 3.15. Accounts Receivable. All accounts receivable of Commonwealth, Transnation and their Subsidiaries that are reflected on the Company Financial Statements represent or will represent valid obligations arising from title policies issued or committed to or title or other services actually performed in the Ordinary Course of Business.

          Section 3.16. Litigation. Except as set forth in the Seller Disclosure Letter and except for title insurance or reinsurance Actions in the Ordinary Course of Business, and without regard to environmental matters which are covered in Section 3.14 of this Agreement, there is no Action pending or, to the knowledge of Seller, threatened with respect to which Commonwealth, Transnation or any of their Subsidiaries are or would reasonably be expected to be parties. There is no Action pending or, to the knowledge of Seller, threatened, that seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. No Governmental Order material to the Company Business and directed specifically at Commonwealth, Transnation or any of their Subsidiaries has been issued.

          Section 3.17. Brokers. Except for Donaldson, Lufkin and Jenrette, no broker, finder, investment bank or similar agent is entitled to any brokerage, finder's or other similar fee, Compensation or reimbursement of expenses in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of (or the conduct of) Seller, Commonwealth, Transnation, any Subsidiary of Commonwealth or Transnation, or any of their respective Affiliates. Seller shall be solely responsible for the payment of the fees and expenses of Donaldson, Lufkin and Jenrette.

         Section 3.18. Investment Securities. The ownership by Commonwealth, Transnation and their Subsidiaries of stocks, bonds and other securities complies in all material respects with all applicable insurance and trust laws and regulations. Each of Commonwealth and

Transnation, as the case may be, has good and valid title to all such investment securities shown as their assets in the Company Interim Financials (unless disposed of in the Ordinary Course of Business thereafter), free and clear of all material Liens except for restrictions in respect of deposits, statutory premium reserve requirements and statutory pledges with state regulatory authorities disclosed in the Company Interim Financials.

          Section 3.19. Exceptions. The exceptions to the representations and warranties of Seller set forth in this Article III are not, individually or in the aggregate, material to the assets or business of Commonwealth, Transnation and their Subsidiaries, taken as a whole. For the purposes of the representation in the immediately preceding sentence, when the word "material" is used as an adjective qualifying a representation or warranty set forth in this Article III and when a representation or warranty contains an exception if no Material Adverse Effect would result, or be caused or be reasonably expected to occur, or no material adverse effect on the consummation of the transactions contemplated hereunder could be reasonably expected to occur, then all items, matters, occurrences and circumstances which would have been covered by that representation or warranty but for the use of such qualification or exception shall be deemed to be an exception from such representation or warranty.

                                   ARTICLE IV

                Representations and Warranties of Buyer and LTIC

          Except as disclosed, or as qualified by information set forth, in Buyer's disclosure letter dated of even date with the Original Agreement and delivered to Seller concurrently with the Original Agreement (the "Buyer Disclosure Letter"), Buyer and LTIC, jointly and severally, represent and warrant to Seller as of August 20, 1997 and as of the Closing Date (except to the extent that Buyer's and LTIC's representations and warranties expressly speak as of a specified earlier date) as follows:

          Section 4.1.      Corporate Matters.

          4.1.1. Incorporation and Authority of Buyer and LTIC. Buyer and LTIC are corporations duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia. Buyer and LTIC have all requisite power and authority, corporate and otherwise, to enter into this Agreement and each of the Closing Agreements to which they are parties, to carry out and perform their obligations hereunder and to consummate the transactions contemplated hereby.

          4.1.2. Organization, Power and Standing. Each of the Subsidiaries of Buyer and LTIC is a corporation duly incorporated, validly existing and in good standing under the jurisdiction of its incorporation or organization. Each of Buyer, LTIC and their Subsidiaries has all requisite power and authority, corporate and otherwise, to carry on the Buyer Business as currently conducted, and to consummate the transactions contemplated hereby. Each of Buyer, LTIC and their Subsidiaries is duly qualified or licensed to do business as a foreign corporation or otherwise, and is in good standing as such, in each jurisdiction where the nature of Buyer's, LTIC's or such Subsidiaries' activities or their ownership or leasing of property requires such qualification or license, except to the extent that the failure to be so qualified or licensed would not have a Material Adverse Effect.

          4.1.3. Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by Buyer and LTIC and is Enforceable against Buyer and LTIC. Each of the Closing Agreements to which Buyer and LTIC or any of their Affiliates, including LTIC, is a party as reflected on the signature page thereof has been duly authorized, and, on or before the Closing Date, will be duly executed and delivered by Buyer, LTIC or their applicable Affiliate and will be Enforceable against Buyer, LTIC or such Affiliate, as the case may be.

         4.1.4. Non-Contravention. No approval, consent, waiver, authorization or other order of, and no filing, registration, qualification or recording with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Buyer, LTIC or any of their Subsidiaries, in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for (i) satisfaction of the requirements of the HSR Act, and (ii) the items listed in the Buyer Disclosure Letter, each of which shall have been obtained or made and shall be in full force and effect at the Closing. Specifically, and not by way of limitation, all required filings with and approvals of state Departments of Insurance and similar Governmental Authorities are set forth in the Buyer Disclosure Letter. Except as set forth in the Buyer Disclosure Letter, neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the execution, delivery and performance of the Closing Agreements) does or will constitute, result in or give rise to (i) a breach or violation or default under any material Legal Requirement applicable to Buyer, LTIC or their Subsidiaries (assuming the accuracy of the representations and warranties of Seller), (ii) a breach of or a default under any Charter or Bylaws provision of Buyer, LTIC or any of their Subsidiaries, (iii) the acceleration of the time for performance of any material obligation under any material Contractual Obligation of Buyer, LTIC or any of their Subsidiaries, (iv) the imposition of any material Lien upon or the forfeiture of any material Buyer Assets, (v) a breach of or a default under any material Contractual Obligation of Buyer, LTIC or any of their Subsidiaries, or (vi) the right to severance payments in excess of $500,000 in the aggregate (other than by operation of law) (including without limitation if such payments become due only if employment is terminated following the Closing).

         4.1.5.  Capitalization;   Ownership  of  Buyer  Common  Stock.  The
authorized capitalization of Buyer on August 20, 1997 consisted of 45,000,000 shares of Buyer Common Stock, of which 8,923,791 shares were issued and outstanding and 5,000,000 shares of preferred stock, without par value, of which no shares were issued and outstanding but of which 50,000 shares had been designated and reserved for issuance. All of the outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Buyer Disclosure Letter and except as have been issued under the Buyer's 401(k) Plan or its 1991 Stock Incentive Plan or its 1992 Stock Option Plan for Non-employee Directors, there are no outstanding options, warrants, rights, agreements, contracts, calls, commitments or demands of any character to which Buyer or any of its Subsidiaries is a party, relating to the capital stock of Buyer or its Subsidiaries. The Buyer Disclosure Letter lists all unexercised options issued under Buyer's 1991 Stock Incentive Plan and 1992 Stock Option Plan for Non-Employee Directors which were outstanding on the date of such letter. When issued pursuant to Section 2.2.1, the Buyer Common Shares and the Buyer Series B Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable. Upon delivery of the Buyer Common Shares and the Buyer Series B Preferred Shares as provided herein, the Seller will acquire good and marketable title to the Buyer Common Shares and the Buyer Series B Preferred Shares, free and clear of any encumbrance, pledge, commitment (other than pursuant to this Agreement or the Voting and Standstill Agreement), Lien or other claim. All of the shares of Buyer Common Stock issuable upon conversion of the Buyer Series B Preferred Shares will be, when issued upon proper exercise of the conversion rights of the holder, duly authorized, validly issued, fully paid and nonassessable and Buyer has reserved for issuance such number of shares of Buyer Common

Stock as is sufficient to provide for the conversion of the Buyer Series B Preferred Shares into shares of Buyer Common Stock.

          4.1.6. Subsidiaries. Buyer and LTIC have only the Subsidiaries listed in the Buyer Disclosure Letter, which sets forth the name and jurisdiction of incorporation or organization of each such Subsidiary. Except as set forth in the Buyer Disclosure Letter, each of Buyer and LTIC, or a Subsidiary of one of them, is the direct record and beneficial owner of all of the issued and outstanding shares of capital stock of each of its respective Subsidiaries, such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, and (except with respect to the shares of capital stock of LTIC which have been pledged to secure a line of credit described in the Buyer Disclosure Letter) the direct record and beneficial owner of such shares has good and marketable title to such shares free and clear of any Liens. Except as set forth in the Buyer Disclosure Letter, there is no outstanding Equity Security of any Subsidiary of Buyer or LTIC other than its issued and outstanding shares of capital stock. Except as set forth in the Buyer Disclosure Letter or as is part of the investment portfolio of Buyer, LTIC and their Subsidiaries, neither Buyer nor LTIC has any equity investment in any Person other than its Subsidiaries.

          4.1.7. Charters and Bylaws. Buyer has heretofore delivered to Seller true and complete copies of the Charters and Bylaws of Buyer and LTIC, in each case in the form currently in effect and as will be in effect immediately prior to the Closing.

          Section 4.2.      Financial Statements.

          4.2.1. Financial Information. Attached to the Buyer Disclosure Letter are true and complete copies of each of the following:

                  (a) The audited consolidated balance sheets of Buyer, LTIC and their Subsidiaries as of December 31, 1996, 1995 and 1994 (collectively, the "Buyer Annual Balance Sheets") and the related audited consolidated statements of income, stockholders' equity and cash flows of such entities for such fiscal years ended December 31, 1996, 1995 and 1994
(collectively, the "Buyer Annual Financials" and, together with the Buyer Interim Financials, the "Buyer Financial Statements").

                  (b) The unaudited consolidated balance sheet ("Buyer Interim Balance Sheet") of Buyer, LTIC and their Subsidiaries as of the Interim Balance Sheet Date and related unaudited consolidated statements of income, stockholders' equity and cash flows for the six months ended June 30, 1997 and 1996 (collectively, the "Buyer Interim Financials").

          4.2.2. Character of Financial Information. The Buyer Annual Financials and the Buyer Interim Financials, including in each case, the notes thereto, were prepared in accordance with GAAP on a basis consistent with prior periods and present fairly, in all material respects, the consolidated financial position and results of operations of Buyer, LTIC and their Subsidiaries at the respective dates and for the periods specified therein, subject, in the case of the Buyer Interim Financials, to an absence of footnotes and subject to normal year-end audit adjustments which will not be material in the aggregate. No financial statements of any Person other than Buyer, LTIC and their Subsidiaries shall be included in the Buyer Financial Statements.

         4.2.3. Annual Convention Statements. The financial statements included in the Annual Convention Statements on NAIC Form 9 for the fiscal years ended December 31, 1996, 1995 and 1994 (including the financial statements on a statutory basis and the accompanying exhibits and schedules) for LTIC, which have heretofore been delivered to Seller, were prepared in accordance with accounting practices prescribed or permitted for title insurance companies by the state regulatory authority of the state of domicile of LTIC, applied on a consistent basis except as otherwise stated therein, and present fairly in all material respects the statutory financial position of LTIC, as of the dates of, and the statutory results of its operations for the periods covered by, such Annual Convention Statements.

         Section 4.3.      Change in Condition.

         Except for the matters set forth in the Buyer Disclosure Letter and except for transactions in the investment portfolio of Buyer or LTIC in the Ordinary Course of Business, since the Interim Balance Sheet Date:

                  (a) The Buyer Business has been conducted only in the Ordinary Course of Business (except as may be otherwise permitted by the terms of this Agreement), and without limiting the generality of the foregoing, Buyer, LTIC and their Subsidiaries have only made capital expenditures in the Ordinary Course of Business;

                  (b) Neither Buyer, LTIC nor any of their Subsidiaries has:

                           (i)      made any capital  expenditure  greater  than
$250,000 except for expenditures for repairs and maintenance in the Ordinary Course of Business;

                           (ii)     incurred  or  otherwise   become  liable  in
respect of any Debt (other than Affiliate Debt) or become liable in respect of any Guarantee, other than Debt, intercompany advances or any Guarantee between Buyer or LTIC and their respective wholly owned Subsidiaries or between Subsidiaries wholly owned by one of them;

                           (iii)    mortgaged  or  pledged  any  material  Buyer
Asset or subjected any Buyer Asset to any material Lien;

                           (iv)     made any change in its  authorized or issued
capital stock or granted or issued any option, purchase right, convertible stock, other sort of security or registration right, purchased, redeemed or retired any shares or other securities, or declared or made any Distribution (other than (A) distributions of cash or of any receivable constituting Affiliate Debt in connection with the repayment or cancellation of Affiliate Debt, and (B) distributions or contributions in connection with an increase in or the repayment or cancellation (in whole or in part) of Debt or intercompany advances between Buyer or LTIC and their respective wholly owned Subsidiaries or between Subsidiaries wholly owned by one of them);

                           (v)      sold, leased to others or otherwise disposed
of any material Buyer Asset;

                           (vi)     purchased any Equity  Security of any Person
other than of a direct or indirect wholly owned Subsidiary of Buyer or LTIC, or any assets material in amount or constituting a business, or been party to any merger, consolidation or other business combination or entered into any Contractual Obligation relating to any such purchase, merger, consolidation or business combination;

                           (vii)    made   any   loan,    advance   or   capital
contribution to or investment in any Person other than loans, advances or capital contributions to or investments in or to Buyer, LTIC or their respective wholly owned Subsidiaries and other than loans or advances made in the Ordinary Course of Business which are not material either singly or in the aggregate;

                           (viii)   canceled  or  compromised  any Debt or claim
other than in the Ordinary Course of Business and other than any Affiliate Debt or any Debt, intercompany advances or claim between Buyer or LTIC and its respective wholly owned Subsidiaries or between Subsidiaries wholly owned only by one of them;

                           (ix)     sold,  transferred,  licensed  or  otherwise
disposed of any material Buyer Intangibles other than in the Ordinary Course of Business;

                           (x)      made or agreed to make any  material  change
in its customary methods of accounting or accounting practices;

                           (xi)     engaged in or become obligated in respect of
any transaction with any Affiliate of Buyer;

                           (xii)    waived or released or permitted to lapse any
right of material value except in the Ordinary Course of Business or suffered any material damage to or material destruction or loss of any material asset or property, whether or not covered by insurance;

                           (xiii)   instituted,  settled or agreed to settle any
material Action (other than title insurance claims settled in the Ordinary Course of Business); or

                           (xiv)    amended its Charter or Bylaws.

                  (c)      Neither Buyer, LTIC nor any of their Subsidiaries has
(i) had any change in its relationships with its employees, agents, independent contractors, customers, referral sources or suppliers materially adverse to the Buyer Business, or (ii) made any changes in the rate of Compensation payable (or paid or agreed in writing to pay any extra Compensation) to any director, officer, manager, employee, consultant or agent (other than changes in the Ordinary Course of Business);

                  (d) There has been no amendment of any material provision of any Equity Security of Buyer, LTIC or their Subsidiaries;

                  (e) Neither Buyer, LTIC nor any of their Subsidiaries has entered into any Contractual Obligation (and Buyer and LTIC have not entered into any Contractual Obligation obligating any of their Subsidiaries) to do any of the things referred to in clauses (a) through (d) above with respect to Buyer, LTIC or any of their Subsidiaries or the Buyer Business; and

                  (f)      No Material Adverse Effect has occurred.

          Section 4.4 Liabilities. Neither Buyer nor LTIC nor any of their Subsidiaries has any Liabilities, other than:

                  (a)      as set forth on the Buyer Interim Balance Sheet;

                  (b) incurred since the date of the Buyer Interim Balance Sheet in the Ordinary Course of Business;

                  (c)      incurred  in  respect  of  Buyer   Leases  and  Buyer
Contracts;

                  (d) incurred in the Ordinary Course of Business in respect of the issuance of title insurance policy commitments, title insurance policies, title reinsurance agreements or closing protection letters; or

                  (e) between Buyer or LTIC and its respective wholly owned Subsidiaries or between wholly owned Subsidiaries of any one of them.

         Section 4.5.      Assets.

         4.5.1. Title to Assets; Owned Real Estate. Buyer, LTIC and their Subsidiaries have good and marketable title to, or, in the case of property held under lease or other Contractual Obligation, a valid and Enforceable right to use under an Enforceable lease or license, all of their properties and assets, whether real property or personal or intellectual property and whether tangible or intangible, reflected in the Buyer Interim Balance Sheet or acquired after the date of the Buyer Interim Balance Sheet (except as sold or otherwise disposed of since the date of the Buyer Interim Balance Sheet in the Ordinary Course of Business or as otherwise permitted by this Agreement to be disposed of since the date of the Buyer Interim Balance Sheet) (collectively, the "Buyer Assets"). Except for real property owned in connection with the relocation services business, the Buyer Disclosure Letter contains a true, correct and complete list of all real property and buildings owned by Buyer or LTIC or any of their Subsidiaries (collectively, the "Buyer Real Property") and identifies the respective owner of each. No Buyer Asset material to the Buyer Business is subject to any Lien except as described in the Buyer Disclosure Letter. The Buyer Assets (including, without limitation, the Buyer Real Property, the Buyer Intangibles, the Buyer Leases and the Buyer Contracts), constitute at least the properties, rights and assets held for or used in, or necessary for the continued conduct of, the Buyer Business as currently conducted.

          4.5.2. Real Property Leases. With respect to leases and subleases with $250,000 or more in annual rentals, the Buyer Disclosure Letter sets forth a true, correct and complete list of each facility or location which is leased or subleased, or which has been agreed to be leased or subleased, as lessee or sublessee by Buyer, LTIC or any of their Subsidiaries (all of the leases, subleases or other Contractual Obligations pursuant to which such facilities or locations are held or are to be held being referred to herein collectively as the "Buyer Leases"). The Buyer Disclosure Letter also sets forth a true, correct and complete list of each lease, sublease or other Contractual Obligation (the "Buyer Leases-Out") under which Buyer, LTIC or any of their Subsidiaries is a lessor or sublessor of any facility or location and includes information comparable to that required in the Buyer Disclosure Letter for the Buyer Leases.

                  Except as set forth in the Buyer Disclosure Letter, in each case without considering the transactions contemplated hereby, and as to subparagraphs (a), (c), (d) and (f), to the best of Buyer's and LTIC's knowledge:

                  (a) each Buyer Lease and each Buyer Lease-Out is an Enforceable agreement of Buyer, LTC or the Subsidiary of Buyer or LTIC which is party thereto, and each Buyer Lease or Buyer Lease-Out is an Enforceable agreement of the other parties thereto;

                  (b) Buyer, LTIC or the Subsidiary of Buyer or LTIC which is a party thereto has fulfilled all material obligations required pursuant to the Buyer Leases and the Buyer Leases-Out to have been performed by Buyer, LTIC or the Subsidiary party thereto on its part;

                  (c) neither Buyer, LTIC nor any Subsidiary is in material breach of or material default under any Buyer Lease or Buyer Lease-Out, and no event has occurred which with the passage of time or giving of notice or both would constitute such a breach or default, result in a loss of rights or result in the creation of any Lien thereunder or pursuant thereto;

                  (d) (i) there is no existing material breach or material default by any other party to any Buyer Lease or Buyer Lease-Out, and (ii) no event has occurred which with the passage of time or giving of notice or both would constitute such a breach or default by such other party, result in a loss of rights or result in the creation of any Lien thereunder or pursuant thereto;

                  (e) neither Buyer nor LTIC nor any Subsidiary of Buyer or LTIC is obligated to pay any material leasing or lease brokerage commission as a result of the transactions contemplated hereby; and

                  (f) there is no pending or threatened eminent domain taking affecting any of the properties which are the subject of the Buyer Leases or the Buyer Leases-Out.

          4.5.3. Condition and Sufficiency of Assets. Except as set forth in the Buyer Disclosure Letter, the buildings, title plants and equipment of Buyer, LTIC and their Subsidiaries are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, title plants or equipment is in need of maintenance or repairs except for ordinary maintenance and repairs that are not material in nature or cost. The buildings, title plants and equipment of Buyer, LTIC and their Subsidiaries are sufficient for the continued conduct of the Buyer Business after the Closing in substantially the same manner as conducted prior to the Closing Date.

          Section 4.6. Intellectual Property Rights. The Buyer Disclosure Letter lists and identifies all trade names; patents, patent applications, trademarks, service marks, logos and registered copyrights (including registrations and applications); and computer software; in each case that are directly or indirectly owned, licensed or otherwise used by Buyer, LTIC or any of their Subsidiaries and are material to the Buyer Business (the "Buyer Intangibles") and identifies the owner and any licensee or other user thereof. The Buyer Disclosure Letter also lists and identifies each license or other Contractual Obligation (including all amendments) under which any material Buyer Intangible is held or used by Buyer or LTIC or any of their Subsidiaries in the conduct of the Buyer Business or otherwise (the "Buyer Licenses"). Except as disclosed in the Buyer Disclosure Letter, all Buyer Intangibles are owned solely by Buyer or LTIC or a Subsidiary or are licensed to Buyer or LTIC or a Subsidiary of Buyer or LTIC under an Enforceable License (other than in the case of Buyer Licenses of software in the Ordinary Course of Business). Except as set forth in the Buyer Disclosure Letter, there is no material Buyer License or other Contractual Obligation under which Buyer or LTIC or any Subsidiary of Buyer or LTIC is liable as licensor with respect to any Buyer Intangibles and neither Buyer nor LTIC nor any of their Subsidiaries has granted any material license to any third party with respect to any Buyer Intangible. Except as set forth in the Buyer Disclosure Letter, the use or sale by Buyer, LTIC and their Subsidiaries of any products or services in the Buyer Business and use by Buyer and LTIC and their Subsidiaries of any material Buyer Intangible does not infringe any rights of any third party, and to Buyer's knowledge no activity of any third party infringes upon the rights of Buyer, LTIC or any of their Subsidiaries with respect to any of the Buyer Intangibles. Except as set forth in the Buyer Disclosure Letter, no Action alleging or relating to any such infringement against the rights of Buyer, LTIC or any Subsidiary of Buyer, LTIC or any third parties is currently pending or, to the knowledge of Buyer, threatened.

          Section 4.7. Accounts. Except as disclosed in the Buyer Disclosure Letter, each bank account or similar account for the deposit of cash or securities (other than agent escrow accounts) maintained or utilized by Buyer, LTIC or any of their Subsidiaries is (i) wholly owned by Buyer, LTIC or one or more of their Subsidiaries; (ii) reconciled to its bank statements on a regular and timely basis; and (iii) to the extent such accounts of Buyer, LTIC and their Subsidiaries in the aggregate hold monies or securities in an escrow or trust capacity, contain in the aggregate a balance sufficient to meet in the aggregate all escrow and trust obligations of Buyer, LTIC and their Subsidiaries to which such monies or securities relate.

         Section 4.8. Certain Contractual Obligations. Set forth in the Buyer Disclosure Letter is a true and complete list of all of the material Contractual Obligations of Buyer or LTIC or any of their Subsidiaries (except for or with respect to the Buyer Plans and the Buyer Benefit Agreements), including without limitation, each of the following, to the extent material to the Buyer Business:

                  (a)      All collective  bargaining agreements and other labor
agreements; all material employment or consulting agreements; and all other written plans, agreements, arrangements or practices which constitute Compensation or benefits to any of the directors, officers or employees of Buyer or LTIC or any of their Subsidiaries;

                  (b) All Contractual Obligations under which Buyer or LTIC or any of their Subsidiaries is reasonably likely to become obligated to pay any legal, accounting, brokerage, finder's or similar fees or expenses in connection with, or incur any severance pay or special Compensation obligations which would become payable by reason of, this Agreement or the consummation of the transactions contemplated hereby;

                  (c) All Contractual Obligations under which Buyer or LTIC or any of their Subsidiaries is or will after the Closing be restricted from carrying on any business or other activities anywhere in the world;

                  (d) Except for transactions in the investment portfolio of Buyer, LTIC and their Subsidiaries in the Ordinary Course of Business and except for transactions arising from the relocation services business of Buyer, LTIC and their Subsidiaries, all Contractual Obligations of Buyer, LTIC or any of their Subsidiaries (including, without limitation, options) to: (i) sell or otherwise dispose of any material Buyer Asset except in the Ordinary Course of Business or (ii) purchase or otherwise acquire any material property or properties or other assets except for purchase orders in the Ordinary Course of Business and less than $500,000 in amount;

                  (e) All Contractual Obligations under which Buyer or LTIC or any of their Subsidiaries has any liability for Debt or constituting or giving rise to a Guarantee of any liability or obligation of any Person (other than any lease, any Debt or intercompany advances between Buyer or LTIC and their respective wholly owned Subsidiaries or between wholly owned

Subsidiaries of one of Buyer or LTIC), or under which any Person has any liability or obligation constituting or giving rise to a Guarantee of any liability or obligation of Buyer or LTIC or any of their Subsidiaries (including, without limitation, partnership and joint venture agreements) other than any Guarantee by Buyer or LTIC or any of their Subsidiaries of any lease, or under which any material default could arise or material penalty or payment could be required in the event of any action or inaction of Seller or any of its Affiliates or the Company other than any Guarantee by Seller or its Affiliates or Buyer or LTIC or any of their Subsidiaries of any lease;

                  (f) Any lease or other Contractual Obligation under which any tangible personal property (the "Buyer Equipment") having a cost or capital lease obligation in excess of $250,000 is held or used by Buyer or LTIC or any of their Subsidiaries;

                  (g) Any Contractual Obligation under which Buyer or LTIC or any of their Subsidiaries is reasonably likely to become obligated to pay any amount in excess of $500,000 in respect of indemnification obligations or purchase price adjustment provisions in connection with any (i) acquisition or disposition of assets, securities or real property, (ii) other acquisition or disposition of assets other than in the Ordinary Course of Business, (iii) assumption of liabilities or warranty, (iv) settlement of claims, (v) merger, consolidation or other business combination, or (vi) series or group of related transactions or events of a type specified in subclauses (i) through (v); and if with respect to any Contractual Obligation there exists any pending or, to the knowledge of Buyer and LTIC, threatened Action that could reasonably be expected to result in Buyer, LTIC, the Subsidiaries of Buyer or LTIC or any of them being liable to pay an amount in excess of $500,000 or there currently exist circumstances that would reasonably be expected to give rise to such an Action, such Action or circumstances are described in the Buyer Disclosure Letter;

                  (h) All written contracts or commitments relating to commission arrangements with others (other than those listed under subsection
(j) below), pursuant to which $500,000 or more is expected to be paid by Buyer, LTIC or their Subsidiaries in 1997, other than written contractual obligations with agents or approved attorneys;

                  (i) All reinsurance treaties (including forfeiture agreements) (other than facultative reinsurance agreements entered into in the Ordinary Course of Business) to which Buyer, LTIC or any of their Subsidiaries is a party, or otherwise the beneficiary of or obligated under, either as ceding party or as reinsurer;

                  (j) All written agreements with agents or independent contractors (other than approved attorneys), which are the exclusive representative of Buyer, LTIC or any of their Subsidiaries in a specified market, relating to the sale of insurance policies issued by Buyer, LTIC or their Subsidiaries; and

                  (k) Any other Contractual Obligation of a type not specifically covered in clauses (a) through (j) above entered into other than in the Ordinary Course of Business, which involved payments by or on behalf of, or to, Buyer or LTIC or any of their Subsidiaries in excess of $250,000 during the calendar year ended December 31, 1996 or $250,000 over the remaining term of such Contractual Obligation or the termination of which may reasonably be expected to require payments by Buyer or LTIC or any of their Subsidiaries exceeding $250,000 (other than purchase orders entered into in the Ordinary Course of Business).

          Buyer has heretofore delivered to Seller a true and complete copy of each of the Contractual Obligations listed in the Buyer Disclosure Letter, including, without limitation, all amendments (such Contractual Obligations required to be listed in the Buyer Disclosure Letter, together with the Buyer Licenses and Buyer Insurance Policies, being referred to herein collectively as the "Buyer Contracts"). Each Buyer Contract is Enforceable by Buyer, LTIC or the Subsidiary which is party thereto, against each Person (other than Buyer, LTIC or such Subsidiary) party thereto. No material breach or default by Buyer, LTIC or any of their Subsidiaries under any of the Buyer Contracts has occurred and is continuing, and, to the knowledge of Seller, no event has occurred or circumstance exists which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration by any other Person under any of the Buyer Contracts or would result in creation of any Lien thereunder or pursuant thereto except as would arise from execution, delivery and performance of this Agreement and the Closing Agreements. To the knowledge of Buyer, and LTIC, no material breach or default by any Person (other than Buyer, LTIC or any of their Subsidiaries) under any of the Buyer Contracts has occurred and is continuing, and no event has occurred or circumstance exists that with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration by Buyer, LTIC or any of their Subsidiaries under any of the Buyer Contracts or would result in creation of any Lien thereunder or pursuant thereto except as would arise from execution, delivery and performance of this Agreement and the Closing Agreements.

          Section 4.9.  Insurance.  The  Buyer  Disclosure  Letter  sets  forth a list of all: (i) fire, theft, casualty, general liability, workers compensation, fidelity, errors and omissions, business interruption, environmental, product liability, automobile and other insurance (other than title reinsurance) policies maintained at any time in the three (3) years preceding August 20, 1997 by Buyer, LTIC or any of their Subsidiaries, and (ii) all life insurance policies maintained by Buyer, LTIC or any of their Subsidiaries on the life of any of its employees, officers or directors (collectively, the "Buyer Insurance Policies"), specifying the type of coverage, the amount of coverage, the premium, the insurer, the policyholder, each covered insured, the policy owner, the expiration date of each such policy and a description of any retroactive premium adjustments or other loss-sharing arrangements, (iii) any self-insurance arrangements by or affecting Buyer, LTIC, any sharing of risk contracts or arrangements affecting Buyer or LTIC and any obligations of Buyer, LTIC or any of their Subsidiaries to any third party with respect to insurance, and (iv) excess of loss or catastrophic loss reinsurance arrangements maintained by Buyer, LTIC or any of their Subsidiaries or to which any of them is a party. True, correct and complete copies of all Buyer Insurance Policies have been previously delivered by Buyer to Seller. The Buyer Insurance Policies in effect on August 20, 1997 or the Closing Date, as applicable, are Enforceable and will continue to be Enforceable immediately after the Closing in accordance with the terms as in effect immediately before the Closing. All premiums due and payable on any of the Buyer Insurance Policies or renewals thereof have been paid or will be paid timely through the Closing Date, and there is no default (including with respect to the payment of premiums or the giving of notices) by Buyer, LTIC or any of their Subsidiaries under the Buyer Insurance Policies nor any default by any other party to the Buyer Insurance Policies that is known by the Buyer and LTIC, and to the knowledge of Buyer and LTIC, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under any Buyer Insurance Policy. Neither Buyer nor LTIC nor any Subsidiary of Buyer or LTIC has received any written notice from the insurer denying coverage or reserving rights with respect to a particular claim currently pending under any Buyer Insurance Policy or with respect to any Buyer Insurance Policy in general. Since the Interim Balance Sheet Date, neither Buyer nor LTIC nor any Subsidiary of Buyer or LTIC has incurred any material loss, damage, expense or liability that was or would be covered by any Buyer Insurance Policy for which it has not properly asserted a claim under any Buyer Insurance Policy. Each of Buyer, LTIC and their Subsidiaries is covered by types of insurance customary for the industry in which it is engaged and in coverage amounts reasonable for a company of its size.

          Section 4.10. Transactions with Affiliates. Except for the matters specified in the Buyer Disclosure Letter (the "Buyer Affiliate Relationships"), none of Buyer or any of its Affiliates is an officer, director, employee, consultant, distributor, supplier or vendor of, or is party to any Contractual Obligation with, LTIC or any of its Subsidiaries, and after the Closing neither LTIC nor any of its Subsidiaries will have any liability or obligation to or for the benefit of Buyer or any of its Affiliates. Except for the matters specified in the Buyer Disclosure Letter, there are no Buyer Assets that Buyer or any of its Affiliates owns or is licensed or otherwise has the right to use which are used in or necessary to the conduct of the Buyer Business nor are there any services or staffing being provided to the Buyer Business by Buyer or any of its Affiliates other than pursuant to written Contractual Obligations set forth in the Buyer Disclosure Letter.

          Section 4.11. Compliance with Laws. Except as set forth in the Buyer Disclosure Letter and without regard to environmental matters which are covered in Section 4.14 of this Agreement, Buyer, LTIC and their Subsidiaries have all licenses, permits and qualifications necessary to conduct their businesses in the jurisdictions listed in the Buyer Disclosure Letter, which is each jurisdiction in which Buyer, LTIC or their Subsidiaries do business or own property, or in which such license, permit or qualification is otherwise required. Except as set forth in the Buyer Disclosure Letter, during the three
(3) years prior to August 20, 1997, (a) neither Buyer nor LTIC nor any of their title insurance Subsidiaries has had its license or qualification to conduct title insurance business in any jurisdiction revoked or suspended or been involved in a proceeding to revoke or suspend such license or qualification, nor to the best of Buyer's and LTIC's knowledge has any investigation been conducted, or is pending, in any such jurisdiction with a view to revocation or suspension of any such license, (b) Buyer, LTIC and their Subsidiaries have complied in all material respects with all laws, regulations and orders applicable to their businesses and the present use by Buyer, LTIC and their Subsidiaries of their respective properties, and the business conducted by Buyer, LTIC and their Subsidiaries, does not violate in any material respect any such laws, regulations or orders and (c) Buyer, LTIC and their Subsidiaries have timely filed all reports and returns required by law, rule, regulation or policy of any regulatory authority and all such returns and reports are true and correct in all material respects, and there are no material deficiencies with respect to such filings or submissions. The Buyer Disclosure Letter indicates the two (2) most recent dates of the last completed insurance regulatory examinations and audits, regular or special, as the case may be, as to Buyer, LTIC and their title insurance Subsidiaries for the jurisdictions listed therein, and a copy of the two most recent reports of such examinations has heretofore been delivered to Seller. There is no agreement or understanding between Buyer, LTIC or any title insurance Subsidiary of Buyer or LTIC, on the one hand, and any regulatory authority, on the other hand, concerning the payment of dividends by Buyer, LTIC or such title insurance Subsidiary or the maintenance of any NAIC Insurance Regulatory Information System Ratio or adequacy of reserves. The Buyer Disclosure Letter contains a complete description of all securities of Buyer, LTIC or their Subsidiaries on deposit with each state insurance department as of July 31, 1997.

          Section 4.12. Tax Matters. Except as set forth in the Buyer Disclosure Letter:

                  (a) (i) All Tax Returns required to be filed on or before the Closing Date by, or with respect to Buyer, LTIC or any of their Subsidiaries (the "Buyer Tax Returns") have been or will be timely filed (taking into account permitted extensions) with the appropriate taxing authorities; (ii) the Buyer Tax Returns have accurately reflected and will accurately reflect all material liability for Taxes of Buyer, LTIC and their Subsidiaries required to be shown thereon for the periods covered thereby; (iii) Buyer, LTIC and their Subsidiaries have timely paid, withheld or made provision in the Buyer Financial Statements for all Taxes shown as due and payable on any Buyer Tax Return and have timely paid, withheld, or made provision in the Buyer Financial Statements for all material Taxes, whether or not shown on any Buyer Tax Return; (iv) no Liens for Taxes on the Buyer Assets exist; (v) neither Buyer nor LTIC nor any of their Subsidiaries currently is the beneficiary of any extension of time within which to file any Buyer Tax Return; and (vi) no written claim has ever been made by an authority in a jurisdiction where any of Buyer, LTIC or their Subsidiaries does not file Buyer Tax Returns that any of them is or may be subject to taxation by that jurisdiction.

                  (b) Buyer, LTIC and each of their Subsidiaries is a member of the affiliated group, within the meaning of Section 1504(a) of the Code of which Buyer is the common parent (the "Buyer Affiliated Group"), and such Buyer Affiliated Group files a consolidated federal Income Tax Return. Neither Buyer, LTIC nor any of their Subsidiaries has at any time been a member of an affiliated group filing a consolidated federal Income Tax Return other than the Buyer Affiliated Group. All Income Taxes shown on any Tax Return of the Buyer Affiliated Group have been paid for each taxable period during which any of Buyer, LTIC and their Subsidiaries was a member of the Buyer Affiliated Group.

                  (c) Each of Buyer, LTIC and their Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid on or before August 20, 1997 in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, foreign person, or other third party.

                  (d) There is no dispute or claim concerning any material Tax liability of any of Buyer, LTIC and their Subsidiaries as to which Buyer has knowledge. The Buyer Disclosure Letter lists all Buyer Tax Returns filed on or after January 1, 1994 that have been audited, and indicates all Buyer Tax Returns that currently are the subject of audit. Buyer has delivered or made available to Seller correct and complete copies of all federal Income Tax
Returns and examination reports which pertain to Buyer, LTIC and their Subsidiaries, and statements of deficiencies assessed against or agreed to by any of Buyer, LTIC and their Subsidiaries since December 31, 1993.

                  (e) Neither Buyer nor LTIC nor any of their Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (f) No Power of Attorney has been granted by Buyer, LTIC or any of their Subsidiaries with respect to any tax matter which is currently in force.

                  (g)      Neither Buyer nor LTIC nor any of their  Subsidiaries
(i) has made any payments, (ii) is obligated to make any payments, or (iii) is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G, absent, in each case, the making of any other payments.

                  (h) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect between Buyer, LTIC or any of their Subsidiaries, or any predecessor or affiliate thereof, and any other party under which Buyer, LTIC or any of their Subsidiaries could be liable for any Taxes or other claims of any party.

                  (i) Neither Buyer nor LTIC nor any of their Subsidiaries has applied for, been granted, or agreed in writing to any accounting method change for which it will be required to take into account any adjustment under
Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

                  (j) No indebtedness of Buyer, LTIC or any of their Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          Section 4.13.    Employee Relations and Employee Benefit Plans.

          4.13.1. Employee Relations. Except as set forth in the Buyer Disclosure Letter:

                  (a) Buyer, LTIC and each of their Subsidiaries are in material compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours of employment;

                  (b) no legal claim in respect of application for employment, employment or termination of employment of any person has been asserted or, to the knowledge of Buyer, threatened against Buyer, LTIC or any of their Subsidiaries;

                  (c) Buyer, LTIC and each of their Subsidiaries have not, and are not, engaged in any unfair labor practice;

                  (d) no unfair labor practice complaint against Buyer, LTIC or any of their Subsidiaries is pending before the National Labor Relations Board;

                  (e) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Buyer, threatened against or involving Buyer, LTIC or any of their Subsidiaries;

                  (f) neither Buyer nor LTIC nor any of their Subsidiaries is a party to any collective bargaining agreement and as of August 20, 1997 or the Closing Date, as applicable, no collective bargaining agreement is being negotiated by any of them;

                  (g) none of the employees of Buyer, LTIC or any of their Subsidiaries is represented by a labor union;

                  (h) no petition has been filed or proceedings instituted by any employee or group of employees of Buyer, LTIC or any of their Subsidiaries with any labor relations board seeking recognition of a bargaining representative;

                  (i) to the knowledge of Buyer, there is no organizational effort currently being made or threatened by or on behalf of any labor union to organize any employees of Buyer, LTIC or any of their Subsidiaries;

                  (j) there are no other controversies or disputes pending between Buyer, LTIC or any of their Subsidiaries on the one hand and any of their respective employees on the other hand, except for such other controversies and disputes with individual employees arising in the Ordinary Course of Business that have not had and may not reasonably be expected to have a Material Adverse Effect; and

                  (k) Buyer, LTIC and the Subsidiaries of Buyer and LTIC have taken any and all actions necessary to comply with the Worker Adjustment and Retraining Notification Act, with respect to any event or occurrence since the effective date of such Act.

         4.13.2. Employee Benefit Plans.

                  (a) List of Plans. Set forth in the Buyer Disclosure Letter is an accurate and complete list of all Buyer Plans and Buyer Benefit Arrangements.

                  (b) Status of Plans. Except as set forth in the Buyer Disclosure Letter:

                           (i)      each   Buyer   Plan   and   Buyer    Benefit
Arrangement has, at all times, been maintained and operated in compliance in all material respects with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code;

                           (ii)     no  complete or partial  termination  of any
Buyer Plan or Buyer Benefit Arrangement has occurred or its expected to occur as a result of this Agreement and the consummation of the transactions contemplated hereby;

                           (iii)    neither  Buyer  nor  LTIC  nor any of  their
Subsidiaries has any commitment or understanding to create, modify or terminate any Buyer Plan or Buyer Benefit Arrangement;

                           (iv)     and except as required by applicable  law or
the terms of a current collective bargaining agreement, no condition or circumstance exists that would prevent the subsequent unrestricted amendment or termination of any Buyer Plan or Buyer Benefit Arrangement;

                           (v)      and apart from the transactions contemplated
by this Agreement, no event has occurred and no condition or circumstance has existed that will, or could, result in a material increase in the benefits under, or the expense of maintaining, any Buyer Plan or Buyer Benefit Arrangement from the level of benefits or expense incurred for the most recently concluded fiscal year thereof.

                  (c)      Liabilities.   Except  as  set  forth  in  the  Buyer
Disclosure Letter:

                           (i)      no Buyer Plan subject to Section 412 or 418B
of the Code or Section 302 of ERISA has incurred any material accumulated funding deficiency within the meaning of Section 412 or 418B of the Code or
Section 302 of ERISA, respectively, or has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code;

                           (ii)     and except for timely  payments  of premiums
to the Pension Benefit Guaranty Corporation ("PBGC"), neither Buyer nor LTIC nor any of their Subsidiaries has incurred any liability (including, for this purpose and for the purpose of all of the representations in this Section 4.13, any indirect, contingent, or secondary liability) to the PBGC in connection with any Buyer Plan, including, without limitation, any liability under Section 4069 or 4212(C) of ERISA or any penalty imposed under Section 4071 of ERISA;

                           (iii)    neither  Buyer  nor  LTIC  nor any of  their
Subsidiaries has any liability under Section 4062, 4063 or 4064 of ERISA;

                           (iv)     neither  Buyer  nor  LTIC  nor  any  of  the
Subsidiaries of Buyer or LTIC knows of any facts or circumstances that might give rise to any liability of Buyer, LTIC or any of their Subsidiaries to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any Actions being brought against Buyer by the PBGC;

                           (v)      neither  Buyer  nor  LTIC  nor any of  their
Subsidiaries has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Section 4201 or 4204 of ERISA to any Buyer Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a) (3) of ERISA ("Multiemployer Plan");

                           (vi)     no event has  occurred  and no  condition or
circumstance has existed, that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any such Multiemployer Plan which could result in any liability of Buyer, LTIC or any of their Subsidiaries to any such Multiemployer Plan;

                           (vii)    neither  Buyer  nor  LTIC  nor any of  their
Subsidiaries maintains any Buyer Plan or Buyer Benefit Arrangement which is a "group health plan" (as such term is defined in Section 5000(b) (1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Sections 601, 701 and 702 of ERISA and Sections 4980B(f), 9801 and 9802 of the Code; and, neither Buyer nor LTIC nor any of their Subsidiaries is subject to any liability, including, without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation;

                           (viii)   neither  Buyer  nor  LTIC  nor any of  their
Subsidiaries maintains any Buyer Plan or Buyer Benefit Arrangement (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits and having unfunded liabilities;

                           (ix)     neither  Buyer  nor  LTIC  nor any of  their
Subsidiaries maintains any Buyer Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which any excise tax could be imposed;

                           (x)      no person is entitled  to,  with  respect to
employment with Buyer, LTIC or any of their Subsidiaries, (A) any pension benefit that is unfunded or (B) any pension or other benefit to be paid after termination of employment (other than pursuant to a Buyer Plan that is tax-qualified under Section 401(a) of the Code); and, no other benefits whatsoever are payable to any person after termination of employment;

                           (xi)     neither  Buyer  nor  LTIC  nor any of  their
Subsidiaries  has incurred any liability for any tax or excise tax arising under
Section 4971, 4977, 4978, 4978B, 4979, 4980, 4980B or 4980D of the Code; and, no
event has occurred and no condition or circumstance has existed that could give rise to any such liability;

                           (xii)    no  asset  of  Buyer,  LTIC or any of  their
Subsidiaries  is subject to any lien arising  under  Section  302(f) of ERISA or
Section 412(n) of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such lien;

                           (xiii)   neither  Buyer  nor  LTIC  nor any of  their
Subsidiaries has been required to provide any security under Section 307 of ERISA or Section 401(a) (29) or 412(f) of the Code; and, no event has occurred and no condition or circumstance has existed that could give rise to any such requirement to provide any such security;

                           (xiv)    no Actions are pending,  or to the knowledge
of Buyer, threatened, anticipated, or expected to be asserted against any Buyer Plan or Buyer Benefit Arrangement or the assets of any such Buyer Plan or Buyer Benefit Arrangement (other than routine claims for benefits and appeals of denied routine claims);

                           (xv)     no civil or criminal action brought pursuant
to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against Buyer, LTIC or any of their Subsidiaries or any fiduciary of any Buyer Plan or Buyer Benefit Arrangement, with respect to any Buyer Plan or Buyer Benefit Arrangement; and

                           (xvi)    on or after  January 1, 1994,  no Buyer Plan
or Buyer Benefit Arrangement, or, with respect to any Buyer Plan or Buyer Benefit Arrangement, any fiduciary thereof, is or has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency; or, has entered into a settlement with such agency.

                  (d) Contributions. Except as set forth in the Buyer Disclosure Letter:

                           (i)      full  payment  has been made,  or by Closing
will have been made, of all material amounts which Buyer, LTIC or any of their Subsidiaries is required, under applicable law, under any Buyer Plan or Buyer Benefit Arrangement or under any agreement relating to any Buyer Plan or Buyer Benefit Arrangement to which Buyer, LTIC or any of their Subsidiaries is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Buyer Plan or Buyer Benefit Arrangement ended prior to Closing;

                           (ii)     all contributions to a Buyer Plan or a Buyer
Benefit Arrangement have been deducted, or can be deducted, in the taxable year for which such contributions are made; and, no contribution deduction has been challenged or disallowed;

                           (iii)    Buyer and LTIC have made adequate  provision
for reserves to make Buyer Plan or Buyer Benefit Arrangement contributions that have accrued or will have accrued through Closing, but that have not been made because they are not yet due under the terms of any Buyer Plan or Buyer Benefit Arrangement or related agreements; and

                           (iv)     benefits  under  all  Buyer  Plans and Buyer
Benefit Arrangements are materially as represented in this Agreement and have not been increased subsequent to the date as of which plan documents were provided or made available to Seller.

                  (e) Funded Status. Except as set forth in the Buyer Disclosure Letter, with respect to each Buyer Plan which is covered by Title IV of ERISA and which is a "Single Employer Plan" (as such term is defined in Section 4001(a) (15) of ERISA) ("Single Employer Plan"), as of the date of the most recent actuarial valuation of each such Single Employer Plan, the current value of the accumulated benefit obligations (based on the actuarial assumptions used in such actuarial valuation) do not exceed in any material amount the current fair market value of the assets of each such Single Employer Plan allocable to such accrued benefits; and, to the knowledge of Buyer, nothing has occurred since such date which would materially affect such status.

                  (f) Tax Qualification. Except as set forth in the Buyer Disclosure Letter:

                           (i)      each Buyer  Plan  intended  to be  qualified
under Section 401(a) of the Code has been determined to be so qualified, as to design, by the Internal Revenue Service. Each Buyer Plan intended to be tax-qualified is qualified under Section 401(a) of the Code (and with respect to each Buyer Plan that is a 401(k) plan of LTIC, Section 401(k) of the Code);

                           (ii)     each trust  established  in connection  with
any Buyer Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code continues to be exempt; and

                           (iii)    since   the   date  of  each   most   recent
determination referred to in this paragraph (f), to the knowledge of Buyer, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any Buyer Plan or the exempt status of any such related trust.

                  (g) Transactions. Except as set forth in the Buyer Disclosure Letter:

                           (i)      no  "reportable  event"  (as  such  term  is
defined in Section 4043 of ERISA) for which the notice requirement has not been waived by the PBGC has occurred or is expected to occur with respect to any Buyer Plan; and

                           (ii)     neither  Buyer  nor  LTIC  nor any of  their
Subsidiaries nor, to the knowledge of Buyer, any of their respective directors, officers, employees or other persons who participate in the operation of any Buyer Plan or Buyer Benefit Arrangement or related trust or funding vehicle, has engaged in any transaction with respect to any Buyer Plan or Buyer Benefit Arrangement or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA with respect to any Buyer Plan or any Buyer Benefit Arrangement that would subject any of them to a tax, penalty or liability for prohibited transactions under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Buyer Plan or Buyer Benefit Arrangement, by any party with standing to make such claim, for which Buyer, LTIC or any Subsidiary of Buyer or LTIC would have a liability.

                  (h) Triggering Events. Except as set forth in the Buyer Disclosure Letter:

                           (i)      the  execution  of  this  Agreement  and the
consummation  of the  transactions  contemplated  hereby,  do not  constitute  a triggering event under any Buyer Plan or Buyer Benefit Arrangement, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of Buyer or LTIC or any of their Subsidiaries; and

                           (ii)     no Buyer Plan or Buyer  Benefit  Arrangement
provides for the payment of severance benefits upon the termination of employment of an employee of Buyer, LTIC or any of their Subsidiaries.

                  (i) Documents. Buyer has delivered or made available to Seller or its counsel true and complete copies of all material documents in connection with each Buyer Plan and Buyer Benefit Arrangement, including, without limitation, as applicable: (i) all Buyer Plans and Buyer Benefit Arrangements as in effect on August 20, 1997, together with all amendments thereto, including, in the case of any Buyer Plan or Buyer Benefit Arrangement not set forth in writing, a written description thereof; (ii) all summary plan descriptions, summaries of material modifications and, except with respect to the 401(k) plan of LTIC, material communications, as in effect on August 20, 1997 or the Closing Date, as applicable; (iii) all trust agreements, declarations of trust and, except with respect to the 401(k) plan of LTIC, other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof), as in effect on August 20, 1997 or the Closing Date, as applicable; (iv) the most recent Internal Revenue Service determination letter obtained (i.e., obtained prior to August 20, 1997 or the Closing Date, as applicable) with respect to each Buyer Plan or Buyer Benefit Arrangement intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series (the "Form 5500-series") for each of the last four years for each Buyer Plan or Buyer Benefit Arrangement required to file such form; (vi) the most recently prepared (i.e., prepared prior to August 20, 1997 or the Closing Date, as applicable) actuarial valuation report for each Buyer Plan or Buyer Benefit Arrangement covered by Title IV of ERISA; (vii) the most recently prepared (i.e., prepared prior to August 20, 1997 or the Closing Date, as applicable) financial statements for each Buyer Plan or Buyer Benefit Arrangement; and (viii) all Contractual Obligations relating to each Buyer Plan (other than the 401(k) plan of LTIC) or Buyer Benefit Arrangement, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and record keeping agreements.

          Section 4.14.  Environmental Matters.

                  (a) Except as set forth in the Buyer Disclosure Letter, Buyer, LTIC and each of their Subsidiaries are, and have at all times been, in compliance in all respects with all Environmental Laws. Except as set forth in the Buyer Disclosure Letter, neither Buyer nor LTIC has received written notice of any Action pending against it or any of its Subsidiaries nor, to the knowledge of Buyer, is there any reasonable basis for any Action or is any Action threatened against Buyer, LTIC or any of their Subsidiaries, in each case in respect of (i) noncompliance by Buyer or LTIC or any of their Subsidiaries with any Environmental Laws, or (ii) the presence or release or threatened release into the environment of any Hazardous Substance whether or not generated by Buyer or LTIC or any of their Subsidiaries or located at or about or emanating from or to a site included in the Buyer Real Property or any other facility, location, building or site owned, leased or otherwise used by Buyer, LTIC or any of their Subsidiaries or any predecessor entity of any of them, on or prior to August 20, 1997 or the Closing Date, as applicable.


                  (b) Except as set forth in the Buyer Disclosure Letter and for any other matters that would not result in any material liability to Buyer, LTIC and their Subsidiaries taken as a whole, no event has occurred or condition exists or operating practice is being engaged in that could give rise to any Liability or Losses on the part of Buyer or LTIC or any of their Subsidiaries either at August 20, 1997 or at any future time (including, without limitation, any obligation to conduct any remedial or monitoring work) under any Environmental Laws or otherwise resulting from or relating to the handling, storage, use, transportation or disposal of any Hazardous Substance by or on behalf of Buyer or LTIC or any of their Subsidiaries.

                  (c) Buyer has previously provided to Seller true and correct copies of all written reports in the possession of Buyer, LTIC or any of their Subsidiaries and arising out of environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Buyer Real Property listed in the Buyer Disclosure Letter pursuant to Section
4.5.1 or any real property leased by Buyer, LTIC or any of their Subsidiaries.

          Section 4.15. Accounts Receivable. All accounts receivable of Buyer, LTIC and their Subsidiaries that are reflected in the Buyer Financial Statements represent or will represent valid obligations arising from title policies issued or committed to or title or other services actually performed in the Ordinary Course of Business.

          Section 4.16. Litigation. Except as set forth in the Buyer Disclosure Letter and except for title insurance or reinsurance Actions in the Ordinary Course of Business, and without regard to environmental matters which are covered in Section 4.14 of this Agreement, there is no Action pending or, to the knowledge of Buyer and LTIC, threatened with respect to which Buyer, LTIC or any of their Subsidiaries are or would reasonably be expected to be parties. There is no Action pending or, to the knowledge of Buyer and LTIC, threatened, that seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. No Governmental Order material to the Buyer Business and directed specifically at Buyer, LTIC or any of their Subsidiaries has been issued.

          Section 4.17. Brokers. Except for Wheat, First Securities, Inc. ("Wheat, First"), no broker, finder, investment bank or similar agent is entitled to any brokerage, finder's or other similar fee, Compensation or reimbursement of expenses in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of (or the conduct of) Buyer or its Affiliates. Buyer shall be solely responsible for the payment of the fees and expenses of Wheat, First.

          Section 4.18. Investment Securities. The ownership by Buyer, LTIC and their Subsidiaries of stocks, bonds and other securities complies in all material respects with all applicable insurance and trust laws and regulations. Each of Buyer and LTIC, as the case may be, has good and valid title to all such investment securities shown as their assets in the Buyer Interim Financial Statements (unless disposed of in the Ordinary Course of Business thereafter), free and clear of all material Liens except for restrictions in respect of deposits, statutory premium reserve requirements and statutory pledges with state regulatory authorities disclosed in the Buyer Interim Financial Statements.

          Section 4.19. Buyer SEC Documents. Buyer has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission since January 1, 1994 (the "Buyer SEC Documents"). As of their respective dates, the Buyer SEC Documents complied as to form, in all material respects, with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder applicable to the Buyer SEC Documents, and none of the Buyer SEC Documents, as of their respective filing dates, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 4.20. Rights Agreement. As of August 20, 1997, and prior to the execution of the Original Agreement, Buyer and Wachovia Bank, N.A. executed an Amended and Restated Rights Agreement (the "Amended and Restated Rights
Agreement")   that  excepted  from  the
provisions thereof the transactions contemplated by the Original Agreement and the Voting and Standstill Agreement attached to the Original Agreement as Exhibit C. As of December 11, 1997, and prior to the execution of this Agreement, Buyer and Wachovia Bank, N.A. executed a First Amendment to Amended and Restated Rights Agreement (the Amended and Restated Rights Agreement as so amended, the "Rights Agreement") that also excepted from the provisions of the Amended and Restated Rights Agreement the transactions contemplated by this Agreement and the Voting and Standstill Agreement attached hereto as Exhibit B.

          Section 4.21. Exceptions. The exceptions to the representations and warranties of Buyer and LTIC set forth in this Article IV are not, individually or in the aggregate, material to the assets or business of Buyer, LTIC and their Subsidiaries, taken as a whole. For the purposes of the representation in the immediately preceding sentence, when the word "material" is used as an adjective qualifying a representation or warranty set forth in this Article IV and when a representation or warranty contains an exception if no Material Adverse Effect would result, or be caused or be reasonably expected to occur, or no material adverse effect on the consummation of the transactions contemplated hereunder could be reasonably expected to occur, then all items, matters, occurrences and circumstances which would have been covered by that representation or warranty but for the use of such qualification or exception shall be deemed to be an exception from such representation or warranty.

                                    ARTICLE V

                        Certain Covenants of the Parties

          Section 5.1. Access to Premises and Information of Buyer and LTIC. Prior to the Closing, Buyer and LTIC will permit Seller and its representatives, to have full access to Buyer's and LTIC's premises and documents, books and records and to make copies during normal business hours of such financial and operating data and other information with respect to Buyer and LTIC as Seller, or any of its representatives shall reasonably request in connection with the transactions contemplated hereby and the issuance of the Buyer Common Shares and the Buyer Series B Preferred Shares. In addition, Buyer and LTIC shall cause their management to be available to Seller and its representatives at such times, and from time to time, as Seller may reasonably request in connection with the transactions contemplated hereby and the issuance of the Buyer Common Shares and the Buyer Series B Preferred Shares. Buyer and LTIC will cause to be delivered as soon as is practicable such additional information and copies of documents, books and records relating to Buyer and LTIC as may be reasonably requested by Seller, or any of its representatives, as well as all financial statements (audited and unaudited) that are prepared prior to the Closing Date, including, without limitation, the unaudited financial statements for the quarter ending September 30, 1997. Notwithstanding any other provision of this Agreement, in the event that Seller requests that it or any other Person on its behalf perform soil or groundwater sampling or analysis with respect to any property owned or leased by Buyer, LTIC or any of their Subsidiaries, Buyer may, in its sole discretion, refuse to permit such sampling or analysis on or prior to the Closing Date.

          Section 5.2. Access to Premises and Information of Company. Prior to the Closing, Seller will cause Commonwealth, Transnation and their Subsidiaries to permit Buyer and its prospective lenders listed in the Buyer Disclosure letter (which shall execute appropriate confidentiality agreements), and their respective representatives, to have full access to their premises and documents, books and records and to make copies during normal business hours of such financial and operating data and other information with respect to Commonwealth, Transnation and their Subsidiaries as Buyer, such lenders, or any of their representatives shall reasonably request; provided, however, that Seller shall not be required to provide access to, or copies of, the portions of any documents, books and records or other data that contain information relating solely to entities other than Commonwealth, Transnation and their Subsidiaries. In addition, Seller shall cause the management of Commonwealth, Transnation and the Subsidiaries to be available to Buyer and its prospective lenders at such times, and from time to time, as Buyer and its prospective lenders may reasonably request in connection with the transactions contemplated hereby and their review of the Company Business. Seller will cause to be delivered as soon as is practicable such additional information and copies of documents, books and records relating to Commonwealth, Transnation and their Subsidiaries or the Company Business as may be reasonably requested by Buyer, such lenders, or any of their representatives, all financial statements, audited and unaudited, of Commonwealth, Transnation or their Subsidiaries that are prepared prior to the Closing Date, including, without limitation, the unaudited financial statements for the quarter ending September 30, 1997. Notwithstanding any other provision of this Agreement, in the event that Buyer requests that it or any other Person on its behalf perform soil or groundwater sampling or analysis with respect to any property owned or leased by Commonwealth, Transnation or any of their Subsidiaries, Seller may, in its sole discretion, refuse to permit such sampling or analysis on or prior to the Closing Date.

          Section 5.3. Confidentiality Letter. The provisions of that certain letter agreement between Buyer and Commonwealth and Transnation dated July 2, 1997 (the "Confidentiality Agreement") are hereby confirmed and remain in effect and are acknowledged to be Enforceable with respect to Buyer, LTIC, Seller, Commonwealth and Transnation as fully as if each of them had been an original signatory and to apply to all documents and materials disclosed hereunder or in the due diligence review of any party in connection with the transactions contemplated hereunder; provided, however, that the Confidentiality Agreement is hereby amended so that (i) it shall terminate with respect to the obligations of the Buyer thereunder upon the consummation of the Closing, (ii) it shall not prohibit any retention of records or disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby and (iii) in the event the Closing does not occur and this Agreement is terminated, the term of the standstill provisions of such Confidentiality Agreement shall be extended until the first anniversary of the Original Agreement and the confidentiality provisions of such Confidentiality Agreement shall continue indefinitely.

          Section 5.4. Operation of Company Business Prior to the Closing Date. On or prior to the Closing Date, to the extent permitted by Section 2.2.2(c) and consistent with all applicable Legal Requirements, Seller may cause Commonwealth and Transnation to declare and pay dividends on the Commonwealth Shares and the Transnation Shares, respectively. On and prior to the Closing Date, except as otherwise required or permitted by this Agreement, Seller will cause Commonwealth and Transnation to conduct the Company Business only in the Ordinary Course of Business, and Seller will use its Best Efforts to maintain the value of the Company Business as a going concern and the relationships of Commonwealth and Transnation with customers, suppliers, vendors, employees, agents, referral sources and Governmental Authorities. Seller agrees to cause Commonwealth, Transnation and the Subsidiaries to make capital expenditures only in the Ordinary Course of Business up to the Closing Date and prior to the Closing Date will obtain the prior written consent of Buyer to any capital expenditure equal to or greater than $250,000 or any capital expenditures in the aggregate of more than $1,000,000, whether or not in the Ordinary Course of Business. Without in any way limiting the generality of the foregoing, on and prior to the Closing Date Seller will cause Commonwealth and Transnation to refrain from doing any of the following without the prior written consent of
Buyer:

                  (a) Enter into any transaction with Seller or any of its Affiliates except in the Ordinary Course of Business or with respect to Affiliate Debt as set forth in the Seller Disclosure Letter;

                  (b) Pay or accrue any Compensation other than in the Ordinary Course of Business or increase any Compensation of any officer or employee other than such increases in Compensation for individual employees as may be made in the Ordinary Course of Business;

                  (c) Make any Distribution other than (x) the distributions set forth in the Seller Disclosure Letter pursuant to Section 3.3(b)(iv)(A); (y) distributions of cash or of any receivable constituting Affiliate Debt in connection with the repayment or cancellation of Affiliate Debt; and (z) distributions or contributions in connection with an increase in or the repayment or cancellation (in whole or in part) of Debt or intercompany advances between Commonwealth or Transnation, on the one hand, and any of its respective wholly owned Subsidiaries, on the other hand, or between their wholly owned Subsidiaries;

                  (d) Except as set forth in the Seller Disclosure Letter pursuant to Section 5.4(a), incur any Debt except capitalized leases entered into in the Ordinary Course of Business or intercompany advances between Commonwealth or Transnation and any of its respective Subsidiaries or between wholly owned Subsidiaries of only one of them, or incur any Lien except in the Ordinary Course of Business;

                  (e) Amend the Charter or Bylaws of Commonwealth or Transnation or any of their Subsidiaries;

                  (f) Allow any material permit or license to lapse or terminate (to the extent such lapse or termination is within the reasonable control of Commonwealth, Transnation or their Subsidiaries) or fail to renew any material permit or license in accordance with reasonably prudent business practice;

                  (g)      Fail to operate the  Company  Business  and  maintain
Commonwealth's, Transnation's and their Subsidiaries' books, accounts and records in the Ordinary Course of Business and maintain in good repair Commonwealth's, Transnation's and their Subsidiaries' business premises, fixtures, machinery, furniture and equipment in a manner consistent with past practice;

                  (h) Engage any new employee of Commonwealth, Transnation or any of their Subsidiaries for a salary in excess of $100,000 per annum;

                  (i) Enter into, amend in any material respect, extend, terminate or permit any renewal notice period or option to lapse with respect to any Company Lease, Company Lease-Out or any other Contractual Obligation (other than an agency agreement) that contains either consideration to be given or performed by the Company or any of its Subsidiaries of a value exceeding $250,000 per year or a term exceeding one year (except for the making of capital expenditures consistent with the opening paragraph of this Section 5.4);

                  (j) Except with respect to real property acquired in connection with the relocation services business, purchase, or otherwise acquire, or enter into a lease of any real property (where the purchase price or annual rental is greater than $250,000) except for Company Lease renewals in the Ordinary Course of Business;

                  (k)      Take  any  of  the  actions   specified   in  any  of
subsections (a) through (d) of Section 3.3;

                  (l)      Consent or agree to do any of the foregoing; or

                  (m) Enter into, amend in any material respect, extend, terminate or permit any renewal notice period or option to lapse with respect to any exclusive agency agreement, any agency agreement with a term of two (2) years or more or any agency agreement which guarantees a specified level of national referral business to the agent.

          Section 5.5. Certain Notices. On and prior to the Closing Date, Seller will promptly upon becoming aware thereof give Buyer written notice of any material development affecting the Company Business, or the financial condition of Commonwealth or Transnation and any material breach of or inaccuracy in any representation or warranty of Seller contained in this Agreement; provided, however, that no such disclosure shall be deemed to amend the Seller Disclosure Letter, or prevent or cure any breach of or inaccuracy in, or disclose any exception to, any of the representations and warranties set forth herein. On and prior to the Closing Date, Buyer will promptly, upon becoming aware thereof, give Seller written notice of any material development affecting the Buyer Business, or the financial condition of Buyer or LTIC and any material breach of or inaccuracy in any representation or warranty of Buyer and LTIC contained in this Agreement; provided, however, that no such disclosure shall be deemed to amend the Buyer Disclosure Letter, or prevent or cure any breach of or inaccuracy in, or disclose any exception to, any of the representations and warranties set forth herein.

          Section 5.6. Preparation for Closing. Each party will use its Best Efforts to bring about the timely fulfillment of each of the conditions precedent to the obligations of the other parties hereto set forth in this Agreement. Without limiting the generality of the foregoing, the parties shall take the actions set forth below in this Section 5.6.

          5.6.1. HSR and Insurance Department Filings. Promptly upon execution and delivery of the Original Agreement, each of Seller and Buyer will prepare and file, or cause to be prepared and filed, with the appropriate Governmental Authorities, all filings, notices and requests for approval with state insurance departments and similar state Governmental Authorities required for the consummation of the transactions contemplated hereunder (including without limitation, as required under state market share statutes as contemplated by the Buyer Disclosure Letter and the Seller Disclosure Letter) and a notification with respect to the transactions contemplated hereunder pursuant to the HSR Act. Each of Seller and Buyer will promptly provide, or cause to be provided, all additional information requested which is necessary to comply with notification requirements under state insurance statutes, state market share statutes and the HSR Act and each of Seller and Buyer will cooperate with each other and use their Best Efforts to cause the expiration of all waiting periods under state insurance statutes, state market share statutes and the HSR Act.

          5.6.2. Closing Agreements. Seller will enter into each of the Closing Agreements to which it is intended to be a party, and Seller will cause each of its Subsidiaries and Affiliates which is intended to be a party to any Closing Agreement to enter into each Closing Agreement to which such Person is intended to be a party. Buyer will enter into each of the Closing Agreements to which it is intended to be a party, and Buyer will cause each of its Subsidiaries and Affiliates which is intended to be party to any Closing Agreement to enter into each Closing Agreement to which such Person is intended to be a party.

          Section 5.7.      Tax Matters.

                  (a)      Section  338(h)(10)  Election.  Seller  and Buyer (i)
shall join in making a timely, effective and irrevocable election under Section 338(h)(10) of the Code and any corresponding elections under state, local, or foreign tax law that have substantially the same effect as an election under
Section 338(h)(10) of the Code (collectively, the "Section 338(h)(10) Election") with respect to Commonwealth, Transnation and each of their Subsidiaries and
(ii) shall file such election in accordance with applicable regulations. Seller and Buyer agree to cooperate in all respects for the purpose of effectuating a timely and effective Section 338(h)(10) Election, including without limitation, cooperating with respect to the execution and filing of any forms or returns. Seller also agrees to elect under Section 197(f)(9)(B)(ii) of the Code to (i) recognize gain on the disposition of goodwill, going concern value and any other
Section 197 intangible (as defined in Section 197(d) of the Code) for which depreciation or amortization would not have been allowable but for Section 197, if such asset was held or used by Seller, Commonwealth, Transnation or any of their subsidiaries at any time on or after July 25, 1991 and on or before August 10, 1993, and (ii) pay tax on such gain in accordance with Section 197(f)(9)(B)(ii)(II) of the Code to the extent that such election is necessary to enable Buyer, Commonwealth, Transnation or any of their subsidiaries to claim amortization deductions with respect to such asset under Section 197 of the Code.

                  (b)      Tax Indemnification.

                           (i)      Seller   shall  be  liable   for  and  shall
indemnify and hold Buyer harmless from and against (w) all Taxes with respect to Commonwealth, Transnation and their Subsidiaries for any Pre-Closing Tax Period,
(x) all Taxes with respect to Commonwealth, Transnation and their Subsidiaries attributable to any deferred intercompany gains in excess of deferred intercompany losses that are recognized on or before the Closing Date, (y) any Taxes attributable to the Section 338(h)(10) Election net of any benefit attributable to the Section 338(h)(10) Election realized by Buyer, Commonwealth, Transnation or any of their Subsidiaries with respect to premium taxes and (z) any and all federal Income Taxes of the Seller Affiliated Group imposed on Commonwealth, Transnation or any of their Subsidiaries on or after the Closing Date pursuant to Section 1.1502-6 of the Treasury Regulations, in each case incurred or suffered by Buyer, any of its Affiliates or, effective upon the Closing, Commonwealth, Transnation or any of their Subsidiaries ((w), (x), (y) and (z) being referred to as a "Tax Loss"); provided, however, that Seller shall not be liable for and shall not be required to indemnify and hold Buyer harmless from and against any Taxes attributable to any extraordinary transaction (i.e. any transaction not in the Ordinary Course of Business) occurring on the Closing Date after the Closing and such amounts shall not be treated as Taxes for purposes of (w), (x), (y) and (z) above, and Seller shall only be liable for and shall only be required to indemnify and hold Buyer harmless from and against the Taxes set forth in (w), (x), (y) and (z) above to the extent, if any, that the cumulative amount of such Taxes exceeds the sum of (1) the amount accrued for Taxes, other than federal Income Taxes, in the Third Quarter Financials for returns timely filed (including extensions) after the Closing Date, (2) amounts accrued for Taxes, other than federal Income Taxes, for a Post-Third Quarter Tax Period by Commonwealth, Transnation or any of their Subsidiaries that are attributable to the operation of the Company Business prior to or on the Closing Date determined and accrued in a manner consistent with prior practices without any change in an election or an accounting method (a "Post-Third Quarter Tax Liability") and (3) the amount payable by Commonwealth, Transnation, or any of their Subsidiaries under the tax sharing agreement between Seller and its non-life insurance companies dated April 1, 1992 (the "Seller Tax Sharing Agreement") with respect to a consolidated federal Income Tax Return of the Seller Affiliated Group for any Pre-Closing Tax Periods beginning on or after January 1, 1997 attributable to the operation of the Company Business and determined in a manner consistent with prior practices without any change in an election or accounting method, (the amounts in (1), (2) and (3) collectively the "Excepted Amounts"); provided further, however, that, notwithstanding the foregoing proviso, Seller shall have an obligation to indemnify Buyer under this section  5.7(b) in respect of any Tax Loss with  respect to Taxes  described  in
(w), other than federal Income Taxes, that relate to Tax Returns timely filed (including extensions) after the Closing Date, to the extent (and only to the extent) that the aggregate cumulative total of all such Tax Losses exceeds the sum of (i) the Excepted Amounts provided in (1) and (2) above and (ii) $25,000 (the "Tax Basket"), whereupon Buyer shall be entitled to indemnification by Seller for such excess (and only such excess). Buyer shall be liable for and shall pay (and shall promptly indemnify and hold Seller harmless from and against) all Taxes of or attributable to Commonwealth, Transnation or their Subsidiaries that are not indemnifiable or payable by Seller pursuant to the previous sentence. The term "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) the Closing Date. The term "Post-Closing Tax Period" shall mean all taxable periods that begin after the Closing Date and the portion beginning after the Closing Date of any taxable period that includes (but does not end on) the Closing Date. The term "Post-Third Quarter Tax Period" shall mean any tax period that begins on or after October 1, 1997 and the portion of any tax period beginning on October 1, 1997 of any tax period that includes (but does not end on) September 30, 1997.

                           (ii)     Prior  to the  Closing  Date,  Commonwealth,
Transnation and their Subsidiaries shall make a payment to Seller equal to the amount of any accruals for Taxes with respect to periods ending on or prior to December 31, 1996, excluding deferred taxes determined in accordance with GAAP, provided in the Company Interim Balance Sheet. Such amounts are set forth in the Seller Disclosure Letter.

                           (iii)    For purposes of this Section 5.7(b),  in the
case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such Tax period ending on the Closing Date shall
(x) in the case of any Taxes other than Taxes based upon or related to income, sales, gross receipts, premiums, wages, capital expenditures or expenses, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income, sales, gross receipts, premiums, wages, capital expenditures or expenses, be deemed to be equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. In the case of Income Taxes described in the preceding sentence, if either Buyer or Seller is adversely affected as a consequence of an increase in liability or a reduction of refund or other tax attribute that would have been available to it if the relevant tax period had ended on the Closing Date, and the other party is benefited from such circumstance, the party benefited shall reimburse the party adversely affected to the extent of the lesser of (1) the benefit realized or (2) the detriment incurred.

                           (iv)     Subject to clause (vi) below, any payment by
Seller pursuant to this Section 5.7(b) shall be made (x) if reflected on a Tax Return, prepared by, or at the direction of, Buyer pursuant to Section 5.7(f)(ii), contemporaneously with the filing of such Return and (y) in all other cases, not later than 30 days after receipt by Seller of written notice from Buyer stating (1) that a Tax Loss has been paid by Buyer, any of its Affiliates or, effective upon the Closing, Commonwealth, Transnation or any of their Subsidiaries, (2) the amount by which such Tax

Loss exceeds the applicable amount set forth in the provisos in the first sentence of Section 5.7(b)(i) and (3) the amount of the indemnity payment requested.

                           (v)      Any payment  made  pursuant to this  Section
5.7(b) shall be increased by any Tax detriment arising from receipt of the indemnity payment and shall be reduced by any Tax benefit realized by the recipient thereof resulting from payment of the Taxes with respect to which the indemnity payment is made. If any adjustment, event or other circumstance giving rise to a payment pursuant to this Section 5.7(b) also gives rise to a Tax benefit to the recipient thereof, the party deriving the Tax benefit shall pay to the party making the payment the lesser of the amount of such Tax benefit or the payment. Any payment made pursuant to the previous sentence with respect to a Tax benefit shall be made at the time the Tax benefit is realized.

                           (vi)     If any claim or demand  for Taxes in respect
of which indemnity may be sought pursuant to this Section 5.7(b) is asserted in writing against Buyer, any of its Affiliates or, effective upon the Closing, Commonwealth, Transnation or any of their Subsidiaries, Buyer shall promptly notify Seller of such claim or demand within sufficient time that would allow Seller to timely respond to such claim or demand, and shall give Seller such information with respect thereto as Seller may reasonably request. Seller may discharge, at any time, its indemnification obligation under this Section 5.7(b) by paying to Buyer the amount of the applicable Tax Loss in excess of the applicable amount set forth in the provisos in the first sentence of Section 5.7(b)(i), calculated on the date of such payment. Seller may, at its own expense, participate in and, upon notice to Buyer, assume the defense of any such claim, suit, action, litigation or proceeding (including any Tax audit). If Seller assumes such defense and if the relevant claim, suit, action, litigation or proceeding relates to a taxable period that includes (but does not end on) the Closing Date, Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Seller. Whether or not Seller chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Seller shall not be liable under this Section 5.7(b), for
(x) any Tax claimed or demanded by any taxing authority, the payment of which was made without Seller's prior written consent unless Seller refused to participate in the proceedings and assume the defense or (y) any settlements effected without the consent of Seller, or resulting from any claim, suit, action, litigation or proceeding in which Seller was not permitted an opportunity to participate. Notwithstanding anything to the contrary herein, Seller shall, at its option, have sole control of any audit, examination, investigation, proceeding or suit with respect to liability for any Tax for which Seller may have sole liability hereunder.

                  (c) Tax Sharing Agreements. Except for this Agreement and as provided in the following sentence, all Tax sharing agreements or similar agreements with respect to or involving Commonwealth, Transnation and their Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, Commonwealth, Transnation and their Subsidiaries shall not be bound thereby or have any liability thereunder. The Seller Tax Sharing Agreement shall not be terminated as regards the liability of Commonwealth, Transnation or their Subsidiaries to Seller, and vice versa, and Seller, Commonwealth, Transnation and their Subsidiaries shall continue to be bound by and be subject to liability under such agreement as regards the amount payable by or to Commonwealth, Transnation and their Subsidiaries under such agreement with respect to any consolidated federal Income Tax Returns of the Seller Affiliated Group for any Pre-Closing Tax Periods beginning on or after January 1, 1997, including amounts owed by Commonwealth, Transnation or any of their Subsidiaries to Seller at the time when Seller is required to make any estimated Tax payments, to the extent that the amounts payable are attributable to the operation of the Company Business and determined in a manner consistent with prior practices without any change in an election or accounting method. Notwithstanding anything to the contrary in this Agreement, no payment made by Commonwealth, Transnation, or any of their Subsidiaries with respect to any liability under the Seller Tax Sharing Agreement contemplated by the foregoing sentence or any amount paid by Buyer, Commonwealth, Transnation or any of their Subsidiaries as contemplated by Section 5.7(b)(ii) hereof shall be treated as a Tax Loss nor shall any such payment otherwise give rise to any indemnification hereunder and nothing in this Agreement shall be construed as preventing Seller from extracting such payments from Commonwealth, Transnation or any of their Subsidiaries.

                  (d)      CMAC  Tax  Sharing   Agreement   and  IVT   Indemnity
Agreement.

                           (i)      Buyer agrees that Commonwealth,  Transnation
and their Subsidiaries may enter into an agreement with Seller on or prior to the Closing Date that (a) effective on the Closing Date, assigns to Seller all rights, claims and benefits to which they would otherwise be entitled under the letter agreement dated October 28, 1992, between CMAC Investment Corporation, Commonwealth Mortgage Assurance Company and its Subsidiaries, Commonwealth Mortgage Assurance Company of Arizona and Commonwealth Mortgage Assurance Company Service Company (collectively, "CMAC"), Commonwealth, Seller, and Seller's Parent (the "CMAC Agreement") and (b) provides that they will comply with the provisions of the following sentence. To the extent that Buyer, Commonwealth, Transnation or any of their Subsidiaries receive, directly or indirectly, any amount from CMAC pursuant to the CMAC Agreement, Buyer agrees that the party receiving such amount shall within three (3) Business Days remit such amount to Seller.

                           (ii)     Buyer agrees that,  after the Closing  Date,
with respect to the letter agreement dated April 1992 between Ensign Trust, PLC, IVT Group, Inc., Commonwealth and Industrial Valley Title Insurance Company
("IVT") (the "IVT Agreement"), it will cause Commonwealth and IVT (i) to seek indemnification under the IVT Agreement for any amounts due thereunder and (ii) to take all commercially reasonable steps, including legal actions and remedies under the IVT Agreement, prior to making any claim against Seller under this
Section 5.7. Any indemnification obligation of Seller under this Section 5.7(d)(ii) shall be limited to the excess of the amount paid by Commonwealth or IVT for the Shares Tax Liability (as defined in the IVT Agreement) over the indemnification amount received under the IVT Agreement following the events described in (i) and (ii) of the previous sentence. Buyer agrees that Commonwealth and IVT shall be permitted to enter into an agreement with Seller on or prior to the Closing Date that, independent of the obligations of Buyer under this paragraph, they will comply with clauses (i) and (ii) in the first sentence of this Section 5.7(d)(ii).

                  (e) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees incurred in connection with this Agreement ("Transfer Taxes") shall be borne equally by Seller and Buyer.

                  (f)      Return Filings, Payments, Refunds and Credits.

                           (i)      Subject to Seller's right of indemnification
under Section 5.7(b), Seller shall include the income of Commonwealth, Transnation and their Subsidiaries for the Pre-Closing Tax Period in Seller's federal consolidated Income Tax Return and any state consolidated, combined or unitary Income Tax Returns that are required and that include (i) Commonwealth, Transnation or any of their Subsidiaries and (ii) any other member of the Seller Affiliated Group other than Commonwealth, Transnation, or any of their Subsidiaries (the

"Consolidated Returns"), and shall file and be responsible for remitting all Taxes reflected on such Consolidated Returns. Buyer shall cause Commonwealth, Transnation and their Subsidiaries to provide to Seller on a timely basis their pro forma Income Tax Returns for the Pre-Closing Tax Period to be included in Seller's Consolidated Returns. Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns with respect to Commonwealth, Transnation or any of their Subsidiaries, other than Seller's Consolidated Returns, due on or before the Closing Date (taking into account extensions) and shall be responsible for remitting or causing to be remitted all Taxes reflected on such Tax Returns. Copies of all such Tax Returns (or the relevant portion thereof relating to Commonwealth, Transnation and their Subsidiaries) shall be furnished to Buyer.

                           (ii)     Buyer shall  prepare or cause to be prepared
and file or cause to be filed on a timely basis (with the assistance of Seller to the extent provided in any separate agreement for continuing services) all Tax Returns, other than the Consolidated Returns referred to in Section 5.7(f)(i), with respect to Commonwealth, Transnation and their Subsidiaries due after the Closing Date (taking into account extensions) and shall be responsible for remitting all Taxes reflected on such Tax Returns. Pursuant to Section 5.7(b)(i), Seller shall be liable for and shall indemnify Buyer from and against Taxes paid by Buyer, Commonwealth, Transnation or any of their Subsidiaries with such Tax Returns filed by Buyer, Commonwealth, Transnation or any of their Subsidiaries or otherwise paid by Buyer, Commonwealth, Transnation or any of their Subsidiaries with respect to Pre-Closing Tax Periods of Commonwealth, Transnation and their Subsidiaries, only if and to the extent that such amounts exceed the applicable amounts set forth in the provisos in the first sentence of
Section 5.7(b)(i). If requested by Seller, Buyer shall furnish to Seller copies of all such Tax Returns prepared and filed by Buyer (or the relevant portion thereof relating to Commonwealth, Transnation and their Subsidiaries) that include a Pre-Closing Tax Period.

                           (iii)    Seller and Buyer shall reasonably cooperate,
and shall cause their respective Affiliates, agents, auditors, representatives, officers and employees to reasonably cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Seller agree to retain or cause to be retained all books and records pertinent to Commonwealth, Transnation and their Subsidiaries until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any taxing authority. Commonwealth, Transnation and their Subsidiaries agree to give Seller reasonable notice prior to transferring, discarding or destroying any such books relating to Tax matters and, if Seller so requests, Commonwealth, Transnation or any of their Subsidiaries shall allow Seller to take possession of such books and records. Buyer and Seller shall cooperate with each other in the conduct of any audit or other proceedings involving Commonwealth, Transnation or any of their Subsidiaries for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection.

                  (iv) Any Tax Return prepared by Seller pursuant to Section 5.7(f)(i) for which the Seller intends to seek reimbursement from Buyer or, effective after Closing, Commonwealth, Transnation or any of their Subsidiaries, for any portion of the Taxes reflected on such Return or any Tax Return prepared by, or at the direction of, Buyer pursuant to Section 5.7(f)(ii) for which Buyer intends to seek indemnification from Seller for any portion of the Taxes reflected on such Tax Return shall be prepared in a manner consistent with past practice and without a change of any election or any accounting method and shall be submitted to Seller or Buyer, as the case may be, in sufficient time to permit a reasonable review prior to the due date (including extensions) of such Tax Return. Buyer or Seller, as the case may be, shall have the right to review all work papers and procedures used to prepare any such Tax Return. If Buyer or Seller, as the case may be, within twenty (20) Business Days after delivery of any such Tax Return, notifies the other party in writing that it objects to any items in such Tax Return, the parties shall proceed in good faith to resolve the disputed items and, if they are unable to do so within ten (10) Business Days, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Tax Return) with respect to (i) items for which Seller or Buyer is solely liable by reference to such party's treatment and (ii) all other items by the Alternative Accountants. Upon resolution of all disputed items, the relevant Tax Return shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment. The costs, fees and expense of such Alternative Accountants shall be borne equally by Buyer and Seller.

                           (v)      Except in the case of  refunds  attributable
to carrybacks from Post-Closing Tax Periods, any refunds with respect to Income Tax Returns paid to Buyer or Commonwealth, Transnation or any of their
Subsidiaries for any period ending on or before the Closing Date other than refunds reflected on the Third Quarter Financials and refunds of Post-Third Quarter Tax Liabilities shall be paid to Seller by Buyer within three (3) Business Days after receipt in cash or as a credit to Buyer's or its Affiliates' Tax liability. Notwithstanding the preceding sentence, none of Buyer, Commonwealth, Transnation or any of their Subsidiaries shall carryback any item of loss, deduction or credit to a Pre-Closing federal consolidated Income Tax Return of the Seller Affiliated Group.

                  (g)      Allocation of  Consideration.  In connection with the
Section 338(h)(10) Election, Buyer and Seller shall cooperate as provided herein in determining the modified aggregate deemed sales price ("MADSP") (as such term is defined in Treasury Regulations Section 1.338(h)(10)-1) of the assets and the allocation of the MADSP on a company by company basis for purposes of Section 338(a)(1) of the Code in accordance with all applicable Treasury Regulations promulgated under Section 338 of the Code. Buyer initially shall determine such MADSP and allocation of the MADSP on a company by company basis and shall notify Seller in writing of the price and allocation so determined ("Buyer's Deemed Sales Price Notice") within 120 days after the Closing Date. Seller shall be deemed to have accepted such determination unless, within thirty (30) days after receipt of Buyer's Deemed Sales Price Notice, Seller notifies Buyer in writing of (i) the amount that Seller proposes as the MADSP (if it differs from that proposed by Buyer), (ii) the allocation of the MADSP proposed by Seller and
(iii) the reasons for Seller's allocations. If Seller provides such notice to Buyer, the parties shall proceed in good faith to determine mutually the matters in dispute and, if they are unable to do so within thirty (30) days, the matter shall be referred to the Alternative Accountants, if the disagreement relates to the determination of the MADSP, or an appraisal firm chosen by and mutually acceptable to both Buyer and Seller (the "Appraiser"), if the disagreement relates to the allocation of the MADSP, who shall within ninety (90) days decide the matter. The decision of the Alternative Accountants or Appraiser shall be final and binding on both parties. The Alternative Accountants or Appraiser's fees shall be shared equally by Buyer and Seller. Neither Buyer nor Seller shall take, nor shall they permit any affiliated corporation (including, without limitation, Commonwealth, Transnation and their Subsidiaries) to take, any position for Tax purposes relating to the Section 338(h)(10) Election that is inconsistent with the MADSP and allocation thereof as finally determined hereunder unless such position would be inconsistent with a final non-appealable (except to the United States Supreme Court) judgment which has been rendered in any judicial proceeding governing such position; provided, however, that the


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

deemed purchase price of the assets shall differ from the MADSP to the extent necessary to reflect the inclusion in the total deemed purchase price of items (for example, Buyer's capitalized acquisition costs in addition to the consideration paid hereunder) not included in the MADSP.

          Section 5.8.      Expenses of Transaction; Accounts.

          5.8.1. Transaction Costs of Seller. Except to the extent specifically otherwise provided herein, Seller shall pay all financial advisory, legal, accounting and other fees and expenses incurred by Seller or any of its Affiliates (other than Commonwealth, Transnation and their Subsidiaries) in connection with the transactions contemplated by this Agreement, and Commonwealth and Transnation shall pay, and on the Closing Date Seller shall provide Buyer with an itemized list of, all such fees and expenses which Commonwealth, Transnation and their Subsidiaries incur in connection with the transactions contemplated by this Agreement.

          5.8.2. Transaction Costs of Buyer and LTIC. Except to the extent specifically otherwise provided herein, Buyer shall bear all financial advisory, legal, accounting and other fees and expenses incurred by Buyer, LTIC or any of their Affiliates in connection with the transactions contemplated by this Agreement and all such fees and expenses incurred by Commonwealth, Transnation or their Subsidiaries from and after the Closing Date.

          5.8.3. Accounts. Subject to the provisions of Section 5.12, after the Closing Date, all monies and bank or other depository accounts arising out of, relating to or established for the Company Business, Commonwealth, Transnation or any of their Subsidiaries shall be held by, and accessible only to, Commonwealth, Transnation or such Subsidiary.

         Section 5.9.      Books and Records; Personnel.

                  (a) Seller acknowledges and agrees that from and after the Closing Date, Commonwealth and Transnation will be entitled to own and possess, subject to the next succeeding sentence, all documents, books, records, agreements and financial data of any sort relating to Commonwealth or Transnation, as the case may be, its Subsidiaries or the Company Business. Seller agrees to deliver and cause its Affiliates to deliver, prior to the Closing, all such books and records in their possession to Commonwealth or Transnation, as appropriate, or, to the extent such books and records are not readily separable from the books and records of Seller or any of its Affiliates relating to their businesses other than the Company Business, true and complete copies of such books and records.

                  (b)      From and after the Closing Date:

                           (i)      Buyer  shall,  and shall cause  Commonwealth
and Transnation to, allow Seller and its agents reasonable access to all books and records (other than books and records which are subject to the attorney/client privilege or which constitute an attorney's work product) of Commonwealth or Transnation or relating to the Company Business arising from or relating to periods prior to the Closing Date and, to the extent reasonably necessary for purposes of determining whether any matter is properly subject to indemnification under Section 9.1 of this Agreement, arising from or relating to periods after the Closing Date (the "Books and Records") during normal working hours at Buyer's principal place of business or at any location where the Books and Records are stored, and Seller shall have the right, at its own expense, to have copies made of any Books and Records; provided, however, that any such access or copying shall be had or done (A) in such a manner so as not to interfere with the normal conduct of Buyer's business or the business of Commonwealth or Transnation and (B) for a legitimate business


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

purpose (such as tax preparation) that does not involve direct or indirect competition with the Company Business; and

                           (ii)     Seller shall reimburse Buyer,  Commonwealth,
Transnation and their Subsidiaries for the reasonable out-of-pocket expenses incurred by any of them in performing the covenants contained in this Section
5.9. The parties agree that the confidentiality provisions of the Confidentiality Agreement shall apply to the information disclosed pursuant to this Section 5.9.

          Section 5.10.  Use of Certain Names and Marks.    Seller acknowledges
and confirms that: (i) from and after the Closing, neither Seller nor any of its Affiliates has or shall have any rights in the Company Marks, and (ii) neither Seller nor any of its Affiliates will contest the ownership or validity of any rights of Buyer or Commonwealth or Transnation in or to any of the Company Marks, or registrations (or applications for registration) thereof. Promptly following the Closing, Seller will deliver to Commonwealth or Transnation or, upon the written notice of Buyer to Seller, destroy all letterhead, invoices and other documents, if any, bearing any of the Company Marks and related symbols. Neither Seller nor any of its Affiliates shall have any right, after the Closing, to use or exploit any of the Company Marks.

          Section 5.11. Further Assurances. Each party, upon the request from time to time of any other party hereto after the Closing, and without further consideration, will do each and every act and thing as may be necessary or reasonably requested to consummate the transactions contemplated hereby in an orderly fashion. Without limiting the foregoing, Buyer agrees to cause Commonwealth, Transnation and their Subsidiaries to make available certain employees, to provide such services (e.g., accounting or tax analysis) information, calculations, etc., that are reasonably requested by Seller in connection with the promissory note dated March 30, 1990 payable by Seller to Transamerica Corporation.

          Section 5.12 Reimbursement by the Parties. To the extent that Seller, on the one hand, or Commonwealth or Transnation or Buyer, on the other hand, receives any payment after the Closing which belongs to the other party, it shall promptly pay over such payment to the other party.

          Section  5.13. Financial Statement Deliveries.

          5.13.1. Financial Statements of Seller. Seller has delivered to Buyer the Third Quarter Financials. As soon as is reasonably practicable following August 20, 1997 and in any event not later than five (5) Business Days after their preparation in final form, Seller shall cause to be delivered to Buyer, at the cost and expense of Seller, such additional audited or unaudited financial statements of Commonwealth, Transnation and their Subsidiaries as are prepared prior to the Closing Date and, after the Closing Date, as Buyer shall request for the purpose of permitting Buyer to make required filings pursuant to the Exchange Act, all of which shall be prepared in accordance with GAAP.

          Seller shall cause all financial statements (including the notes thereto) referred to in this Section 5.13.1 to be prepared in accordance with GAAP consistently applied throughout the periods specified therein, and to present fairly, in all material respects, the combined financial position and results of operations of Commonwealth, Transnation and their Subsidiaries for the periods specified therein, subject in the case of financial statements for interim periods to an absence of footnotes and to normal audit adjustments which will not in the aggregate be material.

          5.13.2. Financial Statements of Buyer. Buyer has delivered to Seller the unaudited consolidated balance sheets of Buyer as of September 30, 1997 and the related statements of earnings, stockholders' equity and cash flows for the quarter and the nine (9) months then ended. As soon as is reasonably practicable following August 20, 1997 and in any event not later than five (5) Business Days after their preparation in final form, Buyer shall cause to be delivered to Seller, at the cost and expense of Buyer, such additional audited or unaudited financial statements of Buyer as are prepared prior to the Closing Date.

          Buyer shall cause all financial statements (including the notes thereto) referred to in this Section 5.13.2 to be prepared in accordance with GAAP consistently applied throughout the periods specified therein, and to present fairly in all material respects, the consolidated financial position and results of operations of the Buyer for the periods specified therein, subject in the case of financial statements for interim periods to an absence of footnotes and to normal year-end audit adjustments which will not in the aggregate be material.

          Section 5.14. Insurance Policies. Seller at its expense will cause insurance coverage maintained by Seller or any of its Affiliates (other than Commonwealth, Transnation or their Subsidiaries) relating to Commonwealth or Transnation or the Company Business to remain in effect, to the extent available at commercially reasonable rates in the case of renewals, for one (1) year following the Closing for claims which may be made following the Closing in respect of events occurring prior to the Closing ("Post-Closing Claims"), and will not take or fail to take any action that would impair the ability of Commonwealth, Transnation and their Subsidiaries to make claims thereunder or to obtain the benefits afforded them thereby in accordance with the terms of the insurance coverage maintained by Seller or any of its Affiliates (other than Commonwealth, Transnation or their Subsidiaries) relating to Commonwealth or Transnation or the Company Business as in effect on August 20, 1997.

          Section 5.15. No Solicitation for Employment. Except for the persons listed in the Seller Disclosure Letter who will be employed by Seller or an Affiliate of Seller following Closing, for a period beginning on August 20, 1997 and ending on the second anniversary of the Closing Date, neither Seller nor any of its Affiliates shall solicit to employ or employ (except as a result of a response to a general solicitation in a newspaper or magazine with a national or regional circulation) any individual who is an employee (other than a secretarial or clerical employee) of Commonwealth, Transnation or any of their Subsidiaries on August 20, 1997, or at any time following August 20, 1997, unless at least six (6) months shall have elapsed following the Closing and following the cessation of such individual's employment with Buyer, LTIC, Commonwealth, Transnation or any of their Affiliates.

          Section 5.16. No Solicitation of Proposals or Offers. The parties hereto shall not, after August 20, 1997 and before the Closing Date, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any Person relating to any acquisition or purchase of all or (other than in the Ordinary Course of Business) a substantial portion of the assets of, or any equity interest in, Buyer, on the one hand, or Commonwealth and/or Transnation, on the other hand, or any business combination involving any of them or, except to the extent required by fiduciary obligations under Legal Requirements as advised by counsel, participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The parties shall, to the extent permitted by the terms of each such party's confidentiality agreements with other Persons existing on August 20, 1997, promptly advise one another if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made, shall promptly inform one another of all the terms and conditions thereof, and shall furnish to one another copies of any such written proposal or offer and the contents of any communications in response thereto. Neither party shall waive any provisions of any "standstill" agreements between such party and any other Person, except to the extent that such waiver is, as advised by counsel, required by fiduciary obligations under Legal Requirements.

          Section 5.17. Noncompetition Covenant. Seller's Parent and Seller agree that, for the period from the Closing Date until the later of the third anniversary of the Closing Date or the date upon which Seller and its Affiliates no longer hold any Buyer Common Shares, Buyer Series B Preferred Shares or shares of Buyer Common Stock received upon conversion of the Buyer Series B Preferred Shares, without the prior written consent of Buyer, Seller's Parent, Seller and their Affiliates shall not, directly or indirectly through a corporation, partnership, limited liability company, consulting arrangement or any other form of business entity, in any capacity, in any state or territory of the United States, engage in the business of title insurance as regulated by the states and territories of the United States or in any of the other lines of business which were currently engaged in by Commonwealth or Transnation or their Subsidiaries on August 20, 1997. Seller's Parent and Seller understand and agree that the covenants in this Section 5.17 prohibit each of them and any of their Affiliates from owning (other than ownership of less than five percent (5%) of the outstanding capital stock of a publicly traded company), directly or indirectly, any Person (i) whose revenues from the business of providing title insurance regulated by the states and territories of the United States or any other business which was currently engaged in by Commonwealth or Transnation on August 20, 1997 exceeds twenty percent (20%) of such Person's total consolidated revenues for the most recent fiscal year, or (ii) which is one of the top seven
(7) title insurance providers, as measured by gross title revenues, and from permitting any officer, director or executive-level employee of Seller's Parent, Seller and their Affiliates from serving as an officer, director, employee or consultant of any such Person (other than Buyer and its Affiliates). Seller's Parent, Seller and their Affiliates, from and after the Closing Date, will take no action and make no statement to discourage the continuation of any of the business relationships of Commonwealth or Transnation or any of their Subsidiaries existing on August 20, 1997. Seller's Parent and Seller acknowledge that Buyer and its Affiliates will be irrevocably damaged if all of the provisions of this Section 5.17 are not specifically enforced. Accordingly, Seller's Parent and Seller each agree that, in addition to any other relief to which Buyer and its Affiliates may be entitled, Buyer and its Affiliates will be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purpose of restraining Seller's Parent and Seller from any actual or threatened breach of this Section 5.17; provided that this sentence shall not be construed as an assurance, guaranty or commitment by Seller's Parent or Parent that such injunctive relief will be granted by such court. Seller's Parent and Seller agree that all of the covenants contained in this
Section 5.17 are reasonably necessary to protect the legitimate interests of Buyer, are reasonable with respect to time and territory and do not interfere with the interests of the public and that the descriptions of the covenants contained in this Section 5.17 are sufficiently accurate and definite to inform each of them of the scope of the covenants. Seller's Parent and Seller agree that the consideration to be received by Seller hereunder, upon receipt of such consideration at the Closing, will be full, fair and adequate to support the obligations of Seller's Parent and Seller hereunder.

          Section 5.18.     Sale of Buyer Common Stock.

                  (a) Buyer must, on or before the Closing Date, offer and sell at least 1,750,000 shares of Buyer Common Stock on a public or private basis to a Person or Persons other than Seller's Parent or its Affiliates as follows:

                           (i)      If such  offer  and sale  occurs in a public
offering, (A) the underwriting discounts and commissions on 1,750,000 shares of Buyer Common Stock to be sold in such offering shall be deducted from amounts payable to Seller hereunder, (B) Buyer shall pay the underwriting discounts and commissions in the event of an exercise of all or any portion of any overallotment option (not to exceed 15% of such 1,750,000 shares) and (C) the fees and expenses associated with the offering of 1,750,000 shares of Buyer Common Stock and such overallotment option shall be deducted from amounts payable to Seller hereunder. Buyer will deliver to Seller the net proceeds from the sale of 1,750,000 shares of Buyer Common Stock on such terms and in such manner as set forth in Section 2.2.1(b). Buyer will retain the net proceeds (after payment by Buyer of underwriting discounts and commissions) from the sale of any Additional Shares (as defined in Section 5.18(b) below) or from the exercise of all or any portion of any overallotment option (not to exceed 15% of the sum of 1,750,000 shares of Buyer Common Stock and any Additional Shares), such proceeds to be used to pay expenses incurred by Buyer in connection with the transactions contemplated by this Agreement and/or to reduce borrowings incurred under Buyer's bank financing to enable Buyer to pay the Cash Purchase Price. If the size of the public offering by Buyer pursuant to this Section 5.18(a)(i) exceeds 1,750,000 shares of Buyer Common Stock plus any overallotment option (not to exceed 15% of 1,750,000 shares of Buyer Common Stock), Buyer will pay a pro rata portion of the fees and expenses of the offering based upon the percentage that the Additional Shares represent in relation to the entire offering of 1,750,000 shares of Buyer Common Stock, any overallotment option (not to exceed 15% of the sum of 1,750,000 shares of Buyer Common Stock and any Additional Shares) and any Additional Shares; or

                           (ii)     If such  offer and sale  occurs in a private
offering, the placement agent commissions and the fees and expenses associated with such offering of 1,750,000 shares of Buyer Common Stock shall be deducted from amounts payable to Seller hereunder. Buyer will deliver to Seller the net proceeds from the sale of 1,750,000 shares of Buyer Common Stock on such terms and in such manner as set forth in Section 2.2.1(b). Buyer will retain the net proceeds (after payment by Buyer of placement agent commissions) from the sale of any Additional Shares (as defined in Section 5.18(b) below) to be used to pay expenses incurred by Buyer in connection with the transactions contemplated by this Agreement and/or to reduce borrowings incurred under Buyer's bank financing to enable Buyer to pay the Cash Purchase Price. If the size of the private offering by Buyer pursuant to this Section 5.18(a)(ii) exceeds 1,750,000 shares of Buyer Common Stock, Buyer will pay a pro rata portion of the fees and expenses of the offering based upon the percentage that the Additional Shares represent in relation to the entire offering of 1,750,000 shares of Buyer Common Stock and any Additional Shares.

                  (b) With Seller's consent (which shall not be unreasonably withheld), Buyer may include in an offering under this Section 5.18, whether prior to or on the Closing Date, such number of additional shares of Buyer Common Stock (the "Additional Shares") that (i) if a public offering, as of the date of filing the registration statement (or pre-effective amendment thereto if the Additional Shares are included in the offering following the initial filing of the registration statement) with the Securities and Exchange Commission, have a proposed maximum aggregate offering price of not more than $25,000,000, exclusive of any overallotment option, or (ii) if a private offering, have a maximum aggregate offering price of not more than $25,000,000.

                  (c) In connection with any public or private offering by Buyer of at least 1,750,000 shares of Buyer Common Stock in accordance with this
Section 5.18, Buyer agrees to indemnify and hold harmless Seller and its officers, directors, employees, agents, representatives and controlling Persons, and Seller agrees to indemnify and hold harmless Buyer and its officers, directors, employees, agents, representatives and controlling Persons, in the same manner and to the same extent as set forth in Article IV of the Registration Rights Agreement; provided that the RIC Liability Amount set forth and defined in Section 4.2 thereof shall be equal to $31,587,500.

          Section 5.19. Registration and Listing of Common Shares. On or prior to the Closing Date (or, if, after Buyer's consultation with the Securities and Exchange Commission (which consultation shall include counsel to Seller) and counsel to Buyer, it is determined by Buyer in its sole discretion that the private placement of the Buyer Common Shares and the Buyer Series B Preferred Shares to Seller hereunder may be integrated with Buyer's filing of one or more registration statements (as described below) on or prior to the Closing Date, then in such case, not later than three Business Days after the Closing Date), Buyer shall file, at its expense, one or more registration statements with the Securities and Exchange Commission to register the resale of the Buyer Common Shares, the shares of Buyer Common Stock issuable upon conversion of the Buyer Series B Preferred Shares and the Buyer Series B Preferred Shares under the Securities Act, in accordance with the Registration Rights Agreement (other than as to the date of filing and effectiveness of such registration statement which shall be governed by this Section 5.19), on such registration form as Buyer and its counsel deem appropriate, and Buyer shall use its best efforts to cause such registration statements to become effective on or prior to the Closing Date or as soon as practicable after the Closing Date, as the case may be. The Buyer Common Shares and the shares of Buyer Common Stock issuable upon conversion of the Buyer Series B Preferred Shares shall be listed, on a when-issued basis, on the New York Stock Exchange on or prior to the Closing Date or immediately after the Closing Date, as the case may be, and all requisite state securities law, including Blue Sky and insurance securities, filings, shall be made and any and all other filings or approvals shall be accomplished and obtained not later than the effective date of such resale registration statements to make the Buyer Common Shares, the shares of Buyer Common Stock issuable upon conversion of the Buyer Series B Preferred Shares and the Buyer Series B Preferred Shares freely tradable subject only to the provisions of the Voting and Standstill Agreement and the Registration Rights Agreement. The Buyer Common Shares, the shares of Buyer Common Stock issuable upon conversion of the Buyer Series B Preferred Shares and the Buyer Series B Preferred Shares will be registered by Buyer at its expense under the Exchange Act on or prior to the Closing Date or immediately after the Closing Date, as the case may be. Buyer agrees that there shall have been reserved, and Buyer shall at all times keep reserved, free from preemptive rights, out of its authorized and unissued Buyer Common Stock, such number of shares of Buyer Common Stock as is sufficient to provide for the conversion of the Buyer Series B Preferred Shares into shares of Buyer Common Stock.

          Section 5.20. Proxy Materials. As soon as practicable after August 20, 1997, but in any event not later than January 23, 1998, Buyer shall solicit the vote of its shareholders to approve this Agreement and all of the transactions contemplated hereby (including without limitation the amendment of Buyer's Charter to change the name of Buyer as of the Closing Date to "LandAmerica Financial Group, Inc.") and shall prepare and file with the Securities and Exchange Commission and mail to its shareholders appropriate proxy materials (the "Proxy Materials"), including a notice of a special meeting of the shareholders of Buyer, a proxy statement and a form of proxy that comply as to form, in all material respects, with the Exchange Act and the rules and regulations promulgated thereunder. In connection with the Proxy Materials, Buyer agrees to recommend to its shareholders that this Agreement and all of the transactions contemplated hereby be approved by such shareholders. Prior to filing the Proxy Materials and any amendment, supplement or revisions thereof with the Securities and Exchange Commission, or to submitting such materials to Buyer's shareholders, Buyer shall submit such materials to Seller and provide Seller a reasonable opportunity to review and comment upon such materials. Seller agrees that (i) it will promptly provide Buyer with all information concerning the Company Business, Seller, Commonwealth, Transnation or their Subsidiaries required to be disclosed in the Proxy Materials and (ii) such information provided by Seller to Buyer will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statement not misleading. Buyer hereby agrees that the Proxy Materials (x) will comply as to form, in all material respects, with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and (y) except with respect to information provided by Seller pursuant to clause (i) of this Section 5.20, will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading.

          Section 5.21. Administrative Services Agreement. The parties agree that prior to the Closing Date they will use their Best Efforts to reach agreement on the terms of an agreement for administrative services that will continue to be provided by Seller or its Affiliates to Commonwealth, Transnation and their Subsidiaries after the Closing Date. Attached hereto as Exhibit C is a term sheet which sets forth the parties' current intentions regarding the business terms of the contemplated administrative services agreement.

                                   ARTICLE VI

                 Conditions to the Obligation of Buyer to Close

          The obligations of Buyer at the Closing to purchase the Company Shares, to issue the Buyer Common Shares and the Buyer Series B Preferred Shares and to execute and deliver the Closing Agreements to which it is party are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by Buyer in its sole discretion:

          Section 6.1.      Representations, Warranties and Covenants.

          6.1.1. Continued Accuracy of Representations and Warranties. The representations and warranties of Seller contained in Section 3.1 (other than the second sentence of Section 3.1.2, Section 3.1.4 and Section 3.1.7), Section
3.2 and Section 3.3(d) of this Agreement shall be true and correct as of the Closing Date and the representations and warranties of Seller contained in the second sentence of Section 3.1.2, Section 3.1.4, Section 3.1.7 and Sections 3.3(a) and (b) shall be true and correct in all material respects as of the Closing Date.

          6.1.2. Performance of Agreements. Seller shall have performed and satisfied in all material respects all material obligations, covenants and agreements required by this Agreement or any Closing Agreement to be performed or satisfied by it at or prior to the Closing and shall have delivered the Company Shares and all required instruments of transfer.

          6.1.3. Closing Certificate. At the Closing, Seller shall furnish to Buyer an unqualified certificate, signed by the President and the Chief Financial Officer of Seller and the President of each of Commonwealth and Transnation, dated the Closing Date, to the effect that the conditions specified in Sections 6.1.1 and 6.1.2 hereof have been satisfied.

          Section 6.2. Closing Agreements. At or prior to the Closing, the parties thereto shall have entered into each of the following documents or agreements (the "Closing Agreements"), in substantially the form thereof attached hereto without change other than such changes as may be reasonably satisfactory to Buyer:

                           (i)      the Voting and Standstill Agreement,

                           (ii)     the Registration Rights Agreement,

                           (iii)    Amendments of Charter of Buyer, and

                           (iv) each of the Resignation Agreements attached as exhibits to the Voting and Standstill Agreement.

          Section 6.3. Legality; Governmental Authorization; Litigation. Buyer's purchase of and payment for the Company Shares, and the consummation of the other transactions contemplated hereby, shall not be prohibited by any Legal Requirement. All necessary filings, including HSR Act and state insurance department filings, shall have been made and all requisite approvals shall have been obtained and all applicable waiting periods thereunder shall have expired or been terminated. No Action shall have been instituted at or prior to the Closing which has not been withdrawn, dismissed or settled prior to Closing by any Governmental Authority that seeks to delay, enjoin or otherwise make illegal the consummation of the transactions contemplated hereby; provided that if such Action shall have been instituted by a non-federal Governmental Authority, there must be a reasonable likelihood that the result of such Action could be to delay, enjoin or otherwise make illegal Buyer's purchase of the Company Shares or the consummation of any other transaction contemplated hereby.

          Section 6.4. Affiliate Debt. There shall not be any outstanding Affiliate Debt. In addition, there shall not be outstanding any Debt or other advances owed to Commonwealth, Transnation or any of their Subsidiaries by Seller or any of its Affiliates or by any present or former employee, officer, shareholder or director of Seller.

          Section 6.5. Opinion of Counsel. Seller shall have furnished Buyer with the favorable opinion of Linda S. Kaiser, Esquire, General Counsel of Seller, dated the Closing Date, in substantially the form of Exhibit D hereto.

          Section 6.6. Update. Seller shall have provided Buyer with a written update of all of the information provided in, and consistent with the form of, all parts of the Seller Disclosure Letter as of a date which is no more than five (5) Business Days prior to the Closing Date. The updated information so provided shall not constitute an amendment of any representation or warranty contained herein or of any Exhibit hereto or of any information furnished hereunder or in the Seller Disclosure Letter.

          Section 6.7. General. Seller shall have furnished Buyer with such officers' certificates, good standing certificates, incumbency certificates and other customary closing documents as it may reasonably request in connection with the transactions contemplated hereby, including, without limitation (i) either a "sworn affidavit" or a "qualifying statement" that complies with
Section 1445 of the Code and (ii) such director and officer resignation letters as Buyer may reasonably have requested of any of such officers (who are also employees of Seller) or directors of Commonwealth, Transnation or any of their Subsidiaries prior to Closing.

          Section 6.8. Shareholder Approval. This Agreement and all of the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of that proportion of the outstanding shares of the capital stock of Buyer as is required under applicable Legal Requirements, the provisions of the Charter and Bylaws of Buyer and the requirements of the New York Stock Exchange for the approval of such transactions.

                                   ARTICLE VII

                 Conditions to the Obligation of Seller to Close

          The obligations of Seller at the Closing to sell and transfer the Company Shares and to execute and deliver the Closing Agreements to which it is party are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by Seller in its sole discretion:

          Section 7.1.     Representations, Warranties and Covenants.

          7.1.1. Continued Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in Section 4.1 (other than the first sentence of Section 4.1.2, Section 4.1.4 and Section 4.1.6), Section 4.2 and Section 4.3(d) of this Agreement shall be true and correct as of the Closing Date and the representations and warranties of Buyer contained in the first sentence of Section 4.1.2, Section 4.1.4, Section 4.1.6 and Sections 4.3(a) and
(b) shall be true and correct in all material respects as of the Closing Date.

          7.1.2. Performance of Agreements. Buyer shall have performed and satisfied in all material respects all material covenants and agreements required by this Agreement or any Closing Agreement to be performed or satisfied by Buyer at or prior to the Closing and shall have delivered all payments, documents and instruments of transfer required by Article II.

          7.1.3. Closing Certificate. At the Closing, Buyer shall furnish to Seller an unqualified certificate signed by the President and the Chief Financial Officer of Buyer dated the Closing Date, to the effect that the conditions specified in Sections 7.1.1 and 7.1.2 hereof have been satisfied.

          Section 7.2. Closing Agreements; Buyer Stock. At or prior to the Closing, Buyer shall have entered into each of the Closing Agreements to which it is party, such agreements being in substantially the form attached hereto without change other than such changes as may be reasonably satisfactory to Seller, and Buyer shall have issued to Seller the Buyer Common Shares and the Buyer Series B Preferred Shares.

          Section 7.3. Legality; Government Authorization; Litigation. Seller's sale of the Company Shares, and the consummation of the other transactions contemplated hereby, shall not be prohibited by any Legal Requirement. All necessary filings, if any, pursuant to the HSR Act and state insurance department filings shall have been made and all requisite approvals shall have been obtained and all applicable waiting periods thereunder shall have expired or been terminated. No Action shall have been instituted at or prior to the Closing which has not been withdrawn, dismissed or settled prior to Closing by any Governmental Authority that seeks to delay, enjoin or otherwise make illegal the consummation of the transactions contemplated hereby; provided that if such Action shall have been instituted by a non-federal Governmental Authority there must be a reasonable likelihood that the result of such Action could be to delay, enjoin or otherwise make illegal Seller's sale of the Company Shares or the consummation of any other transaction contemplated hereby.

          Section 7.4. Opinion of Counsel. Buyer and LTIC shall have furnished Seller with the favorable opinion of Williams Mullen Christian & Dobbins, dated the Closing Date, in substantially the form of Exhibit E hereto.

          Section 7.5. General. Seller shall have received copies of such officers' certificates, good standing certificates, incumbency certificates and other customary closing documents as it may reasonably request in connection with the transactions contemplated hereby, including, without limitation either a "sworn affidavit" or a "qualifying statement" that complies with Section 1445 of the Code.

          Section 7.6. Update. Buyer and LTIC shall have provided Seller with a written update of all of the information provided in, and consistent with the form of, all parts of the Buyer Disclosure Letter of a date which is no more than five (5) Business Days prior to the Closing Date. The updated information so provided shall not constitute an amendment of any representation or warranty contained herein or of any Exhibit hereto or of any information furnished hereunder or in the Buyer Disclosure Letter.

          Section 7.7. Listing of Common Shares and Shares Issuable Upon Conversion of Preferred Shares. On or prior to the Closing Date, the Buyer Common Shares and the shares of Buyer Common Stock issuable upon conversion of the Buyer Series B Preferred Shares shall be listed, on a when issued basis, on the New York Stock Exchange.

          Section 7.8. Rights Agreement. On the Closing Date, the Rights Agreement, in the form delivered to Seller prior to December 11, 1997, shall continue to be in full force and effect without revision, amendment or alteration.

          Section 7.9. Board of Directors. On or prior to the Closing Date, the Board of Directors of Buyer shall have been increased from ten (10) to fourteen (14) directors and Robert M. Steinberg, George E. Bello and Lowell C. Freiberg, or a substitute for any of them who is a senior executive officer of Seller or an Affiliate of Seller, and Herbert Wender shall have been elected to the Board of Directors of Buyer in accordance with the provisions of the Voting and Standstill Agreement.

          Section 7.10. Payment. Buyer shall have delivered to Seller the payments provided for in Section 2.2.1 hereof and all other payments required to be made by Buyer on the Closing Date pursuant to the terms hereof.

          Section 7.11. Shareholder Approval. This Agreement and all of the transactions contemplated hereby, and the increase in the size of the Board of Directors of Buyer described in Section 7.9, shall have been approved and adopted by the affirmative vote of that proportion of the outstanding shares of the capital stock of Buyer as is required under applicable Legal Requirements, the provisions of the Charter and Bylaws of Buyer and the requirements of the New York Stock Exchange for the approval of such transactions.

                                  ARTICLE VIII

                         Employee Benefits Arrangements

         Section 8.1. Benefit Plans and Arrangements.

                  (a) From and after the Closing Date, unless otherwise determined by Buyer or its Subsidiaries in their sole discretion, the Company Plans and Company Benefit Arrangements that are sponsored and maintained by Commonwealth, Transnation or their Subsidiaries as of Closing shall remain in effect with respect to the continuing eligible employees of Commonwealth and Transnation and their Subsidiaries previously covered by such plans and arrangements as of Closing (except as to a participant's change in eligibility) only until such time as Buyer or a Subsidiary of Buyer shall, subject to applicable law and the terms of such plans and arrangements either (1) adopt new benefit plans with respect to eligible employees of Commonwealth and Transnation and their Subsidiaries (the "New Benefit Plans") or (2) approve participation of certain employees of Commonwealth and Transnation and their Subsidiaries in certain plans or arrangements of Buyer and its Subsidiaries (as Buyer and its Subsidiaries shall determine). As the sole exceptions to the unrestricted rights of Buyer and its Subsidiaries provided above, (i) the active participation of employees of Commonwealth and Transnation and their Subsidiaries in the Seller's 401(k) Plan will cease as of Closing and (ii) the active participation of employees of Commonwealth and Transnation and their Subsidiaries in Company Plans maintained as of the execution of the Original Agreement that provide medical and dental benefits shall be continued without material amendment until June 30, 1998.

                  (b) Prior to the Closing Date, Seller, Commonwealth, Transnation and their Subsidiaries shall cooperate in Buyer's evaluating and analyzing the Company Plans and Company Benefit Arrangements sponsored by Commonwealth and Transnation and their Subsidiaries, to assist Buyer with its eventual determination about adopting New Benefit Plans or arranging participation in existing plans for eligible employees previously covered by the Company Plans and Company Benefit Arrangements. It will be the general intention of Buyer and its Subsidiaries to develop new Buyer Benefit Plans or arrange participation in existing Buyer Benefit Plans so as to (1) treat similarly-situated employees of Commonwealth, Transnation, Buyer and their respective Subsidiaries on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, employee duties, geographical location, tenure, qualifications and abilities, and (2) not materially discriminate between similarly-situated employees of Commonwealth and Transnation and their Subsidiaries and Buyer and its Subsidiaries.

                  (c) The foregoing provisions notwithstanding, Buyer and its Subsidiaries agree to honor, in accordance with the terms of the Company Plans and Company Benefit Arrangements, all benefits vested as of the Closing Date under the Company Plans and Company Benefit Arrangements sponsored by Commonwealth and Transnation or their Subsidiaries or the benefits vested as of the Closing Date under any other contracts, arrangements, commitments or understandings entered into or maintained by Commonwealth and Transnation or their Subsidiaries, to the extent otherwise described in the Seller Disclosure Letter.

                  (d) Notwithstanding the above provisions, however, Buyer and its Subsidiaries shall have no obligation to honor or liability for honoring Company Plans or Company Benefit Arrangements sponsored or maintained by Seller or its Subsidiaries (other than Commonwealth and Transnation or their Subsidiaries), unless otherwise specifically provided for in this Agreement.

                  (e) Subject to the provisions of Section 8.1(a) hereof, nothing in this Article VIII shall be interpreted to prevent Buyer and its Subsidiaries from amending, modifying, freezing or terminating any Company Plan or Benefit Arrangement sponsored by Commonwealth and Transnation or their Subsidiaries, to the extent that such actions are carried out in accordance with the terms of the applicable plan or arrangement and applicable Legal Requirements.

                  (f) Nothing in this Article VIII shall be interpreted to prevent Buyer and its Subsidiaries from amending, modifying, freezing or terminating any Buyer Plan or Buyer Benefit Arrangement sponsored by Buyer or its Subsidiaries, to the extent that such actions are carried out in accordance with the terms of the applicable plan or arrangement and applicable Legal Requirements.

                  (g)      With  respect  to the  401(k)  plan of  Seller or any
other benefit program or arrangement sponsored by Seller or other Subsidiaries of the Seller (other than Commonwealth and Transnation and their Subsidiaries), nothing shall prevent Seller or such other Subsidiaries from amending, modifying, freezing or terminating such plans or arrangements, so long as all vested benefits for employees of Commonwealth and Transnation or their Subsidiaries (including benefits vested in accordance with Section 8.1(h) below) are distributable to the extent permissible under the current terms of the applicable plan or benefit arrangement and applicable Legal Requirements.

                  (h) Notwithstanding any above provision of Article VIII to the contrary, Seller shall cause the Seller's 401(k) plan to fully vest, as of Closing, all of the account balances accrued through Closing of Company Employees employed by Commonwealth, Transnation or any Subsidiary of Commonwealth or Transnation immediately prior to Closing (hereinafter referred to as the "Transferred Employees"). Expressly subject to execution (within 15 days of public announcement of the transactions contemplated by this Agreement) by each of Buyer and Seller of a written consent to cause the transfer described herein (which written consent has been so executed), and subject to the Closing of the transactions contemplated by this Agreement, Seller, upon at least 30 days prior notice from Buyer (unless a shorter notice period is approved by Seller, in its sole discretion), shall cause the Seller's 401(k) plan to transfer to the Buyer's 401(k) plan (in cash or cash equivalents not subject to any transfer fees, except that amounts invested under the Seller's 401(k) plan in common stock of Seller's Parent shall be transferred in kind) an amount equal to the total value of the aggregate account balances under the Seller's 401(k) plan of the Transferred Employees; and, subject to the Buyer's consent provided for above, Buyer shall cause the Buyer's 401(k) plan to accept such asset transfer. Subject to Closing and the consent of Seller and Buyer provided for above, Seller and Buyer shall use their reasonable efforts to cause such asset transfer to occur by the later of January 1, 1998 or the first day of the first month next following the Closing; but provided, however, that any such agreed transfer (i) shall not occur prior to the date Commonwealth, Transnation and their Subsidiaries make (or reimburse the Seller for) the 1997 plan year matching contribution described in this Section 8.1(h) and (ii) shall, in all events, occur within 90 days of Closing, subject to any failure to perform by Seller or any independent record keeper or service provider beyond the control of Buyer. Buyer shall cause Commonwealth, Transnation and their Subsidiaries to pay to the trust funding the Seller's 401(k) plan (within 30 days after Closing) any employee pre-tax and after-tax contributions, for periods prior to the Closing which have been withheld from the paychecks of employees of Commonwealth, Transnation or any of their Subsidiaries and which have not then been paid to such trust. Buyer shall cause Commonwealth, Transnation and their Subsidiaries to make a 1997 plan year matching contribution (or shall reimburse Seller for any such contribution made by Seller) to the trust funding the Seller's 401(k) plan, based on a matching rate of $1.00 on the dollar for the year (subject to applicable provisions of Seller's 401(k) plan) in such manner and within such period as required by the Seller's 401(k) plan (i.e., no later than March 5, 1998), provided that Seller has caused Commonwealth, Transnation and their Subsidiaries to reserve for such matching contribution by the Closing Date and to reserve for the pro rata portion of such matching contribution in the Third Quarter Financials. There shall be no further contributions to the Seller's 401(k) plan on behalf of the Transferred Employees with respect to pay periods ending after the Closing Date. Upon the transfer of assets, Seller and the Seller's 401(k) plan shall have no further liability or obligation with respect to the account balances of the Transferred Employees. Seller shall cooperate with Buyer, and Buyer shall cooperate with Seller, in providing records and administrative information needed to implement the provisions of this Section 8.1(h) and to enable Seller to make distributions to the Transferred Employees who terminate employment with Buyer, LTIC and their Subsidiaries after the Closing and prior to the date the transfer contemplated by this Section 8.1(h) occurs. Buyer shall use its reasonable efforts to cause Buyer's 401(k) plan to cover the Transferred Employees as active participants effective as of January 1, 1998 or, if later, the first day of the month that immediately follows the Closing.

                  (i) Notwithstanding any provision of Article VIII or the Seller's 401(k) plan to the contrary, Seller, prior to and effective as of Closing, shall amend the Seller's 401(k) plan to provide for the 1997 plan year matching contribution described in Section 8.1(h) above, regardless of any current provision of the Seller's 401(k) plan now requiring employment on December 31, 1997, in order to receive such matching contribution. Further, Seller will cause Commonwealth, Transnation and their Subsidiaries to reserve by the Closing Date sufficient funds to make the 1997 matching contribution described in Section 8.1(h) and shall cause Commonwealth, Transnation and their Subsidiaries to reserve a pro rata portion of such funds in the Third Quarter Financials.

                  (j) Buyer and Seller agree that the bonuses in respect of the 1997 year will be paid in 1998 in accordance with past practice, taking into consideration, among other things, an employee's performance and the profitability of Commonwealth, Transnation and their Subsidiaries. Seller shall cause Commonwealth, Transnation and their Subsidiaries to accrue the estimated pro rata amount of such bonuses in the Third Quarter Financials.

                  (k) Buyer, LTIC, and their Subsidiaries and Seller's Parent, Seller, Commonwealth, Transnation and their Subsidiaries agree that, effective as of the Closing, Herbert Wender will cease to participate in, and will not be entitled to any benefits under, the Seller's Parent Retirement Benefits Equalization Plan (the "Seller Parent's SERP") and Buyer, LTIC or a Subsidiary of Buyer or LTIC will assume all obligations through the Closing Date under the Seller Parent's SERP with respect to Mr. Wender. Seller shall cause Commonwealth, Transnation and their Subsidiaries to accrue amounts in respect of obligations under this Section 8.1(k) as of September 30, 1997 in the Third Quarter Financials. For purposes of this Section 8.1(k), after the Closing, "Subsidiary of Buyer or LTIC" includes Commonwealth, Transnation and their Subsidiaries.

                                   ARTICLE IX

                                 Indemnification

          Section 9.1. Indemnification by Seller. In addition to Seller's Tax indemnification obligations under Section 5.7(b), Seller (in its capacity as indemnifying party, the "Indemnifying Party") hereby agrees to indemnify each of Buyer, LTIC and their Affiliates (including, without limitation, Commonwealth, Transnation and each Subsidiary of either of them from and after the Closing Date) (each in its capacity as indemnified party, an "Indemnitee"), regardless of any investigation conducted by or knowledge obtained by any of them, and hold each of Buyer, LTIC and such Affiliates harmless, from, against and in respect of any and all Losses arising from or related to any of the following:

                           (i)      any breach of,  untruth of or  inaccuracy in
(or any allegation by any third party of facts which, if true as alleged, would constitute such a breach or inaccuracy in) any representation or warranty made by or on behalf of Seller in this Agreement (including, without limitation, the Seller Disclosure Letter) or in any Closing Agreement or other certificate delivered pursuant hereto; or

                           (ii)     any breach,  non-fulfillment or violation of
any covenant or agreement made by Seller in this Agreement or in any document or instrument delivered pursuant hereto (other than documents or instruments delivered solely pursuant to Section 5.2 hereof).

          Section 9.2. Indemnification by Buyer. In addition to Buyer's Tax indemnification obligations under Section 5.7(b), each of Buyer and LTIC (in its capacity as indemnifying party, the "Indemnifying Party"), jointly and severally, hereby agrees to indemnify Seller and its Affiliates other than Commonwealth, Transnation and each Subsidiary of either of them from and after the Closing Date (each in its capacity as indemnified party, an "Indemnitee"), regardless of any investigation conducted by or knowledge obtained by any of them, and hold each of Seller and such Affiliates harmless from, against and in respect to any and all Losses arising from or related to any of the following:

                           (i)      any breach of,  untruth of or  inaccuracy in
(or any allegation by any third party of facts which, if true as alleged, would constitute such a breach or inaccuracy in) any representation or warranty made by or on behalf of Buyer or LTIC in this Agreement (including, without limitation, the Buyer Disclosure Letter) or in any Closing Agreement or other document, instrument or certificate delivered pursuant hereto;

                           (ii)     any breach,  non-fulfillment or violation of
any covenant or agreement made by Buyer or LTIC in this Agreement (including, without limitation, the Buyer Disclosure Letter) or in any document, instrument or certificate delivered pursuant hereto (other than documents or instruments delivered solely pursuant to Section 5.1. hereof);

                           (iii)    any  Liability  of  Seller  or  any  of  its
Affiliates arising out of, with respect to or in connection with any Guarantee of any Lease or other Contractual Obligation of Commonwealth, Transnation or any of their Subsidiaries, provided that such Lease or Contractual Obligation is described in the Seller Disclosure Letter; or

                           (iv)     any  Liability  incurred by Seller or any of
its Affiliates relating to or arising from any time period after the Closing Date arising out of, with respect to or in connection with the Company Business or any matter or circumstance involving Commonwealth or Transnation or any of their Subsidiaries, other than (a) any Losses covered by Section 5.7 or the indemnity in Section 9.1 or (b) any Losses arising out of an illegal or tortious course of conduct on the part of Seller or any of its Affiliates.

          Section 9.3. Time Limitation on Indemnification. Notwithstanding the foregoing, no claim may be made or suit instituted under any provision of this
Article IX more than twenty-four (24) months after the Closing Date (the "General Survival Period") except for Reserved

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Claims.  The term  "Reserved  Claims"  shall mean (a) all claims as to which any
Indemnitee has given any Indemnifying Party written notice on or prior to the end of the General Survival Period, (b) all claims by any Indemnitee based upon an alleged or actual breach of or inaccuracy in the representations or warranties contained in Sections 3.1.5, 3.12, 4.1.5 or 4.12, (c) all claims by any Indemnitee based upon an alleged or actual breach of the representations or warranties contained in Sections 3.13.2, 3.14, 4.13.2 or 4.14, (d) all claims by any Indemnitee pursuant to Section 9.2(iii) or Section 9.1(ii) with respect to Seller's obligations under Section 8.1(i), Section 8.1(j) and Section 8.1(k),
(e) all claims by any Indemnitee pursuant to Section 9.2(iv) or Section 5.7(b), and (f) all claims based upon fraud. As to Reserved Claims under clauses (c) and
(d) of this Section 9.3, no claim may be made or suit instituted under any provision of this Article IX more than four (4) years after the Closing Date. As to all other Reserved Claims, no claim may be made or suit instituted under any provision of this Article IX after thirty (30) days after the expiration of the applicable statute of limitations. As to all Reserved Claims under this Section 9.3, no claim may be made or suit instituted under any provision of this Article IX unless the Indemnitee provides written notice to the Indemnifying Party prior to the expiration of the applicable period provided in this Section 9.3 (which written notice shall describe the facts then known by the Indemnitee relating to such claim, including, without limitation, the reason why the Indemnitee believes the claim is subject to indemnification by the Indemnifying Party, and which for third-party claims, shall attach, if available, a copy of the written instrument or instruments in which the third party claim is asserted).

         Section 9.4. Monetary Limitations on Indemnification. Except with respect to claims (i) arising out of the representations or warranties or indemnities contained in Section 3.12, Section 4.12 or Section 5.7(b), or (ii) referred to in clauses (b), (d) or (e) of the definition of Reserved Claims in
Section 9.3, an Indemnifying Party shall not have any obligation to indemnify Indemnitees under Section 9.1 or Section 9.2, as the case may be, in respect of any Loss incurred by such Indemnitees unless the aggregate cumulative total of all Losses (other than Losses arising out of claims referred to in clauses (i) and (ii) of this sentence) incurred by such Indemnitees exceeds $6,000,000, whereupon such Indemnitees shall be entitled to indemnification for the aggregate cumulative amount of such Losses in excess of such amount. With respect to claims referred to in clauses (i) and (ii) of the first sentence of this Section 9.4, no such minimum dollar limitation or deductible shall apply. The provisions of Article IX shall not apply to Buyer's obligations under
Section 2 and Section 5.18 of this Agreement or to the obligations of any party under the Registration Rights Agreement, the Voting and Standstill Agreement or the Series B Preferred Stock.

          Section 9.5.  Certain Matters of Construction.  References  in this
Article IX to claims with respect to or based upon a representation or warranty set forth in a particular Section shall be deemed to include without limitation claims relating to such representations or warranties based upon the certificates to be furnished pursuant to Sections 6.1.3 and 7.1.3 hereof.

          Section 9.6. Third Party Claims. Promptly after the receipt by any Indemnitee of notice of the commencement of any Action against such Indemnitee by a third party (other than any Action relating to Taxes or any Tax Return, which shall be governed by Section 5.7) or of a demand upon such Indemnitee by a third party to conduct any environmental study, investigation, response, removal, remediation or cleanup (collectively, "Environmental Response"), such Indemnitee shall, if a claim with respect thereto is or may be made against any Indemnifying Party pursuant to this Article IX, give such Indemnifying Party written notice thereof. The failure to give such notice shall not relieve any Indemnifying Party from any obligation hereunder except where, and then solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Unless by means of such Action the

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third party plaintiff is seeking injunctive or other equitable relief instead of or in addition to money damages (except, however, that the preceding clause shall not apply to third party demands to conduct such Environmental Response), such Indemnifying Party shall have the right to defend such Action or conduct such Environmental Response, at such Indemnifying Party's expense and with counsel of its choice reasonably satisfactory to the Indemnitee, provided that the Indemnifying Party so notifies the Indemnitee that it will defend such Action or conduct such Environmental Response within fifteen (15) days after receipt of such notice and then actually commences promptly the defense of such Action or the performance of the Environmental Response. Otherwise, the Indemnitee shall have the right to defend such Action or to conduct such Environmental Response and the Indemnifying Party will reimburse the Indemnitee promptly and periodically for the costs thereof, including reasonable attorneys' fees and expenses incurred. If the Indemnifying Party is defending such Action or conducting such Environmental Response, the Indemnitee may retain separate co-counsel at its sole cost and expense and may participate in defense of such Action or the performance of the Environmental Response. If Seller, as the
Indemnifying  Party,  elects  to  conduct  such  Environmental   Response,   the
Indemnitee shall permit Seller, its contractors and other agents to enter the site, upon reasonable notice and under Indemnitee's supervision, for the purpose of conducting the Environmental Response. The Indemnifying Party shall perform any Environmental Response in accordance with all Environmental Laws and shall not unreasonably interfere with the business operations of the Indemnitee in the course of performing the Environmental Response. The Indemnifying Party will not be liable for any judgment or settlement with respect to such Action effected without its prior written consent (unless the Indemnifying Party is not conducting the defense of such Action pursuant to the provisions of this Section 9.6).

          Section 9.7. No Circular Recovery. Seller hereby agrees that it will not make any claim for indemnification against Buyer, LTIC, Commonwealth, Transnation or any of their Subsidiaries by reason of the fact that Seller or any of its officers, directors, agents or other representatives was a controlling person, director, officer, employee, agent or other representative of Commonwealth, Transnation or any of their Subsidiaries or was serving as such for another Person at the request of Commonwealth, Transnation or any Subsidiary of Commonwealth or Transnation (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any statute, Charter, Bylaw, Contractual Obligation or otherwise) with respect to any Action brought by Buyer or any of its Affiliates against Seller (whether such Action is pursuant to this Agreement, applicable law, or otherwise).

          Section 9.8. Nature of Indemnification Payments. Any and all indemnification payments pursuant to this Article IX or pursuant to Section 5.7(b) shall be deemed for all purposes to be adjustments to the aggregate consideration provided in Section 2.2.1.

          Section 9.9. Remedies. Notwithstanding anything to the contrary in this Article IX, Section 5.7 hereof (and not this Article IX) shall provide the exclusive remedy for any claim in respect of Taxes, including without limitation, any breach of or inaccuracy in any representation or warranty contained in Section 3.12 or Section 4.12, and no claim may be made or suit instituted under Section 5.7 after thirty (30) days after the expiration of the applicable statute of limitations. After the Closing Date, except as specifically provided in the immediately preceding sentence, Sections 9.1 and
9.2 will provide the exclusive remedy for any breach of or inaccuracy in any representation or warranty referred to in this Article IX. Each party acknowledges and agrees that monetary damages alone would be an inadequate remedy for the other parties hereto for breaches by it of its covenants and agreements hereunder and under the Closing Agreements. Therefore, each of them may seek and obtain specific performance and other appropriate equitable relief for any such breach by the other party, provided that this sentence shall not be


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construed  as an  assurance,  guaranty or  commitment  by either party that such equitable relief will be granted. Notwithstanding anything in this Agreement to the contrary, Seller shall not be responsible for indemnifying Buyer or any of
its  Affiliates   (including   Commonwealth,   Transnation   and  any  of  their
Subsidiaries  after the Closing)  for any Losses  pursuant to Section 9.1 to the
extent   such   indemnification   relates   to   environmental   compliance   or
noncompliance, environmental conditions, contamination, releases or threatened releases of Hazardous Substances or any other environmental matters (each, an "Environmental Condition") unless the Buyer or any of its Affiliates is required to incur such Losses pursuant to any Environmental Law or any Governmental Order or by any Governmental Authority; provided that Buyer shall exercise all reasonable efforts to (A) limit or reduce any action to correct an Environmental Condition, including, without limitation, any such Environmental Response, to the extent reasonable and (B) conduct such action to correct an Environmental Condition, including, without limitation, any Environmental Response, reasonably efficiently and taking into account economic considerations to the same extent as would a reasonably prudent business person. Buyer shall, prior to or after commencing action to correct an Environmental Condition, including, without limitation, any Environmental Response or other action, in accordance with this
Section 9.9, take such actions as Seller shall reasonably request, at the cost and expense of Seller, for the purpose of making any such lessee or known third party undertake or pay for such Environmental Response or other action.

                                    ARTICLE X

                     Consent to Jurisdiction; Governing Law

         Section 10.1. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Subsidiaries to submit, to the jurisdiction of the federal courts located either in the City of Richmond, Virginia, or in the City of New York, New York, and in the event that such federal courts shall not have subject matter jurisdiction over the relevant proceeding, then of the state courts located either in the City of Richmond, Virginia or in the City of New York, New York, for the purpose of any Action arising out of or based upon this Agreement or any Closing Agreement or relating to the subject matter hereof or thereof or the transactions contemplated hereby or thereby, (ii) hereby waives, and agrees to cause each of its Subsidiaries and Affiliates to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries and Affiliates to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or any other Closing Agreement, or the subject matter hereof or thereof, may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Subsidiaries or Affiliates to commence any Action arising out of or based upon this Agreement or any Closing Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Virginia or New York law, as the case may be, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12.8 hereof is reasonably calculated to give actual notice. Notwithstanding anything contained in this Section 10.1 to the contrary with respect to the parties' forum selection, if an Action is filed against a party to this Agreement, including its Affiliates, by a person who or which is not a party to this Agreement, an Affiliate of a party to this Agreement,

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or an  assignee  thereof (a "Third  Party  Action"),  in a forum  other than the federal district court or a state court located in the City of Richmond, Virginia, or in the City of New York, New York, and such Third Party Action is based upon, arises from, or implicates rights, obligations or liabilities existing under this Agreement or acts or omissions pursuant to this Agreement, then the party to this Agreement, including its Affiliates, joined as a defendant in such Third Party Action shall have the right to file cross-claims or third-party claims in the Third Party Action against the other party to this Agreement, including its Affiliates, and even if not a defendant therein, to intervene in such Third Party Action with or without also filing cross-claims or third-party claims against the other party to this Agreement, including its Affiliates.

          Section 10.2. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

                                   ARTICLE XI

                                   Termination

          Section 11.1. Termination of Agreement. This Agreement may be terminated by the parties only as provided below:

                  (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

                  (b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (i) in the event that any representation or warranty of Seller referred to in Section 6.1 shall have been inaccurate when made and such inaccuracy is not capable of cure or if capable of cure is not so cured within a reasonable period following notice of such inaccuracy, (ii) in the event that Seller materially breaches or violates any material covenant or agreement contained herein or in any Closing Agreement to be performed by Seller and such breach or violation is not capable of cure or if capable of cure is not so cured within a reasonable period following notice of such breach or violation, (iii) if the Closing shall not have occurred on or before March 31, 1998 by reason of the failure of any condition set forth in
Article VI hereof (except for the condition set forth in Section 6.8 which is specifically treated in subsection (b)(v) of this Section 11.1) to be satisfied (unless the failure results primarily from the failure of any representation or warranty made by or on behalf of Buyer herein or in any Closing Agreement containing qualifications as to materiality or Material Adverse Effect to be true and correct or any other representation or warranty made by or on behalf of Buyer herein or in any Closing Agreement to be true and correct in all material respects or from the material breach or violation by Buyer of any covenant or agreement contained herein or in any Closing Agreement), (iv) subject to the provisions of subsection (d) of this Section 11.1, if an offer for the acquisition of, merger with or other type of business combination of Buyer by or with another Person, which offer is contingent upon the termination of this Agreement and the transactions contemplated hereunder, is received by the Board of Directors of Buyer and, in the proper exercise of the fiduciary duties of such Board under applicable Legal Requirements, the Board determines that Buyer's acceptance of such offer is in the best interests of Buyer and its shareholders, or (v) subject to the provisions of subsection (d) of this Section 11.1, in the event that this Agreement and all of the transactions contemplated hereby are not approved and adopted by the affirmative vote of that proportion of the outstanding shares of the capital stock of Buyer as is required under applicable Legal Requirements, the provisions of the Charter and Bylaws of Buyer and the rules

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of the New York Stock Exchange for the approval of such transactions,  following
(1) the public announcement by a third party of either an acquisition of, or merger with, Buyer, or the intent to acquire or merge with Buyer or (2) the public announcement that the Board of Directors of Buyer no longer recommends that its shareholders approve this Agreement and all of the transactions contemplated hereby.

                  (c) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) in the event that any representation or warranty of Buyer referred to in Section 7.1 shall have been inaccurate when made and such inaccuracy is not capable of cure or if capable of cure is not so cured within a reasonable period following notice of such inaccuracy, (ii) in the event that Buyer materially breaches or violates any material covenant or agreement contained herein or in any Closing Agreement to be performed by Buyer and such breach or violation is not capable of cure or if capable of cure is not so cured within a reasonable period following notice of such breach or violation, or (iii) if the Closing shall not have occurred on or before March 31, 1998 by reason of the failure of any condition set forth in
Article VII hereof to be satisfied (unless the failure results primarily from the failure of any representation or warranty made by or on behalf of Seller herein or in any Closing Agreement containing qualifications as to materiality or Material Adverse Effect to be true and correct or any other representation or warranty made by or on behalf of Seller herein or in any Closing Agreement to be true and correct in all material respects or from the material breach or violation by Seller of any covenant or agreement contained herein or in any Closing Agreement), or (iv) subject to the provisions of subsection (d) of this
Section 11.1, if an offer for the acquisition of, merger with or other type of business combination of Commonwealth and Transnation, or either of them, by or with another Person is received by the Board of Directors of Seller and, in the proper exercise of the fiduciary duties of such Board under applicable Legal Requirements, the Board determines that Seller's acceptance of such offer is in the best interests of Seller and its shareholders.

                  (d) If Buyer should terminate this Agreement pursuant to Subsection (b)(iv) or (b)(v) of this Section 11.1 or if Seller should terminate this Agreement pursuant to Subsection (c)(iv) of this Section 11.1, then the terminating party shall pay the non-terminating party the sum of $14,000,000 in cash in immediately available funds contemporaneously with the delivery of its written notice of termination.

          Section 11.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1, all obligations of the parties hereunder (other than the obligations under Sections 5.3, 5.8, 10.1, 10.2, 12.1, 12.2, 12.8 and 12.11, each of which shall survive termination) shall terminate without any liability of any party to any other party; provided, however, that no termination shall relieve any party from any liability arising from or relating to breach prior to termination.

                                   ARTICLE XII

                                  Miscellaneous

          Section 12.1. Entire Agreement; Waivers. This Agreement (including all Exhibits attached hereto), the Closing Agreements and the Confidentiality Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter; provided, however, that the foregoing shall not affect the validity of any consents or waivers of any of the covenants, representations or warranties contained in Articles III and IV and Section 5.4 granted

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pursuant  to the  Original  Agreement  by  Buyer  or  Seller  subsequent  to the execution of the Original Agreement and prior to the execution of this Agreement, all of which consents and waivers are hereby confirmed. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by Buyer, by Buyer and (ii) in the case of a waiver by Seller, by Seller.

          Section 12.2. Amendment or Modification. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed and delivered by Buyer and Seller.

          Section 12.3. Survival. All representations, warranties, covenants and agreements made by or on behalf of any party hereto in this Agreement, or pursuant to any document, certificate or other instrument referred to herein or delivered in connection with the transactions contemplated hereby, shall be deemed to have been relied upon by the parties hereto, notwithstanding any investigation made by or on behalf of any of the parties hereto or any opportunity therefor (including without limitation the availability for review of any document), and, subject to the provisions of Article IX, shall survive the execution and delivery of this Agreement and the Closing. Subject to Article IX, neither the period of survival nor the liability of any party with respect to such party's representations, warranties, covenants and agreements shall be reduced by any investigation made at any time by or on behalf of any party. Subject to Article IX, if written notice of a claim has been given prior to the expiration of any time period set forth herein for any such notice by a party in whose favor such representations, warranties, covenants or agreements have been made to any party that made such representations, warranties, covenants or agreements, then the relevant representations, warranties, covenants or agreements shall survive as to such claim until such claims have been finally resolved.

          Section 12.4. Independence of Representations and Warranties. The parties hereto intend that each representation, warranty, covenant and agreement contained herein shall have independent significance. If any party has breached any representation, warranty, covenant or agreement contained herein in any respect, the fact that there exists any other representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, covenant or agreement.

          Section 12.5. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

          Section 12.6. Knowledge. Whenever reference is made herein to the knowledge of any Person with respect to any matter, it is understood that such knowledge extends only to the officers and directors of such Person (and, in the case of Seller, the officers and directors of Commonwealth and Transnation or any of their Subsidiaries) having responsibility for the areas of such Person's (and in the case of Seller, also Commonwealth's, Transnation's or any of their Subsidiaries') business covering such matter, which officers and directors have made an inquiry that is reasonably appropriate to determine the accuracy of the statement in question or, in the case of Actions, have made an inquiry that is reasonably appropriate to determine the existence of Actions threatened in writing against such Person (and in the case of Seller, against Commonwealth, Transnation or any of their Subsidiaries).

          Section 12.7. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and permitted assigns (each of which such transferees, successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that no party hereto may assign or transfer (by operation of law or otherwise) any of its respective rights or obligations hereunder.

          Section 12.8. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

         If to Seller, to it at:   Reliance Insurance Company
                                   55 East 52nd Street
                                   New York, New York 10055
                                   Telecopier: (212) 909-1864
                                   Attention: Robert M. Steinberg

                  With a copy to:  Reliance Group Holdings, Inc.
                                   55 East 52nd Street
                                   New York, New York 10055
                                   Telecopier: (212) 909-1864
                                   Attention: General Counsel

         If to Buyer or LTIC,      Lawyers Title Insurance Corporation
         to them at:               6630 West Broad Street
                                   Richmond, Virginia 23231
                                   Telecopier: (804) 282-5453
                                   Attention: Russell W. Jordan, III, Esquire

                  With a copy to:  Williams Mullen Christian & Dobbins
                                   1021 East Cary Street, 16th Floor
                                   Richmond, Virginia 23219
                                   Telecopier: (804) 783-6507
                                   Attention: Theodore L. Chandler, Jr., Esquire

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

          Section 12.9. Public Announcements. At all times on or before the Closing Date, no party hereto will issue or make any reports, statements or releases to the public or generally to any Persons to whom Buyer, LTIC, Commonwealth or Transnation provides services or with whom Buyer, LTIC, Commonwealth or Transnation otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto. If any party hereto is unable to obtain, after reasonable effort, the approval of its public report, statement or release from the other parties hereto and such report, statement or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. Each party hereto will also obtain the prior approval by the other parties hereto of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

          Section 12.10. Headings. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof.

          Section 12.11. Third Party Beneficiaries. Except as otherwise provided in Article IX, nothing in this Agreement is intended or shall be construed to entitle any Person other than the parties, Commonwealth, Transnation, or their respective transferees, successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

          Section 12. 12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. The parties hereto acknowledge and agree that original signatures delivered by facsimile transmission shall be accepted as original to evidence execution of this Agreement and the other agreements, documents and instruments contemplated herein.

          Section 12.13. Confirmation. The parties agree that, except as expressly modified herein, all obligations of the parties created pursuant to the Original Agreement shall continue unchanged and in full force and effect and are hereby ratified and reaffirmed in all respects. No novation is intended.



                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby (Seller's Parent solely for purposes of Sections 5.17 and 12.13), have caused this Amended and Restated Stock Purchase Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.




         SELLER:                   RELIANCE INSURANCE COMPANY



                                   By:      /s/ Lowell C. Freiberg
                                       --------------------------------
                                   Name:    Lowell C. Freiberg
                                   Title:   Senior Vice President




         SELLER'S PARENT:          RELIANCE GROUP HOLDINGS, INC.



                                   By:      /s/ George E. Bello
                                       --------------------------------
                                   Name:    George E. Bello
                                   Title:   Executive Vice President
                                            and Controller




         BUYER:                    LAWYERS TITLE CORPORATION



                                   By:      /s/ Charles H. Foster, Jr.
                                       --------------------------------
                                   Name:    Charles H. Foster, Jr.
                                   Title:   Chairman and Chief Executive Officer




         LTIC                      LAWYERS TITLE INSURANCE CORPORATION



                                   By:      /s/ Charles H. Foster, Jr.
                                       --------------------------------
                                   Name:    Charles H. Foster, Jr.
                                   Title:   Chairman and Chief Executive Officer

                                                                       Exhibit A

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of __________ __, 1998, is made between LAWYERS TITLE CORPORATION, a Virginia corporation ("Lawyers Title"), and RELIANCE INSURANCE COMPANY, a Pennsylvania corporation ("RIC").

                              W I T N E S S E T H:

         WHEREAS, Lawyers Title, Lawyers Title Insurance Corporation, a Virginia corporation, RIC and Reliance Group Holdings, Inc., a Delaware corporation, have entered into a Stock Purchase Agreement dated August 20, 1997, as amended and restated by an Amended and Restated Stock Purchase Agreement dated December 11, 1997 (the "Stock Purchase Agreement"), under which Lawyers Title will acquire from RIC all of the issued and outstanding shares of the capital stock of Commonwealth Land Title Insurance Company, a Pennsylvania corporation, and of Transnation Title Insurance Company, an Arizona corporation;


         WHEREAS, pursuant to the Stock Purchase Agreement, RIC will acquire (i) 4,039,473 shares of Lawyers Title's Common Stock, without par value, and (ii) 2,200,000 shares of Lawyers Title's 7% Series B Cumulative Convertible Preferred Stock, without par value, which shares of Series B Preferred Stock are initially convertible into 4,824,561 shares of Common Stock pursuant to the terms of the Series B Preferred Stock; and

         WHEREAS,  Lawyers  Title has  agreed to enter  into this  Agreement  to
provide  certain   registration  rights  to  RIC  in  order  to  facilitate  the distribution of such shares of Common Stock and Series B Preferred Stock.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Stock Purchase Agreement, Lawyers Title and RIC hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         Except as otherwise specified herein, capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in the Stock Purchase Agreement. For purposes of this Agreement, the following terms have the following meanings:

         (a) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

         (b) "Blue Sky Filing" shall mean a filing made in connection with the registration or qualification of the RIC Shares under a particular state's securities (including without limitation insurance securities) or blue sky laws.

         (c) "Common Shares" shall mean the 4,039,473 shares of Common Stock that RIC will acquire from Lawyers Title pursuant to the Stock Purchase Agreement and such additional shares of Common Stock that Lawyers Title may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions.

         (d) "Common Stock" shall mean the Common Stock, without par value, of Lawyers Title.

         (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (f)      "NYSE" shall mean the New York Stock Exchange.

         (g) "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act as in effect on the date of this Agreement.

         (h) "Prospectus" shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the RIC Shares covered by such Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in any such prospectus.

         (i) "Registration Expenses" shall mean any and all out-of-pocket expenses incident to Lawyers Title's performance of or compliance with this Agreement, including, without limitation, (i) all registration and filing fees with the SEC and the National Association of Securities Dealers, Inc., (ii) all fees and expenses of complying with state securities (including without limitation insurance securities) or blue sky laws, (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the RIC Shares on the NYSE, or any other exchange or automated interdealer quotation system as then applicable, (v) the fees and disbursements of Lawyers Title's counsel and of its independent public accountants, (vi) the fees and expenses of any special experts retained by Lawyers Title in connection with the requested registration and (vii) out-of-pocket expenses of underwriters customarily paid by the issuer to the extent provided for in any underwriting agreement, but excluding (x) any fees or disbursements of counsel to RIC or any underwriter and (y) all underwriting discounts and commissions, transfer taxes, if any, and documentary stamp taxes, if any, relating to the sale or disposition of the RIC Shares.

         (j) "Registration Statement" shall mean one or more registration statements of Lawyers Title under the Securities Act that cover the resale of any portion of the RIC Shares pursuant to the terms of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

         (k)      "RIC Shares" shall mean  collectively  (i) the Common  Shares,
(ii) the Series B Preferred Shares, and (iii) the shares of Common Stock into which the Series B Preferred Shares are convertible pursuant to the terms of the Series B Preferred Stock and such additional shares of Common Stock that Lawyers Title may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions.

         (l)      "SEC" shall mean the Securities and Exchange Commission.

         (m) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (n) "Series B Preferred Shares" shall mean the 2,200,000 shares of Series B Preferred Stock that RIC will acquire from Lawyers Title on the Closing Date.

         (o) "Series B Preferred Stock" shall mean the 7% Series B Cumulative Convertible Preferred Stock, without par value, of Lawyers Title.

                                   ARTICLE II

                           Registration of Securities

         Section 2.1. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the RIC Shares. For the purposes of this Agreement, one or more of the RIC Shares will no longer be subject to this Agreement when and to the extent that (i) a Registration Statement covering such RIC Shares has been declared effective under the Securities Act and such RIC Shares have been sold pursuant to such effective Registration Statement,
(ii) such RIC Shares are distributed to the public pursuant to Rule 144 under the Securities Act, (iii) such RIC Shares shall have been otherwise transferred or disposed of, new certificates therefor not bearing a legend restricting further transfer or disposition shall have been delivered by Lawyers Title and, at such time, subsequent transfer or disposition of such securities shall not require registration or qualification of such RIC Shares under the Securities Act or any similar state law then in force, or (iv) such RIC Shares have ceased to be outstanding.

         Section 2.2.  Registration Requirements.

         (a) Not later than three (3) Business Days following the Closing Date, Lawyers Title shall (i) file one or more Registration Statements with the SEC to register the resale of the RIC Shares under the Securities Act and (ii) use its best efforts to cause such Registration Statement(s) to become effective as soon as practicable after the filing thereof with the SEC.

Prior to or on the Closing Date, Lawyers Title shall have listed the Common Shares and, on a when issued basis, the shares of Common Stock issuable upon conversion of the Series B Preferred Shares on the NYSE. The parties acknowledge that, as of the Closing Date, the Series B Preferred Shares are not eligible for listing on the NYSE. However, Lawyers Title will promptly list the Series B Preferred Shares at such time as the Series B Preferred Shares become eligible for listing under the rules of the NYSE or of any other exchange or automated interdealer quotation system on which the Common Stock is then listed or quoted.

         (b)      Lawyers Title shall use its best efforts to:

                  (i) maintain the effectiveness of any registration relating to the Common Shares, and the listing of such shares on the NYSE or any exchange or automated interdealer quotation system on which the Common Stock is then listed or quoted, for the period from the date of effectiveness of the Registration Statement relating to such Common Shares to the date that is six years and six months after such date of effectiveness, subject to extension as provided in Section 2.2(c) below;

                  (ii) maintain the effectiveness of any registration relating to the Series B Preferred Shares, and the listing of such shares on the NYSE or any exchange or automated interdealer quotation system on which the Series B Preferred Stock is then listed or quoted, for the period from the date of effectiveness of the Registration Statement relating to such Series B Preferred Shares to the date that is eight years and six months after such date of effectiveness, subject to extension as provided in Section 2.2(c) below; and

                  (iii) maintain the effectiveness of any registration relating to the shares of Common Stock into which the Series B Preferred Shares are convertible, and the listing of such shares, on a when issued basis, on the NYSE or any exchange or automated interdealer quotation system on which the Common Stock is then listed or quoted, for the period from the date of effectiveness of the Registration Statement relating to such shares of Common Stock to the date which is eight years and six months after such date of effectiveness, subject to extension as provided in Section 2.2(c) below.

         (c)      For each  Holdback  Period  required  by Lawyers  Title  under
Article III of this Agreement and for each Discontinuance Period (as defined in Section 2.3(m) below), the periods specified in Section 2.2(b) above shall be extended by the number of days during which the applicable Holdback Period or Discontinuance Period was in effect.

         Section 2.3. Registration Procedures. In order to comply with the requirements of Section 2.2 above, Lawyers Title will:

         (a) prepare and file with the SEC one or more Registration Statements covering the RIC Shares on any form or forms for which Lawyers Title then qualifies and that counsel for Lawyers Title shall deem appropriate, and which form shall be available for the sale of the RIC Shares in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement(s) to become effective;

         (b) prepare and file with the SEC pre- and post-effective amendments to any Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration, or as may be required by the rules, regulations or instructions applicable to the registration form utilized by Lawyers Title, or by the Securities Act or the rules and regulations thereunder, necessary to keep such Registration Statement effective, and cause the
Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and otherwise comply with the provisions of the Securities Act with respect to the disposition of the RIC Shares;

         (c) furnish to RIC (or any Affiliate of RIC that owns, either beneficially or of record, any RIC Shares), and the underwriters if any, such number of copies of any Registration Statement and each pre- and post-effective amendment thereto, any Prospectus or Prospectus supplement and each amendment thereto and such other documents as RIC (or any Affiliate of RIC that owns, either beneficially or of record, any RIC Shares), and the underwriters if any, may reasonably request in order to facilitate the transfer or disposition of the RIC Shares by RIC (or any Affiliate of RIC that owns, either beneficially or of record, any RIC Shares);

         (d)      make such Blue Sky  Filings to  register  or  qualify  the RIC
Shares under such state securities (including without limitation insurance securities) or blue sky laws of such jurisdictions as RIC (or any Affiliate of RIC that owns, either beneficially or of record, any RIC Shares), and the underwriters if any, may reasonably request, and do any and all other acts that may be reasonably necessary or advisable to enable RIC to consummate the transfer or disposition in such jurisdictions of the RIC Shares, except that Lawyers Title shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.3(d), it would not be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction;

         (e) notify RIC, and the underwriters if any, at any time when a Prospectus is required to be delivered under the Securities Act while the RIC Shares are subject to this Agreement, of Lawyers Title's becoming aware that a Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and prepare and furnish to RIC, and the underwriters if any, a reasonable number of copies of an amendment to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such RIC Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (f)      promptly notify RIC, and the underwriters if any,

                  (1) when any Prospectus or Prospectus supplement or pre- or post-effective amendment has been filed, and, with respect to any Registration Statement or post-effective amendment, when such Registration Statement or post-effective amendment has become effective;

                  (2) of any request by the SEC or any other applicable regulatory authority for amendments or supplements to any Registration Statement or Prospectus or for additional information;

                  (3) of the issuance by the SEC or any other applicable regulatory authority of any stop order of which Lawyers Title or its counsel is aware or should be aware suspending the effectiveness of any Registration Statement or any order preventing the use of a related Prospectus, or the initiation or any threats of any proceedings for such purpose; and

                  (4) of the receipt by Lawyers Title of any written notification of the suspension of the registration or qualification of any of the RIC Shares for sale in any jurisdiction, or the initiation or any threats of any proceeding for such purpose;

         (g) use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its shareholders, as soon as reasonably practicable, an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that Lawyers Title shall be deemed to have complied with this Section 2.3(g) if it has complied with Rule 158 under the Securities Act;

         (h) use its best efforts to provide a transfer agent and registrar for the RIC Shares covered by any Registration Statement no later than the effective date of such Registration Statement;

         (i) if the RIC Shares are to be sold in an underwritten offering, enter into a customary underwriting agreement and in connection therewith:

                  (1) make such representations and warranties to the underwriters and to RIC and any Affiliate of RIC, to the extent that RIC and such Affiliate(s) are selling shareholders, in form, substance and scope as are customarily made by issuers to underwriters and selling shareholders in comparable underwritten offerings;

                  (2) obtain opinions of counsel to Lawyers Title (in form, substance and scope reasonably satisfactory to the managing underwriters), addressed to the underwriters, and covering the matters customarily covered in opinions requested in comparable underwritten offerings, including, if requested by RIC or any Affiliate of RIC, a statement to the effect that such opinions may be relied upon by RIC and such Affiliate(s) of RIC, to the extent that RIC and such Affiliate(s) are selling shareholders;

                  (3) obtain "cold comfort" letters and bring-downs thereof from Lawyers Title's independent certified public accountants addressed to the underwriters and RIC, such letters to be in customary form and covering the matters customarily covered in "cold comfort" letters by independent accountants in comparable underwritten offerings;

                  (4) if requested, provide indemnification in accordance with the provisions and procedures of Article IV of this Agreement to all parties to be indemnified pursuant to such Article;

                  (5) deliver such documents and certificates as the managing underwriters or RIC may reasonably request to evidence compliance with
Section 2.3(f) above and with any customary conditions contained in the underwriting agreement; and

                  (6) make its officers and directors reasonably available for "roadshows."

         (j) cooperate with RIC, and the underwriters if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under any Registration Statement, and enable such securities to be in such denominations and registered in such names as RIC, or the underwriters if any, may request;

         (k) if the managing underwriter or underwriters or RIC reasonably request, incorporate in a Prospectus supplement or post-effective amendment thereto such information as the managing underwriter or underwriters and RIC agree should be included therein relating to Lawyers Title and its business and financial condition and the plan of distribution with respect to such RIC Shares, including, without limitation, information with respect to the number of RIC Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the RIC Shares to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

         (l) provide RIC, any underwriter and any attorney, accountant or other agent retained by RIC or underwriter (collectively, the "Inspectors") with
(i) the opportunity to participate in the preparation of any Registration Statement, any Prospectus, and any amendment or supplement thereto and (ii) reasonable access during normal business hours to appropriate officers of Lawyers Title and its subsidiaries to ask questions and to obtain information that any such Inspector may reasonably request and make available for inspection all financial and other records, pertinent corporate documents and properties of any of Lawyers Title and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that Lawyers Title determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs or is otherwise bound by a confidentiality agreement reasonably satisfactory to Lawyers Title; and

         (m) in the event of the issuance of any stop order of which Lawyers Title or its counsel is aware or should be aware suspending the effectiveness of any Registration Statement or any order suspending or preventing the use of any related Prospectus or suspending the registration or qualification of any RIC Shares for sale in any jurisdiction, Lawyers Title promptly will use its best efforts to obtain its withdrawal.

         RIC shall furnish to Lawyers Title in writing such information regarding RIC and its Affiliates as is required to be disclosed pursuant to the Securities Act. RIC agrees to notify Lawyers Title promptly of any inaccuracy or change in information previously furnished by RIC to Lawyers Title or of the happening of any event in either case as a result of which a Registration Statement, a Prospectus, or any amendment or supplement thereto contains an untrue statement of a material fact regarding RIC or omits to state a material fact regarding RIC required to be stated therein or necessary to make the statements therein not misleading and to furnish promptly to Lawyers Title any additional information required to correct and update any previously furnished information or required so that such Registration Statement, Prospectus, or amendment or supplement, shall not contain, with respect to RIC, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         RIC agrees that, upon receipt of any notice from Lawyers Title of the happening of any event of the kind described in Sections 2.3(e) or (m) above, RIC will forthwith discontinue the transfer or disposition of any RIC Shares pursuant to the Prospectus relating to the Registration Statement covering such RIC Shares until RIC's receipt of the copies of the amended or supplemented
Prospectus contemplated by Section 2.3(e) or the withdrawal of any order contemplated by Section 2.3(m), and, if so directed by Lawyers Title, RIC will deliver to Lawyers Title all copies, other than permanent file copies then in RIC's possession, of the Prospectus covering such RIC Shares at the time of receipt of such notice. The period during which any discontinuance under this paragraph is in effect is referred to herein as a "Discontinuance Period."

         Section  2.4.  Registration  Expenses.   Lawyers  Title  will  pay  all
Registration Expenses in connection with all registrations of RIC Shares pursuant to Section 2.3 above, and RIC shall pay (x) any fees or disbursements of counsel to RIC or any underwriter and (y) all underwriting discounts and commissions and transfer taxes, if any, and documentary stamp taxes, if any, relating to the sale or disposition of the RIC Shares.

         Section 2.5. Selection of Underwriters. In connection with any underwritten offering pursuant to a Registration Statement filed pursuant to
Section 2.3 above, RIC shall have the right to select a lead managing underwriter or underwriters to administer such offering, which lead managing underwriter or underwriters shall be reasonably satisfactory to Lawyers Title; provided, however, that Lawyers Title shall have the right to select a co-managing underwriter or underwriters for such offering, which co-managing underwriter or underwriters shall be reasonably satisfactory to RIC.

                                   ARTICLE III

                                 Holdback Period

         If one or more underwritten public offerings of shares of Common Stock (other than the Common Shares and the shares of Common Stock into which the Series B Preferred Shares are convertible) by Lawyers Title occur during the period from the Closing Date to the date which is eight years and six months after the Closing Date, subject to extension as provided in Section 2.2(c) above, then, in connection with each such public offering, Lawyers Title may require RIC and its Affiliates to refrain from, and RIC and its Affiliates will refrain from, selling any of the RIC Shares for a period determined by Lawyers Title but not to exceed ninety
(90) days (each such period referred to as a "Holdback Period") so long as Lawyers Title delivers written notice to RIC of Lawyers Title's requirement of a Holdback Period, and the length of such Holdback Period, no less than five Business Days prior to the inception of the Holdback Period; provided that Lawyers Title may require RIC to refrain from selling any of the RIC Shares during no more than three such Holdback Periods during the period from the Closing Date to the date which is eight years and six months after the Closing Date; and provided further that Lawyers Title may require RIC to refrain from selling any of the RIC Shares during no more than two Holdback Periods in any one calendar year.

                                   ARTICLE IV

                          Indemnification; Contribution

         Section 4.1. Indemnification by Lawyers Title. As long as any RIC Shares are registered under the Securities Act, Lawyers Title will, and hereby does indemnify and hold harmless, to the fullest extent permitted by law, and, subject to Section 4.3 below, defend RIC and RIC's officers, directors, employees, agents, representatives and each other Person, if any, who controls RIC within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, and to reimburse them for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any pre- or post-effective amendment thereto or in any Blue Sky Filing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not (i) apply to such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Lawyers Title by RIC from time to time specifically for use in the Registration Statement, the Prospectus or any such amendment or supplement thereto or any Blue Sky Filing or (ii) inure to the benefit of any Person, to the extent that any such loss, claim, damage, liability, expense or action arises out of such Person's failure to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement, or omission or alleged omission, at or prior to the written confirmation of the sale of the RIC Shares to such Person if such statement or omission was corrected in the Prospectus or any amendment or supplement thereto prior to the written confirmation of the sale. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of RIC or any other Person and shall survive the transfer of such securities by RIC.

         Section 4.2. Indemnification by RIC. RIC will, and hereby does, indemnify and hold harmless and, subject to Section 4.3 below, defend (in the same manner and to the same extent as set forth in Section 4.1 above) Lawyers Title and Lawyers Title's officers, directors, employees, agents, representatives and each other Person, if any, who controls Lawyers Title within the meaning of the Securities Act, with respect to any such untrue statement or alleged untrue statement in, or any such omission or alleged omission from, any Registration Statement, any Prospectus, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Lawyers Title by RIC from time to time specifically for use in the Registration Statement, the Prospectus, and any such amendment or supplement thereto. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Lawyers Title or any such director, officer or any other Person and shall survive the transfer of such securities by RIC. In no event shall RIC be liable for any amounts pursuant to this Section 4.2 in excess of the net proceeds (net of all registration expenses borne by RIC pursuant to Section 2.4 above) received by RIC upon the resale of any RIC Shares pursuant to any Registration Statement (such amount referred to as the "RIC Liability Amount").

         Section 4.3. Notices of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 4.1 and 4.2 above, such indemnified party will give, if a claim in respect thereof is to be made against an indemnifying party, written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article IV, except to the extent that the indemnifying party is actually prejudiced in any material respect by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of reasonable investigation. If the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim in each case at the indemnifying party's expense. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party that relates to such action or claim. The indemnifying party shall keep the indemnified party fully informed at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense, except that the indemnifying party shall be liable for such reasonable costs and expenses if, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist as described above. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party informed at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a general written release from all liability with respect to such claim or litigation.

         Section 4.4. Indemnification Payments. The indemnification required by this Article IV shall be made by periodic payments of the amount thereof during the course of the investigation or defense as and when bills are received or expense, loss, damage or liability is incurred, subject to the receipt of such documentary support therefor as the indemnifying party may reasonably request.

         Section 4.5. Contribution.  If the indemnification provided for in this
Article IV is unavailable to or insufficient to hold harmless a party otherwise entitled to be indemnified thereunder in respect to any losses, claims, damages and expenses (or actions, whether commenced or threatened, in respect thereof) referred to therein, then Lawyers Title and RIC shall contribute to the amount paid or payable by such party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of Lawyers Title and RIC in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, expenses or actions. The relative fault of Lawyers Title and RIC shall be determined by reference to whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Lawyers Title or by RIC and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Lawyers Title and RIC agree that it would not be just and equitable if contributions pursuant to this Section 4.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this
Section  4.5.  No person
guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. In no event shall RIC be required to contribute pursuant to this Section 4.5 any amount in excess of the RIC Liability Amount.

         Section 4.6. Other Rights and Liabilities. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                                    ARTICLE V

                                  Miscellaneous

         Section 5.1. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

         If to Lawyers Title,
         to it at:               Lawyers Title Insurance Corporation
                                 6630 West Broad Street
                                 Richmond, Virginia 23231
                                 Telecopier: (804) 282-5453
                                 Attention:  Russell W. Jordan, III, Esquire


             With a copy to:     Williams Mullen Christian & Dobbins
                                 1021 East Cary Street, 16th Floor
                                 Richmond, Virginia 23219
                                 Telecopier: (804) 783-6507
                                 Attention:  Theodore L. Chandler, Jr., Esquire


         If to RIC or Reliance,
         to them at:             Reliance Insurance Company
                                 55 East 52nd Street
                                 New York, New York 10055
                                 Telecopier: (212) 909-1864
                                 Attention: Robert M. Steinberg


             With a copy to:     Reliance Group Holdings, Inc.
                                 55 East 52nd Street
                                 New York, New York 10055
                                 Telecopier: (212) 909-1864

                                Attention: General Counsel


Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         Section 5.2. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by RIC and by Lawyers Title following approval thereof by a majority of the Continuing Directors (as such term is defined in the Voting and Standstill Agreement).

         Section 5.3. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise; provided that no party may assign this Agreement without the other party's prior written consent.

         Section 5.4. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Stock Purchase Agreement.

         Section 5.5. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         Section 5.6. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         Section 5.7. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         Section 5.8.  No Third Party  Beneficiaries.  Except as provided in
Article IV above, this Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who or which is not a party hereto.

         Section 5.9. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Affiliates to submit, to the jurisdiction of the federal courts located either in the City of Richmond, Virginia, or in the City of New York, New York, and in the event that such federal courts shall not have subject matter jurisdiction over the relevant proceeding, then of the state courts located either in the City of Richmond, Virginia, or in the City of New York, New York, for the purpose of any Action arising out of or based upon this Agreement or relating to the subject matter hereof or the transactions contemplated hereby, (ii) hereby waives, and agrees to cause each of its Affiliates to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Affiliates to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Affiliates to commence any Action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Virginia or New York law, as the case may be, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.1 above is reasonably calculated to give actual notice. Notwithstanding anything contained in this
Section 5.9 to the contrary with respect to the parties' forum selection, if an Action is filed against a party to this Agreement, including its Affiliates, by a person who or which is not a party to this Agreement, an Affiliate of a party to this Agreement, or an assignee thereof (a "Third Party Action"), in a forum other than the federal district court or a state court located in the City of Richmond, Virginia, or in the City of New York, New York, and such Third Party Action is based upon, arises from, or implicates rights, obligations or liabilities existing under this Agreement or acts or omissions pursuant to this Agreement, then the party to this Agreement, including its Affiliates, joined as a defendant in such Third Party Action shall have the right to file cross-claims or third-party claims in the Third Party Action against the other party to this Agreement, including its Affiliates, and even if not a defendant therein, to intervene in such Third Party Action with or without also filing cross-claims or third-party claims against the other party to this Agreement, including its Affiliates.

         Section 5.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

         Section 5.11. Name, Captions. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

         Section 5.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         Section 5.13. Expenses. Each of the parties hereto shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.


                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Registration Rights Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.


                                           LAWYERS TITLE CORPORATION


                                           By:_________________________________
                                                Name:
                                                Title:


                                           RELIANCE INSURANCE COMPANY


                                           By:_________________________________
                                                Name:
                                                Title:

                                                                       Exhibit B

                         VOTING AND STANDSTILL AGREEMENT

         THIS VOTING AND STANDSTILL AGREEMENT (the "Agreement"), dated as of __________ __, 1998, is made between LAWYERS TITLE CORPORATION, a Virginia corporation ("Lawyers Title"), RELIANCE INSURANCE COMPANY, a Pennsylvania corporation ("RIC"), and RELIANCE GROUP HOLDINGS, INC., a Delaware corporation ("Reliance").

                              W I T N E S S E T H:

         WHEREAS, Lawyers Title, Lawyers Title Insurance Corporation, a Virginia corporation, RIC and Reliance have entered into a Stock Purchase Agreement dated August 20, 1997, as amended and restated by an Amended and Restated Stock Purchase Agreement dated December 11, 1997 (the "Stock Purchase Agreement"), under which Lawyers Title will acquire from RIC all of the issued and outstanding shares of the capital stock of Commonwealth Land Title Insurance Company, a Pennsylvania corporation ("Commonwealth"), and of Transnation Title Insurance Company, an Arizona corporation;

         WHEREAS, pursuant to the Stock Purchase Agreement, RIC will acquire (i) 4,039,473 shares of Lawyers Title's Common Stock, without par value, and (ii) 2,200,000 shares of Lawyers Title's 7% Series B Cumulative Convertible Preferred Stock, without par value, which shares of Series B Preferred Stock are initially convertible into 4,824,561 shares of Common Stock pursuant to the terms of the Series B Preferred Stock, and, as a result, will beneficially own on the Closing Date not more than 45.3% of the issued and outstanding shares of Lawyers Title's Common Stock on a fully diluted basis; and

         WHEREAS, Lawyers Title, RIC and Reliance desire to establish in this Agreement certain conditions of RIC's and Reliance's relationship with Lawyers Title.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Stock Purchase Agreement, Lawyers Title, RIC and Reliance hereby agree as follows:

                                    ARTICLE I

                   Definitions; Representations and Warranties

         Section 1.1. Definitions. Except as otherwise specified herein, capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in the Stock Purchase Agreement. For purposes of this Agreement, the following terms have the following meanings:


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         (a)      "Adjusted Outstanding Shares" shall mean, at any time and with respect to the determination of (i) the RIC Ownership Percentage as it relates to RIC and its Affiliates, (ii) the Standstill Percentage as it relates to RIC and its Affiliates, and (iii) any other percentage of the beneficial ownership of Common Stock as it relates to a Person or Group, the total number of shares of Common Stock then issued and outstanding together with the total number of shares of Common Stock not then issued and outstanding that would be outstanding if (x) all then existing shares of Series B Preferred Stock had been converted and (y) all then existing warrants and options exercisable into shares of Common Stock had been exercised (other than underwriters' overallotment options and stock options granted under benefit plans of Lawyers Title or any of its Affiliates), but excluding any rights that may be exercisable under the Rights Agreement.

         (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement, and shall include, with respect to a determination of the Affiliates of RIC, any Affiliate of Reliance.

         (c) "Beneficial ownership," "beneficial owner" and "beneficially own" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement; provided that RIC and each of its Affiliates and any Person or Group shall be deemed to be the beneficial owners of any shares of Common Stock that RIC or such Affiliate, Person and/or Group, as the case may be, has the right to acquire within one year pursuant to any other agreement, arrangement or understanding or upon the exercise of conversion or exchange rights, warrants, options or otherwise, including but not limited to any right to acquire shares of Common Stock through the conversion of the Series B Preferred Stock.

         (d) "Common Stock" shall mean the Common Stock, without par value, of Lawyers Title.

         (e) "Continuing Directors" shall mean the members of the Board of Directors of Lawyers Title immediately prior to the Closing Date and any future members of the Board of Directors nominated by the Board of Directors; provided, however, that no RIC Director shall constitute a Continuing Director or be counted in determining the presence of a quorum of Continuing Directors.

         (f) "Control" shall mean, with respect to a Person or a Group, (i) beneficial ownership by such Person or Group of securities that entitle it to exercise in the aggregate more than fifty percent (50%) of the votes in any election of directors or other governing body of the entity in question; or (ii) possession by such Person or Group of the power, directly or indirectly, (x) to elect a majority of the board of directors (or equivalent governing body) of the entity in question or (y) in case of a non-corporate entity, to manage or govern the business, operations or investments of any such non-corporate entity.

         (g)      "Group"  shall  have  the  meaning   comprehended  by  Section
13(d)(3) of the Exchange Act as in effect on the date of this Agreement.

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         (h)      "Person"  shall have the meaning set forth in Section  3(a)(9)
of the Exchange Act as in effect on the date of this Agreement.

         (i) "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated __________ __, 1998, executed by Lawyers Title and RIC in connection with the Stock Purchase Agreement.

         (j) "RIC Director" shall mean a member of the Board of Directors of Lawyers Title who was designated by RIC for nomination pursuant to this Agreement, but shall not include Herbert Wender, the Chief Executive Officer of Commonwealth.

         (k) "RIC Ownership Percentage" shall mean, at any time, the percentage of the Adjusted Outstanding Shares that is beneficially owned in the aggregate by RIC and its Affiliates.

         (l) "RIC Shares" shall mean collectively (i) the 4,039,473 shares of Common Stock, (ii) the 2,200,000 shares of Series B Preferred Stock, and
(iii) the shares of Common Stock into which the 2,200,000 shares of Series B Preferred Stock are convertible pursuant to the terms of the Series B Preferred Stock designation, that RIC will acquire from Lawyers Title pursuant to the Stock Purchase Agreement, and such additional shares of Common Stock that Lawyers Title may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions.


         (m) "Rights Agreement" shall mean the Amended and Restated Rights Agreement, dated as of August 20, 1997, between Lawyers Title and Wachovia Bank, N.A., as amended by the First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between Lawyers Title and Wachovia Bank, N.A., as such may be amended from time to time, or any successor shareholder rights plan or agreement.

         (n) "Series B Preferred Stock" shall mean the 7% Series B Cumulative Convertible Preferred Stock, without par value, of Lawyers Title.

         (o) "Standstill Percentage" shall mean, at any time, not more than 45.3% of the Adjusted Outstanding Shares; provided that, in the event that the RIC Ownership Percentage is less than 45.3%, then the Standstill Percentage shall be automatically reduced to the RIC Ownership Percentage; provided further that, following any such reduction in the Standstill Percentage, the Standstill Percentage shall not thereafter be subject to any increase.

         (p)      "Transfer"  shall  mean  sell,   transfer,   assign,   pledge,
hypothecate, give away or in any manner dispose of any Common Stock or Series B Preferred Stock.

         Section 1.2. Representations and Warranties of RIC. RIC represents and warrants to Lawyers Title as follows:

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         (a)      RIC is a corporation  duly organized,  validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

         (b) Except for the RIC Shares, neither RIC nor any of its Affiliates beneficially owns any Common Stock or any options, warrants or rights of any nature (including conversion and exchange rights) to acquire beneficial ownership of any Common Stock.

         (c) RIC has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by RIC have been duly authorized by all necessary corporate action on behalf of RIC. This Agreement is Enforceable against RIC.

         (d) The execution, delivery and performance of this Agreement by RIC does not and will not conflict with or constitute a violation of or default under the Charter or Bylaws (or comparable documents) of RIC, or any statute, law, regulation, order or decree applicable to RIC, or any contract, commitment, agreement, arrangement or restriction of any kind to which RIC is a party or by which RIC is bound, other than such violations as would not prevent or materially delay the performance by RIC of its obligations hereunder or otherwise subject Lawyers Title to any claim or liability.

         Section 1.3. Representations and Warranties of Reliance. Reliance represents and warrants to Lawyers Title as follows:

         (a) Reliance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) Reliance has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by Reliance have been duly authorized by all necessary corporate action on behalf of Reliance. This Agreement is Enforceable against Reliance.

         (c) The execution, delivery and performance of this Agreement by Reliance does not and will not conflict with or constitute a violation of or default under the Charter or Bylaws (or comparable documents) of Reliance, or any statute, law, regulation, order or decree applicable to Reliance, or any contract, commitment, agreement, arrangement or restriction of any kind to which Reliance is a party or by which Reliance is bound, other than such violations as would not prevent or materially delay the performance by Reliance of its obligations hereunder or otherwise subject Lawyers Title to any claim or liability.

         Section 1.4. Representations and Warranties of Lawyers Title. Lawyers Title hereby represents and warrants to RIC and Reliance as follows:

         (a)      Lawyers  Title  is  a  corporation  duly  organized,   validly
existing and in good standing under the laws of the Commonwealth of Virginia.

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         (b)      Lawyers  Title has full legal  right,  power and  authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by Lawyers Title have been duly authorized by all necessary corporate action on behalf of Lawyers Title. This Agreement is Enforceable against Lawyers Title.

         (c) The execution, delivery and performance of this Agreement by Lawyers Title does not and will not conflict with or constitute a violation of or default under the Charter or Bylaws of Lawyers Title, or any statute, law, regulation, order or decree applicable to Lawyers Title, or any contract, commitment, agreement, arrangement or restriction of any kind to which Lawyers Title is a party or by which Lawyers Title is bound, other than such violations as would not prevent or materially delay the performance by Lawyers Title of its obligations hereunder or otherwise subject RIC to any claim or liability.

         (d) Lawyers Title has taken all actions necessary or appropriate so that (i) the acquisition by RIC or any Affiliate of RIC of any RIC Shares and
(ii) the Transfer of any RIC Shares permitted by this Agreement will not cause to be applicable to RIC or any Affiliate of RIC either (x) the Rights Agreement or (y) any applicable "fair price," "moratorium," "control share acquisition" or "affiliated transaction" statute, law, rule or regulation in effect on the date hereof.

                                   ARTICLE II

                              Board Representation

         Section 2.1. Initial Board Representation. On the Closing Date,
Lawyers Title will (a) take such action as may be necessary to increase the size of the Board of Directors (the "Board of Directors") to fourteen (14), (b) upon receipt from each RIC Director of an executed letter agreement regarding resignation in the form attached to this Agreement as Exhibit A, fill three (3) of the vacancies created thereby with RIC Directors in accordance with the applicable provisions of the Charter and Bylaws of Lawyers Title, and (c) fill the fourth vacancy created thereby with Herbert Wender, the Chief Executive Officer of Commonwealth, in accordance with the applicable provisions of Lawyers Title's Charter and Bylaws. Of the three (3) initial RIC Directors appointed to the Board of Directors, Lawyers Title will (i) appoint one to Class I (current term expiring in 1998), one to Class II (current term expiring in 1999) and one to Class III (current term expiring in 2000) and (ii) subject to the right of RIC to designate new RIC Directors as substitutes for the initial RIC Directors, recommend for election at the next annual meeting of Lawyers Title's shareholders following such appointments the initial Class I RIC Director for a three (3) year term expiring in 2001 and each initial RIC Director in Class II and Class III for the remainder of the term of his respective Class; provided that, if any such RIC Director is not elected by the shareholders of Lawyers Title, Lawyers Title shall have no further obligations under this Section 2.1 for the applicable year; and provided further that Lawyers Title shall be under no obligation to appoint or recommend for election any RIC Director to the Board of Directors unless and until it has received from such RIC Director an executed letter agreement regarding resignation in the form attached to this Agreement as Exhibit A. Herbert Wender, the Chief Executive Officer of Commonwealth, shall be appointed, and recommended for election at

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the  next  annual  meeting  of  Lawyers  Title's  shareholders   following  such
appointment, to Class I. Any person designated by RIC to be a RIC Director who is not an executive officer of either RIC or an Affiliate of RIC shall be acceptable to the Continuing Directors, and, if found unacceptable by the Continuing Directors for any reason whatsoever, (i) Lawyers Title shall not be obligated to appoint or recommend for election any such person to the Board of Directors and (ii) RIC shall be entitled to designate a replacement that is acceptable to the Continuing Directors.

         Section 2.2.      Continuing Board Representation.

         (a) Until the earlier to occur of (i) the date that the RIC Ownership Percentage is less than twenty percent (20%) or (ii) the expiration of the Preferred Shares Sales Period (as defined in Section 4.1 below), Lawyers Title agrees that, except as otherwise agreed to by a majority of the RIC Directors, Lawyers Title will not take or recommend to its shareholders any action that would cause the Board of Directors to consist of any number of directors other than fourteen (14) directors divided into two (2) classes of five (5) directors each and one class of four (4) directors. At the time that the RIC Ownership Percentage is reduced to less than twenty percent (20%), Lawyers Title may take such action as may be necessary to reduce the Board of Directors to twelve (12) directors, and at the time that the RIC Ownership Percentage is reduced to less than fifteen percent (15%), Lawyers Title may take such action as may be necessary to reduce the Board of Directors to eleven (11) directors. Until the earlier to occur of (i) the date on which there are no RIC Directors serving on the Board of Directors pursuant to this Agreement or (ii) the expiration of the Preferred Shares Sales Period (as defined in Section 4.1 below), Lawyers Title agrees that it will not take or recommend to its shareholders any action that would result in any amendment to Lawyers Title's Bylaws in effect on the date hereof that would impose any qualifications on the eligibility of directors of Lawyers Title to serve on any committee of the Board of Directors, except as may be required by the then-current rules and regulations of the New York Stock Exchange (the "NYSE Rules"), the rules and regulations under the Internal Revenue Code of 1986, as amended, relating to the qualification of employee stock benefit plans and the deductibility of compensation paid to executive officers, the rules and regulations under Section 16(b) of the Exchange Act, including Rule 16b-3 thereunder or any successor rule, and Lawyers Title's Bylaws; and

         (b) Subject to the provisions of Sections 2.2(a) and 2.6 hereof regarding reductions in the size of the Board of Directors and required resignations of RIC Directors, Lawyers Title will recommend for election, in the applicable year in which the respective Class term expires, one RIC Director in Class I, one RIC Director in Class II and one RIC Director in Class III, in each case as designated by RIC; provided that, if any such RIC Director is not elected by the shareholders of Lawyers Title, Lawyers Title shall have no further obligations under this Section 2.2(b) for the applicable year; and provided further that Lawyers Title shall be under no obligation to recommend any RIC Director for election to the Board of Directors unless and until it has received from such RIC Director an executed letter agreement regarding resignation in the form attached to this Agreement as Exhibit A. Any person designated by RIC to be a RIC Director who is not an executive officer of either RIC or an Affiliate of RIC shall be acceptable to the Continuing Directors, and, if found unacceptable by the Continuing Directors for any reason whatsoever, (i) Lawyers Title shall not be obligated to recommend any such person for


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election to the Board of Directors and (ii) RIC shall be entitled to designate a replacement that is acceptable to the Continuing Directors.

         Section 2.3. Committee Representation. Until the earlier to occur of (i) the date that the RIC Ownership Percentage is less than twenty percent (20%) or (ii) the expiration of the Preferred Shares Sales Period (as defined in Section 4.1 below), to the extent that, and for so long as, but only insofar as required by applicable law or NYSE rules, any of the RIC Directors is qualified under the then-current NYSE rules, the rules and regulations under the Internal Revenue Code of 1986, as amended, relating to the qualification of employee stock benefit plans and the deductibility of compensation paid to executive officers, the rules and regulations under Section 16(b) of the Exchange Act, including Rule 16b-3 thereunder or any successor rule, the Board of Directors shall designate one of the RIC Directors to serve on each of the committees of the Board of Directors (whether existing on the date hereof or formed or constituted after the date hereof) to the same extent, and on the same basis, as the other members of the Board of Directors; provided that, if the number of RIC Directors shall be reduced to one director pursuant to Section 2.6 hereof, then such remaining RIC Director shall be entitled to maintain his or her membership on any committee on which such RIC Director then may be serving until the earliest to occur of (i) the expiration of such RIC Director's term as a director of Lawyers Title, (ii) the date that the RIC Ownership Percentage is less than fifteen percent (15%), or (iii) the expiration of the Preferred Shares Sales Period (as defined in Section 4.1 below).

         Section 2.4. Relationship with RIC Directors. With respect to any RIC Director serving on the Board of Directors and any committee thereof pursuant to the provisions of this Article II, Lawyers Title shall at all times, with respect to matters affecting the full Board of Directors or a specific committee, as the case may be:

         (a) Consult with the RIC Director on all business and financial matters on which Continuing Directors are consulted;

         (b) Provide the RIC Director with the same financial and other information concerning Lawyers Title and its Subsidiaries as may be provided to the Continuing Directors, at the same time as so provided;

         (c) Give the RIC Director the same notice of meetings as the Continuing Directors are given and reasonable time to attend in person or participate by telephone;

         (d) Permit the RIC Director access at all reasonable times to senior officers of Lawyers Title;

         (e) Hold meetings of the Board of Directors not less than four times per year;

         (f) Schedule regular meetings of the Board of Directors at least six months in advance; and

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         (g)      In all other respects, deal with each RIC Director in the same manner and on the same terms as it deals with all other directors, including, without limitation, the Continuing Directors.

         Section 2.5. Resignations at the Request of RIC; Vacancies. RIC shall have the right to request the resignation from the Board of Directors of any RIC Director pursuant to the terms of Exhibit A. In the event that any RIC Director for any reason ceases to serve as a member of the Board of Directors during his or her term of office and at such time RIC would have the right to a designation hereunder if an election for the resulting vacancy were to be held, RIC may designate a person to fill such vacancy (a "RIC Director Vacancy"); provided that, if the person so designated is not an executive officer of either RIC or an Affiliate of RIC, such person shall be acceptable to the Continuing Directors. Subject to the foregoing and Section 2.2(b) hereof, Lawyers Title agrees to (i) appoint RIC's designee to the Board of Directors to fill the RIC Director Vacancy and to serve until the next annual meeting of Lawyers Title's shareholders and (ii) recommend RIC's designee for election to the Board of Directors at the next annual meeting of Lawyers Title's shareholders to fill the remaining term of the class of directors to which such designee was appointed; provided further that Lawyers Title shall be under no obligation to appoint or recommend for election any such designee to fill a RIC Director Vacancy unless and until it has received from such designee an executed letter agreement regarding resignation in the form attached to this Agreement as Exhibit A.

         Section 2.6. Required Resignations. On the date when the RIC Ownership Percentage is less than twenty percent (20%) but more than fifteen percent (15%) (the "Board Adjustment Date"), RIC shall, within five (5) Business Days, cause two (2) of the three (3) RIC Directors to resign from the Board of Directors. The parties agree that the two (2) RIC Directors that will be subject to resignation pursuant to the preceding sentence shall be those RIC Directors who have the shortest terms of office then remaining, viz., those RIC Directors who are members of classes that will stand for election at one of the next two annual meetings of Lawyers Title's shareholders to be held following the Board Adjustment Date. From and after the Board Adjustment Date, the remaining RIC Director may complete any unexpired term as a director of Lawyers Title; provided that, upon the earlier to occur of (i) the date that the RIC Ownership Percentage is less than fifteen percent (15%) or (ii) the expiration of the Preferred Shares Sales Period (as defined in Section 4.1), RIC shall, within five (5) Business Days, cause the remaining RIC Director to resign from the Board of Directors. In the event that the RIC Ownership Percentage is reduced from over twenty percent (20%) to less than fifteen percent (15%) such that there is no Board Adjustment Date, RIC shall, within five (5) Business Days, cause all three (3) of the RIC Directors to resign from the Board of Directors. In the event of any decrease in the RIC Ownership Percentage to below such twenty percent (20%) and fifteen percent (15%) thresholds, any subsequent increase in the RIC Ownership Percentage to or above such twenty percent (20%) and fifteen percent (15%) thresholds (i) shall not entitle RIC to reinstate, elect or designate any RIC Directors to the Board of Directors or any committee thereof, and (ii) with respect to any increase to or above such twenty percent (20%) threshold, shall constitute a breach of this Agreement. If RIC does not cause the resignation of the applicable number of RIC Directors within such five
(5) Business Day period, Lawyers Title may seek such resignation or, in the alternative, the Continuing Directors may seek the removal of the RIC Directors that are


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subject to such  resignation.  Upon any shareholder vote relating to the removal of a RIC Director for failure to resign pursuant to this Section 2.6, RIC and its Affiliates shall (i) attend any meeting either in person or by proxy and
(ii) vote in favor of such removal. At such time as a RIC Director becomes subject to resignation pursuant to this Section 2.6, Lawyers Title may amend its Bylaws or take such other action as it deems appropriate to reduce the number of directors constituting the Board of Directors proportionately or fill the vacancy caused by such resignation(s) with its own nominee in accordance with the applicable provisions of the Charter and Bylaws of Lawyers Title.

         Section 2.7. Charter and Bylaws. The obligations of Lawyers Title set forth in this Article II shall be subject to compliance with the applicable provisions of the Charter and Bylaws of Lawyers Title, which in no respect prevent Lawyers Title from fulfilling its obligations under this Agreement. Lawyers Title will make no modifications or amendments to its Charter or Bylaws that would in any way hinder, impede or otherwise limit RIC's rights under this
Article II.

         Section 2.8. No Voting Trust. This Agreement does not create or constitute, and shall not be construed as creating or constituting, a voting trust agreement under the Virginia Stock Corporation Act or any other applicable corporation law.

         Section 2.9. Notification of Designation. RIC shall notify Lawyers Title in writing not later than March 15th of each year of its designation of RIC Directors to be nominated for election at the next annual meeting of Lawyers Title's shareholders; provided that, if RIC should fail to so notify Lawyers Title of its RIC Director designee(s) by such date, RIC shall be deemed to have designated the RIC Director whose term expires at the next annual meeting of shareholders. RIC shall cause each RIC Director and each RIC Director designee to provide promptly information that may be required under the Exchange Act for inclusion in Lawyers Title's proxy statement for such annual meeting and shall cooperate with Lawyers Title in verifying any such information, including but not limited to the prompt completion of any director questionnaires applicable to the directors generally. The rights of RIC and the RIC Directors and the obligations of Lawyers Title set forth in this Article II with respect to the appointment or nomination of RIC Directors shall not be subject to compliance with the notification requirements of Section 2.7 of Lawyers Title's Bylaws. No Affiliate of RIC shall have any right to designate RIC Directors under this
Article II.

         Section 2.10. No Duty to Designate; Reduction of Board Representation. Nothing contained in this Article II shall be construed as requiring RIC to designate any RIC Directors or as requiring any RIC Director, once designated and elected, to continue to serve in office if such RIC Director elects to resign. Until the earlier to occur of (i) the date on which there are no RIC Directors serving on the Board of Directors pursuant to this Agreement or (ii) the expiration of the Preferred Shares Sales Period (as defined in Section 4.1 below), in the event of any vacancy created by the death, resignation or removal of a RIC Director or the failure of RIC to designate a RIC Director, other than a vacancy created by the resignation or removal of a RIC Director pursuant to
Section 2.6 above, upon the written request of RIC, Lawyers Title shall take such action as may be necessary to reduce the size of the Board of Directors to a number equal to (x)


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fourteen  (14) (or such lesser  number as exists  following one or more previous reductions  of the size of the Board  pursuant to Sections  2.2(a),  2.6 or this
Section  2.10)  minus  (y)  the  number  of  such  vacancies,   and  thereafter,
notwithstanding any other provisions of this Article II, RIC shall have no right to designate any individual to be a RIC Director to the extent of such reduction.

         Section 2.11. Limitation on Nominations by Lawyers Title. Lawyers Title agrees that, during the term of this Agreement, it will not, without the written consent of RIC, appoint or recommend for election to the Board of Directors (i) any current or former "executive officer" (as defined in Rule 3b-7 under the Exchange Act as in effect on the date of this Agreement) of Lawyers Title or
(ii) any other person with a relationship of the kind described in Item 404(b) of Regulation S-K as in effect on the date of this Agreement, if the election of such director following such appointment or recommendation would cause the total number of directors meeting the description set forth in (i) and (ii) above to increase above the aggregate number of such directors on the date hereof (after adjustment for Herbert Wender, the Chief Executive Officer of Commonwealth); provided, however, that no RIC Director shall be included in determining whether Lawyers Title has met the foregoing requirement.

                                   ARTICLE III

                     Standstill Restrictions; Voting Matters

         Section 3.1.      Standstill Restrictions.

         (a) During the term of this Agreement, Reliance and RIC covenant and agree that Reliance and RIC shall not, and shall not permit any of their Affiliates to, either individually or as part of a Group, directly or indirectly:

                  (i) exceed the Standstill Percentage (other than as a result of any stock purchases or repurchases by Lawyers Title) or otherwise acquire (other than acquisitions (x) pursuant to or contemplated by the Stock Purchase Agreement, including without limitation the conversion of the Series B Preferred Stock, or (y) resulting from corporate action taken by the Board of Directors with respect to any pro rata distribution of shares of Common Stock in connection with any stock split, stock dividend, recapitalization, reclassification or similar transaction), propose to acquire (or publicly announce or otherwise disclose an intention to propose to acquire), offer to acquire, or agree to acquire any Common Stock or Series B Preferred Stock; provided that this Section 3.1(a)(i) shall not apply to any acquisition (a) of options, Common Stock, warrants, rights or other securities convertible or exchangeable into Common Stock granted to any person, including without limitation RIC Directors, pursuant to any benefit plan of Lawyers Title or any of its Affiliates or the exercise of any such option, warrant or right or conversion or exchange of any convertible or exchangeable security or (b) upon the exercise by RIC or its Affiliates of rights pursuant to the Rights Agreement but only to the extent that such acquisition does not cause an increase in the RIC Ownership Percentage above that which existed immediately prior to the rights becoming exercisable and provided that all of the shares of Common Stock so acquired upon the exercise of the rights shall be subject to all of the terms of this Agreement;

                  (ii)     propose (or publicly  announce or otherwise  disclose
an intention to propose), solicit, offer, seek to effect, negotiate with or provide any confidential information relating to Lawyers Title or its business to any other Person with respect to, any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving Lawyers Title (other than (x) any of the foregoing that may be approved by the Board of Directors or (y) in connection with any tender or exchange offer in which the Board of Directors has
(a) recommended that its shareholders accept such offer or (b) after ten (10) business days (as defined in Rule 14d-1 under the Exchange Act as in effect on the date of this Agreement) from the date of commencement of such offer, expressed no opinion, remained neutral, was unable to take a position or otherwise did not oppose or recommend that its shareholders reject such offer); provided that nothing set forth in this Section 3.1(a)(ii) shall prohibit RIC or its Affiliates from soliciting, offering, seeking to effect or negotiating with any Person with respect to Transfers of Common Stock or Series B Preferred Stock otherwise required or permitted by Article IV of this Agreement; provided further that in so soliciting, offering, seeking to effect or negotiating, neither RIC nor its Affiliates shall provide any confidential information relating to Lawyers Title or its business to any Person except as required by applicable law, including without limitation Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, but only to the extent that any required disclosure of such confidential information has been preceded by notice to Lawyers Title of the expected disclosure of such information and the execution of a confidentiality agreement by RIC (or its Affiliates, as the case may be) and such Person in the form attached hereto as Exhibit B (such confidentiality agreement to be promptly forwarded to Lawyers Title for its execution, which execution may be subsequent to the disclosure described in this proviso, provided that the failure of Lawyers Title to so execute such confidentiality agreement shall in no way be construed to be a failure on the part of RIC (or its Affiliates, as the case may be) to fulfill its obligations under this
Section 3.1(a)(ii) or to limit or affect the validity of such confidentiality agreement as between RIC (or its Affiliates, as the case may be) and such Person);

                  (iii) make, or in any way participate in, any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of any Common Stock or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Lawyers Title; provided that nothing in this Section 3.1(a)(iii) shall apply to any deemed solicitation of proxies by the RIC Directors that may result from such RIC Directors' position or status as a director of Lawyers Title at the time of any general solicitation of proxies by the management of Lawyers Title;

                  (iv) form, participate in or join any Person or Group with respect to any Common Stock or Series B Preferred Stock, or otherwise act in concert with any third Person for the purpose of (x) acquiring any Common Stock or Series B Preferred Stock or (y) holding or disposing of Common Stock or Series B Preferred Stock for any purpose prohibited by this Section 3.1(a);

                  (v) except as specifically provided in the Stock Purchase Agreement or Section 3.2 below, deposit any Common Stock or Series B Preferred Stock into a voting trust or subject any Common Stock or Series B Preferred Stock to any arrangement or agreement with respect to the voting thereof;

                  (vi) initiate, propose or otherwise solicit shareholders for the approval of any shareholder proposal with respect to Lawyers Title as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other Person to initiate, propose or otherwise solicit any such shareholder proposal;

                  (vii) except as specifically provided in Article II of this Agreement and in the Series B Preferred Stock designation, seek election to or seek to place a representative on the Board of Directors, or seek the removal of any member of the Board of Directors (other than a RIC Director);

                  (viii) except as specifically provided in the Series B Preferred Stock designation, call or seek to have called any meeting of the shareholders of Lawyers Title for any purpose;

                  (ix) except through the RIC Directors, and except as specifically provided in the Series B Preferred Stock designation, take any other action to seek to control, disrupt or influence the management or policies of Lawyers Title;

                  (x) except as specifically provided in the Series B Preferred Stock designation, demand, request or propose to amend, waive or terminate the provisions of this Section 3.1(a); or

                  (xi) agree to do any of the foregoing, or advise, assist, encourage or persuade any third party to take any action with respect to any of the foregoing.

         (b) Reliance and RIC agree that they will notify Lawyers Title promptly if any inquiries or proposals are received by, any information is exchanged with respect to, or any negotiations or discussions are initiated or continued by or with, Reliance, RIC or any of their Affiliates regarding any matter described in Section 3.1(a) above (excluding the first proviso of Section 3.1(a)(ii) above). RIC and Lawyers Title shall mutually agree upon an appropriate response to be made to any such proposals received by Reliance, RIC or any of their Affiliates.

         (c) Nothing contained in this Article III shall be deemed to restrict the manner in which the RIC Directors may participate in deliberations or discussions of the Board of Directors or individual consultations with the Chairman of the Board or any other members of the Board of Directors, so long as such actions do not otherwise violate any provision of Section 3.1(a) above.

         Section 3.2.      Voting Matters.

         (a) During the term of this Agreement, Reliance and RIC will take all such action as may be required so that the Common Stock beneficially owned and entitled to be voted by Reliance, RIC and their Affiliates, as a Group, are voted or caused to be voted (in person or by proxy):

                  (i) with respect to the Continuing Director's nominees to the Board of Directors, in accordance with the recommendation of the Board of Directors, or a nominating or similar committee of the Board of Directors, if any such committee exists and makes a recommendation;

                  (ii) with respect to any "election contest" (as such term is defined or used in Rule 14a-11 under the Exchange Act as in effect on the date of this Agreement) initiated by any Person in connection with any tender offer, in the same proportion as the total votes cast by or on behalf of all shareholders of Lawyers Title (other than Reliance, RIC and their Affiliates) with respect to such proxy contest;

                  (iii) with respect to any matters related to share issuance, mergers, acquisitions and divestitures for which shareholder approval is sought, in accordance with the independent judgment of Reliance, RIC and their Affiliates, without regard to any request or recommendation of the Board of Directors; provided that, if any such transaction is submitted for shareholder approval by Lawyers Title in order to permit Lawyers Title to exercise its call rights under Sections 4.1(a) and 4.1(c) hereof or its redemption rights under the Series B Preferred Stock designation, then the Common Stock beneficially owned and entitled to be voted by Reliance, RIC and their Affiliates, as a Group, shall be voted in accordance with the recommendation of the Board of Directors; and

                  (iv) with respect to all matters (other than the election of RIC Directors) brought before Lawyers Title's shareholders for a vote not otherwise provided for in this Section 3.2(a) or Section 2.6 above, in accordance with the recommendation of the Board of Directors.

         (b) RIC and its Affiliates who beneficially own any of the RIC Shares shall be present, in person or by proxy, at all duly held meetings of shareholders of Lawyers Title so that the Common Stock held by RIC and its Affiliates may be counted for the purposes of determining the presence of a quorum at such meetings.

                                   ARTICLE IV

                             Transfers of RIC Shares

         Section 4.1.      Required Sales of RIC Shares.

         (a) Subject to compliance by Lawyers Title with Section 4.1(e) below, by the date that is six (6) years and six (6) months after the effective date of the registration statement for the RIC Common Shares (as defined below) as provided for in the Registration Rights Agreement (the "Common Shares Exit Date"), RIC agrees that it will sell, convey or otherwise transfer all of the 4,039,473 shares of Common Stock received by RIC from Lawyers Title pursuant to the Stock Purchase Agreement and such additional shares of Common Stock that Lawyers Title may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions or pursuant to the exercise of any rights under the Rights Agreement (the "RIC Common Shares") entirely to Persons that are not, at the time of the sale, conveyance or transfer, an Affiliate of RIC. Such sales, conveyances or transfers of the RIC Common Shares may occur at any time and from time to time during the period between the Closing Date and the Common Shares Exit Date (such period being hereafter referred to as the "Common Shares Sales Period"); provided that, for each Holdback Period and each Discontinuance Period (as those terms are defined in the Registration Rights Agreement) required by Lawyers Title under the Registration Rights Agreement, the Common Shares Sales Period shall be extended by the number of days during which the relevant Holdback Period or Discontinuance Period was in effect. In the event that RIC has not disposed of all of the RIC Common Shares by the end of the Common Shares Sales Period, Lawyers Title thereafter shall have the absolute right (which shall not be abridged) from time to time on thirty (30) days' written notice to make one or more calls to purchase for cash all or a portion of the remaining RIC Common Shares then held by RIC at a price equal to ninety-five percent (95%) of the fair market value of the Common Stock at the time of the call(s), with such fair market value to be calculated based upon the average of the closing prices of the Common Stock for the ten (10) consecutive trading days preceding the notice by Lawyers Title to RIC of the exercise of its call right.

         (b)      Subject to Section 4.1(c) and compliance by Lawyers Title with
Section 4.1(e) below but in addition to Section 4.1(a) above, if RIC has not converted any of the 2,200,000 shares of Series B Preferred Stock received by RIC from Lawyers Title on the Closing Date (the "RIC Series B Preferred Shares"), then by the date that is eight (8) years and six (6) months after the effective date of the registration statement for the RIC Series B Preferred Shares as provided for in the Registration Rights Agreement (the "Preferred Shares Exit Date"), RIC agrees that it will sell, convey or otherwise transfer so many of the RIC Series B Preferred Shares as are necessary to reduce the RIC Ownership Percentage to less than twenty percent (20%) of the Adjusted Outstanding Shares; provided, however, that such sales, conveyances and transfers must be made entirely to Persons that are not, at the time of the sale, conveyance or transfer, an Affiliate of RIC. Such sales, conveyances or transfers of the RIC Series B Preferred Shares may occur at any time and from time to time during the period between the Closing Date and the Preferred Shares Exit Date (such period being hereafter referred to as the "Preferred Shares Sales Period"); provided that for each Holdback Period and each Discontinuance Period (as those terms are defined in the Registration Rights Agreement) required by Lawyers Title under the Registration Rights Agreement, the Preferred Shares Sales Period shall be extended by the number of days during which the relevant Holdback Period or Discontinuance Period was in effect. The provisions of this Section 4.1(b) shall not in any manner affect (i) the right of Lawyers Title to redeem the RIC Series B Preferred Shares or (ii) subject to Section 4.1(d), the right of RIC to convert the RIC Series B Preferred Shares into Common Stock, in each case in accordance with the terms of the Series B Preferred Stock designation set forth in Lawyers Title's Charter.

         (c)      Subject to Section 4.1(d) and compliance by Lawyers Title with
Section 4.1(e) below, if RIC has converted, at any time or from time to time during the Preferred Shares Sales Period, any of the RIC Series B Preferred Shares into shares of Common Stock (all such shares of Common Stock received upon conversion of the RIC Series B Preferred Shares and such additional shares of Common Stock that Lawyers Title may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions or pursuant to the exercise of any rights under the Rights Agreement being hereafter referred to collectively as the "Converted Shares") in accordance with the terms of the Series B Preferred Stock designation set forth in Lawyers Title's Charter, then RIC agrees that it will sell, convey or otherwise transfer by the expiration of the Preferred Shares Sales Period (including any extension permitted under Section 4.1(b) upon the exercise by Lawyers Title of any Holdback Period or Discontinuance Period) that number of Converted Shares and that number of RIC Series B Preferred Shares as is necessary to reduce the RIC Ownership Percentage to less than twenty percent (20%); provided, however, that such sales, conveyances and transfers of Converted Shares and RIC Series B Preferred Shares must be made entirely to Persons that are not, at the time of the sale, conveyance or transfer, an Affiliate of RIC. In the event that RIC has converted some or all of the RIC Series B Preferred Shares to Common Stock but has not reduced the RIC Ownership Percentage to below twenty percent (20%) by the expiration of the Preferred Shares Sales Period, Lawyers Title thereafter shall have the absolute right (which shall not be abridged) from time to time on thirty (30) days' written notice to make one or more calls to purchase for cash all or any part of that number of Converted Shares then held by RIC necessary to reduce the RIC Ownership Percentage to below the twenty percent (20%) threshold at a price equal to ninety-five percent (95%) of the fair market value of the Common Stock at the time of the call(s), with such fair market value to be calculated based upon the average of the closing prices of the Common Stock for the ten (10) consecutive trading days preceding the notice by Lawyers Title to RIC of the exercise of its call right.

         (d) Reliance and RIC agree that, unless (i) Lawyers Title should call for redemption of the RIC Series B Preferred Shares in accordance with the Series B Preferred Stock designation set forth in Lawyers Title's Charter, or
(ii) any one of the following events shall occur: (x) Lawyers Title should declare a regular quarterly dividend on the Common Stock of $.40 or more during any calendar year, (y) Lawyers Title should declare one or more non-regular dividends on the Common Stock in an aggregate amount of $.50 or more during any calendar year, or (z) Lawyers Title should declare dividends on the Common Stock, whether regular or non-regular, in an aggregate amount of $1.60 or more during any calendar year, the RIC Series B Preferred Shares shall not be convertible and RIC and its Affiliates will refrain from converting, or taking any steps to convert, any of the RIC Series B Preferred Shares then held by each of them, respectively, into shares of Common Stock until such time as RIC and its Affiliates have sold, conveyed or transferred all of the RIC Common Shares entirely to Persons that are not, at the time of the sale, conveyance or transfer of the RIC Common Shares, an Affiliate of RIC; provided, however, that if Lawyers Title should call less than all of the RIC Series B Preferred Shares for redemption pursuant to clause (i) above, then RIC and its Affiliates shall be entitled to convert into shares of Common Stock only that number of the RIC Series B Preferred Shares that have been so called for redemption; and provided further that, in the event the Board of Directors has approved any negotiated tender or exchange offer with a third party or approved any merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving Lawyers Title in which the holders of Common Stock are entitled to tender or exchange their holdings of Common Stock for, or to otherwise receive for their holdings of Common Stock, other consideration (whether cash, non-cash or some combination thereof), Lawyers Title agrees that it will, in its sole discretion, either (x) permit RIC and its Affiliates to convert all of the Series B Preferred Stock then held by them contingent upon, and effective as of, the closing of such transaction and without the right of RIC or any of its Affiliates to vote the shares of Common Stock received upon any such conversion on any matter in connection with such transaction, or (y) make appropriate provision to provide to RIC and any of its Affiliates holding Series B Preferred Stock as of the closing date of such transaction the same kind and amount of consideration receivable by the holders of the Common Stock in such transaction (the amount of such consideration to be received by RIC and any of its Affiliates holding Series B Preferred Stock to be determined by reference to the number of shares of Common Stock that RIC and its Affiliates would have been entitled to receive had the Series B Preferred Stock been converted immediately prior to consummation of such transaction), except that, if Lawyers Title elects to comply with clause (y) of this proviso, RIC and its Affiliates shall not be entitled thereafter to receive any shares of stock, other securities, cash or property pursuant to Section 5.4 of the Series B Preferred Stock designation with respect to such of the Series B Preferred Stock as has received full payment of the consideration set forth in clause (y) above.

         (e) In connection with the obligations of RIC under Sections 4.1(a), 4.1(b) and 4.1(c) above, Lawyers Title agrees that it will take all actions and steps necessary, including the filing of all required financial statements, reports and other documents, in order to (i) maintain the effectiveness of the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the RIC Common Shares in accordance with the Registration Rights Agreement until the earlier of (x) the date on which RIC completes the sale, conveyance or transfer of all of the RIC Common Shares in accordance with this Agreement or (y) the expiration of the Common Shares Sales Period, (ii) maintain the effectiveness of the registration with the Securities and Exchange Commission under the Securities Act of the RIC Series B Preferred Shares and any shares of Common Stock issuable upon conversion of the RIC Series B Preferred Shares in accordance with the Registration Rights Agreement until the earlier of (x) the date on which RIC completes the sale, conveyance or transfer of all of the RIC Series B Preferred Shares and/or the Converted Shares in accordance with this Agreement or (y) the expiration of the Preferred Shares Sales Period, (iii) comply with all applicable state securities (including insurance securities) or blue sky laws, and (iv) maintain the listing of the RIC Common Shares on the NYSE (or such other exchange or trading market as the Common Stock may be listed from time to time), (v) maintain the listing, on a when-issued basis, of the Common Stock issuable upon conversion of the RIC Series B Preferred Shares on the NYSE (or such other exchange or trading market as the Common Stock may be listed from time to time) and (vi) if applicable, to cause the RIC Series B Preferred Shares to be originally listed on the NYSE (or such other exchange or trading market as the Common Stock may be listed from time to time). Lawyers Title will make its senior officers available to RIC at reasonable times to facilitate the disposition of the RIC Common Shares, the RIC Series B Preferred Shares and the Converted Shares.

         (f) If, prior to the expiration of the Preferred Shares Sales Period, all of the shares of the Series B Preferred Stock shall have been redeemed or converted and are no longer outstanding but the RIC Ownership Percentage is at least twenty percent (20%), then, until the earlier of (i) the date by which the RIC Ownership Percentage is less than twenty percent (20%) or
(ii) the expiration of the Common Shares Sales Period, RIC and its Affiliates shall be entitled to the remedies set forth in Sections 11.3(a) and 11.3(d)(1) of the Series B Preferred Stock designation as if such Sections had been set forth in full in this Agreement.

         (g) Lawyers Title will make any Hart-Scott-Rodino filing that may be required in order for RIC or its Affiliates to convert the RIC Series B Preferred Shares into Common Stock, and such filing will occur as soon as practicable but not later than thirty (30) days after RIC or its Affiliates make any Hart-Scott-Rodino filing with respect to such conversion. Each party agrees to bear its own costs in connection with such filings.

         Section 4.2. Transfer Restrictions. During the term of this Agreement, RIC shall not, directly or indirectly, knowingly Transfer any of the RIC Shares to any Person or Group without the prior written consent of Lawyers Title (which consent shall not be unreasonably withheld), if, as a result of such Transfer, such Person or Group would have beneficial ownership of Common Stock representing in the aggregate more than 9.9% of the issued and outstanding shares of Common Stock. Subject to the foregoing limitation, RIC may Transfer the RIC Shares in the following manner:

         (a)      to Lawyers Title or any Affiliate of Lawyers Title;

         (b) pursuant to an effective registration statement under the Securities Act as provided in Section 4.1 above; provided that the rights of RIC under this Agreement shall not transfer to any transferee(s) of such RIC Shares;

         (c) pursuant to Rule 144, Rule 144A, Regulation S or any other applicable exemption from registration under the Securities Act; provided that the rights of RIC under this Agreement shall not transfer to any transferee(s) of such RIC Shares;

         (d) pursuant to a pro rata distribution (including any such distribution pursuant to any liquidation or dissolution of RIC) by RIC to its shareholders if RIC has no knowledge that any distributee, or any Person that controls such distributee, will acquire from RIC beneficial ownership of Common Stock representing more than 9.9% of the issued and outstanding shares of Common Stock in such distribution (in each case other than any distributee that is an Affiliate of RIC), provided that the rights of RIC under this Agreement shall not transfer to any distributee of such RIC Shares (other than any distributee that is an Affiliate of RIC); provided further that, upon a change in Control of RIC occurring after the date of this Agreement, RIC shall not distribute any of the RIC Shares to its Affiliates pursuant to this Section 4.2(d) or otherwise unless RIC has received the prior written consent of Lawyers Title (which may be withheld in Lawyers Title's sole discretion) and obtained an agreement in writing by the distributee to be bound by the terms and conditions of this Agreement; and provided further that, in the event that any Affiliate of RIC receives a distribution of any of the RIC Shares pursuant to this Section

4.2(d), or otherwise becomes the beneficial owner of any of the RIC Shares, Reliance shall cause such Affiliate of RIC to comply with all of the provisions of this Agreement, including without limitation this Section 4.2.

         (e) pursuant to a merger or consolidation of Lawyers Title or pursuant to a plan of liquidation of Lawyers Title, which has been approved by the affirmative vote of a majority of the members of the Board of Directors then in office; or

         (f) pursuant to a tender offer or exchange offer that the Board of Directors, by action taken by the affirmative vote of a majority of the members of the Board of Directors then in office, has determined not to oppose.

                                    ARTICLE V

                               Further Assurances

         Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its respective obligations under this Agreement. RIC shall deliver to Lawyers Title, within fifteen (15) days following the end of each quarterly period ending March 31, June 30, September 30 and December 31, a written transaction statement for such quarter verified by an officer of RIC that (i) identifies the date and amount of each Transfer of the RIC Shares during such quarter and whether the Transfer was to an Affiliate of RIC, and (ii) states the number of RIC Shares held, beneficially and of record, by RIC and its Affiliates as of the last day of the applicable quarter. If reasonably requested by Lawyers Title at any time during the term of this Agreement, RIC agrees to execute a letter to Lawyers Title confirming the number of RIC Shares held, beneficially and of record, by RIC and its Affiliates as of the latest practicable date. Lawyers Title shall provide to RIC as soon as practicable after each March 31, June 30, September 30 and December 31 (but in any event no later than twenty-five (25) days after each such date), a written statement as to the amount of net income of Lawyers Title and its Subsidiaries for the three-month period ending on each such March 31, June 30, September 30 and December 31 and RIC shall keep such information confidential until Lawyers Title publicly announces its quarterly financial results.

                                   ARTICLE VI

                                   Termination

         Section 6.1. Termination of Entire Agreement. Unless earlier terminated by written agreement of the parties hereto, this Agreement shall terminate on the earlier of (i) the date on which the RIC Ownership Percentage is less than fifteen percent (15%) or (ii) the expiration of the Preferred Shares Sales Period (as defined in Section 4.1 above) and the RIC Ownership Percentage at such time is less than twenty percent (20%); provided, however, that the provisions of Sections 4.1(a) and 4.1(c) above with respect to Lawyers Title's right to call the RIC Common Shares and the Converted Shares shall survive any termination of this Agreement. Any termination of this Agreement as provided herein shall be without prejudice to the rights of any party arising out of the breach by any other party of any provisions of this Agreement that occurred prior to the termination.

                                   ARTICLE VII

                                  Miscellaneous

         Section 7.1. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

         If to Lawyers Title,
         to it at:                Lawyers Title Insurance Corporation
                                  6630 West Broad Street
                                  Richmond, Virginia 23231
                                  Telecopier: (804) 282-5453
                                  Attention:  Russell W. Jordan, III, Esquire


                 With a copy to:  Williams Mullen Christian & Dobbins
                                  1021 East Cary Street, 16th Floor
                                  Richmond, Virginia 23219
                                  Telecopier: (804) 783-6507
                                  Attention:  Theodore L. Chandler, Jr., Esquire


         If to RIC or Reliance,
         to them at:              Reliance Insurance Company
                                  55 East 52nd Street
                                  New York, New York 10055
                                  Telecopier: (212) 909-1864
                                  Attention: Robert M. Steinberg


                  With a copy to: Reliance Group Holdings, Inc.
                                  55 East 52nd Street
                                  New York, New York 10055
                                  Telecopier: (212) 909-1864
                                  Attention: General Counsel


Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three (3) Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         Section 7.2. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Reliance, RIC and Lawyers Title following approval thereof by a majority of the Continuing Directors.

         Section 7.3. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise; provided that no party may assign this Agreement without the other party's prior written consent.

         Section 7.4. Entire Agreement. This Agreement, the Stock Purchase Agreement, the Series B Preferred Stock designation and the Registration Rights Agreement embody the entire agreement and understanding among the parties relating to the subject matter hereof and collectively supersede all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Stock Purchase Agreement.

         Section 7.5. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         Section 7.6. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         Section 7.7. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         Section 7.8. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who or which is not a party hereto.

         Section 7.9. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Affiliates to submit, to the jurisdiction of the federal courts located either in the City of Richmond, Virginia, or in the City of New York, New York, and in the event that such federal courts shall not have subject matter jurisdiction over the relevant proceeding, then of the state courts located either in the City of Richmond, Virginia, or in the City of New York, New York, for the purpose of any Action arising out of or based upon this Agreement or relating to the subject matter hereof or the transactions contemplated hereby,
(ii) hereby waives, and agrees to cause each of its Affiliates to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Affiliates to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Affiliates to commence any Action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Virginia or New York law, as the case may be, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.1 above is reasonably calculated to give actual notice. Notwithstanding anything contained in this Section 7.9 to the contrary with respect to the parties' forum selection, if an Action is filed against a party to this Agreement, including its Affiliates, by a person who or which is not a party to this Agreement, an Affiliate of a party to this Agreement, or an assignee thereof (a "Third Party Action"), in a forum other than the federal district court or a state court located in the City of Richmond, Virginia, or in the City of New York, New York, and such Third Party Action is based upon, arises from, or implicates rights, obligations or liabilities existing under this Agreement or acts or omissions pursuant to this Agreement, then the party to this Agreement, including its Affiliates, joined as a defendant in such Third Party Action shall have the right to file cross-claims or third-party claims in the Third Party Action against the other party to this Agreement, including its Affiliates, and even if not a defendant therein, to intervene in such Third Party Action with or without also filing cross-claims or third-party claims against the other party to this Agreement, including its Affiliates.

         Section 7.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

         Section 7.11. Name, Captions. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

         Section 7.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         Section 7.13. Expenses. Each of the parties hereto shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.


                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Voting and Standstill Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.


                                      LAWYERS TITLE CORPORATION


                                      By:_________________________________
                                           Name:
                                           Title:


                                      RELIANCE INSURANCE COMPANY


                                      By:_________________________________
                                           Name:
                                           Title:


                                      RELIANCE GROUP HOLDINGS, INC.


                                      By:_________________________________
                                           Name:
                                           Title:

                                                                       Exhibit A


                          Form of Resignation Agreement




Lawyers Title Corporation
6630 West Broad Street
Richmond, Virginia  23230

Reliance Insurance Company
[address]


Ladies and Gentlemen:

         I hereby acknowledge that my position on the Board of Directors of Lawyers Title Corporation ("Lawyers Title") is subject to the provisions of a Voting and Standstill Agreement (the "Agreement"), dated __________ __, 1998, between Lawyers Title, Reliance Insurance Company ("RIC") and Reliance Group Holdings, Inc. Accordingly, I hereby agree to resign immediately from such Board of Directors under the terms of Article II of the Agreement in the event that RIC requests such resignation. I understand that, if I do not resign as requested within five (5) Business Days (as defined in the Agreement), Lawyers Title may seek specific performance of this letter agreement through court proceedings or otherwise may seek to remove me from office. I agree that any failure to resign upon request shall be deemed to be "cause" for my removal from the Board of Directors pursuant to the Charter and Bylaws of Lawyers Title.



Date: ___________, 1998                    ____________________________________
                                            Name


Agreed to and Accepted:

LAWYERS TITLE CORPORATION



By:__________________________
Name:
Title:

                                                                       Exhibit B


                        Form of Confidentiality Agreement



                                                 ________ __, 19__


CONFIDENTIAL

[Name]
[Address]

         Re:      Confidentiality Agreement

Ladies and Gentlemen:

         In connection with our [soliciting, offering, seeking to effect or negotiating] with you with respect to the [sale, transfer, assignment, pledge, etc.] of shares of [Common Stock or 7% Series B Cumulative Convertible Preferred Stock], without par value, of Lawyers Title Corporation (the "Company"), we are prepared to make available to you certain confidential information relating to the Company and its business (the "Confidential Information"). As a condition to your being furnished the Confidential Information, you agree to comply with the terms and conditions of this letter agreement (this "Agreement").

         For the purposes of this Agreement, the term "Representatives" shall mean your employees, agents and advisors and the directors, officers, employees and agents of any of your advisors. The term "Third Party" shall be broadly interpreted to include without limitation any corporation, company, group, partnership, other entity or individual. The term "Confidential Information" shall not include information that (i) was or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, or
(ii) was or becomes available to you on a non-confidential basis from a source other than the Company or its advisors.

         You hereby agree to treat the Confidential Information as confidential and you shall not, and shall direct your Representatives not to, use in any way or to disclose, directly or indirectly, the Confidential Information to any Third Party without the written consent of the Company.

         It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by you and that the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and you further agree to waive any requirement for the securing or posting of any bond in connection with such remedy.

Such remedy shall not be deemed to be the exclusive remedy for your breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the Company.

         If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, whereupon it will constitute our agreement with respect to the subject matter hereof.

                                     Very truly yours,


                                     [Name]
                                     Officer of [RIC or Affiliate]

                                     CONFIRMED  AND AGREED as of
                                     the  date   first   written above:


                                     [NAME]



                                     By:_________________________________
                                     Name:
                                     Title:



                                     LAWYERS TITLE CORPORATION



                                     By:_________________________________
                                     Name:
                                     Title:

                                                                       Exhibit C

                       ADMINISTRATIVE SERVICES TERM SHEET



I.       DEFINED TERMS:

         Capitalized terms used herein and not otherwise defined have the same meaning as those terms in the Stock Purchase Agreement, dated August 20, 1997, between Lawyers Title Corporation, Lawyers Title Insurance Corporation, Reliance Insurance Company and Reliance Group Holdings, Inc., as amended and restated by an Amended and Restated Stock Purchase Agreement, dated December 11, 1997, between such parties.

II.      SCHEDULE OF SERVICES:

         Set forth below is a schedule of services provided by Seller to Commonwealth and Transnation as of the date of the Agreement:

    Number    Activity                                Legend   Annualized Amount
    ------    --------                                ------   -----------------

      1.      Data Processing (CLT)                    (a)      $  291,000.00
      2.      Data Processing (CLT-ADU)                (b)          98,000.00
      3.      Data Processing (Title & Trust)          (c)         233,000.00
      4.      Data Processing (Title & Trust - ADU)    (d)          96,000.00
      5.      Investment Services                      (e)       1,044,000.00
      6.      Investment Accounting Charge             (f)          47,000.00

(a) Portion of system in Voorhees, NJ used for processing, printing, disk space and tape backup for financial-related systems.
(b) Expenses related to information system personnel plus flat monthly fee for managerial support.
(c) Title & Trust plant maintained at Voorhees, NJ - expense for running system (tape storage, processing, printing, etc.) at $1,500 per month line charge from FL to NJ.
(d) Expenses related to assigned personnel plus flat monthly fee for managerial support.
(e) Allocation of Investment Department, Investment Accounting Department, and PRISM.
(f)      Allocation of one FTE (salary and benefits) for investment accounting.

III.     TERM OF AGREEMENT:

         It is contemplated that data processing services currently provided to Commonwealth and Transnation by Seller set forth as Numbers 1-4 on the Schedule of Services provided in Section II above (the "Data Processing Services"), will be maintained at the same service level for a period of twelve (12) months following the Closing Date.

         It is contemplated that investment management and investment accounting services currently provided to Commonwealth and Transnation by Seller set forth as Numbers 5 and 6 on the Schedule of Services provided in Section II above (the "Investment Management and Accounting Services"), will be maintained at the same service level for a period of six (6) months following the Closing Date.

IV.      COST OF SERVICES TO BE PROVIDED:

         The Data Processing Services and the Investment Management and Accounting Services shall be provided at a cost determined on a basis consistent with charges for such services in 1996 and 1997, but in no event shall charges for Data Processing Services exceed an annualized cost of seven hundred fifty thousand dollars ($750,000.00), or shall charges for Investment Management and Accounting Services exceed an annualized cost of one million one hundred thousand dollars ($1,100,000.00).

V.       TERMINATION OF AGREEMENT:

         Buyer may terminate the Administrative Services Agreement at any time, at its option, provided that it gives Seller thirty (30) days prior written notice.

                                                                       Exhibit D


                                 [Closing Date]




Lawyers Title Corporation
6630 West Broad Street
Richmond, Virginia  23230


Dear Sirs/Ladies:

         I am General Counsel of Reliance Insurance Company, a Pennsylvania insurance corporation ("Seller"), and acting in such capacity, am familiar with the Stock Purchase Agreement, dated August 20, 1997, by and among Lawyers Title Corporation, a Virginia corporation ("Buyer"), Lawyers Title Insurance Company, a Virginia insurance corporation ("LCS"), Seller and Reliance Group Holdings, Inc., a Delaware corporation ("RGH"), as amended and restated by an Amended and Restated Stock Purchase Agreement by and among such parties, dated December 11, 1997 (the "Stock Purchase Agreement"). This opinion is being furnished to you pursuant to Section 6.5 of the Stock Purchase Agreement.

         I, or lawyers on my staff acting under my supervision, have examined and relied upon such original, reproduced or certified copies of such reports of Seller, RGH, Commonwealth and Transnation (as such terms and other terms used herein and defined in the Stock Purchase Agreement are therein so defined) and their respective subsidiaries and such certificates of public officials and officers of Seller, RGH, Commonwealth and Transnation and their respective subsidiaries, and such other documents as I, or they, have deemed necessary or appropriate as a basis of the opinions hereinafter set forth. In such examination, the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity to authentic originals of all documents submitted as certified or photostatic copies has been assumed. In addition, I have examined such matters of law, statutes and authorities as I have deemed necessary or appropriate for the purposes of this opinion. References to my knowledge in the opinions hereinafter expressed refer only to my personal knowledge and that of my staff. In rendering the opinions set forth below, I have assumed that the Stock Purchase Agreement and each of Closing Agreements to which Seller is a party have been duly authorized, executed and delivered by Buyer and LCS and constitutes the legal, valid and binding obligation of Buyer and LCS.

         Based  upon  the   foregoing  but  subject  to  the   assumptions   and
qualifications set forth herein, I am of the opinion that:

         1. Each of Seller, Commonwealth and Transnation is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         2. Each of Commonwealth and Transnation is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required by law in order to carry out the Company Business, except for any jurisdiction in which the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3. Each of Commonwealth and Transnation has all requisite power and authority to carry on the Company Business as currently conducted.

         4. Seller has all requisite corporate power and authority to execute and deliver the Stock Purchase Agreement and each of the Closing Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

         5. The execution, delivery and performance by Seller and RGH of the Stock Purchase Agreement and each of the Closing Agreements to which Seller or RGH is a party and the consummation by Seller and RGH of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the party of Seller and RGH. The Stock Purchase Agreement and each of the Closing Agreements to which Seller is a party has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing. The Stock Purchase Agreement has been duly executed and delivered by RGH and constitutes the valid and binding obligation of RGH.

         6. The execution, delivery and performance by Seller of the Stock Purchase Agreement and each of the Closing Agreements to which it is a party do not and will not require Seller or any subsidiary of Seller (including Commonwealth and Transnation) to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental or regulatory body or judicial authority, except (a) as set forth in the Seller Disclosure Schedule and (b) such consents, approvals, actions, filings or notices, which if not obtained, made or given, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on Buyer's ability to own, possess or exercise the rights of an owner with respect to the Company Shares.

         7. The execution, delivery and performance by Seller of the Stock purchase Agreement and each of the Closing Agreements to which it is a party do not and will not, except as set forth in the Seller Disclosure Schedule, constitute, result in or give rise to: (a) a breach or violation or default under any material Legal Requirement applicable to Seller, Commonwealth or Transnation (assuming the accuracy of the representations and warranties of Buyer and LCS),

(b) a breach of or a default under any Charter or ByLaws provision of Seller, Commonwealth or Transnation, (c) the acceleration of the time for performance of any material obligation under any material Contractual Obligation known to me of Seller, Commonwealth or Transnation, (d) the imposition of any material Lien upon or the forfeiture of any material Company Asset known to me, or (e) a breach of or a default under any material Contractual Obligation known to me of Seller, Commonwealth or Transnation.

         This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly state herein. This opinion is issued as of the date hereof, and I undertake no obligation to advise any Person of changes in any matters set forth herein and hereby disclaim any obligation to do so.

         [Seller reserves the right to take the same qualifications set forth in Buyer's Opinion.]

         No opinion is expressed herein as to any laws other than Federal laws and the laws of the Commonwealth of Pennsylvania or with respect to RGH and its subsidiaries (other than Seller and its subsidiaries).

         This opinion is furnished to you by me as the General Counsel of the Seller and is solely for your benefit in connection with the subject transactions and with the understanding that it will not be otherwise used, disseminated, circulated, quoted, referred to or relied upon for any other purpose or by any other person or entity without my prior written consent.

                                                     Very truly yours,

                                                                       Exhibit E

               FORM OF LEGAL OPINION OF BUYER'S AND LTIC's COUNSEL

                                 [Closing Date]

Reliance Insurance Company
55 East 52nd Street
New York, New York 10055

         Re: Lawyers Title Corporation's Purchase from Reliance Insurance Company of 100% of the Issued and Outstanding Shares of Capital Stock of Commonwealth Land Title Insurance Company and Transnation Title Insurance Company

Gentlemen:

         We have acted as counsel to Lawyers Title Corporation ("Buyer") and Lawyers Title Insurance Corporation ("LTIC") in connection with Buyer's purchase from Reliance Insurance Company ("Seller") of all of the issued and outstanding shares of the capital stock of Commonwealth Land Title Insurance Company and Transnation Title Insurance Company (the "Company Shares" and separately, the "Commonwealth Shares" and the "Transnation Shares") pursuant to the Stock Purchase Agreement by and among Buyer, LTIC, Seller, and Reliance Group Holdings, Inc., dated as of August 20, 1997, as amended and restated by an Amended and Restated Stock Purchase Agreement by and among such parties, dated December 11, 1997 (the "Agreement").

         Buyer and LTIC have authorized us to provide our opinion to you pursuant to Section 7.4 of the Agreement. Capitalized terms that are not otherwise defined herein have the meanings given to them in the Agreement.

         In rendering the opinions expressed herein we have examined the following documents:

         (1)      The Agreement;

         (2)      The Registration Rights Agreement;

         (3)      The Voting and Standstill Agreement;

         [(4)     The Administrative Services Agreement;]

         (5)      The Articles of Incorporation and Bylaws of Buyer;

         (6)      The   Articles   of   Amendment   to   Buyer's   Articles   of
                  Incorporation;

         (7)      The Articles of Incorporation and Bylaws of LTIC;

         (8)      The corporate minute books of Buyer and LTIC, respectively;

         (9) Corporate resolutions adopted by the Board of Directors of Buyer on August 20, 1997 and December 5, 1997; and

         (10) the Resignation Agreements executed pursuant to the Voting and Standstill Agreement.

         We have also examined such other corporate records, instruments and certificates as we have deemed necessary or appropriate in order to enable us to express our opinions stated herein.

         We have assumed (i) except with respect to Buyer and LTIC, the genuineness of all signatures on and the due authorization, execution, and delivery of the Agreement and each of the Closing Agreements and the validity and binding effect thereof, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents submitted to us as copies, and (iv) the legal competency of natural persons.

         With respect to various factual matters material to our opinion we have relied, to the extent that we deemed such reliance proper, upon certificates from officers of Buyer and LTIC, respectively, upon the representations and warranties made by Buyer and LTIC in the Agreement, and upon certificates of public officials. We have assumed the correctness of the factual matters contained in such reliance sources and do not have knowledge, without an investigation for the purpose, that such factual matters are incorrect.

         Whenever we express an opinion to be to our knowledge or known to us, we mean that our attorneys who have given substantive legal attention to representation of Buyer and LTIC in the transaction with you do not have knowledge of, and have not made an investigation to ascertain, the existence or absence of the facts forming the basis for such opinion but, without such investigation, do not have information contradicting the existence or absence of such facts.

         The opinions expressed herein are limited in all respects to the application of the laws of the Commonwealth of Virginia and the applicable federal laws of the United States.

         Based  on  the   foregoing,   and  subject  to  the   limitations   and
qualifications set forth hereinafter, we give you our opinion as of the date hereof, as follows:

         1. Each of Buyer and LTIC is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

         2. Each of Buyer and LTIC has all requisite power and authority to enter into the Agreement and each of the Closing Agreements to which each is a party, to carry out and perform their obligations under the Agreement and the Closing Agreements, and to consummate the transactions contemplated in the Agreement and the Closing Agreements.

         3. Each of the Subsidiaries of Buyer and LTIC is a corporation duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation.

         4. Each of Buyer, LTIC and their Subsidiaries has all requisite power and authority to carry on the Buyer Business as currently conducted and to consummate the transactions contemplated in the Agreement.

         5. Each of Buyer, LTIC and their Subsidiaries is to our knowledge duly qualified to do business as a foreign corporation and is in good standing as such in each jurisdiction in which the nature of Buyer's, LTIC's, or such Subsidiaries' activities or their ownership or leasing of property requires such qualification, except to the extent that a failure to be so qualified could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

         6. Each of Buyer and LTIC has duly authorized, executed and delivered the Agreement, and the Agreement is Enforceable against them.

         7. Each of the Closing Agreements to which Buyer [or LTIC] is a party has been duly authorized, executed and delivered by [Buyer] [such party thereto] and is Enforceable against Buyer [or LTIC, as the case may be].

         8. Except (a) as set forth in the Agreement and in the Buyer Disclosure Letter and (b) such consents, approvals, actions, filings or notices, which if not obtained, made or given, could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or a material adverse effect on Seller's ability to own, possess or exercise the rights of an owner with respect to the Buyer Common Shares or the Buyer Series B Preferred Shares, no approval, consent, waiver, authorization or other order of, and no filing, registration, qualification or recording with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Buyer, LTIC or any of their Subsidiaries in connection with the execution, delivery or performance of the Agreement and the consummation of the transactions contemplated therein.

         9. Except as set forth in the Buyer Disclosure Letter, neither the execution, delivery and performance of the Agreement, nor the consummation of any of the transactions contemplated therein does or will constitute, result in or give rise to (i) a breach, violation, or default under any material Legal Requirement applicable to Buyer or LTIC (assuming the accuracy of the representations and warranties of Seller), (ii) a breach of or a default under any Charter or Bylaws provision of Buyer or LTIC, (iii) the acceleration of the time for performance of any material obligation under any material Contractual Obligation known to us of Buyer or LTIC, (iv) the imposition of any material Lien upon or the forfeiture of any material Buyer Asset known to us, or (v) a breach of or a default under any material Contractual Obligation known to us of Buyer or LTIC.

         10. The board of directors and the shareholders of Buyer have duly adopted the Articles of Amendment of the Articles of Incorporation of Buyer in accordance with the requirements of the Code of Virginia and such Articles of Amendment have been duly filed with the State Corporation Commission of Virginia and have become effective in accordance with the Code of Virginia.

         The opinions expressed in paragraphs 6 and 7 above with respect to the Agreement and the Closing Agreements being Enforceable is subject to the following limitations and qualifications: (i) we express no opinion that the transactions pursuant to the Agreement and the Closing Agreements comport with the fiduciary obligations of the directors of Buyer and LTIC as articulated in Paramount Communications, Inc. v. QVC Network, Inc., 637 A.2d 34 (Del. 1994);
(ii) we express no opinion that provisions conferring equitable remedies by agreement are Enforceable; (iii) remedies provided in the Agreement and the Closing Agreements or by law are subject to the procedural requirements of law governing enforcement of creditors' rights and remedies; (iv) the judicial discretion inherent in the forum addressing enforceability may affect the enforcement of remedies sought; (v) enforceability may be limited by an implied covenant of good faith and fair dealing; (vi) we express no opinion that jurisdiction may be conferred on a judicial forum by agreement where such jurisdiction is not otherwise provided by law; (vii) we express no opinion on the enforceability of any "severability" provision under circumstances in which portions of the Agreements or any of the Closing Agreements that are necessary to achieve the essential purpose thereof are determined to be unenforceable;
(viii) we express no opinion as to the enforceability of any provision of the Agreement or Closing Agreements which purports to require that Buyer or LTIC indemnify any person for violation of federal or state securities laws or from acts constituting fraud, intentional misconduct, or negligence; (ix) we express no opinion with respect to any provision of the Agreement or the Closing Agreements providing that no waiver shall be effective unless in a writing signed by the waiving party in circumstances where a waiver is based upon an oral waiver or course of dealing acquiesced in or accepted by the other party;
(x) we express no opinion that the Series B Preferred Shares will become eligible for listing under the rules of the NYSE or of any other exchange or automated interdealer quotation system on which the Common Stock is then listed or quoted; (xi) we express no opinion that a party's failure to act or indulgence of a failure to act may not constitute a waiver or estoppel by course of dealing; (xii) we express no opinion with respect to the enforceability of any obligation where the standard for performance is the exercise of best efforts; (xiii) we express no opinion that a court of competent jurisdiction in the State of New York will be bound by and apply the parties' choice of the law of the Commonwealth of Virginia for the governance and construction of the Agreement and the Closing Agreements; and (xiv) we have not been asked to give our opinion that the provisions of the Voting and Standstill Agreement and of the Registration Rights Agreement are enforceable in circumstances where they conflict with directors' good faith business judgment of the best interests of Buyer or LTIC pursuant to Code of Virginia ss. 13.1-690 (1950), as amended.

         The opinions expressed herein are for your benefit alone and, without our prior written consent, may not be distributed to or relied upon by any other person except your counsel and professional advisors. Our opinions are limited to the matters expressly stated, no opinion is implied or may be inferred beyond such matters. We note for your attention that one of our members, Theodore L. Chandler, Jr., is a director of Buyer, and that, to the extent he participated in providing our opinion, he did so solely in his capacity as legal counsel for Buyer.


                                   Sincerely,

                                                                      Appendix B

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                            LAWYERS TITLE CORPORATION


         1. The name of the Corporation is Lawyers Title Corporation (the "Corporation").

         2. On August 20, 1997, the Board of Directors of the Corporation found that the following proposed amendment of its Articles of Incorporation was in the best interests of the Corporation and directed that it be submitted to a vote of the shareholders:

                  RESOLVED, that the Corporation's Articles of Incorporation shall be amended to change the name of the Corporation by deleting the reference to "Lawyers Title Corporation" in Article First of the Articles of Incorporation and substituting therefor "LandAmerica Financial Group, Inc."

         The amendment proposed by the Board of Directors as set forth above was adopted by the shareholders at a special meeting on __________ __, 1997. Only holders of shares of the Corporation's common stock were entitled to vote on the amendment. The number of shares of common stock of the Corporation outstanding on the record date, the number of shares entitled to vote on the proposed amendment and the number of shares voted for and against the amendment were as follows:

         Number of shares outstanding:      ______________
         Number of shares entitled to vote: ______________
         Number of shares voted:            For - ________; Against - _________.

         3. The Corporation's Articles of Incorporation shall be amended to increase the number of authorized shares of the Series A Junior Participating Preferred Stock by deleting the reference to "50,000" in the first sentence of
Section 1 of Subsection A of Article Fourth of the Articles of Incorporation and substituting therefor "200,000." Pursuant to Section 13.1-639 of the Virginia Stock Corporation Act, the Corporation's Articles of Incorporation permit the Corporation's Board of Directors to amend the Articles of Incorporation in order to establish the preferences, limitations and relative rights of one or more series of the Corporation's authorized class of Preferred Stock without the approval of the Corporation's shareholders. The Corporation has not issued any shares of the Series A Junior Participating Preferred Stock as of the date hereof. The amendments to the Articles of Incorporation were adopted on August 20, 1997, by resolution of the Corporation's Board of Directors.

         4. The Corporation's Articles of Incorporation shall be amended to provide for the issuance, and to fix the preferences, limitations and relative rights, within the limits permitted by applicable law, of 2,200,000 shares of the Corporation's 7% Series B Cumulative Convertible Preferred Stock, all as set forth in the attached Exhibit A. Pursuant to Section 13.1-639 of the Virginia

Stock Corporation Act, the Corporation's Articles of Incorporation permit the Corporation's Board of Directors to amend the Articles of Incorporation in order to establish the preferences, limitations and relative rights of one or more series of the Corporation's authorized class of Preferred Stock without the approval of the Corporation's shareholders. The Corporation has not issued any shares of the 7% Series B Cumulative Convertible Preferred Stock as of the date hereof. The amendments to the Articles of Incorporation were adopted on August 20, 1997, by resolution of the Corporation's Board of Directors.

         The   undersigned,   Chairman  and  Chief  Executive   Officer  of  the
Corporation, declares that the facts herein stated are true as of __________ __, 1997.


                                                LAWYERS TITLE CORPORATION



                                                By: ___________________________
                                                Name:__________________________
                                                        Chairman and
                                                        Chief Executive Officer

                                                                       Exhibit A

               7% SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                               (Without Par Value)
                                       OF
                            LAWYERS TITLE CORPORATION


         1. Designation and Number. A series of the Preferred Stock, designated the 7% Series B Cumulative Convertible Preferred Stock, without par value (the "Series B Preferred Stock"), is hereby established, consisting of 2,200,000 shares, each having a stated value of $50 per share (the "Stated Value"), issuable by the Corporation pursuant to authority granted to the Board of Directors by Article Fourth of the Articles of Incorporation, which authorizes a Preferred Stock Designation.

                  All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation (including shares purchased or redeemed and retired, shares converted pursuant to Section 5 hereof and shares exchanged for any other security of the Corporation) shall not be reissued and shall, upon their cancellation, become authorized but unissued shares of the Corporation's Preferred Stock, without designation as to series, and thereafter may be issued in any Preferred Stock Designation or as otherwise required by law, but not as shares of Series B Preferred Stock.

         2. Relative Seniority. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation, rank senior to the Corporation's Series A Junior Participating Preferred Stock, Common Stock and all other series and classes of stock of the Corporation now or hereafter authorized, issued or outstanding, other than any capital stock of the Corporation ranking on parity with the Series B Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution of the Corporation. The Corporation shall be permitted to authorize and issue junior securities and securities on a parity with the Series B Preferred Stock to the extent not expressly prohibited by this Preferred Stock Designation.

         3.       Dividends.

                  3.1 General. The Series B Preferred Stock shall pay, and the holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor under the provisions of the Virginia Stock Corporation Act, cumulative cash dividends at the rate of seven percent (7%) of the Stated Value of the Series B Preferred Stock (equivalent to $3.50 per share) per annum (subject to appropriate adjustment for stock splits, stock dividends, combinations and similar recapitalizations affecting such shares), and, as nonparticipating shares, no more, as long as shares of Series B Preferred Stock remain outstanding. Such dividends shall be payable quarterly in arrears in cash on the last day, or the next succeeding Business Day, of March, June, September and December of each year, beginning on the first such date to occur after the Initial Issuance Date (each such day being hereinafter called a "Dividend
Payment Date" and each period beginning on the day next following a Dividend Payment Date being hereinafter called a "Dividend Period"). Such dividends shall be paid to each shareholder of record at the close of business on the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls or such other date as shall be fixed by the Board of Directors at the time of declaration of the dividend (in any case as required by any securities exchange or market on which the Series B Preferred Stock is listed or traded) (the "Dividend Record Date"), which shall be not less than ten (10) nor more than thirty (30) days preceding the Dividend Payment Date. The amount of any dividend payable for the initial Dividend Period and for any other partial Dividend Period shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months. Dividends on the shares of Series B Preferred Stock shall accrue and be cumulative from and including the date of original issue thereof, whether or not
(i) the Corporation has earnings,  (ii) dividends on such shares are declared or
(iii) on any Dividend Payment Date there shall be funds legally available for the payment of such dividends.

                  3.2 Preference of Series B Preferred Stock. When dividends are not paid in full upon the shares of Series B Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred Stock (or a cash sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series B Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series B Preferred Stock and such other series of preferred stock bear to each other.

                  Unless Full Cumulative Dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid in cash or declared and a cash sum sufficient for the payment thereof set apart for payment on the Series B Preferred Stock for all past dividend periods and the then current dividend period, no dividends shall be declared or, prior to payment of Full Cumulative Dividends, paid or set apart for payment on the Common Stock or any other capital stock of the Corporation ranking, as to dividends or liquidation rights, junior to or, except as provided in the immediately preceding paragraph, on a parity with the Series B Preferred Stock for any period, nor shall any Common Stock or any other capital stock of the Corporation ranking on a parity with or junior to the Series B Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or exchange for Common Stock).

                  3.3 Declaration and Accrual of Cumulative Dividends. No dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation (i) at such time as the terms and provisions of any agreement of the Corporation which existed on or prior to the Initial Issuance Date, including any such agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder and such breach or default would result in an acceleration of amounts due thereunder, or (ii) if such declaration or payment shall be restricted or prohibited by law.

                  Dividends in arrears may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date as shall be fixed by the Board of Directors of the Corporation, as long as such date does not exceed sixty (60) days preceding the payment date of such dividends. The amount of any dividends accrued on any shares of Series B Preferred Stock at any Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series B Preferred Stock at any date other than a Dividend Payment Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve (12) 30-day months. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which may be in arrears. Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

                  Holders of shares of the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of Full Cumulative Dividends. Except as provided in this Preferred Stock Designation, the Series B Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.

         4.       Liquidation Rights.

                           (a)      Upon the voluntary or  involuntary
dissolution, liquidation or winding up of the Corporation, the holders of shares of the Series B Preferred Stock then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its shareholders, before any distribution shall be made to the holders of Common Stock or any other capital stock of the Corporation ranking junior to the Series B Preferred Stock upon liquidation, dissolution or winding-up, a liquidation preference equal to the Stated Value, plus accrued and unpaid dividends thereon (whether or not declared by the Board of Directors) to the date of payment.

                           (b)      If, upon any voluntary or involuntary
dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the liquidation preference of the shares of the Series B Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of the Series B Preferred Stock are not paid in full, the holders of the shares of the Series B Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidation preferences to which they are entitled.

                           (c)      After the payment to the holders of the
shares of the Series B Preferred Stock of the full liquidation preference provided for in this Section 4, the holders of the Series B Preferred Stock will have no right or claim to participate in any distribution of the remaining assets of the Corporation.

                           (d)      For  the  purposes  of  this  Section  4,  a
distribution of assets in any dissolution, winding up, liquidation or reorganization shall not include (i) any consolidation or merger of the
Corporation with or into any other corporation, (ii) any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by reincorporation of another corporation or (iii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; provided, that in each case, effective provision is made in the articles of incorporation or certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of shares of Series B Preferred Stock.

         5.       Conversion Rights.

                  5.1      General; Mechanics of Conversion.

                           (a)      At any  time or from  time to  time,  the
holder of any share of Series B Preferred Stock may, without the payment of additional consideration by such holder, convert pursuant to this Section 5 all or any part (in whole number of shares only) of the Series B Preferred Stock into shares of Common Stock. The number of shares of Common Stock into which each share of Series B Preferred Stock may at any time be converted shall be equal to the amount determined by dividing the Stated Value of such shares by the Conversion Price (as such price may from time to time be determined pursuant to the provisions of Sections 5.2 and 5.3 hereof).

                           (b)      Each conversion of Series B Preferred Stock
shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Transfer Agent (as designated by written notice to the holder or holders of the Series B Preferred Stock) at any time during its usual business hours, together with written notice by the holder of the Series B Preferred Stock stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates, which notice also shall specify the name or names (with addresses) and denominations in which the certificate or certificates for Common Stock (and any remaining Series B Preferred Stock, if appropriate) shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as of the close of business on the date on which such notice shall have been received and such certificate or certificates shall have been surrendered in blank or with a proper assignment of such certificate or certificates to the Corporation (the "Conversion Date").

                           (c)      On the Conversion  Date, the rights of the
holder of such Series B Preferred Stock (or specified portion thereof) as to the converted shares of Series B Preferred Stock shall cease, and the person or persons entitled to receive a certificate or certificates for shares of Common Stock upon conversion of such shares shall be treated for all purposes as having become the holder or holders of record of the shares of Common Stock represented thereby at the beginning of the Trading Day next following the Conversion Date.

                           (d)      As soon as practicable  after the Conversion
Date (and in no event more than three (3) Business Days after the Conversion Date with respect to the certificate(s) specified in (i) below, nor more than five (5) Business Days after the Conversion Date with respect to all other materials), the Corporation shall deliver or cause to be delivered to the converting holder, or, with respect to the certificate(s) specified in (i) below, as specified by such converting holder:

                                    (i)     a  certificate  or  certificates
representing the number of shares of Common Stock issuable by reason of such conversion registered in its name or such nominee name or names and in such denomination or denominations as the converting holder shall have specified;

                                    (ii)     payment of the amount, if any,
payable under Section 5.1(e) in lieu of any fractional shares of Common Stock otherwise issuable by reason of such conversion; and

                                    (iii)   a   certificate   representing   any
unconverted shares of Series B Preferred Stock which constituted part of the certificate or certificates for shares of Series B Preferred Stock so surrendered.

                           (e)      If any  fractional  interest in a share of
Common Stock would be deliverable upon any conversion, the Corporation, in lieu of delivering such fractional share interest, shall pay or cause to be paid by a duly appointed paying agent with respect to the Series B Preferred Stock an amount equal to the Conversion Price multiplied by such fractional interest as of the date of conversion.

                           (f)      The  Corporation  will pay any and all taxes
that may be payable in connection with the issuance or delivery of certificates for shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in connection with any transfer involved in the delivery of shares registered in a name other than that of the holder of the converted Series B Preferred Stock, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                           (g)      The Corporation  will not close its books
against the transfer of any shares of Series B Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of such shares of Series B Preferred Stock in any manner which interferes with the timely conversion of such shares.

                  5.2 Initial Conversion Price. The initial Conversion Price shall be $22.80. In order to prevent dilution of the conversion rights granted under this Section 5, adjustments shall be made from time to time in the Conversion Price pursuant to Section 5.3.

                  5.3      Adjustment of Conversion Price.

                           5.3.1     Dividends and Distributions.

                                    (a)     In case the  Corporation at any time
or from time to time after the Initial Issuance Date shall pay or make, or fix a Record Date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution of shares of Common Stock, the Conversion Price in effect at the opening of business on the Business Day next following the Record Date shall be reduced by multiplying the Conversion Price by a fraction of which the numerator shall be the total number of shares of Common Stock issued and outstanding at the close of business on the

Record Date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or distribution, such reduction to become effective immediately after the opening of business on the Business Day following the Record Date. Such adjustment shall be made successively whenever any event specified above shall occur.

                                    (b)     In case the  Corporation  at any
time or from time to time after the Initial Issuance Date shall make or issue, or fix a Record Date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock (the "Specified Date"), the holders of the Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that such holders would have received had the Series B Preferred Stock been converted into Common Stock on the Specified Date (the "Other Securities") and had they thereafter, during the period from the Specified Date to and including the Conversion Date, retained such Other Securities receivable by them during such period, giving application to all adjustments called for during such period under this Section with respect to the rights of the holders of the Series B Preferred Stock. The holders of Series B Preferred Stock shall also receive, upon conversion, all dividends, interest, distributions or other payments made on or with respect to the Other Securities from and including the Specified Date to and including the Conversion Date.

                                    (c)     In case the  Corporation  shall,  by
dividend or otherwise, distribute to all holders of its Common Stock or any other class of capital stock of the Corporation evidences of its indebtedness or assets (including securities, but excluding (x) any options, rights, warrants or convertible or exchangeable securities referred to in Section 5.3.3 below, and
(y) any dividend or distribution referred to in Section 5.3.1 (a) or (b) above), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the date fixed for such determination less the then fair market value (as reasonably determined by the Board of Directors, whose determination shall be set forth in a written resolution) of the portion of evidences of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such distribution.

                           5.3.2     Stock  Splits,  Combinations,  Etc. In case
the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the Business Day next following the date on which such subdivision becomes effective shall be proportionately reduced. Conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the Business Day next following the date upon which such combination becomes effective shall be proportionately increased. Such reductions or increases in the Conversion Price, as the case may be, shall become effective immediately after the opening of business on the Business Day next following the day upon which such subdivision or combination becomes effective.

                           5.3.3    Options,  Rights,  Warrants,  Etc. If the
Corporation shall, after the Initial Issuance Date, issue options, rights, warrants or convertible or exchangeable securities, in each case other than the Rights, to all holders of its Common Stock entitling them to subscribe for or purchase or acquire upon conversion or exchange any shares of Common Stock at a price per share less than the Current Market Price of the Common Stock on the Record Date for the determination of shareholders entitled to receive such options, rights, warrants or convertible or exchangeable securities, then in each case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect on such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock issued and outstanding on the date of issuance of such options, rights, warrants or convertible or exchangeable securities, immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such options, rights, warrants or convertible or exchangeable securities, would purchase at the Current Market Price (determined by multiplying such total number of shares by the exercise price of such options, rights, warrants or convertible or exchangeable securities, and dividing the product by such Current Market Price), and of which the denominator shall be the number of shares of Common Stock issued and outstanding on the date of issuance of such options, rights, warrants or convertible or exchangeable securities, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase or acquisition pursuant to such options, rights, warrants or convertible or exchangeable securities. Such adjustment shall become effective at the opening of business on the Business Day next following the Record Date for the determination of shareholders entitled to receive such options, rights, warrants or convertible or exchangeable securities. To the extent that shares of Common Stock are not delivered after the expiration of such options, rights, warrants or convertible or exchangeable securities, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such options, rights, warrants or convertible or exchangeable securities been made upon the basis of the actual number of shares of Common Stock delivered in connection with the issuance of such options, rights, warrants or convertible or exchangeable securities.

                           5.3.4    Issuance  Pursuant to Exercise of Rights.
If, after the Initial Issuance Date, the Corporation shall issue or sell shares of Common Stock upon exercise of the Rights, or the Board of Directors exchanges all or part of the then outstanding and exercisable Rights for shares of Common Stock, pursuant to the terms of the Rights (the "Rights Exercise Event"), then, and in such event, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect at the time of the Rights Exercise Event by a fraction of which (i) the numerator shall be the sum of (a) the total number of shares of Common Stock issued and outstanding immediately prior to the Rights Exercise Event and (b) the number of shares of Common Stock obtained by dividing the aggregate consideration received by the Corporation for shares of Common Stock issued, sold or exchanged in connection with the Rights Exercise Event by the Current Market Price and (ii) the denominator shall be the sum of (x) the total number of shares of Common Stock issued and outstanding immediately prior to the Rights Exercise Event and (y) the number of shares of Common Stock issued, sold or exchanged in the Rights Exercise Event. Such adjustment shall become effective upon the consummation of the issuance, sale or exchange.

                  5.4      Adjustments  for  Consolidation,  Merger,  Sale of
Assets, Reorganization, Etc. If the Corporation, after the Initial Issuance Date, (a) consolidates with or merges into any other person and is not the continuing or surviving corporation of such consolidation or merger, or (b) permits any other person to consolidate with or merge into the Corporation and the Corporation is the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other person or cash or any other property, or
(c) transfers all or substantially all of the assets or property of the Corporation to any other person, or (d) effects a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issue of additional shares of Common Stock for which adjustment in the Conversion Price is required to be made), then, and in each such case, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Section 5, each holder of Series B Preferred Stock, upon the conversion thereof at any time after the consummation of such consolidation, merger, exchange, sale, transfer, reorganization or reclassification, shall be entitled to receive (at the Conversion Price in effect at the time of such consummation) the kind and amount of shares of stock and other securities, cash and property receivable upon such consolidation, merger, exchange, sale, transfer, reorganization or reclassification by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock so converted might have been converted immediately prior to such consolidation, merger, exchange, sale, transfer, reorganization or reclassification, subject to adjustments, which, for events subsequent to the effective date of such consolidation, merger, exchange, sale, transfer, reorganization or reclassification, shall be as nearly equivalent as possible to the adjustments provided for in Section 5. The above provisions of this Section
5.4 shall similarly apply to successive consolidations, mergers, exchanges, sales, transfers, reorganizations or reclassifications.

                  5.5 Discretionary Adjustments. The Corporation may make such reduction in the Conversion Price, in addition to those required by this
Section 5, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights, other than the Rights, shall not be taxable to the recipients. In case any event shall occur as to which the provisions of Section 5 are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights of the holders of Series B Preferred Stock in accordance with the essential intent and principles of such Section, then, in each such case, the Board of Directors of the Corporation shall by resolution give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 5, necessary to preserve, without dilution, the conversion rights represented herein. The Corporation will promptly make the adjustments described therein.

                  5.6 Minimum Adjustment of Conversion Price. No adjustment in the Conversion Price pursuant to this Section 5 shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this Section 5.6 are not required to be made shall be carried forward and adjustment with respect thereto made at the time of and together with any adjustment which, together with such amount and any other amount of amounts so carried forward, shall aggregate at least one percent (1%) of such Conversion Price. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be.

                  5.7 Notices of Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its sole expense shall:

                           (a)      promptly  compute  the  adjusted  Conversion
Price or other adjustment in accordance with the terms hereof and shall prepare a report, which shall be certified by an officer of the Corporation, setting forth the adjusted Conversion Price or other adjustment and showing in reasonable detail the facts upon which all such adjustments are based, and copies of such report forthwith shall be delivered to the duly appointed Transfer Agent then acting as such with respect to the Series B Preferred Stock, and shall be kept at the office of such Transfer Agent;

                           (b)      make a timely  public  announcement  stating
that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price; and

                           (c)      promptly  mail  a  notice setting forth such
adjusted Conversion Price or other adjustment in accordance with the terms hereof to the holders of record of shares of Series B Preferred Stock, at their last addresses as they shall appear upon the books of the Corporation; provided, however, that if within ten (10) days after the completion of mailing of such a notice an additional notice is required, such additional notice shall be deemed to be required pursuant to this clause (c) as of the opening of business on the tenth day after such completion of mailing and shall set forth the adjustment as at such opening of business and, upon the completion of mailing of such additional notice, no other notice need be given of any such adjustments occurring at or prior to such opening of business and after the time that the next preceding notice given by mail became required.

                  5.8      Notices of Actions.  In the event:

                           (a)      the  Corporation  declares  a  dividend  (or
any other distribution) payable otherwise than in cash; or

                           (b)      the  Corporation  shall  authorize  the
granting to holders of Common Stock of options, rights, warrants or convertible or exchangeable securities, in each case other than the Rights, to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                           (c)      of any  reclassification of the Common Stock
of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation;

                           (d)      of the involuntary or voluntary dissolution,
liquidation or winding up of the Corporation; or

                           (e)      the  Corporation  makes any  distribution of
the type contemplated by Section 5.3.1(c) above or issues shares of Common Stock in connection with a Rights Exercise Event as set forth in Section 5.3.4 above;

the Corporation shall as promptly as practicable cause to be filed at the office of the Transfer Agent of the Series B Preferred Stock and cause to be mailed to the holders of shares of the Series B Preferred Stock at their last addresses as shown on the records of the Corporation or such Transfer Agent, at least thirty
(30) days (or twenty (20) days in any case specified in clause (a) or (b) above) prior to the Record Date hereinafter specified, a notice stating:

                                    (i)     the  Record  Date of such  dividend,
distribution, options, rights, warrants or convertible or exchangeable securities, or, if a record is not be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, options, rights, warrants or convertible or exchangeable securities are to be determined; or

                                    (ii)    the     date    on    which     such
reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         6.       Redemption.

                  6.1 Right of Optional Redemption. Unless previously converted pursuant to Section 5, and subject to the limitations of this Section 6, on and after __________, 200_ [insert date that is the fifth anniversary of the Initial Issuance Date], the Corporation shall have the right, at its option and by resolution of its Board of Directors, to redeem at any time all or, from time to time, part of the Series B Preferred Stock at a price per share (the "Series B Redemption Price") set forth below, payable in cash, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Series B Redemption Date"), without interest. In case of redemption of less than all shares of Series B Preferred Stock at the time outstanding, the shares of Series B Preferred Stock to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares of Series B Preferred Stock held by such holders (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

                  The Series B Redemption Price on and after __________, 200_ [insert date that is the fifth anniversary of the Initial Issuance Date], shall be as follows:

                          Time Period                  Series B Redemption Price
                          -----------                  -------------------------

        __________, 200_ through ___________, 200_                $52.00
        __________, 200_ through ___________, 200_                $51.50
        __________, 200_ through ___________, 200_                $51.00
        __________, 200_ through ___________, 200_                $50.50
        __________, 200_ and thereafter                           $50.00

                  6.2      Procedures for Redemption.

                           (a)      Until  such time as the  shares of Series B
Preferred Stock are listed on the New York Stock Exchange or another national securities exchange, notice of any redemption (the "Redemption Notice") will be mailed by the Corporation, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the Series B Redemption Date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at the address for such holder last shown on the records of the Transfer Agent. After such time as the Series B Preferred Stock may be listed on the New York Stock Exchange or another national securities exchange, the Redemption Notice also will be given by publication in a newspaper of general circulation in New York, New York, such publication to be made once a week for two (2) successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the Series B Redemption Date and in any case in accordance with the applicable rules of such exchange. No failure to give the Redemption Notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom the Redemption Notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such Redemption Notice shall state: (a) the Series B Redemption Date; (b) the Series B Redemption Price; (c) the number of shares of Series B Preferred Stock to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price; (e) that dividends on the shares to be redeemed will cease to accumulate on the Series B Redemption Date; and (f) with respect to the convertibility of such shares, (i) the name and address of the Transfer Agent, (ii) the Conversion Price, (iii) the date and time when the conversion period will expire, including the dates when conversion cannot be effected, if any, and (iv) if any dividend declared or accrued on or before the Series B Redemption Date remains unpaid on such shares of Series B Preferred Stock, whether or not shares issued upon conversion will be entitled to receive such dividend. If less than all the shares of Series B Preferred
Stock held by any holder are to be redeemed, the Redemption Notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

                           (b)      If the Redemption  Notice of any shares of
Series B Preferred Stock has been mailed, and if published (if appropriate), in accordance with Section 6.2(a) above and provided that on or before the Series B Redemption Date specified in such Redemption Notice all funds necessary for such redemption shall have been irrevocably delivered to the bank or trust company described in Section 6.3 below, separate and apart from its other funds in trust for the benefit of any holders of the shares of Series B Preferred Stock so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series B Redemption Date, dividends on such shares of Series B Preferred Stock shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of Series B Preferred Stock and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Series B Redemption Price and to convert the number of shares of Series B Preferred Stock specified in the Redemption Notice into Common Stock) shall terminate. Upon surrender, in accordance with said Redemption Notice, of the certificate for any shares of Series B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the Redemption Notice shall so state), such shares of Series B Preferred Stock shall be redeemed by the Corporation at the Series B Redemption Price. In case less than all the shares of Series B Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series B Preferred Stock without cost to the holder thereof.

                  6.3 Deposit of Redemption Price. On or before the Series B Redemption Date, the Corporation shall deposit with a bank or trust company in New York, New York, having a capital and surplus of at least $50,000,000, in a trust to be applied to the redemption of the shares of Series B Preferred Stock so called for redemption, the funds necessary for such redemption. The deposit of funds with a bank or trust company for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:

                           (a)      the  Corporation  shall be entitled to
receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust and invested into one (1) or more of the following obligations or securities, to which interest or other earnings the holders of any shares redeemed shall have no claim:

                                    (i)     direct  obligations  of,  and
obligations fully guaranteed by, the United States of America, or any agency thereof, the obligations of which are backed by the full faith and credit of the United States Government;

                                    (ii)     certificates of deposit, time
deposits, commercial paper and bankers' acceptances issued by any bank (or its holding company) whose senior secured debt has the highest rating given by Standard & Poor's Corporation, a New York corporation, or any successor thereto by merger, consolidation, sale of substantially all of its assets or otherwise; and

                                    (iii)    deposits which are fully insured by
the Federal Deposit Insurance Corporation of the Federal Savings and Loan Insurance Corporation;

provided, that prior to the Series B Redemption Date, such investments shall be made in such manner as to mature by their terms not later than the day preceding the Series B Redemption Date; and

                           (b)      any balance of moneys so  deposited  by the
Corporation and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of one (1) year from the applicable Series B Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings. Any interest accrued on funds so deposited shall be paid to the Corporation at such times as the Corporation may request.

                  6.4 Source of Funds. The Series B Redemption Price may be paid, to the extent permitted by applicable law, from any source, including sale proceeds of other capital stock of the Corporation.

                  6.5 Rights to Dividends on Shares Called for Redemption. If the Series B Redemption Date is after a Dividend Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the shares of Series B Preferred Stock to be redeemed are registered at the close of business on such Dividend Record Date notwithstanding the redemption thereof between such Dividend Record Date and the related Dividend Payment Date. Except as provided in this Section 6, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series B Preferred Stock.

                  6.6 Limitation on Redemption. Unless Full Cumulative Dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period (or portion thereof), no Series B Preferred Stock shall be redeemed (unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by exchange for Common Stock); provided, however, that the foregoing shall not prevent the redemption of Series B Preferred Stock pursuant to Section 4 or the purchase or acquisition of Series B Preferred Stock pursuant to an offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

         7.       Voting Rights.

                  7.1      General.   Except  as  required  by  the  Virginia
Stock Corporation Act and except as otherwise provided in this Section 7, the holders of the Series B Preferred Stock shall not be entitled to vote at any meeting of the shareholders for election of directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the shareholders thereof, or to receive notice of any meeting of shareholders. On matters subject to a vote by holders of the Series B Preferred Stock, such holders are entitled to one (1) vote per share.

                  7.2 Right to Elect Directors. Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for six (6) or more quarterly periods whether or not consecutive (a "Default"), the holders of such shares of Series B Preferred Stock, voting separately as a class, will be entitled to vote for the election of two (2) additional directors of the Corporation at a special meeting called by the holders of record of a least 10% of the Series B Preferred Stock so in arrears or at the next annual meeting of shareholders, if such request is received less than 60 days before the date fixed for the next annual meeting of the shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred Stock for the past Dividend Periods and the then current Dividend Period shall have been fully paid in cash. In such case, the Board of Directors of the Corporation will be increased by two (2) directors. Each such director elected pursuant to this Section 7.2 (a "Preferred Stock Director") shall be elected by the affirmative vote of the holders of record of a majority of the shares of Series B Preferred Stock present and voting at such meeting, at a meeting called, held and conducted as provided in Section 7.3 through 7.5 below. Each Preferred Stock Director shall serve as a director until the Default is cured, at which time the term of each such Preferred Stock Director shall terminate and the number of directors shall be reduced accordingly.

                  7.3 Removal of Directors; Vacancies. Any Preferred Stock Director may be removed at any time, either with or without cause, by (and only by) an affirmative vote of the holders of record of a majority of the shares of Series B Preferred Stock present and voting at a special meeting of such shareholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. Any vacancy caused by the death or resignation of a Preferred Stock Director may be filled by only the holders of record of Series B Preferred Stock at a meeting called for such purpose. The quorum at any such meeting shall be a majority of the outstanding shares of Series B Preferred Stock. The holders of a majority of the Series B Preferred Stock present and voting at such meeting shall select a chairman of such meeting. A meeting for the removal of a Preferred Stock Director and the filling of the vacancy created thereby or by the death of a Preferred Stock Director shall be called by the Secretary of the Corporation within ten (10) days after receipt of a written request signed by the holders of record of at least ten percent (10%) of the outstanding shares of Series B Preferred Stock by sending, in each case, written notice of such meeting to each holder of Series B Preferred Stock at his or her registered address on the books of the Corporation. Such notice shall state the purposes of the meeting and the place and time for the meeting, which shall be held in New York, New York, at the earliest practicable date thereafter. The giving of such notice shall constitute the only obligation of the Corporation pursuant to this Section 7.3.

                  7.4 Failure to Call Meeting. If the calling of any meeting of the holders of Series B Preferred Stock required by this Section 7 shall not have been called by the Secretary of the Corporation within ten (10) days after personal service of a written request therefor, or within fifteen
(15) days after the mailing of a written request therefor within the United States of America by registered mail addressed to him or her at the principal office of the Corporation, then the holders of record of at least ten percent (10%) of the outstanding shares of Series B Preferred Stock may designate in writing one of their number to give notice of such meeting at the expense of the Corporation and such meeting may be called by such person so designated. Any holders of Series B Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of holders of Series B Preferred Stock to be called pursuant to these provisions.

                  7.5      Written  Consents.   Notwithstanding  anything
contained herein to the contrary, any action required or permitted to be taken by the holders of record of Series B Preferred Stock at any annual or special meeting of shareholders may be taken without a meeting, at any time without prior notice and without a vote, by a consent in writing setting forth the action so taken, signed by holders of Series B Preferred Stock holding a sufficient number of shares of Series B Preferred Stock to vote in favor of such action at any annual or special meeting of shareholders.

                  7.6      Termination  of  Voting  Rights.   The  foregoing
voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed and the applicable Series B Redemption Price paid.

         8.       Listing of Shares; Other Covenants Relating to Conversion.

                  8.1 Listing of Shares. The Corporation will, as permitted by the rules of the New York Stock Exchange, cause to be listed and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series B Preferred Stock. If any shares of Common Stock required to be reserved for purposes of conversions of shares of the Series B Preferred Stock hereunder require, as a result of any change in law or regulation after the Initial Issuance Date, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act of 1933, as then in effect, or any similar federal statute then in force, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any national securities exchange, the Corporation will in good faith, at its own expense and as expeditiously as possible endeavor to cause such shares to be duly registered or approved for listing or listed on such national securities exchange, as the case may be.

                  8.2 Reservation of Shares. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, or otherwise, solely for the purpose of issue upon the conversion of the Series B Preferred Stock as provided in Section 5, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock.

                  8.3 Authorized Shares of Common Stock. The Corporation will not take any action which results in any adjustment of the number of shares of Common Stock acquirable upon conversion of a share of Series B Preferred Stock if the total number of shares of Common Stock issuable after such action upon conversion of the Series B Preferred Stock then outstanding, together with the total number of shares of Common Stock and other securities of the Corporation convertible or exchangeable into Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under Article Fourth of the Corporation's Articles of Incorporation, as amended.

                  8.4 Shares Issued on Conversion to be Validly Issued, Etc. The shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock, when the same shall be issued in accordance with the terms hereof, are hereby declared to be and shall be duly and validly authorized and issued and fully paid and nonassessable shares of Common Stock in the hands of the holders thereof.

                  8.5 No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Closing Price of a share of Common Stock (or, if there is no such Closing Price, the Current Market Price of a share of Common Stock, as determined or prescribed in good faith by the Board of Directors) at the close of Business on the Trading Day immediately preceding the Conversion Date.

                  8.6 Other Action. If the Corporation shall take any action affecting the Common Stock, other than action described in Section 5, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series B Preferred Stock, the Conversion Rate for the Series B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

         9.       Preferred Stock Alterations and Restrictions.

                  9.1 Amendments to Articles of Incorporation. Except as set forth in Section 9.2 of this Section 9, the Articles of Incorporation of the Corporation shall not be changed so as to alter in an adverse manner the powers, preferences or special rights of the Series B Preferred Stock without the consent, either in writing or by a vote at a meeting called for that purpose, of the holders of at least three-fourths (3/4) of the number of shares outstanding of the Series B Preferred Stock. In giving such consent, the holders of the Series B Preferred Stock shall vote as a single class. Any meeting for such purpose shall be called, held and conducted as provided in Sections 7.3 through
7.5 above except that the Corporation may call a meeting for such purpose without having received a written request signed by the holders of ten percent (10%) of the outstanding shares of Series B Preferred Stock.

                  9.2 Changes to Preferred Stock. Without the consent of the holders of at least nine-tenths (9/10) of the number of shares of the Series B Preferred Stock at the time outstanding, either in writing or by a vote at a meeting called for that purpose at which the holders of the Series B Preferred Stock shall vote as a single class, neither by modification of the Articles of Incorporation of the Corporation nor by written action of the Board of Directors shall the Corporation:

                           (a)      change the rate at which dividends accrue on
the Series B Preferred Stock;

                           (b)      change the times at which dividends accrue
on the Series B Preferred Stock;

                           (c)      change,  reclassify  or  extinguish  the
shares of Series B Preferred Stock, whether pursuant to (i) a merger or consolidation of the Corporation with or into another corporation or corporations, (ii) a transfer of all or substantially all of the assets of the Corporation to another corporation or corporations or (iii) a plan of exchange; or

                           (d)      change the initial  Conversion  Price set
forth in Section 5.2 or any  provision for  adjusting  the  Conversion  Price in
Section 5.3;

                           (e)      change the Series B Redemption Price, or the
time or times when the Series B Preferred Stock may be redeemed; or

                           (f)      change Section 11 hereof; or

                           (g)      change the  percentage of the number of
shares of the Series B Preferred Stock outstanding required to approve any act described in (a)-(f) above.

Any meeting for such purpose shall be called, held and conducted as provided in Sections 7.3 through 7.5 above except that the Corporation may call a meeting for such purpose without having received a written request signed by the holders of ten percent (10%) of the outstanding shares of Series B Preferred Stock.

                  9.3 No Preemptive Rights. No holder of shares of the Corporation of any class, now or hereafter authorized, shall as such holder have any preemptive right to subscribe to, purchase, or receive any shares of the Corporation of any class, now or hereafter authorized.

         10. Definitions. For purposes of this Preferred Stock Designation of Series B Preferred Stock, the following terms shall have the meanings indicated:

                  10.1 "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close or a day which is declared a national or New York state holiday.

                  10.2 "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day on the New York Stock Exchange or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on over-the-counter market on the day in question as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or a similarly generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm independent of the Corporation selected from time to time in good faith by the Board of Directors for that purpose.

                  10.3 "Common Stock" shall mean the Corporation's common stock, without par value.

                  10.4 "Conversion Date" shall have the meaning set forth in Section 5.1.

                  10.5 "Conversion Price" shall have the meaning set forth in Section 5.2.

                  10.6 "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days (on which sales of shares have occurred) immediately prior to the date in question; provided, however, that if any event that results in an adjustment of the Conversion Price occurs during the period beginning on the first day of such ten-day period and ending on the applicable Conversion Date, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

                  10.7     "Default" shall have the meaning set forth in Section
7.2.

                  10.8 "Dividend Payment Date" shall have the meaning set forth in Section 3.1.

                  10.9 "Dividend Period" shall have the meaning set forth in Section 3.1.

                  10.10 "Dividend Record Date" shall have the meaning set forth in Section 3.1.

                  10.11 "Full Cumulative Dividends" shall mean, with respect to the Series B Preferred Stock, or any other capital stock of the Corporation, as of any date the aggregate amount of all then accumulated, accrued and unpaid dividends payable on such shares of Series B Preferred Stock, or other capital stock, as the case may be, in cash, whether or not earned or declared and whether or not there shall be funds legally available for the payment thereof.

                  10.12    "Initial  Issuance  Date"  shall mean the date on
which  shares  of  Series  B  Preferred  Stock  are  initially   issued  by  the
Corporation.

                  10.13 "Preferred Stock" shall mean the Corporation's preferred stock, without par value.

                  10.14 "Preferred Stock Director" shall have the meaning set forth in Section 7.2.

                  10.15 "Preferred Stock Designation" shall mean a resolution or resolutions adopted by the Board of Directors providing for the issue of a series of the Corporation's Preferred Stock.

                  10.16 "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive the cash, securities or other property granted by the Corporation, or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise), and with respect to any subdivision or combination of the Common Stock, the effective date of such subdivision or combination.

                  10.17 "Redemption Notice" shall have the meaning set forth in Section 6.2.

                  10.18    "RIC"  shall  mean  Reliance   Insurance   Company, a
Pennsylvania corporation.

                  10.19 "Rights" shall mean the rights of the Corporation which are issuable under the Amended and Restated Rights Agreement, dated August 20, 1997, between the Corporation and Wachovia Bank of North Carolina, N.A., as the Rights Agent, as such may be amended from time from time, or rights to purchase any capital stock of the Corporation under any successor shareholder rights plan or plan adopted in replacement of the Amended and Restated Rights Agreement.

                  10.20 "Series B Preferred Stock" shall have the meaning set forth in Section 1.

                  10.21 "Series B Redemption Date" shall have the meaning set forth in Section 6.1.

                  10.22 "Series B Redemption Price" shall have the meaning set forth in Section 6.1.

                  10.23    "Stated  Value"  shall have the meaning  set forth in
Section 1.

                  10.24 "Trading Day" shall mean (a) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which such exchange is open for business or (b) if the applicable security is quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System, a day on which trades may be made on such National Market System or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  10.25 "Transfer Agent" shall mean Wachovia Bank, N.A., or any other national or state bank or trust company having combined capital and surplus of at least $50,000,000 and designated by the Corporation as the transfer agent and/or registrar of the Series B Preferred Stock, or if no such designation is made, the Corporation.

         11. Certain Non-Performance Remedies Exercisable Solely by RIC and its Affiliates.

                  11.1. Exclusivity of Remedies, Non-Transferability. On August 20, 1997, the Corporation and its subsidiary, Lawyers Title Insurance Corporation, entered into a certain Stock Purchase Agreement (the "Agreement") with Reliance Insurance Company ("RIC") and Reliance Group Holdings, Inc. ("Reliance") in connection with the acquisition by the Corporation of all of the issued and outstanding capital stock of RIC's two subsidiaries, Commonwealth Land Title Insurance Company ("Commonwealth") and Transnation Title Insurance Company. As part of the transactions contemplated by that Agreement, the parties agreed that RIC shall be issued all 2,200,000 shares of the Series B Preferred Stock ("RIC Series B Preferred Shares") authorized hereby and shall have certain remedies upon the occurrence of the events set forth in Section 11.3 below. The remedies contained in Section 11.3 are exercisable solely and exclusively by RIC, to the extent RIC holds all of the RIC Series B Preferred Shares at the time any of such remedies become exercisable, or by RIC and its Affiliates as a Group, to the extent RIC and any Affiliate of RIC hold any of the RIC Series B Preferred Shares at the time any of such remedies become exercisable. With respect to holdings of RIC Series B Preferred Shares by RIC and its Affiliates as a Group, the exercise of any remedy set forth in Section 11.3 shall be by RIC, who is hereby designated as the "representative" of the Group for purposes of exercising any such remedy, and any such exercise by RIC shall preclude the exercise of such remedy by any other member of the Group. The remedies hereunder are not transferable or assignable to subsequent holders of the shares of the Series B Preferred Stock. Any sale, conveyance or transfer of shares of the Series B Preferred Stock by RIC to any Person not an Affiliate of RIC at the time of such sale, conveyance or transfer shall render the provisions of this
Section 11 null and void as to the shares of Series B Preferred Stock so sold, conveyed or transferred.

                  11.2 Definitions. For purposes of this Section 11, the following terms shall have the following meanings:

                           11.2.1     "Adjusted Outstanding Shares"  shall mean,
at any time and with respect to the determination of (i) the RIC Ownership Percentage as it relates to RIC and its Affiliates, and (ii) any other percentage of the beneficial ownership of Common Stock as it relates to a Person or

Group, the total number of shares of Common Stock then issued and outstanding together with the total number of shares of Common Stock not then issued and outstanding that would be outstanding if (x) all then existing shares of Series B Preferred Stock had been converted and (y) all then existing warrants and options exercisable into shares of Common Stock had been exercised (other than underwriters' overallotment options and stock options granted under benefit plans of the Corporation or its Affiliates), but excluding any Rights which may be exercisable under the Amended and Restated Rights Agreement, dated August 20, 1997, between the Corporation and Wachovia Bank, N.A, as such may be amended from time to time, or any successor shareholder rights plan or agreement; provided that if the Corporation issues the Subordinated Note to RIC on the Closing Date as provided in the Agreement, the Adjusted Outstanding Shares also shall be deemed to include the total number of shares of Common Stock subject to deferred issuance and delivery pursuant to Section 2.2.1(c) of the Agreement.

                           11.2.2     "Affiliate"  shall  have the  meaning
ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of the Standstill Agreement, and shall include, with respect to a determination of the Affiliates of RIC, any Affiliate of Reliance.

                           11.2.3     "Beneficial ownership," "beneficial owner"
and "beneficially own" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act as in effect on the date of the Standstill Agreement; provided that RIC and each of its Affiliates and any Person or Group shall be deemed to be the beneficial owners of any shares of Common Stock that such RIC, Affiliate, Person and/or Group has the right to acquire within one year pursuant to Section 2.2.1(c) of the Agreement or pursuant to any other agreement, arrangement or understanding or upon the exercise of conversion or exchange rights, warrants, options or otherwise, including but not limited to any right to acquire shares of Common Stock through the conversion of the Series B Preferred Stock.

                           11.2.4     "Combined Ratio" of any entity shall mean,
for any given period, all Title Insurance-Related Expenses divided by all Title Insurance-Related Gross Operating Revenues, expressed as a percentage; provided, however, that the Corporation's Combined Ratio also shall be net of any transaction-related or reorganization expenses incurred within twelve (12) months of the closing of the transactions contemplated by the Agreement.

                           11.2.5     "Debt  Obligations"  shall mean  (i)
indebtedness or liability for borrowed money; (ii) obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations under letters of credit; and (iv) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to insure a creditor against loss.

                           11.2.6     "Group"  shall  have the  meaning
comprehended by Section 13(d)(3) of the Exchange Act as in effect on the date of the Standstill Agreement.

                           11.2.7     "RIC  Director"  shall mean a person
designated by RIC for nomination and election to the Board of Directors of the Corporation pursuant to the Standstill Agreement, but shall not include Herbert Wender, the Chief Executive Officer of Commonwealth.

                           11.2.8     "RIC  Ownership  Percentage"  shall mean,
at any time, the percentage of the Adjusted Outstanding Shares that is beneficially owned in the aggregate by RIC and its Affiliates.

                           11.2.9     "Peer Combined  Ratio" shall mean the
Weighted Average of Combined Ratios of Chicago Title Insurance Company and its affiliated title insurance companies, First American Title Insurance Company and its affiliated title insurance companies, Fidelity National Title Insurance Company and its affiliated title insurance companies and Old Republic Title Insurance Company and its affiliated title insurance companies; provided that if the Combined Ratio of any title insurance company in the Peer Combined Ratio is no longer obtainable due to merger, consolidation, dissolution or otherwise, the Corporation, with the agreement in writing of RIC, may substitute another title insurance company that, at the time of such substitution, ranks in the top ten of United States title insurance companies in terms of title insurance revenues. In order to estimate the Combined Ratio for companies in the Peer Combined Ratio where the information is not specifically available, certain adjustments will be made as deemed reasonable by both the Corporation and RIC. To the extent that the Combined Ratio for companies in the Peer Combined Ratio are affected by the operating structure of the company, certain adjustments will be made as deemed reasonable by both the Corporation and RIC. Should the Corporation and RIC be unable to agree on any adjustments pursuant to this Section 11.2.9, a decision regarding such adjustment will be made promptly by an independent "Big Six" accounting firm selected by the Corporation and RIC.

                           11.2.10    "Person"  shall  have  the  meaning  set
forth in Section 3(a)(9) of the Exchange Act as in effect on the date of the Standstill Agreement.

                           11.2.11    "Preferred Shares Sales Period" shall mean
the period between the closing date of the Agreement and the date which is eight years and six months after such closing date (subject to extension as described in the Standstill Agreement).

                           11.2.12    "Standstill  Agreement"  shall  mean the
Voting and Standstill Agreement, dated __________ __, 199_, by and between the Corporation, RIC and Reliance.

                           11.2.13    "Title  Insurance-Related  Expenses" shall
mean the sum of an entity's provision for losses, net of extraordinary claims, and all operating expenses associated with the conduct of such entity's title insurance business, including an allocation of the entity's general and administrative expense which reasonably reflects the proportion of the entity's overall business that is comprised of title insurance operations, all determined in accordance with generally accepted accounting principles.

                           11.2.14    "Title  Insurance-Related  Gross Operating
Revenues" shall mean all gross premiums and fees resulting from the conduct of an entity's title insurance business, net of assumed and ceded reinsurance premiums, all determined in accordance with generally accepted accounting principles.

                           11.2.15    "Weighted  Average of Combined  Ratios"
shall mean the number determined by dividing (a) the sum of the amounts calculated by multiplying the Combined Ratio of each company comprising the Peer Combined Ratio by their respective title insurance revenues by (b) the sum of the title insurance revenues for all such companies.

                  11.3     Remedies Upon Certain Defaults.  Until the earlier of
(i) the date the RIC Ownership  Percentage is less than twenty  percent (20%) or
(ii) the expiration of the Preferred Shares Sales Period:

                  (a) in the event that (1) the Corporation's Combined Ratio exceeds the Peer Combined Ratio by more than five (5) percentage points for any twelve month period (beginning with the twelve month period commencing January 1, 1998), with such calculation to be determined as of March 31, June 30, September 30 and December 31 of each year for the previous twelve months, and (2) any two of Standard & Poors Corporation, Duff & Phelps Corporation or A.M. Best have downgraded the Corporation's claims paying ability rating to or below a rating of BBB - (or its equivalent),

                           (i) the Corporation will (a) take such action as may be necessary to increase the size of the Board of Directors of the Corporation by three (3) directors, (b) fill the three (3) vacancies created thereby with additional RIC Directors and (c) recommend such additional RIC Directors for election as directors at the next annual meeting of the Corporation's shareholders. Such additional RIC Directors shall have the same rights and obligations as the RIC Directors appointed or elected in accordance with Article II of the Standstill Agreement except that such additional RIC Directors shall not be subject to approval of the Continuing Directors (as defined in the Standstill Agreement). Of the three (3) RIC Directors, one shall be appointed to Class I, one shall be appointed to Class II and one shall be appointed to Class III, as such classes are designated in the Standstill Agreement; and

                           (ii) the provisions of Article III (other than Section 3.1(a)(i)) and Section 4.1 of the Standstill Agreement and Section 12 hereof shall no longer apply to RIC or its Affiliates.

                  (b) in the event that RIC or any Affiliate of RIC beneficially owns shares of the Series B Preferred Stock and the Corporation fails to pay in cash the full amount of the dividend on the Series B Preferred Stock on one (1) occasion within five (5) days of the applicable Dividend Payment Date,

                           (i) the Corporation will (a) take such action as may be necessary to increase the size of the Board of Directors of the Corporation by three (3) directors and (b) fill the three (3) vacancies created thereby with additional RIC Directors and (c) recommend such additional RIC Directors for election as directors at the next annual meeting of the Corporation's shareholder. Such additional RIC Directors shall have the same rights and obligations as the RIC Directors appointed or elected in accordance with Article II of the Standstill Agreement except that such additional RIC Directors shall not be subject to approval of the Continuing Directors (as defined in the Standstill Agreement). Of the three (3) RIC Directors, one shall be appointed to Class I, one shall be appointed to Class II and one shall be appointed to Class III, as such classes are designated in the Standstill Agreement; and

                           (ii) the provisions of Article III (other than Section 3.1(a)(i)) and Section 4.1 of the Standstill Agreement and Section 12 hereof shall no longer apply to RIC or its Affiliates.

                  (c) in the event that RIC or any Affiliate of RIC beneficially owns shares of the Series B Preferred Stock and the Corporation fails to pay in cash the full amount of the dividend on the Series B Preferred Stock on two (2) occasions, whether or not consecutive, within five (5) days of the applicable Dividend Payment Dates, the provisions of Section 3.1(a)(i) of Article III and Section
         4.2 of Article IV of the Standstill Agreement shall no longer apply to RIC or its Affiliates.

                  (d) in the event that (1) the Corporation defaults on any of its Debt Obligations in excess of $15,000,000 (individually or at any one time in the aggregate)(a "Material Default"), and the Material Default is not cured or waived within the time period and manner prescribed by the applicable agreements or instruments, and which Material Default results in the acceleration of the amounts due thereunder, or (2) RIC or any Affiliate of RIC beneficially owns shares of the Series B Preferred Stock and the Corporation fails to pay in cash the full amount of the dividend on the Series B Preferred Stock on three (3) occasions, whether or not consecutive, within five (5) days of the applicable Dividend Payment Dates,

                           (i)      the Corporation will (a) take such action as
                  may  be  necessary  to  increase  the  size  of the  Board  of
                  Directors to a number that will permit the addition of sufficient RIC Directors such that the total number of RIC Directors will constitute a majority of the Board of Directors, (b) fill the vacancies created thereby with additional RIC Directors and (c) recommend such additional RIC Directors for election as directors at the next annual meeting of the Corporation's shareholders. Such additional RIC Directors shall have the same rights and obligations as the RIC Directors appointed or elected in accordance with Article II of the Standstill Agreement except that such additional RIC Directors shall not be subject to approval of the Continuing Directors (as defined in the Standstill Agreement). The number of additional RIC Directors appointed or elected pursuant hereto shall be divided among the three (3) classes of directors designated in the Standstill Agreement so that such classes are as nearly equal in number as reasonably possible; and

                           (ii) the  provisions of Article III and Article IV of
                  the Standstill Agreement and Section 12 hereof shall no longer apply to RIC or its Affiliates.

                  11.4 Provisions in Case Series B Preferred Stock is No Longer Outstanding. If, prior to the expiration of the Preferred Shares Sales Period, all of the shares of the Series B Preferred Stock shall have been redeemed or converted and are no longer outstanding but the RIC Ownership Percentage is at least twenty percent (20%), then until the earlier of (i) the date by which the RIC Ownership Percentage is less than twenty percent (20%) or
(ii) the expiration of the Common Shares Sales Period (as defined in the Standstill Agreement), RIC and its Affiliates shall be entitled to the remedies set forth in Sections 11.3(a) and 11.3(d)(1) hereof.

         12. Condition to RIC's Conversion of Series B Preferred Stock. Unless (i) the Corporation should call for redemption of the Series B Preferred Stock held by RIC in accordance with Section 6 hereof, or (ii) any one of the following events shall occur: (x) the Corporation should declare a regular quarterly dividend on the Common Stock of $.40 or more during any calendar year,
(y) the Corporation should declare one or more non-regular dividends on the Common Stock during any calendar year in an aggregate amount of $.50 or more, or
(z) the Corporation should declare dividends on the Common Stock, whether regular or non-regular, in an aggregate amount of $1.60 or more during any calendar year, the Series B Preferred Stock held by RIC and its Affiliates shall not be convertible and RIC and its Affiliates will refrain from converting, or taking any steps to convert, any of the Series B Preferred Stock then held by each of them, respectively, into shares of the Common Stock of the Corporation pursuant to Section 5 hereof until such time as RIC and its Affiliates have sold, conveyed or transferred all of the 4,473,684 shares of Common Stock received by RIC from the Corporation in connection with the Stock Purchase Agreement (as defined in Section 11.1 hereof) and such additional shares of Common Stock that the Corporation may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions or pursuant to the exercise of any Rights (as defined in Section 10.19 hereof) to a Person (as defined in Section
11.2.10 hereof) that is not, at the time of the sale, conveyance or transfer of such shares of Common Stock, an Affiliate (as defined in Section 11.2.2 hereof) of RIC; provided, however, that if the Corporation should call less than all of the Series B Preferred Stock held by RIC and its Affiliates for redemption pursuant to clause (i) above, then RIC and its Affiliates shall be entitled to convert into shares of Common Stock only that number of the Series B Preferred Stock that have been so called for redemption; and provided further that, in the event that the Board of Directors has approved any negotiated tender or exchange offer with a third party or approved any merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Corporation in which the holders of Common Stock are entitled to tender or exchange their holdings of Common Stock for, or to otherwise receive for their holdings of Common Stock, other consideration (whether cash, non-cash or some combination thereof), the Corporation agrees that it will, in its sole discretion, either (x) permit RIC and its Affiliates to convert all of the Series B Preferred Stock then held by them contingent upon, and effective as of, the closing of such transaction and without the right of RIC or any of its Affiliates to vote the shares of Common Stock received upon any such conversion on any matter in connection with such transaction, or (y) make appropriate provision to provide to RIC and any of its Affiliates holding Series B Preferred Stock as of the closing date of such transaction the same kind and amount of consideration receivable by the holders of the Common Stock in such transaction (the amount of such consideration to be received by RIC and any of its Affiliates holding Series B Preferred Stock to be determined by reference to the number of shares of

Common Stock that RIC and its Affiliates would have been entitled to receive had the Series B Preferred Stock been converted immediately prior to consummation of such transaction), except that, if the Corporation elects to comply with clause
(y) of this proviso, RIC and its Affiliates shall not be entitled thereafter to receive any shares of stock, other securities, cash or property pursuant to
Section 5.4 above with respect to such of the Series B Preferred Stock as has received full payment of the consideration set forth in clause (y) above.

                                                                      Appendix C

Wheat First
Butcher Singer                                              Riverfront Plaza
Serving Investors Since 1934                                901 East Byrd Street
                                                            Richmond, VA 23219
                                                            (804) 649-2311



August 20, 1997


CONFIDENTIAL
------------


Lawyers Title Corporation
6630 West Broad Street
Richmond, VA 23230

Members of the Board:

         You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, without par value ("Lawyers Title Common Stock"), of Lawyers Title Corporation ("Lawyers Title") of the consideration provided for in Section 2.2 of the Stock Purchase Agreement, dated as of August 20, 1997 (the "Agreement"), by and among Lawyers Title, Lawyers Title Insurance Corporation, Reliance Insurance Company, Inc. ("Reliance Insurance") and its parent company, Reliance Group Holdings, Inc. Under the terms of the Agreement, Lawyers Title has agreed to acquire from Reliance Insurance all of the outstanding shares of the common stock of Commonwealth Land Title Insurance Company and Transnation Title Insurance Company (collectively "Commonwealth"), each of which is a direct wholly-owned subsidiary of Reliance Insurance. The total consideration for the stock of Commonwealth consists of the following combination of cash and securities: (i) $207,500,000, which is subject to reduction as provided in the Agreement; (ii) the greater of $23,750,000 or the net offering proceeds (after payment of underwriting discounts and commissions and offering fees and expenses) from the sale of 1,315,789 shares of the Lawyers Title Common Stock; (iii) 2,200,000 shares of Lawyers Title's 7% Series B Cumulative Convertible Preferred Stock, and (iv) 4,473,684 shares of Lawyers Title Common Stock (collectively, the "Consideration"). The acquisition of the common stock of Commonwealth is referred to herein as the "Acquisition."


  Wheat First Butcher Singer is a trademark of Wheat, First Securities, Inc.,
                         Member New York Stock Exchange

         In arriving at our opinion, we reviewed the Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Reliance Insurance, Commonwealth and Lawyers Title concerning their respective businesses, operations and prospects of Commonwealth and Lawyers Title. We examined certain publicly available business and financial information relating to the respective businesses and operations of Commonwealth and Lawyers Title as well as certain financial forecasts and other data for Commonwealth and Lawyers Title which were provided to or otherwise discussed with us by the respective managements of Commonwealth and Lawyers Title, including information relating to certain strategic implications and operational benefits anticipated to result from the Acquisition. We reviewed the financial terms of the Acquisition in relation to, among other things: the historical and projected earnings and other operating data of Commonwealth and Lawyers Title; and the capitalization and financial condition of Commonwealth and Lawyers Title.

         We also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Acquisition and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Commonwealth and Lawyers Title.

         We also evaluated the potential pro forma financial impact of the Acquisition on Lawyers Title. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

         In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us, including the representations and warranties of Lawyers Title and Reliance Insurance included in the Agreement. With respect to the financial forecasts and other information provided to or otherwise reviewed by or discussed with us, including estimates relating to certain strategic financial and operational benefits and synergies expected to result from the Acquisition, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Commonwealth and Lawyers Title and the strategic implications and operational benefits anticipated to result from the Acquisition. We are not expressing any opinion as to what the value of Lawyers Title Common Stock actually will be when issued pursuant to the Acquisition or the price at which Lawyers Title Common Stock will trade subsequent to the Acquisition. We have not made or been provided with an independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of Commonwealth or Lawyers Title. We have assumed, with your consent, that the tax effects, if any, to Lawyers Title and the holders of the Lawyers Title Common Stock resulting from the transactions contemplated by the Agreement are immaterial. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

         Wheat, First Securities, Inc. ("Wheat") has been engaged to render financial advisory services to Lawyers Title in connection with the Acquisition and will receive a fee upon the consummation of the Acquisition. As part of our investment banking business, we are regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade or hold the Lawyers Title Common Stock for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such security.

         Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Lawyers Title in its evaluation of the proposed Acquisition. Our opinion does not address the relative merits of the Acquisition as compared to any alternative business transactions that might be available to Lawyers Title, and does not constitute a recommendation to any stockholder of Lawyers Title as to how such stockholder should vote at any stockholder's meeting in connection with the Acquisition. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Wheat be made, without our prior written consent; provided, however, that the opinion may be included in its entirety in the Proxy Statement (as defined in the Agreement) or any amendment or supplement thereto.

         Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deem relevant, we are of the opinion that, as of the date hereof, the Consideration is fair from a financial point of view to the holders of Lawyers Title Common Stock.

                                          Very truly yours,


                                          /s/ Wheat, First Securities, Inc.

Wheat First
Butcher Singer                                              Riverfront Plaza
Serving Investors Since 1934                                901 East Byrd Street
                                                            Richmond, VA 23219
                                                            (804) 649-2311



December 5, 1997


CONFIDENTIAL
------------

Lawyers Title Corporation
6630 West Broad Street
Richmond, VA 23230

Members of the Board:

         You have requested that Wheat, First Securities, Inc. confirm our August 20, 1997 opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, without par value ("Lawyers Title Common Stock"), of Lawyers Title Corporation ("Lawyers Title") given the proposed amendment to the financial terms provided in the Stock Purchase Agreement, dated as of August 20, 1997 (the "Agreement"), by and among Lawyers Title, Lawyers Title Insurance Corporation, Reliance Insurance Company, Inc. ("Reliance Insurance") and its parent company, Reliance Group Holdings, Inc. Under the proposed amended terms of the Agreement, Lawyers Title has agreed to acquire from Reliance Insurance all of the outstanding shares of the common stock of Commonwealth Land Title Insurance Company and Transnation Title Insurance Company (collectively "Commonwealth"), each of which is a direct wholly-owned subsidiary of Reliance Insurance. The total consideration for the stock of Commonwealth consists of the following combination of cash and securities: (i) $207,500,000, which is subject to reduction as provided in the Agreement; (ii) the greater of $31,587,500 (increased from $23,750,000 to reflect the addition of 434,211 shares in the offering) or the net offering proceeds (after payment of underwriting discounts and commissions and offering fees and expenses) from the sale of 1,750,000 (increased by 434,211) shares of the Lawyers Title Common Stock; (iii) 2,200,000 shares of Lawyers Title's 7% Series B Cumulative Convertible Preferred Stock, and (iv) 4,039,473 (decreased by 434,211) shares of Lawyers Title Common Stock (collectively, the "Consideration"). Our opinion remains that, as of August 20, 1997, the Consideration is fair from a financial point of view to the holders of Lawyers Title Common Stock.

                                     Very truly yours,


                                     /s/ Wheat, First Securities, Inc.


  Wheat First Butcher Singer is a trademark of Wheat, First Securities, Inc.,
                         Member New York Stock Exchange

[Proxy Card]


COMMON STOCK                                                        COMMON STOCK


                            LAWYERS TITLE CORPORATION

               Proxy Solicited on Behalf of the Board of Directors


The undersigned hereby appoints John M. Carter, G. William Evans and Russell W. Jordan, III, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of Lawyers Title Corporation (the "Company") to be held in the Crestar Bank Auditorium located at 919 East Main Street, 4th Floor, Richmond, Virginia, on February 27, 1998, at 9:00 a.m., eastern time, or any adjournments or postponements thereof, and to vote all of the shares of Common Stock that the undersigned held of record on January 20, 1998 upon the matters listed on the reverse side as more fully set forth in the Proxy Statement and upon any and all other matters that may properly be brought before such Special Meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.


--------------------------------------------------------------------------------
                   PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign your name exactly as it appears hereon. When shares of Common Stock are held of record by joint tenants, both should sign. When signing as an attorney, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

--------------------------------        ----------------------------------------

--------------------------------        ----------------------------------------

--------------------------------        ----------------------------------------

|X|      PLEASE MARK VOTES
         AS IN THIS EXAMPLE


______________________________________________  1.   To approve the Stock  Purchase  Agreement  by and among   For  Against  Abstain
                                                     the  Company,   Lawyers  Title  Insurance  Corporation,
           LAWYERS TITLE CORPORATION                 Reliance Insurance Company, a Pennsylvania  corporation  [   ]  [   ]    [   ]
______________________________________________       ("RIC"), and Reliance Group Holdings,  Inc., a Delaware
                                                     corporation,  dated as of August 20,  1997,  as amended
                COMMON STOCK                         and restated by an Amended and Restated  Stock Purchase
                                                     Agreement  by  and  among  such  parties,  dated  as of
Mark box at right if an address change or  [  ]      December  11,  1997 (the "Stock  Purchase  Agreement"),
comment has been noted on the reverse                pursuant to which the Company will acquire from RIC all
side of this card                                    of the issued  and  outstanding  shares of the  capital
                                                     stock of Commonwealth Land Title Insurance  Company,  a
                                                     Pennsylvania  corporation,  and  of  Transnation  Title
RECORD DATE SHARES:                                  Insurance Company, an Arizona corporation. In voting to
                                                     approve the Stock Purchase Agreement, shareholders will
                                                     be  deemed  to be voting to  approve  the  issuance  of
                                                     4,039,473  shares of Common Stock and 2,200,000  shares
                                                     of 7% Series B Cumulative  Convertible  Preferred Stock
                                                     to RIC,  and to approve an  increase in the size of the
                                                     Company's  Board of Directors from ten (10) to fourteen
                                                     (14)  directors  as  required  by  the  Stock  Purchase
                                                     Agreement.

                                                2.   To approve the amendment to the  Company's  Articles of   For  Against  Abstain
Please be sure to sign and     Date                  Incorporation  to  change  the name of the  Company  to
date this  Proxy.                                    "LandAmerica Financial Group, Inc."                      [   ]  [   ]    [   ]
Please  sign  exactly  as
name(s) appear(s) hereon.
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___Shareholder sign here_____Co-owner sign here____



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